      As Filed with the Securities and Exchange Commission on May 13, 1999
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             LIBERTY SELF-STOR, INC.
             (Exact name of Registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                        of incorporation or organization)

                                  94-6542723 *
                                (I.R.S. Employer
                             Identification Number)

                                      6798
                          (Primary Standard Industrial
                           Classification Code Number)

                         8500 STATION STREET, SUITE 100
                               MENTOR, OHIO 44060
                                 (440) 974-3770
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)


                               RICHARD M. OSBORNE
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         8500 STATION STREET, SUITE 100
                               MENTOR, OHIO 44060
                                 (440) 974-3770
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

                              MARC C. KRANTZ, ESQ.
                         KOHRMAN JACKSON & KRANTZ P.L.L.
                        1375 E. NINTH STREET, 20TH FLOOR
                              CLEVELAND, OHIO 44114
                                 (216) 736-7204

         * I.R.S. Employee Identification Number of Meridian Point Realty Trust '83, the predecessor to the Registrant prior to the Reorganization described herein.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed               Proposed
  Title of Each                                       Maximum                Maximum
    Class Of                                          Offering              Aggregate               Amount of
Securities To Be            Amount To Be             Price Per               Offering             Registration
 Registered (1)              Registered                Share                  Price                    Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,               3,031,618 (2)           $0.5625 (4)            $1,705,285              $  474.07
$0.001 par value
--------------------------------------------------------------------------------------------------------------
Common Stock,               6,776,269 (3)           $0.5625 (4)            $3,811,651              $1,059.64
$0.001 par value
--------------------------------------------------------------------------------------------------------------
Total                       9,807,887                                      $5,516,936              $1,533.71
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the securities of Liberty Self-Stor, Inc. (the "Registrant") (a) issuable to holders of shares of beneficial interest, $1.00 stated value, of Meridian Point Realty Trust '83, a California business trust (the "Company"), in the proposed Reorganization described herein whereby the Company will be reorganized from a California business trust to a corporation incorporated in Maryland, and (b) issuable upon the conversion of Class A limited partnership interests of LSS I Limited Partnership, a Delaware limited partnership of which the Registrant is the sole general partner and a Class B limited partner ("LSS I").

(2) Represents the number of shares of beneficial interest of the Company outstanding as of the close of business on May 11, 1999. Such shares will be exchanged in the Reorganization for shares of common stock of the Registrant on a one-for-one basis.

(3) Represents the number of shares of common stock of the Registrant issuable upon the conversion of Class A limited partnership interests of LSS I.

(4) Pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, the registration fee was computed on the basis of the average of the bid and ask prices for the shares of beneficial interest of the Company reported on the Over-the-Counter Bulletin Board Market of the Nasdaq Stock Market on May 11, 1999 ($0.5625).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         MERIDIAN POINT REALTY TRUST `83


                         8500 STATION STREET, SUITE 100
                               MENTOR, OHIO 44060

                                  May __, 1999

Dear Shareholder:

         You are cordially invited to the annual meeting (the "Annual Meeting") of shareholders of Meridian Point Realty Trust `83 (the "Company") to be held on June __, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.

         As you may recall, in September 1998, we solicited your votes on behalf of the Meridian `83 Shareholders' Committee for Growth. At that time, we informed you that, if elected, we would seek your vote to amend the Company's Amended and Restated Declaration of Trust to eliminate the Company's current self-liquidating, finite-life policy. In addition, we informed you that, if elected, we would most likely seek to merge the Company with another real estate entity or with a real estate company that owns self-storage facilities. Since our election at the September 1998 meeting, we have been evaluating a transaction that involves an Ohio limited liability company that owns self-storage facilities. This company is controlled by me. We are asking for your vote at the Annual Meeting, among other things, to approve the reorganization of the Company into a Maryland corporation, to be known as Liberty Self-Stor, Inc. ("Liberty"), in order to eliminate the self-liquidating policy (the "Reorganization) and to approve the "Formation Transactions" which will result in the formation of a limited partnership by Liberty to own and operate self-storage facilities.

       Upon completion of the Reorganization and the Formation Transactions:

       - The Company's successor will be incorporated in the State of Maryland as a corporation with the name Liberty Self-Stor, Inc. ("Liberty").

       - Liberty will have perpetual existence, allowing for the acquisition of new properties and the reinvestment of proceeds from the future sale or refinancing of any properties.

       - Liberty intends to continue to operate and be taxed as a real estate investment trust.

       - Holders of the Company's outstanding shares of beneficial interest will have each share of beneficial interest converted into one share of common stock of Liberty.

       - Liberty will be a fully-integrated, internally-advised real estate entity.


         By presenting the Reorganization and the Formation Transactions to you for approval, we are fulfilling the promises we made to you when we took control of the Company to increase the opportunities for success for the Company. Consequently, we believe the proposed transactions are very important to your Company and to you as a shareholder. Therefore, whether or not you plan to attend the Annual Meeting, we urge you to give your immediate attention to the proposals. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. We appreciate your support.


                                Very truly yours,

                                /s/ Richard M. Osborne

                                Richard M. Osborne
                                Chairman of the Board and Chief
                                Executive Officer

                         MERIDIAN POINT REALTY TRUST `83

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June __, 1999

To the Shareholders of Meridian Point Realty Trust `83:

         Notice is hereby given that the 1999 annual meeting of shareholders of Meridian Point Realty Trust `83, a California business trust (the "Company"), will be held at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114 on June __, 1999 at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

         (1) To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Declaration of Trust (the "Declaration Amendment"), which is necessary to reorganize the Company from a California common law business trust into a Maryland corporation (the "Reorganization"), as set forth and included in the accompanying Proxy Statement/Prospectus.

         (2) To consider and vote upon a proposal to approve the Reorganization. The Reorganization is governed by the Agreement and Plan of Merger, dated as of June __, 1999, among the Company, Liberty Self-Stor, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company ("Liberty"), and Liberty Self-Stor Limited Partnership, a Maryland limited partnership and an indirect wholly-owned subsidiary of the Company (the "Partnership"), whereby (i) the Company will merge with and into the Partnership and (ii) the Partnership will merge with and into Liberty as set forth and included in the accompanying Proxy Statement/Prospectus.

         (3) To consider and vote upon a proposal to approve the "Formation Transactions" as set forth and included in the accompanying Proxy Statement/Prospectus. The Formation Transactions will result in the formation of a limited partnership by Liberty and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company, which is 98.4% owned by Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and his affiliate (the "Ohio LLC"). The newly-formed limited partnership will be LSS I Limited Partnership, a Delaware limited partnership ("LSS I"). Each member of the Ohio LLC will exchange his or her membership interests in the Ohio LLC for limited partnership interests in LSS I. Liberty will contribute cash and securities to LSS I in exchange for the general partnership interest and limited partnership interests in LSS I. As a result of the contribution, LSS I will hold cash and securities and own all of the interests in the Ohio LLC, which owns
15 self-storage facilities (the "Properties"). For purposes of determining the ownership of LSS I, the value of the contribution of the membership interests of the Ohio LLC will be the net asset value of the Properties and other Ohio
LLC assets contributed.

         (4) To consider and vote upon a proposal to elect five trustees of the Company (who will, if the Reorganization is approved, serve as directors of Liberty) to serve until the next annual meeting of shareholders or until such trustees' successors are elected and shall have been duly qualified.

         (5) To consider and vote upon a proposal to approve Liberty's 1999 Stock Option Plan, as set forth and included in the accompanying Proxy Statement/Prospectus.

         (6) To consider and vote upon a proposal to approve Liberty's lease for its executive offices.

         (7) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company (and Liberty as successor thereto if the Reorganization is approved) for the fiscal year ending December 31, 1999.

         (8) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Trustees of the Company has fixed the close of business on May __, 1999 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         Dissenting shareholders will not have appraisal rights in connection with the Reorganization and the Formation Transactions.

                             YOUR VOTE IS IMPORTANT!

         Adoption of the Declaration Amendment and the Reorganization Proposal requires the affirmative vote of 50% of the outstanding shares of the Company. Adoption of the Formation Transactions Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The approval of the other Proposals, with the exception of the election of trustees which requires a plurality vote, requires the affirmative vote of a majority of votes cast by shareholders at the Annual Meeting. However, shares owned by Mr. Osborne and his affiliates will not be entitled to vote on the Formation Transactions Proposal and the Lease Proposal. Because of the high voting requirements, your vote is extremely important! Accordingly, no matter how many or how few shares you own, we ask that you sign, date and mail your enclosed proxy card as soon as possible. Remember, failure to vote is the equivalent of a vote against each of the proposals. Your cooperation is appreciated and will assist in minimizing the Company's solicitation costs.

         On behalf of the Trustees, thank you for your cooperation and support.

                                            By Order of the Board of Trustees

                                            /s/ Marc C. Krantz

                                            Marc C. Krantz
                                            Secretary

Date:    May __, 1999



THIS IS AN IMPORTANT MEETING AND YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           PROXY STATEMENT/PROSPECTUS


                            ------------------------

                         MERIDIAN POINT REALTY TRUST `83

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE __, 1999


                              --------------------

                         MERIDIAN POINT REALTY TRUST `83

                           PROXY STATEMENT/PROSPECTUS
                              --------------------

         This Proxy Statement/Prospectus is being furnished to the shareholders of Meridian Point Realty Trust `83, a California business trust ("Meridian" or the "Company"), in connection with the solicitation of proxies by the board of trustees of the Company (the "Board of Trustees") for use at the Company's 1999 annual meeting of shareholders (the "Annual Meeting"), to be held on June __, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.

         YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 10 BEFORE YOU VOTE.

         The Company Shares are traded on the Over-the-Counter Bulletin Board Market ("OTCBB") of The Nasdaq Stock Market ("Nasdaq") under the symbol "MPTBS." Liberty Stock will be traded on the OTCBB under the symbol "LSSI." On May __, 1999, the closing price for the Company Shares as reported by the OTCBB was $0.__. The principal executive offices of the Company and Liberty are both located at 8500 Station Street, Suite 100, Mentor, Ohio 44060, telephone number
(440) 974-3770.

         THE REORGANIZATION AND THE STOCK OF LIBERTY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF EACH OF THE PROPOSALS THAT WILL BE CONSIDERED AT THE ANNUAL MEETING.

         All shares represented by properly executed proxies will be voted in accordance with the instructions on the enclosed proxy card. If no instructions are indicated, such proxies will be voted in favor of the Proposals described herein. The enclosed proxy card is solicited on behalf of the Company's Board of Trustees. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke your proxy, by giving the Company a new proxy or by attending the meeting and voting in person.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: CHIEF FINANCIAL OFFICER, MERIDIAN POINT REALTY TRUST `83, 8500 STATION STREET, SUITE 100, MENTOR, OHIO 44060 (TELEPHONE:
440-974-3770).

         The date of this Proxy Statement/Prospectus is May __, 1999. This Proxy Statement/Prospectus is first being mailed to shareholders of the Company on or about May __, 1999.

                                  INTRODUCTION

         At the Annual Meeting, you will be asked to consider and vote upon a proposal to approve an amendment, necessary to implement the Reorganization, to the Company's Amended and Restated Declaration of Trust, dated as of May 12, 1992 and as amended July 23, 1993 and February 14, 1995 (the "Declaration Amendment") ("Proposal 1").

         You will also consider and vote upon a proposal to reorganize the Company from a California common law business trust into a Maryland corporation (the "Reorganization"). The Reorganization is governed by the Agreement and Plan of Merger, dated June __, 1999 (the "Merger Agreement"), among the Company, Liberty Self-Stor, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company ("Liberty") and Liberty Self-Stor Limited Partnership, a Maryland limited partnership and indirect wholly-owned subsidiary of the Company (the "Partnership"), whereby (i) the Company will merge with and into the Partnership and (ii) the Partnership will merge with and into Liberty (the "Mergers"). At the effective time of the Mergers, each outstanding share of beneficial interest, $1.00 stated value (the "Company Shares"), of the Company will be converted into one share of common stock, $0.001 par value (the "Liberty Stock"), of Liberty. Cash will be paid in lieu of fractional shares ("Proposal 2").

         The Reorganization of the Company from a California common law business trust into a Maryland corporation will be accomplished by the Mergers, pursuant to which Liberty shall be the surviving entity and the separate legal existence of the Company shall terminate. This Proxy Statement/Prospectus also serves as the Prospectus of Liberty filed under the Securities Act of 1933, as amended (the "Securities Act"), for use in connection with the offer and issuance of shares of Liberty Stock into which Company Shares will be converted upon consummation of the Mergers.

         At the Annual Meeting, you will also be asked to approve the "Formation Transactions." The Formation Transactions will result in the formation of a limited partnership by Liberty and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company, which is 98.4% owned by Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and his affiliate (the "Ohio LLC"). The newly-formed limited partnership will be LSS I Limited Partnership, a Delaware limited partnership ("LSS I"). Each member of the Ohio LLC will exchange his, her or its membership interests in the Ohio LLC for limited partnership interests in LSS I. Liberty will contribute cash and securities to LSS I in exchange for its general partnership interest and limited partnership interests. As a result of the contribution, LSS I will own cash and all of the interests in the Ohio LLC, which owns 15 self-storage facilities (the "Properties"). The value of the contribution of the membership interests of the Ohio LLC will be the net asset value of the Properties contributed for purposes of determining the ownership of LSS I ("Proposal 3").

         At the Annual Meeting, you will also be asked to consider and vote upon proposals to (1) elect Steven A. Calabrese, Mark D. Grossi, Marc C. Krantz, Richard M. Osborne and Thomas J. Smith (the "Nominees") as trustees of the Company (who will, if the Reorganization is approved, serve as directors of Liberty) ("Proposal 4"), (2) approve Liberty's (if the Reorganization is approved) 1999 Stock Option Plan ("Proposal 5"), (3) approve Liberty's lease for its executive offices ("Proposal 6"), and (4) ratify the appointment of Arthur Andersen LLP as independent auditors of the Company (and Liberty, if the Reorganization is approved) for the fiscal year ending December 31, 1999 ("Proposal 7") and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Proposals 1 through 7 are referred collectively herein as the "Proposals."

         The form of the Declaration Amendment is included as Annex A hereto, a conformed copy of the Merger Agreement (including the forms of the charter and by-laws of Liberty as exhibits thereto) is included as Annex B hereto, the form of the Formation Agreement is included as Annex C hereto, the form of the Partnership Agreement is included as Annex D hereto, the Fairness Opinion is included as Annex E hereto, the form of the Stock Option Plan is included as Annex F hereto, and the form of the Lease is included as Annex G hereto.

         Under California and Maryland law, you are not entitled to any dissenters' appraisal rights in connection with the Reorganization and the Formation Transactions.

         THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE DECLARATION AMENDMENT, THE REORGANIZATION AND THE FORMATION TRANSACTIONS, AND BELIEVES THAT THE REORGANIZATION AND FORMATION TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS.

         The affirmative vote of the holders of a majority of the outstanding Company Shares is required to approve the Declaration Amendment and the Reorganization. The election of the Nominees requires a plurality of the votes cast at the Annual Meeting. The approval of the Formation Transactions (excluding shares held by Richard M. Osborne and his affiliates), the approval of New Company's 1999 Stock Option Plan, the approval of the lease for the executive offices (excluding shares held by Richard M. Osborne and his affiliates), and the ratification of the appointment of independent auditors requires a majority of votes cast by shareholders at the Annual Meeting. The consummation of the Reorganization is contingent upon the approval of the Declaration Amendment and the approval of the Formation Transactions. Likewise, the consummation of the Formation Transactions is contingent upon approval of the Declaration Amendment and the Reorganization.

                                                 TABLE OF CONTENTS



Summary........................................................................................1
     Meridian..................................................................................1
     Liberty...................................................................................1
     The Annual Meeting........................................................................2
     The Proposals.............................................................................2
     Recommendation of the Board of Trustees...................................................8
     No Appraisal Rights.......................................................................8
     Forwarding Looking Statements.............................................................9
Risk Factors..................................................................................10
     Stockholders May Never Realize as Much as in Liquidation.................................10
     Liberty Will Be More Highly-Leveraged Than the Company...................................10
     Acquisition and Development Activities Risks.............................................10
     Self-Storage Industry Risks..............................................................11
     Real Estate Investment Risks.............................................................11
     Real Estate Financing Risks..............................................................13
     Income Tax Risks.........................................................................13
     Limitations on Ability to Change Control.................................................14
     Stockholders' Rights Will Change.........................................................15
     No Assurance of Tax-Free Reorganization..................................................16
     Control by Significant Shareholders......................................................16
     Conflicts of Interest....................................................................17
     No Appraisal Rights......................................................................17
     Possible Future Dilution.................................................................17
     Effect of Market Interest Rates on Price of Shares.......................................17
     Absence of market for Company Shares and Liberty Stock...................................17
     Year 2000 Compliance.....................................................................17
     Shares Available for Future Sale.........................................................18
Pro Forma Capitalization......................................................................19
Business......................................................................................21
The Annual Meeting............................................................................21
     Introduction.............................................................................21
     Matters to be Considered at Annual Meeting...............................................21
     Voting Rights and Vote Required..........................................................21
     Voting of Proxies; Solicitation..........................................................22
     No Appraisal Rights......................................................................23
Proposal 1 -- Approval of Declaration Amendment...............................................24
Proposal 2 -- Approval of the Reorganization..................................................24
     Principal Reasons for the Reorganization.................................................25
     Term of Existence........................................................................26
     Terms of the Reorganization..............................................................28
     Certain Changes in the Rights of Shareholders Resulting from the Reorganization..........29
     Description of Authorized Stock of Liberty...............................................38
     Federal Income Tax Matters...............................................................38
Proposal 3 -- Approval of the Formation Transactions..........................................39
         Overview of the Formation Transactions...............................................39
         Background of the Formation Transactions.............................................41
         The Formation Agreement..............................................................44
         Formation of LSS I Limited Partnership...............................................45
         The Properties.......................................................................49
     Plans for Liberty........................................................................51
         Business Objectives..................................................................51
         Anticipated Dividend Policy..........................................................53
     Composition of the Board of Directors and Management.....................................53
     Selected Historical and Pro Forma Financial..............................................53
     Management's Discussion and Analysis of Financial Condition and Results of
            Operations for the Company........................................................57
         Year 2000 Compliance.................................................................58
         Liquidity and Capital Resources......................................................58
         Material Changes in Results of Operations............................................59
         Election for REIT Status.............................................................60
     Management's Discussion and Analysis or Plan of Operation of the Ohio LLC................61
         Introduction and Discussion of Known Trends, Events and Uncertainties................61
         Year 2000 Compliance.................................................................61
         Liquidity and Capital Resources......................................................61
         Material Changes in Results of Operations............................................62
         Forward Looking Statements...........................................................64
     Interests of Certain Persons in the Formation Transactions...............................64
     Purpose of the Solicitation..............................................................64
     Fairness of the Formation Transactions...................................................64
         Conclusions of the Board of Trustees.................................................64
         Determination of Allocation of Interests in LSS I....................................65
         Fairness of the Formation Transactions to the Stockholders...........................66
     Portfolio Appraisal & Fairness Opinion...................................................68
         Real Estate Portfolio Appraisal......................................................68
         Fairness Opinion.....................................................................71
         Summary of Analysis..................................................................73
     Accounting Treatment of the Formation Transactions.......................................75
     Federal Income Tax Consequences..........................................................75
         General..............................................................................76
         Taxation of Liberty as a REIT........................................................77
         Requirements for Qualification as a REIT.............................................77
     Tax Aspects of Liberty's Investment in LSS I.............................................80
         Entity Classification................................................................80
         Tax Allocation with respect to the Properties........................................81
         Basis in Partnership Interest........................................................81
Proposal 4 -- Election of Trustees............................................................82
     Nominees for Election as Trustees........................................................83
     Board of Trustees; Committees............................................................84
     Compensation of Trustees.................................................................84
     Officers.................................................................................85
     Executive Compensation...................................................................85
     Employment Agreements....................................................................85
     Compliance with Section 16(a)............................................................85
     Security Ownership of Certain Beneficial Owners and Management...........................86
     Certain Relationships and Related Transactions...........................................86
Proposal 5 -- Approval of the 1999 Stock Option Plan..........................................87
     Purpose..................................................................................87
     Administration...........................................................................88
     Available Shares.........................................................................88
     Restrictions.............................................................................88
     Amendment/Termination....................................................................89
     Description of Awards....................................................................89
     Summary of Federal Income Tax Consequences...............................................90
Proposal 6 -- Approval of Lease for Executive Offices.........................................92
     Terms of Lease...........................................................................92
Proposal 7 -- Ratification of Independent Auditors............................................92
Experts.......................................................................................93
Legal Matters.................................................................................93
Reports to Shareholders.......................................................................94
Other Matters.................................................................................94
Shareholder Proposals.........................................................................94

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected at and, upon payment of the SEC's customary charges, copies obtained from, the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the SEC's regional offices in New York, New York (Seven World Trade Center, Suite 1300, New York, New York 10048), and in Chicago, Illinois (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The SEC maintains a web site (http://www.sec.gov) that also contains reports, proxy statements and other information concerning the Company. In addition, the Company Shares are traded on the OTCBB under the symbol "MPTBS" and similar information concerning the Company can be inspected and copied at the offices of The Nasdaq Stock Market, 1735 K Street NW, Washington, D.C. 20006-1500.

         Liberty has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to Liberty Stock to be issued in the Reorganization and with respect to Liberty Stock to be issued upon conversion of the Class A limited partnership interests in LSS I in connection with the Formation Transactions. This Proxy Statement/Prospectus constitutes the Prospectus of Liberty filed as part of the Registration Statement. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement. Reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the SEC noted above, and copies of which can be obtained from the SEC at prescribed rates as indicated above.

         YOU CAN ONLY RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION TO WHICH WE HAVE REFERRED. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

-------------------------------------------------------------------------------

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. This summary is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this Proxy Statement/Prospectus. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

MERIDIAN

         The Company was organized as a common law business trust under the laws of the State of California pursuant to a Declaration of Trust, dated June 24, 1982, and commenced operation on April 12, 1983. The Company was originally known as "Sierra Real Estate Equity Trust `83." On October 11, 1991, the Company changed its name to "Meridian Point Realty Trust `83." The Amended and Restated Declaration of Trust of the Company was filed on May 12, 1992 and amended on July 23, 1993 and February 14, 1995 (the "Current Declaration of Trust"). The Company was formed to invest in income-producing commercial and industrial real estate located primarily in selected areas of projected growth in the United States.

         The Company was formed to operate as a self-liquidating, finite-life real estate investment trust ("REIT"). As such, it was formed to hold its investment in properties for approximately seven to ten years and then, provided markets were favorable and properties were ready for sale, liquidate its portfolio properties. Since the Company's sale of its last remaining property in August 1997, the former Board of Trustees and now the current Board of Trustees have been investigating a variety of alternatives to maximize the value of the Company Shares. Accordingly, the Board of Trustees has approved and is seeking shareholder approval of a number of proposals, including the reorganization of the Company in Maryland resulting in the elimination of the self-liquidating policy.

LIBERTY

         Liberty was organized on May 12, 1999 as a Maryland corporation and as a wholly-owned subsidiary of the Company. Liberty was organized by the Company to acquire, succeed to, and continue the business of the Company upon the consummation of the Mergers. Liberty has had no activities to date other than those incident to the Reorganization. Liberty has perpetual existence and intends to operate and be taxed as a REIT. Liberty will invest in self-storage facilities, including the 15 self-storage facilities in connection with the Formation Transactions. The people who are currently managing the self-storage facilities will after the Mergers continue to operate the facilities as employees of Liberty.

         The principal executive offices of both the Company and Liberty are located at 8500 Station Street, Suite 100, Mentor, Ohio 44060.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

THE ANNUAL MEETING

         Meeting Date and Record Date; Proxies. The Annual Meeting will be held on June __, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114. The Board of Trustees fixed the close of business on May __, 1999 as the record date for the Annual Meeting (the "Record Date").

         Matters to be Considered. The purposes of the Annual Meeting are to consider and vote upon the Declaration Amendment, the Reorganization, the Formation Transactions, the election of the Nominees as trustees, the adoption of the 1999 Stock Option Plan, the approval of the lease for the executive offices and the ratification of the appointment of the Company's independent auditors and such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE PROPOSALS

- PROPOSAL 1 -- APPROVAL OF THE DECLARATION AMENDMENT. At the Annual Meeting, you will be asked to approve the Declaration Amendment in the form attached hereto as Annex A. The Declaration Amendment would amend the Company's Current Declaration of Trust to (1) expressly permit the Company to merge or consolidate with and into a domestic or foreign limited partnership and (2) set forth procedures pursuant to which such merger or consolidation would take place. The Declaration Amendment is described more specifically herein under "PROPOSAL 1 -- APPROVAL OF DECLARATION AMENDMENT."

- PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION. At the Annual Meeting, you will be asked to approve the Reorganization, whereby the Company will be reorganized into a Maryland corporation.

         Principal Reasons for the Reorganization. The purpose of the Reorganization is to reorganize the Company from a California common law business trust to a Maryland corporation. The Board of Trustees believes that the elimination of the Company's self-liquidating policy is in your best interest because it will give management the opportunity to seek new investments which may result in greater returns to shareholders and reinvest proceeds from the sale of future properties. If the Reorganization is not approved, the Company would maintain its self-liquidation policy and would be unable to enter into new investments, and the Company will be forced to liquidate.

         The Board of Trustees also believes that the well-developed Maryland General Corporation Law ("MGCL"), together with Liberty's Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws"), will modernize the Company's governance procedures and provide the Company with a greater degree of certainty and flexibility in planning and implementing corporate action than is currently available to the Company as a California common law business trust.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         In addition, Liberty will be subject to certain provisions of the MGCL, which are designed to encourage a person seeking control of a Maryland corporation to negotiate with its board of directors.

         Liberty's stock will be exchanged on the basis of each Company Share for one share of Liberty Stock.

         Given the more certain and flexible legal environment under which the Company's successor will operate as a Maryland corporation, the Board of Trustees has determined the Reorganization is in the best interests of the Company and its shareholders.

         Term of Existence. The Reorganization would result in the elimination of the Company's self-liquidating, finite-life policy, which requires the Company to distribute to its shareholders the proceeds from the sale or refinancing of its properties. Liberty would have perpetual-life and would be able to acquire new properties and reinvest proceeds from the sale of future properties. See "PROPOSAL 2 -- APPROVAL OF REORGANIZATION -- Term of Existence" for a more detailed discussion of the effects of the change from finite-life to perpetual-life.

         Terms of the Reorganization. The Reorganization will be effected through the Mergers. Upon the consummation of the Mergers, Liberty will be the surviving entity, the separate existence of the Company will terminate and each outstanding Company Share will be converted into one share of Liberty Stock. Cash will be paid in lieu of fractional shares. At the effective time of the Mergers, all properties, assets, liabilities and obligations of the Company will become properties, assets, liabilities and obligations of Liberty. Liberty and its stockholders will be governed by the MGCL and by Liberty's Articles and Bylaws, which will include a number of provisions which are not currently in the Company's Current Declaration of Trust. These provisions of the Articles and Bylaws of Liberty, together with certain provisions of the MGCL, may delay, defer or prevent a change in control of Liberty or other transaction that might be in the best interests of the stockholders. See "PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION -- Certain Changes in the Rights of Shareholders Resulting from the Reorganization."

         The Reorganization has been unanimously approved by the Board of Trustees, who believe the Reorganization to be in the best interest of the Company and its shareholders. The Mergers will become effective upon the acceptance for recording of each respective Articles of Merger by the appropriate state agencies. The Company anticipates that the Mergers will become effective as promptly as practicable following shareholder approval of the Reorganization at the Annual Meeting.

         At the effective time of the Mergers, each of the persons who is then a trustee or executive officer of the Company will become a director or executive officer, respectively, of Liberty. At the effective time of the Mergers, the Company anticipates that the shares of Liberty Stock will be listed on the OTCBB under the symbol "LSSI" in accordance with the applicable rules of The Nasdaq Stock Market.

                                      -3-
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


         The Reorganization is subject to certain conditions, including approval by the shareholders of the Company.

         Certain Changes in the Rights of Shareholders Resulting from the Reorganization. Your rights as a shareholder of the Company are currently governed by the Company's Current Declaration of Trust and current Amended and Restated Trustees' Regulations (the "Current Regulations"), California common law, the California General Corporation Law (the "CGCL") and the rules of Nasdaq. If the Reorganization is approved by the shareholders of the Company and the Mergers are consummated, Liberty will be the surviving entity, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of Liberty Stock and your rights as stockholders of Liberty will be governed by Liberty's Articles and Bylaws, Maryland law, including the MGCL, and the rules of Nasdaq.

         While a number of the Company's current governance provisions will be included in Liberty's Articles and Bylaws and, therefore, will not be affected by the Reorganization and the consummation of the Mergers, differences between the Current Declaration of Trust and the Current Regulations and Liberty's Articles and Bylaws will result in material differences between your rights as a shareholder of the Company and your rights as a stockholder of Liberty. Therefore, you should carefully consider the changes in your rights that will result from the approval of the Reorganization and the consummation of the Mergers. See "PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION -- Certain Changes in the Rights of Shareholders Resulting from the Reorganization."

         The following table compares certain of your existing rights as a shareholder of the Company with those as a stockholder of Liberty, if the Reorganization is approved and the Mergers are consummated.

--------------------------- --------------------------------------- ---------------------------------------
                                           COMPANY                                 LIBERTY
--------------------------- --------------------------------------- ---------------------------------------
TERM OF EXISTENCE           The Company was formed as a             Liberty is a perpetual-life
                            self-liquidating, finite-life           corporation operating as a real
                            business trust operating as a real      estate investment trust and may
                            estate investment trust whereby the     acquire new properties and reinvest
                            proceeds of the sale or refinancing     the proceeds of the future sale or
                            of any property have to be              refinancing of any property.
                            distributed to shareholders.
--------------------------- --------------------------------------- ---------------------------------------
ELECTION OF                 Trustees are elected by the vote of a   Directors are elected by a vote of a
TRUSTEES/DIRECTORS          plurality of the voting shares          plurality of the shares eligible to
                            present in person or represented by     vote present in person or represented
                            proxy.                                  by proxy.
--------------------------- --------------------------------------- ---------------------------------------
REMOVAL OF                  A trustee may be removed from office    Under the MGCL, unless the charter
TRUSTEES/DIRECTORS          at any time either (1) with or          provides otherwise, directors may be
                            without cause by the vote or written    removed from office, with or without
                            consent of either (a) a majority of     cause, by the affirmative vote of the
                            the trustees then in office and a       holders of at least a majority of
                            majority of the outstanding voting      votes entitled to be cast in the
                            shares or (b) 66 2/3% of the            election of directors.  Liberty's
                            outstanding voting shares, or (2)       Articles provide that directors may
                            with cause by the vote or written       be removed from office, but only for
                            consent of a majority of the trustees   "cause" by the affirmative votes of
                            then in office.                         the holders of at least two-thirds of
                                                                    the outstanding shares entitled to
                                                                    vote.

-------------------------------------------------------------------------------

--------------------------- --------------------------------------- ---------------------------------------
                                           COMPANY                                 LIBERTY
--------------------------- --------------------------------------- ---------------------------------------
Ownership Limit             The Current Declaration of Trust        The Articles provide that no person
                            provides that no person may own in      (except Mr. Osborne and his
                            excess of 9.8% of the outstanding       affiliates) may own more than 9.8% of
                            Company Shares.  Any acquisition        the outstanding Liberty Stock.  Any
                            above 9.8% shall be null and void and   acquisition above 9.8% shall be void
                            any excess shares shall be deemed to    ab initio and any excess shall be
                            have been acquired and held on behalf   automatically transferred to the
                            of the Company.                         Share Trust.
--------------------------- --------------------------------------- ---------------------------------------
Operating Expense           The Current Declaration of Trust        Liberty's Articles place no limit on
Limitation                  provides that operating expenses (as    Liberty's operating expenses.
                            defined) of the Company cannot exceed
                            the greater of (1) 2% of the book
                            value of invested assets or (2) 25%
                            of the net income of the Company
                            without adjustment for depreciation,
                            amortization or extraordinary items;
                            provided that in no event can the
                            operating expenses exceed 2% of the
                            total assets of the Company under
                            management, less cash, cash items and
                            unsecured indebtedness.
--------------------------- --------------------------------------- ---------------------------------------
Distributions               Subject to any preferences which may    Dividends and other distributions on
                            be granted to holders of preferred      the stock of Liberty may be
                            shares, the  Board of Trustees may      authorized and declared by the Board
                            cause dividends to be declared and      of Directors out of assets legally
                            paid on outstanding Company Shares      available therefor.  Dividends and
                            out of funds legally available          other distributions may be paid in
                            therefor, at such times, in such        cash, property or stock of Liberty.
                            amounts and from such sources,
                            whether income, surplus, capital or
                            any combination thereof, as they in
                            their discretion may determine.
--------------------------- --------------------------------------- ---------------------------------------
Voting by Written Consent   Shareholders' action may be taken       Under the MGCL, any action that may
                            without a meeting by written consent    be taken at a shareholders' meeting
                            if such consent is signed by the        may be taken by written consent if
                            holders of outstanding voting shares    such consent is (1) a unanimous
                            having a majority of all voting         written consent setting forth the
                            shares entitled to vote thereon.        action is signed by each stockholder
                                                                    entitled to vote on the matter; (2) a
                                                                    written waiver of any right to
                                                                    dissent is signed by each stockholder
                                                                    entitled to notice of the meeting but
                                                                    not entitled to vote at it; and (3)
                                                                    consent and waiver are filed with the
                                                                    records of stockholders meetings.
                                                                    Thus, stockholders of Liberty will be
                                                                    effectively prevented from taking
                                                                    action by written consent.
--------------------------- --------------------------------------- ---------------------------------------
Amendment of Charter        Any amendment to the Current            Any amendment to the Articles (with
Documents                   Declaration of Trust must be in         certain minor exceptions) requires
                            writing and, subject to the changes     approval of the board of directors
                            required by law, requires the           and stockholder approval by a
                            affirmative vote or written consent     majority of the aggregate votes
                            of either (1)  a majority of the        entitled to be cast.  The Board of
                            trustees and a majority of the          Directors has the exclusive power to
                            outstanding voting shares or            adopt, alter or repeal any provision
                            (2) 66 2/3% of the outstanding          of the Bylaws.
                            voting shares.
--------------------------- --------------------------------------- ---------------------------------------
Voting on Other Matters     The approval of all other matters       Subject to the special voting rights
                            brought before the shareholders         of any preferred stock, a majority of
                            requires the affirmative vote of a      the votes cast in person or
                            majority of voting shares present in    represented by proxy needed to
                            person or represented by proxy,         approve all other matters brought
                            unless otherwise  required by law or    before the stockholders unless
                            the Current Declaration of Trust.       otherwise required by the MGCL or the
                                                                    Articles.
--------------------------- --------------------------------------- ---------------------------------------
Preferred Stock             The Company does not have preferred     Liberty will have preferred stock,
                            stock                                   the terms of which may be designated
                                                                    by the Board of Directors.
--------------------------- --------------------------------------- ---------------------------------------

--------------------------- --------------------------------------- ---------------------------------------
                                           COMPANY                                 LIBERTY
--------------------------- --------------------------------------- ---------------------------------------
Shareholders' Right to      The Board of Trustees shall cause a     A special meeting of stockholders may
Call Special Meeting        special meeting to be called upon       be called by the president, the chief
                            request of the holder or holders of     executive officer or by the Board of
                            10% of the outstanding voting shares    Directors and must be called by the
                            entitled to vote on any matter to be    Secretary upon the written request of
                            voted on at such special meeting.       the stockholder entitled to cast not
                                                                    less than 25% of all the votes
                                                                    entitled to be cast at the meeting.
--------------------------- --------------------------------------- ---------------------------------------
Cumulative Voting           The Current Declaration of Trust does   The Articles do not provide for
                            not provide for cumulative voting.      cumulative voting.
--------------------------- --------------------------------------- ---------------------------------------
Exculpation of Trustees,    The Current Bylaws provide that no      Under the MGCL and the Articles,
Officers and Others,        trustee, officer, employee or agent     directors and officers are not liable
Fidelity Bond               of the Company is liable to the         to Liberty or its stockholders for
                            Company or any other person for any     money damages (with limited
                            act or omission except for his own      exceptions).
                            willful misfeasance, bad faith, gross
                            negligence or reckless disregard of
                            duty or his failure to act in good
                            faith in the reasonable belief that
                            his actions are in the Company's best
                            interests.  The Current Bylaws
                            further provide that the above named
                            individuals when acting in connection
                            with the Company are deemed to be
                            acting for the Company and not as
                            individuals, that they are not liable
                            for actions taken or omitted for or
                            on behalf of the Company, and that
                            resort must be to the assets of the
                            Company for payment or performance.
--------------------------- --------------------------------------- ---------------------------------------


         Material Federal Income Tax Consequences. Kohrman Jackson & Krantz P.L.L. has delivered its opinion to the Company that, on the basis of facts, representations and assumptions set forth in such opinion, the Reorganization will be treated for United States federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly,
(1) no gain or loss will be recognized by the Company as a result of the Reorganization, and (2) no gain or loss will be recognized by any shareholder of the Company who receives Liberty Stock in exchange for Company Shares. However, an opinion of counsel is not binding on the Internal Revenue Service or the courts. The federal income tax consequences of the Reorganization to the Company and its shareholders will be materially different from those described herein if a determination were made that the Reorganization did not constitute a reorganization under the Code. See "PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION -- Federal Income Tax Matters."

         Tax Status of Liberty. Liberty intends to continue to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, Liberty generally will not be subject to federal income tax, with certain exceptions, if its REIT taxable income (which does not include capital gain) is distributed annually to its stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and again at the stockholder level) that generally results from an investment in a corporation.

         REITs are subject to a number of organizational and operational requirements. If Liberty fails to qualify as a REIT in any taxable year, or if the Company failed to qualify as a REIT in prior years, Liberty will be subject to federal income tax on its taxable income at regular corporate rates. Even if Liberty qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

         Regulatory Requirements. The Board of Trustees is not aware of any license, regulatory permit or any approval by any domestic or foreign governmental or administrative agency that would be required to effect the Reorganization.

         The Reorganization, the Merger Agreement, Liberty Articles and Bylaws are described more specifically herein under "PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION." A conformed copy of the Merger Agreement (including Liberty's Articles and Bylaws) is attached hereto as Annex B.

- PROPOSAL 3 -- APPROVAL OF THE FORMATION TRANSACTIONS. At the Annual Meeting, you will be asked to approve the Formation Transactions. The Formation Transactions will result in the formation of a limited partnership by Liberty and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company which is 98.4% owned by Richard M. Osborne, Chairman of the Board and Chief Executive of the Company, and his affiliates (the "Ohio LLC"). The newly-formed limited partnership will be LSS I Limited Partnership, a Delaware limited partnership ("LSS I"). The Ohio LLC owns 15 self-storage facilities (the "Properties"). Each member of the Ohio LLC will contribute his or her membership interests in the Ohio LLC to LSS I in exchange for limited partnership interests in LSS I which, subject to the restrictions described in this Proxy Statement/Prospectus, are redeemable for cash or, at the election of Liberty, convertible into Liberty Stock, on a one-for-one basis. For purposes of determining the ownership of LSS I, the value of the contribution of the membership interests of the Ohio LLC will be the net asset value of the Properties and other Ohio LLC assets contributed. After the contribution of all of the membership interests in the Ohio LLC, LSS I will be the sole member of the Ohio LLC and the indirect owner of the Properties. Liberty will contribute cash and securities to LSS I in exchange for the general partnership interest and limited partnership interests. Such cash and securities contribution will be funded from the Company's available cash and securities owned as of the date of the consummation of the Formation Transactions.

         A chart setting forth the ownership structure of Liberty, LSS I and the Properties, and the other entities to be formed as a result of the Formation Transactions is as follows:


-----------------
Liberty
(successor to
Meridian)
-----------------

 GP/Class B LP

-----------------          -------------------------
LSS I            Class A LP    Osborne and other
(the Operating   ----------    members of Ohio LLC
Partnership)
-----------------          -------------------------

Sole Member
-----------------         --------------------------
                    100%
Ohio LLC         ---------     Properties

-----------------         --------------------------

The Formation Transactions are described more specifically herein under "PROPOSAL 3 -- APPROVAL OF THE FORMATION TRANSACTIONS."

- PROPOSAL 4 -- ELECTION OF TRUSTEES. At the Annual Meeting, you will be asked to elect the Company's Nominees (Steven A. Calabrese, Mark D. Grossi, Marc C. Krantz, Richard M. Osborne and Thomas J. Smith) as trustees of the Company to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If the Reorganization is approved and the Mergers are consummated, the trustees of the Company at the time of the consummation of the Mergers will become the directors of Liberty serving for the same terms with Liberty as such persons are then serving with the Company. The Nominees are discussed more specifically herein under "PROPOSAL 4 -- ELECTION OF TRUSTEES."

- PROPOSAL 5 -- APPROVAL OF THE 1999 STOCK OPTION PLAN. At the Annual Meeting, you will be asked to approve the 1999 Stock Option Plan. The 1999 Stock Option Plan will allow Liberty to grant incentive stock options, non-statutory stock options and restricted stock to employees and directors of Liberty. The 1999 Stock Option Plan is described more specifically herein under "PROPOSAL 5 -- APPROVAL OF THE 1999 STOCK OPTION PLAN."

- PROPOSAL 6 -- APPROVAL OF THE LEASE FOR THE EXECUTIVE OFFICES. At the Annual Meeting, you will be asked to approve the lease for the executive offices of Liberty. The lease for the executive offices is described more specifically herein under "PROPOSAL 6 -- APPROVAL OF LEASE FOR EXECUTIVE OFFICES."

- PROPOSAL 7 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. At the Annual Meeting, you will be asked to ratify the appointment by the Board of Trustees of Arthur Andersen LLP as the independent auditors of the Company (and Liberty as successor thereto if the Reorganization is approved) for the fiscal year ending December 31, 1999. The appointment of Arthur Andersen LLP is discussed more specifically under "PROPOSAL 7 -- RATIFICATION OF INDEPENDENT AUDITORS."

RECOMMENDATION OF THE BOARD OF TRUSTEES


         The Board of Trustees unanimously recommends a vote in favor of each of the Proposals. The Board of Trustees has unanimously approved each of the Proposals, subject to shareholder approval, and believes that each Proposal is in the best interest of the Company and its shareholders.


NO APPRAISAL RIGHTS


         Under California and Maryland law, you will not have any appraisal rights to elect to have the fair value of your shares judicially appraised and paid to you in cash in connection with or as a result of the Reorganization and the Formation Transactions.

-------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS

         This Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "believes," and similar words and phrases. Such statements are subject to certain risks, uncertainties or assumptions, and are based on management's current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or believed.


                                     -9-
------------------------------------------------------------------------------

                                          RISK FACTORS

         You should carefully consider the following information in conjunction with the other information contained in the Proxy Statement/Prospectus before voting on the Proposals.


STOCKHOLDERS MAY NEVER REALIZE AS MUCH AS IN LIQUIDATION

         If Liberty is not successful in its business plan, stockholders may never realize as much as they would have if the Company had liquidated.

ADDITIONAL FINANCING MAY NOT BE AVAILABLE

         Liberty needs additional equity and debt financing to grow. Additional financing may have unacceptable terms or may not be available at all for reasons relating to:

         o   Liberty's inability to meet its business plan, or

         o Changes in lenders' or investors' view of the self-storage industry or small capitalization companies.

         If adequate financing is not available, Liberty may not be able to acquire additional properties, expand its existing properties or develop new properties.

LIBERTY WILL BE MORE HIGHLY-LEVERAGED THAN THE COMPANY

         Liberty, following the consummation of the Formation Transactions, will have substantial debt. Liberty's debt to equity ratio (including minority interest) will be 3 to 1. In addition, Liberty anticipates obtaining a $50 million line of credit. However, there can be no assurance that Liberty will be able to obtain such line of credit. In addition, in the future, Liberty may incur additional indebtedness to finance acquisitions and development. Liberty's debt service requirements may reduce funds available for operations and future business opportunities and increase Liberty's vulnerability to adverse general economic and industry conditions and competition.


ACQUISITION AND DEVELOPMENT ACTIVITIES RISKS

         Liberty's strategy will be to grow by acquiring and developing additional self-storage facilities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the prices paid for acquired properties and the costs of any improvements required to bring an acquired property up to Liberty's standards will prove inaccurate, as well as general investment risks associated with any new real estate investment. In the case of an unsuccessful acquisition, Liberty may not be able to recover its investment. In addition, acquisitions require a significant amount of management's time which could divert management's attention away from the daily operation of the business.

         Liberty anticipates that its new acquisitions will be financed by a combination of equity and debt. Because Liberty must distribute 95% of its taxable income in order to maintain its qualification as a REIT, Liberty's ability to rely upon income from operations or cash flow from operations to finance new acquisitions will be limited. If the necessary financing is not available, further development activities or acquisitions will be curtailed and cash available for distributions will be adversely affected.

SELF-STORAGE INDUSTRY RISKS

         The Properties are subject to all operating risks common to the self-storage industry. These risks include:

       - Ease of entry by any competitor into an area where Liberty operates a self-storage facility;

       -      Decreases in demand for rental spaces in a particular locale;

       - Changes in supply of or demand for similar or competing facilities in an area;

       -      Changes in market rental rates; and

       -      Inability to collect rents from customers.

         Liberty's current strategy is to acquire and develop interests in self-storage facilities. Consequently, Liberty is subject to risks inherent in investments in a single industry. The Properties compete with other self-storage facilities in their geographic markets. In the event of adverse changes in competition, the Properties could experience a decrease in occupancy levels and rental rates, which could decrease the cash available for distribution. Liberty competes in operations and for acquisition opportunities with entities that have substantial financial resources. Competition may reduce the number of suitable acquisition opportunities offered to Liberty and increase the bargaining power of property owners seeking to sell. The self-storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of such overbuilding might cause Liberty to experience a decrease in occupancy levels, limit Liberty's ability to increase rents, and compel Liberty to offer discounted rents.

REAL ESTATE INVESTMENT RISKS

         General Risks. Liberty's investments are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of Liberty's real estate investments and Liberty's income and ability to make future distributions to its stockholders are dependent upon Liberty's ability to operate the properties in a manner sufficient to maintain or increase cash available for distribution.

       - Income from the properties may be adversely affected by changes in national economic conditions;

       - Changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;

       - Changes in interest rates and in the availability, cost and terms of mortgage funds;

       - Impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements, particularly in older facilities;

       -      Changes in real estate tax rates and other operating expenses;

       -      Costs may increase faster than rent;

       -      Adverse changes in governmental rules and fiscal policies;

       - Uninsured losses resulting from casualties associated with civil unrest, acts of God, including natural disasters, and acts of war;

       -      Adverse changes in zoning laws; and

       -      Other factors which are beyond the control of Liberty.


         Illiquidity of Real Estate May Limit its Value. Real estate investments are relatively illiquid. The ability of Liberty to vary its portfolio in response to changes in economic and other conditions is limited. In addition, provisions of the Code may limit Liberty's ability to profit on the sale of properties held for fewer than four years. There can be no assurance that Liberty will be able to dispose of a property when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of Liberty's investment.

         Uninsured and Underinsured Losses Could Result in Loss of Value of Properties. There are certain types of losses, generally of a catastrophic nature, that may be uninsurable or not economically insurable, as to which the properties are at risk in their particular locales. Liberty's management will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to acquiring appropriate insurance on Liberty's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of Liberty's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds received by Liberty might not be adequate to restore its economic position with respect to such property.


         Possible Liability Relating to Environmental Matters. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator caused or knew of the presence of such hazardous or toxic substances and whether or not the storage of such substances was in violation of a tenant's lease. The owner or operator is not in a position to know what a tenant stores at its self-storage facility. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's ability to borrow using such real property as collateral. In connection with the ownership of the Properties, Liberty may be potentially liable for any such costs.

         Americans with Disabilities Act. The Americans with Disabilities Act of 1990 (the "ADA") generally requires that buildings be made accessible to persons with disabilities. A determination that Liberty is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If Liberty were required to make modifications to comply with the ADA, Liberty's results of operations and ability to make expected distributions to its stockholders could be adversely affected.

         Environmental Holdback. In connection with the Company's sale of its last property, the Charleston property, in August 1997, $1.35 million was held-back from the $13.0 million sale price for estimated remediation work. In the late 1980s, the San Francisco Bay Region of the California Regional Water Quality Control Board (the "RWQCB") requested that the Company investigate and characterize soil and groundwater contamination of the Charleston property. The Company engaged an environmental engineering firm that discovered the presence of trichloroethylene and other solvent chemicals in the groundwater. The RWQCB deferred issuing a Site Cleanup Requirements ("SCRs") in order to give the Company time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify the Company broadly against the pending SCRs and other types of environmental claims. Its indemnity is backed by an environmental insurance policy. It is possible that the RWQCB could still name the Company as a potentially responsible party when it ultimately issues its SCRs order for the property based on the Company's former ownership.

REAL ESTATE FINANCING RISKS

         Liberty will be subject to the risks normally associated with debt financing, including the risk that Liberty's cash available for debt service will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of such indebtedness and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. If one of Liberty's properties is mortgaged to secure payment of indebtedness and Liberty is unable to meet mortgage payments, the property could be foreclosed with a consequent loss of income and asset value to Liberty.

INCOME TAX RISKS

         Liberty intends to operate so as to qualify as a REIT under the Code. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Continued qualification as a REIT depends upon Liberty's continuing ability to meet various requirements concerning, among other things, the ownership of the outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its stockholders. If Liberty were to fail to qualify as a REIT in any taxable year, Liberty would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, Liberty also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. As a result, distributions to the stockholders would be reduced for each of the years involved. Although Liberty currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the REIT election.

         In addition, as a result of the Company's sale of its last real estate property in August 1997, the Company's status as a REIT for 1997 and 1998 is dependent, in part, upon tax rules regarding investments by REITs in certain types of non-real estate assets. The current Board of Trustees is reviewing with legal counsel the Company's status as a REIT for the years ended December 31, 1998 and 1997. If the Company failed to qualify as a REIT for either the fiscal year ended December 31, 1998 or 1997 it would be taxed as a regular corporation, and distributions to shareholders would not be deductible in computing the Company's taxable income. The resulting corporate tax liabilities, estimated to be approximately $170,000, could materially reduce the funds available for distribution to the Company's shareholders or for reinvestment. If the Company failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions in 1997 originally treated as capital gain distributions could be re-characterized as ordinary dividend distributions to shareholders. Moreover, the Company might not be able to elect to be treated as a REIT for the four taxable years after the year during which the Company ceased to qualify as a REIT which would apply to Liberty if the Reorganization is approved. If the Company or Liberty later re-qualified as a REIT, it might be required to pay full corporate-level tax on any unrealized gain associated with its assets as of the date of re-qualification and to make distributions equal to any earnings accumulated during the period of non-REIT status.

LIMITATIONS ON ABILITY TO CHANGE CONTROL

         Limitation on Ownership of Shares. In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding Liberty Stock may be owned, directly or indirectly, by five or fewer individuals (the "Five or Fewer Test").

       - Liberty's Articles limit ownership of the issued and outstanding Liberty Stock by any single stockholder, except for Mr. Osborne and his affiliates (directly or by virtue of the attribution provisions of the Code) to 9.8% of the aggregate value of Liberty's outstanding stock, except that the ownership by certain entities is limited to 15% (the "Ownership Limit").

       - The Ownership Limit may (1) have the effect of precluding acquisition of control of Liberty by a third party without consent of the Board of Directors even if a change in control were in the interest of stockholders, and (2) limit the opportunity for stockholders to receive a premium for their Liberty Stock that might otherwise exist if an investor were attempting to assemble a block of Liberty Stock in excess of 9.8% or 15%, as the case may be, of the outstanding Liberty Stock or to otherwise effect a change of control of Liberty.

       - The Board of Directors, in its sole discretion, may waive the Ownership Limit if it is satisfied that ownership by such stockholders in excess of such limits will not jeopardize Liberty's status as a REIT under the Code or in the event it determines that it is no longer in the best interests of Liberty to be a REIT.

       - A transfer of shares of Liberty Stock to a person who, as a result of the transfer, violates the Ownership Limit will not be effective under some circumstances.

         Other Limitations. Certain other limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the outstanding Liberty Stock might receive a premium for their Liberty Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest:

       - The issuance of preferred stock could have the effect of delaying or preventing a change in control of Liberty even if a change in control were in the stockholders' interest.

       - The MGCL imposes certain restrictions and requires certain procedures with respect to the acquisition of certain levels of share ownership and business combinations, including combinations with interested stockholders. These provisions of the MGCL could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders' interest.

STOCKHOLDERS' RIGHTS WILL CHANGE

         The legal form of organization by which the Company conducts its business, holds its assets and is obligated for its liabilities will be changed from a common law business trust to a corporation, incorporated in the State of Maryland. Differences between the Company's organizational documents and governing law and Liberty's organizational documents and governing law will result in material differences between your rights as a shareholder of the Company and your rights as a stockholder of Liberty. In addition to the change from a self-liquidating, finite-life REIT, the following are examples of changes:

       - The Company is a self-liquidating, finite-life real estate investment trust which means that the net proceeds from the sale of property owned by the Company may not be reinvested but must be distributed to you as a shareholder after payment of indebtedness relating to such property and other obligations. This self-liquidating policy essentially precludes the Company from reinvesting proceeds from the sale of future properties and from making new investments. Liberty will have perpetual-life and continue to be an operating company beyond the time period at which the Company would have otherwise liquidated and distributed net liquidation proceeds to shareholders. The net proceeds from the sale of properties owned by Liberty can be reinvested into new assets, including property. If the Reorganization is not approved, there is a strong likelihood that the Company will be forced to liquidate.

       - The Bylaws of Liberty contain provisions that require advance notice of stockholder proposals and director nominations that could have the effect of precluding a contest for the election of directors or stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

       - Unlike the right of shareholders of the Company, pursuant to the provisions of the MGCL, the stockholders of Liberty may act by written consent only with the consent of all stockholders, which requirement could have the effect of delaying or hindering efforts of stockholders to change Liberty's Board of Directors.

       - As a Maryland corporation, Liberty will be subject to the anti-takeover provisions of the MGCL. These provisions, which are designed to encourage a person seeking a change in control of a Maryland corporation to negotiate with the board of directors, could delay, defer or prevent a transaction or a change in control of Liberty that might involve a premium price for holders of Liberty Stock or contrary to the judgment of Liberty's Board of Directors otherwise be in their best interest.

NO ASSURANCE OF TAX-FREE REORGANIZATION

         The Company has received an opinion of counsel that the Reorganization will constitute a tax-free reorganization for federal income tax purposes, within the meaning of Section 368 of the Code. If there were a determination that the Reorganization was not a tax-free reorganization, the Company and you as a shareholder would experience different tax consequences from those attendant to a tax-free reorganization. In particular, you would be required to recognize gain upon the deemed exchange of your Company Shares for shares of Liberty Stock to the extent that the fair market value of any Liberty Stock you receive exceeded the basis of your Company Shares deemed exchanged therefor. Recognition of loss on such deemed exchange might not be allowed until you dispose of some or all of your Liberty Stock. The Company would be required to recognize gain on its disposition and distribution of property in connection with the Reorganization and any loss on such disposition or distribution may be required to be deferred until Liberty were to sell the assets to an unrelated third party; and, to the extent the Company's tax attributes were not used to offset any gain, Liberty would not succeed to them.

CONTROL BY SIGNIFICANT SHAREHOLDERS

         If Richard M. Osborne exercised his right to redeem his limited partnership interests in LSS I, and Liberty elected to convert such interests into shares of Liberty Stock, in lieu of cash, Mr. Osborne would own approximately 71% of Liberty. However, no such conversion will be permitted if Liberty determines that such conversion might disqualify Liberty as a REIT.

CONFLICTS OF INTEREST

         In connection with the Formation Transactions, the allocation of ownership interests between Liberty and the members of the Ohio LLC was not determined on an arm's length basis. Richard M. Osborne is the Chief Executive Officer and Chairman of the Board of both Liberty and the Company. After the Formation Transactions, Mr. Osborne will have limited partnership interests totaling 67.98% of LSS I. Because Liberty will be the general partner of LSS I and Mr. Osborne will be a limited partner of LSS I, he will face conflicts of interest in making determinations regarding LSS I.

NO APPRAISAL RIGHTS

         You do not have any statutory appraisal rights under California or Maryland law to elect to have the fair value of your Company Shares judicially appraised and paid to you in connection with or as a result of the Reorganization or the Formation Transactions.

POSSIBLE FUTURE DILUTION

         As a result of growth relating to acquisitions financed with the issuance of additional Liberty Stock or interests in LSS I or any similar entity of Liberty, stockholders of Liberty could experience significant future dilution.

EFFECT OF MARKET INTEREST RATES ON PRICE OF SHARES

         One of the factors that may influence the price of Liberty Stock in public trading markets is the annual yield on Liberty Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of Liberty Stock.

ABSENCE OF MARKET FOR COMPANY SHARES AND LIBERTY STOCK

         There is currently no formal trading market for the Company Shares. Currently, the Company Shares trade only on the OTCBB and, as a result, the market for the Company Shares is not particularly liquid. Therefore, the price at which the Liberty Stock may trade may fluctuate and the market for the Liberty Stock may be subject to disruptions that could make it difficult or impossible for the holders of the Liberty Stock to sell shares in a timely manner, if at all. In addition, if trading markets do develop, they may be unstable and illiquid for an indeterminate period of time.

YEAR 2000 COMPLIANCE

         The Company is continuing its efforts to assess issues caused by the inability of its information systems to properly process transactions using dates beginning in the Year 2000. The Company is attempting to identify affected software and develop a plan for correcting that software in the most effective manner. Remediation of any potential issues regarding Year 2000 compliance will likely include the upgrading or replacement of older software with new programs and systems, which will handle the Year 2000 and beyond. The Company anticipates that most of the necessary upgrades and replacements will be in place before mid-1999. The process of physically upgrading the software has already begun.


         Because the Company's assets are in financial institutions and brokerage houses and that the current operations, and consequently its computer needs, are limited, the Company does not expect that Year 2000 compliance costs will have any material adverse effect on the Company's liquidity or ongoing results of operations. Such costs are expected to be less than $5,000. However, there can be no assurance that the Company will be successful in implementing its Year 2000 remediation according to the anticipated schedule or that compliance costs will not have a material adverse effect on the Company's future liquidity or ongoing results of operations.

SHARES AVAILABLE FOR FUTURE SALE

         Sales of substantial amounts of Liberty's securities, or the perception that such sales could occur, could adversely affect prevailing market prices for Liberty Stock.

                                  PRO FORMA CAPITALIZATION

         The following table sets forth certain pro forma consolidated short-term and long-term obligations and the pro forma consolidated capitalization of Liberty as of December 31, 1998 that give pro forma effect to the Reorganization and Formation Transactions. The information set forth in the table below should be read in conjunction with the Company's consolidated historical and pro forma financial Statements and related notes included elsewhere herein.

                                                                   December 31, 1998
                                                                       Pro Forma
                                                                   -----------------
Short Term Debt
     Current maturities of long term notes payable (1) .............  $    330,928
     Other
                                                                           500,000
     Total short term debt .........................................  $    830,928
                                                                      ============
Long Term Debt
     Long Term notes payable (1) ...................................  $ 17,287,872

     Total long term debt ..........................................  $ 17,287,872
                                                                      ============

Minority interest (2)..............................................      4,453,635

Stockholders' Equity
     Preferred stock, $0.001 par value; 2,000,000 shares authorized,
         0 shares issued and outstanding ...........................  $          0

     Common Stock, $0.001 par value: 50,000,000 shares authorized,
         3,031,618 issued and outstanding...........................          3,032

     Paid in capital................................................     25,794,280

     Distributions in excess of income..............................    (23,794,803)
                                                                       ------------
     Total Stockholders' Equity ....................................      1,992,509
                                                                       ------------

Total Capitalization...............................................    $ 25,300,384
                                                                       ============


(1) Adjusted for an additional $950,000 in long-term borrowings for the purchase of Riverhead and $500,00 in additional long-term borrowings for Southold. For a description of the long term debt, see Note 3 to the Financial Statements of the Initial Properties. See "PROPOSAL 3 -- Properties -- Mortgages" for a description of the Riverhead and Southold long-term borrowings.

(2) Represents minority interest in LSS I applicable to the limited partners therein, excluding the limited partnership interest held by Liberty.

                                    BUSINESS

         Liberty will succeed to, and continue, the business of the Company upon consummation of the Reorganization under the direction of the Company's current management team, which will succeed to the management of Liberty. Liberty's management team will be composed of the same individuals who are currently managing the self-storage facilities owned by the Ohio LLC. These individuals have substantial experience in managing, acquiring, developing, expanding and operating self-storage facilities.

         The Company was organized as a business trust under the laws of the State of California pursuant to a Declaration of Trust, dated June 24, 1982, and commenced operation on April 12, 1983. The Company was originally known as "Sierra Real Estate Equity Trust '83." On October 11, 1991, the Company changed its name to "Meridian Point Realty Trust '83." The Amended and Restated Declaration of Trust of the Company was filed on May 12, 1992 and amended on July 23, 1993 and February 14, 1995 (the "Current Declaration of Trust"). The Company was formed as a real estate investment trust to invest in income-producing commercial and industrial real estate located in selected areas of projected growth in the United States.

         The investment policy of the Company as contained in the Current Declaration of Trust is a so-called "self-liquidating/finite-life" policy, which states that the net proceeds from the sale of a property owned by the Company may not be reinvested but shall be distributed to shareholders after payment of indebtedness relating to such property and other obligations. However, the proceeds of a sale need not be distributed if they are used to purchase land underlying any of the Company's other properties, to finance improvements or additions to any of the properties, to protect or enhance the Company's investments in any of its properties, to buy out leases or to increase revenues. This "self-liquidating" policy essentially precludes the Company from acquiring new properties and reinvesting the proceeds from the disposition of future properties into new assets. The Company sold its last remaining property in August 1997 and the "self-liquidating" policy precludes it from acquiring new properties. The Reorganization would change the Company from a self-liquidating/finite-life business trust into a corporation of perpetual-life and allow it to continue as a going concern. If the Reorganization and Formation Transactions are not approved, the Company will be forced to liquidate.

         Further information regarding the Company, including the audited historical financial statements of the Company, supplementary financial information and management's discussion and analysis of the Company's financial condition and results of operations, is contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, which report is being mailed with this Proxy Statement/Prospectus.

                                   THE ANNUAL MEETING
INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to the shareholders as of the Record Date in connection with the Annual Meeting to be held on June __, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, One Cleveland Center, Cleveland, Ohio 44114, and any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

         - Proposal 1: A proposal to approve the Declaration Amendment.

         - Proposal 2: A proposal to approve the Reorganization.

         - Proposal 3: A proposal to approve the Formation Transactions.

         - Proposal 4: A proposal to elect the five Nominees as trustees.

         - Proposal 5: A proposal to approve the 1999 Stock Option Plan for
                       Liberty.

         - Proposal 6: A proposal to approve the lease of the executive offices of Liberty.

         - Proposal 7: A proposal to ratify the appointment of Arthur Andersen
                       LLP as the independent auditors of the Company for fiscal year ending December 31, 1999.

         You also will consider and vote upon such other matters as may properly come before the Annual Meeting.

VOTING RIGHTS AND VOTE REQUIRED

         Only holders of record of Company Shares issued and outstanding as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. As of the Record Date, there were 3,031,618 Company Shares issued and outstanding held by approximately 2,200 holders of record.


         Holders of record of Company Shares at the close of business on the Record Date are entitled to one vote per share upon each matter submitted to a vote of the shareholders of the Company at the Annual Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding Company Shares entitled to vote at the meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. If a quorum is not present at the Annual Meeting, the holders of a majority of the Company Shares present in person or by proxy and entitled to vote at the Annual Meeting may, by majority vote, adjourn the Annual Meeting from time to time.

         Pursuant to the Current Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Company Shares is required to approve the Declaration Amendment and the Reorganization. The election of each of the Nominees as trustees requires a plurality of the votes cast at the Annual Meeting. The approval of the Formation Transactions, the 1999 Stock Option Plan and the lease for Liberty's executive offices and the ratification of the appointment of independent auditors each requires a majority of the votes cast by shareholders, in person or by proxy, at the Annual Meeting. Shares owned by Mr. Osborne and his affiliates will not be entitled to vote on the Formation Transactions Proposal and the Lease Proposal. The consummation of the Reorganization is contingent upon the approval by the shareholders of the Declaration Amendment and the Formation Transactions and, conversely, the consummation of the Formation Transactions is contingent upon the approval by the shareholders of the Declaration Amendment and the Reorganization.

         Under the rules of the principal stock exchanges, brokers who hold Company Shares in street name for customers will not have authority to vote such Company Shares on the proposals to approve the Declaration Amendment, the Reorganization, the Formation Transactions and the 1999 Stock Option Plan unless they have received written instructions from beneficial owners. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast on any matter presented for a vote at the meeting. Because approval of the Declaration Amendment and the Reorganization each require the affirmative vote of a specified percentage of the holders of the Company Shares outstanding on the Record Date, abstentions and broker "non-votes," as the case may be, will have the same effect as votes against such matters. Since the election of trustees requires a plurality of the votes cast and the approval of the Formation Transactions, the 1999 Stock Option Plan, and the lease for Liberty's executive offices and the ratification of the appointment of Arthur Andersen LLP require a majority of the votes cast at the Annual Meeting at which a quorum is present, abstentions and broker "non-votes" will have no effect on the result of the vote on such matters.

VOTING OF PROXIES; SOLICITATION

         All Company Shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN. The Board of Trustees knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement/Prospectus. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time and/or place, the persons named in the enclosed form of proxies and acting thereunder will vote on such matters in their discretion. The Current Regulations provide that the Annual Meeting may be adjourned by an affirmative vote of a majority of the Company Shares entitled to vote and represented in person or by proxy at the meeting from day to day or time to time.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. You may revoke your proxy by
(1) filing with the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to the Company c/o Secretary, 8500 Station Street, Suite 100, Mentor, Ohio 44060 or hand delivered to the Company c/o Secretary, 8500 Station Street, Suite 100, Mentor, Ohio 44060, so as to be delivered at or before the taking of the vote at the Annual Meeting.

         All expenses of this solicitation, including the cost of preparing and mailing of this Proxy Statement/Prospectus, will be paid by the Ohio LLC up to $650,000 and thereafter by the Company. In addition to solicitation by use of the mails, proxies may be solicited by trustees, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such trustees, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Beacon Hill Partners, 90 Broad Street, New York, New York 10004, for their customary fees, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company Shares, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

NO APPRAISAL RIGHTS

         Under California and Maryland law, you will not be entitled to any dissenters' appraisal rights in connection with the Reorganization and the Formation Transactions.

                     PROPOSAL 1 - APPROVAL OF DECLARATION AMENDMENT

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE DECLARATION AMENDMENT ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

         The Board of Trustees has determined that the Declaration Amendment is necessary in order to permit the Company to implement the Reorganization. The Declaration Amendment would amend the Company's Current Declaration of Trust to
(i) expressly permit the Company to merge or consolidate with and/or into a domestic or foreign limited partnership and (ii) set forth the procedures pursuant to which such merger or consolidation would take place. The proposed Declaration Amendment is intended to allow the Company to comply with the provisions of Section 23006 of the California Corporations Code, which expressly permits REITs to merge with limited partnerships or other REITs provided the merger is specifically permitted by the declaration of trust and the procedure is detailed in the declaration.

         Section 3.5 of the Current Declaration of Trust sets forth the approval requirement for the incorporation of the Company into another entity (i.e., the approval of the holders of a majority of the outstanding Company Shares). However, the provisions of Section 3.5 of the Current Declaration of Trust do not expressly authorize the merger or consolidation of the Company with or into a foreign or domestic limited partnership and do not set forth the procedures by which such a merger or consolidation would take place, as required by Section 23006 of the California Corporations Code. The Declaration Amendment (i) explicitly permits the Company to merge or consolidate with and/or into a domestic or foreign limited partnership and (ii) sets forth the procedures pursuant to which such merger would take place. Upon approval of the Declaration Amendment by the shareholders, the Company will be able to implement the Reorganization.

         The Declaration Amendment will be filed with the office of the Assessor-Recorder of the County of San Francisco, California, when approved by the shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DECLARATION AMENDMENT.




                      PROPOSAL 2 - APPROVAL OF THE REORGANIZATION

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE MERGER AGREEMENT, INCLUDING THE ARTICLES AND BYLAWS OF LIBERTY ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

PRINCIPAL REASONS FOR THE REORGANIZATION

         The Company was organized in 1982 and commenced operations in 1983 as a California common law business trust, operating as a REIT. The Company now seeks to be reorganized into a Maryland corporation (1) to change from a self-liquidating, finite-life entity to one with perpetual-life with the ability to reinvest proceeds from the sale of properties, (2) to facilitate a growth objective which will enable the Company to attract capital, and (3) to take advantage of the more well-developed MGCL which provides greater certainty and flexibility in planning and implementing corporate action than is otherwise available for a common law business trust. Given the more certain and flexible legal environment under which the Company's successor will operate as a corporation, the Board of Trustees has unanimously determined the Reorganization is desirable and in the best interest of the Company and its shareholders.

         Facilitate Growth. The Reorganization will give management the opportunity to seek new investments, which may result in greater returns to shareholders, and reinvest proceeds from the future sale of or refinancing of any properties.

         Certainty/Flexibility. The MGCL is a modern, well-developed general corporation statute. Maryland also has an extensive body of case law interpreting its corporation statute. The existence of such a statute and case law allows a corporation to plan the legal aspects of its future activities with more certainty and flexibility than do the provisions of the Current Declaration of Trust, the common law of the State of California currently applicable to the Company and the CGCL. A modern corporate charter also allows corporations to determine and change business strategies on an ongoing basis as circumstances warrant, whereas such flexibility is, at times, unavailable to trusts, which may be restricted by the more specific provisions of their governing instruments.

         Investor Perception. Corporations are far more numerous than business trusts and are more familiar to the investor community. This familiarity and favorable perception is considered by the Board of Trustees as likely to enhance the liquidity and marketability of the Company's securities, providing potentially greater access for the Company to capital markets.

         Protections Afforded by Maryland Law Against Hostile/Unsolicited Takeovers. Liberty is subject to certain provisions of the MGCL which are designed to encourage a person seeking control of a Maryland corporation to negotiate with the board of directors. See "Certain Changes in the Rights of Shareholders Resulting from the Reorganization -- Shareholder Approval of Certain Business Combination Transactions." The Board of Trustees believes that the reorganization of the Company into a Maryland corporation will allow Liberty to avail itself of these provisions of the MGCL and will provide Liberty with a certain amount of flexibility in the face of any future takeover attempts by encouraging the potential acquiror to negotiate directly with Liberty's Board of Directors, as well as facilitating Liberty's growth objective, which will enable Liberty to attract capital.

         Unsolicited or hostile takeover attempts are frequently structured in ways that may not be in the best interest of all stockholders. Because of Liberty's aggressive growth plans, a hostile takeover attempt could have the effect of depriving stockholders of the full potential appreciation of Liberty's growth. Although a takeover attempt may be made at a price substantially above the then current market price for a target company's shares, such offers are sometimes made for less than all of the outstanding shares of the target company. As a result, stockholders may be presented with the alternative of either partially liquidating their investment at a time which may be disadvantageous or retaining their investment as minority stockholders in an enterprise which is controlled by persons whose objectives may be different from those of the remaining minority stockholders. Furthermore, hostile takeover attempts are sometimes timed and designed to foreclose or minimize the possibility of more favorable competing bids which frequently may result in stockholders losing the opportunity to receive and consider alternative and possibly more attractive proposals. On the other hand, transactions negotiated and approved by a target company's board of directors can be more carefully planned and undertaken at an opportune time in order to obtain maximum value for the company and all of its stockholders.

         The Board of Trustees recognizes that takeover attempts which have not been negotiated with and approved by a target company's board of directors or other managerial body do not always have the unfavorable consequences or effects described above. However, the Board of Trustees believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that the protections afforded by the MGCL against hostile or unsolicited takeover attempts are in the best interest of the Company and its shareholders.

         Other Considerations. In addition to the foregoing, there are certain other factors that have caused the Board of Trustees to view a Maryland corporation as a desirable form of organization into which the Company should be reorganized, including the more flexible distribution provisions of the MGCL.

TERM OF EXISTENCE

         The Company was organized to operate as a self-liquidating, finite-life REIT. Under this self-liquidating policy, the Company was required to distribute to shareholders the net proceeds of the sale or refinancing of each property owned by the Company and was prohibited from reinvesting proceeds into the acquisition of new properties. Because of this self-liquidating policy, it was initially anticipated that the Company would have a duration of seven to ten years.

         The Company must change this self-liquidating, finite-life policy in order to pursue a growth strategy. Because of this policy, the Company cannot invest its remaining cash in real estate and, because the Company sold its last property in August 1997, it currently holds no real estate. If the Company does not eliminate this self-liquidating, finite-life policy, the Company will be forced to liquidate. The elimination of the self-liquidating, finite-life policy through the Reorganization will make Liberty a reinvesting entity with perpetual-life and will expose Liberty to all risks normally associated with the ownership and operation of real estate. Liberty will attempt to grow through the acquisition and development of additional self-storage properties and the expansion of its existing properties. See "RISK FACTORS -- Real Estate Investment Risks" and "RISK FACTORS -- Self-Storage Industry Risks."

         The following are several of the possible benefits and detriments associated with eliminating the self-liquidating, finite-life policy of the
Company:

       Possible Benefits:

       - Eliminating the Company's self-liquidating, finite-life policy could present Liberty with new capital opportunities because the policy restricts the Company's ability to pursue available investment opportunities.

       - Eliminating the Company's self-liquidating, finite-life policy could enable Liberty to raise capital through the issuance of additional securities in the capital markets.

       - Eliminating the Company's self-liquidating, finite-life policy would allow Liberty to enter into the Formation Transactions which will allow Liberty to (1) acquire a diversified portfolio of self-storage properties, (2) become a fully-integrated, self-advised, self-managed real estate entity, (3) increase capital, and (4) make use of experienced management. See "PROPOSAL 3 -- FORMATION TRANSACTIONS."

       Possible Detriments:

       - Eliminating the Company's self-liquidating, finite-life policy may have an adverse effect on any shareholder who purchased their Company Shares in anticipation of receiving a liquidating distribution from the Company in accordance with the self-liquidating policy because the elimination of the self-liquidating policy will result in the continuation of the Company beyond the time period within which the Company would have been liquidated. Any liquidating distributions that would have otherwise been paid at that time in connection with the liquidation of the Company will not be made, and you, as a shareholder, will have to rely on the securities market in order to liquidate your investment.

       - Eliminating the Company's self-liquidating, finite-life policy through the Reorganization would make Liberty a reinvesting entity, exposing it to all risks normally associated with the ownership and operation of real estate. See "RISK FACTORS -- Real Estate Investment Risks."

       - Eliminating the Company's self-liquidating, finite-life policy will result in potential dilution if Liberty were to issue additional securities to raise capital to acquire new properties.

         In determining that the elimination of the Company's self-liquidating, finite-life policy is in the best interest of the Company and its shareholders, the Board of Trustees considered the following factors: (1) the ability of internally advised and managed growth-oriented, perpetual-life REITs to pursue a growth objective and obtain equity and debt financing from capital markets on attractive terms; (2) the ability to enter into the Formation Transactions; (3) the substantial experience of the management of the Ohio LLC in managing, acquiring, developing, expanding and operating self-storage facilities and the continuation of that management as Liberty's management team; (4) the possible dilution to stockholders in the event that Liberty is successful in raising additional capital in the future through the issuance of additional securities;

(5) reliance on the stock market by stockholders who desire to liquidate their investment in the Company and the possible volatility in stock market prices of the shares in the future; and (6) access to capital markets may be adversely affected in the future due to economic or other conditions in the capital markets.

         The Board of Trustees believes that if Liberty was free of its self-liquidating, finite-life policy Liberty would have greater flexibility to maximize the value of its shares and it would be able to grow through the acquisition and development of new properties. The Reorganization, which includes the elimination of the self-liquidating, finite-life policy, will permit the Company through Liberty to focus its investment direction on self-storage facilities, specifically in connection with the Formation Transactions. See "PROPOSAL 3 -- FORMATION TRANSACTIONS" for a detailed discussion of the business and operating strategies of Liberty.


         If you vote FOR the Reorganization Proposal, you will be voting FOR the elimination of the Company's self-liquidating, finite-life policy because Liberty will have perpetual-life. If the Reorganization Proposal is not approved, the Company will be forced to liquidate.

TERMS OF THE REORGANIZATION

         The Merger Agreement is set forth in its entirety as Annex B to this Proxy Statement/Prospectus. The information set forth below is only a summary of its principal provisions and is qualified in its entirety by reference to Annex B.

         The Reorganization will be effected pursuant to the Mergers whereby (i) the Company will be merged with and into the Partnership and (ii) the Partnership will be merged with and into Liberty. Liberty will be the surviving entity in the Mergers, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of Liberty Stock and the shares of Liberty Stock held by the Company will be canceled and retired and will cease to exist. At the effective time of the Mergers, all properties, assets, liabilities and obligations of the Company will become properties, assets, liabilities and obligations of Liberty. For federal income tax and financial reporting purposes, Liberty will be considered to be the same entity as the Company.

         The Mergers will become effective upon the filing and acceptance for record of each of the Articles of Merger by the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of the State of Maryland. The Company anticipates that the Mergers will become effective as promptly as practicable following shareholder approval of the Reorganization at the Annual Meeting.

         Upon consummation of the Mergers, Liberty and its stockholders will be governed by Liberty's Articles and Bylaws, which will include a number of provisions which are not in the Current Declaration of Trust and Regulations. See "Certain Changes in the Rights of Shareholders Resulting from the Reorganization." These provisions of the Articles and Bylaws of Liberty, together with certain provisions of the MGCL, may have certain antitakeover effects. A copy of the proposed Articles and Bylaws of Liberty are set forth in their entirety as exhibits to the Merger Agreement attached hereto as Annex B.

         At the effective time of the Mergers, each of the persons then serving as trustees and officers of the Company will become the directors and officers, respectively, of Liberty. For information concerning the trustees and officers of the Company, see "PROPOSAL 4 -- Election of Trustees."

         At the effective time of the Mergers, it is anticipated that Liberty Stock will thereafter continue to be listed on the OTCBB in accordance with the applicable rules of Nasdaq under the symbol "LSSI."

         At the effective time of the Mergers, each certificate representing one Company Share will be deemed for all purposes to represent one share of Liberty Stock. Cash will be paid in lieu of fractional shares. The registered owner of any certificates representing Company Shares shall, until such certificates have been surrendered for transfer, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of Liberty Stock. Liberty's stockholders are not requested or obligated to surrender in exchange for certificates representing shares of Liberty Stock their Company Share certificates.

         The expenses associated with the Reorganization of the Company into Liberty pursuant to the Mergers and the Formation Transactions will be paid by the Ohio LLC up to $650,000 and thereafter by the Company.

CERTAIN CHANGES IN THE RIGHTS OF SHAREHOLDERS RESULTING FROM THE REORGANIZATION

         Your rights as a shareholder of the Company are currently governed by the Company's Current Declaration of Trust, Current Regulations, California common law, the CGCL and the rules of Nasdaq. If the Reorganization is approved by the shareholders of the Company and the Mergers are consummated, Liberty will be the surviving entity in the Mergers, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of Liberty Stock and the rights of Liberty Stockholders will be governed by the MGCL, Liberty's Articles and Bylaws and the rules of Nasdaq. While a number of the Company's current corporate governance provisions will be included in Liberty's Articles and Bylaws and, therefore, will not be affected by the approval of the Reorganization and the consummation of the Mergers, certain differences between the Company's Current Declaration of Trust and Current Regulations and Liberty's Articles and Bylaws will result in certain material differences between your rights as a shareholder of the Company and your rights as a stockholder of Liberty. Accordingly, you should carefully consider the changes in your rights that will result from the approval of the Reorganization and the consummation of the Mergers.

         Set forth below is a summary of the principal material differences in this respect. Because this is a summary, it does not contain all the information that may be important to you. You should carefully read this Proxy Statement/Prospectus and the Current Declaration of Trust and Current Regulations of the Company, copies of which are incorporated herein by reference to the Company's filings with the SEC, and to the Articles and the Bylaws of Liberty, copies of which are included as exhibits to the Merger Agreement attached hereto as Annex B.

         Term of Existence. The Company has a self-liquidating, finite-life policy which precludes it from acquiring new properties and reinvesting proceeds from the future sale or refinancing of any properties. The proceeds must be distributed to shareholders. Liberty will have perpetual-life and will be able to acquire new properties and reinvest proceeds from the sale of future properties. See "PROPOSAL 2 -- APPROVAL OF THE REORGANIZATION -- Term of Existence" above for detailed information on the significance of the elimination of the self-liquidating, finite-life policy.

         General/Authorized Shares. The Company was organized as a common law business trust under the laws of the State of California pursuant to a declaration of trust dated June 24, 1982. The Company's declaration of trust was last amended and restated in the form of the Current Declaration of Trust on May 12, 1992 and amended on July 23, 1993 and February 14, 1995. Liberty was organized on May 12, 1999 by the Company to acquire, succeed to, and continue the business of, the Company upon the consummation of the Mergers and has had no activities to date other than those incident to the Reorganization.

         Under the Current Declaration of Trust, the authorized capital shares of the Company consist of an unlimited number of Company Shares. As of May __, 1999, there were 3,031,618 Company Shares issued and outstanding. The Current Declaration of Trust permits the Board of Trustees to authorize and issue additional Company Shares from time to time.

         Under its Articles, Liberty has authority to issue up to 50,000,000 shares of Liberty Stock.

         Except as described below, all shares of Liberty Stock will have equal dividend, distribution, liquidation and other rights. Holders of Liberty Stock have no sinking fund or redemption rights, or any preemptive rights to subscribe for any securities of Liberty.

         The Board of Directors of Liberty generally will have the power to issue shares of authorized stock without stockholder approval. Other than the 1,000 shares of Liberty Stock owned by the Company which will be canceled in the Mergers, there are currently no shares of any class of stock of Liberty issued or outstanding. The Articles authorize the Board of Directors to classify any unissued shares of Liberty Stock and to reclassify any previously classified but unissued shares of such stock from time to time, in one or more classes or series of preferred stock or stock issued from time to time, as authorized by the Board of Directors. Prior to the issuance of shares of each class or series, the Board of Directors is required by the MGCL and the Articles to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of the shares of Liberty Stock. The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of Liberty that might involve a premium price for holders of shares of Liberty Stock over the then market price of such shares or otherwise be in the best interests of such stockholders.

         Since the MGCL requires that the Articles fix the maximum number of shares that are authorized for issuance by the Board of Directors without further amendment by the stockholders of Liberty, the authorized capital of Liberty authorizes a significantly greater number of shares than will be issued upon the Mergers in order to anticipate current and future needs for acquisitions, financings, employee benefit plans, stock dividends and splits and for other corporate purposes. In the event of an unsolicited tender offer or takeover proposal, the increased number of authorized shares could give the Board of Directors of Liberty the ability to issue shares in one or more transactions, which might impede or deter such offer or proposal. Similarly, shares of preferred stock could also be issued in a manner or with such terms, provisions and rights including, but not limited to, extraordinary voting, dividend, redemption or conversion rights that could make more difficult, and therefore less likely, a change of control of Liberty.

         The transfer agent and registrar for Liberty Stock will be EquiServe, the Company's current transfer agent.

         Meetings of Shareholders. The Current Declaration of Trust and Current Regulations provide for an annual meeting of shareholders to be held each year on the fourth Tuesday of April in each of the Company's calendar years at the hour of 2:00 p.m., or such other date and/or time as is fixed by the Board of Trustees and at the Company's principal offices or at such other location as the Board shall select. Special meetings of shareholders may be called at any time by the Chairman of the Board, President or by the Trustees or by any two or more Trustees or by one or more shareholders holding not less than 10% of the outstanding Company shares.

         The Bylaws of Liberty provide for annual meetings of stockholders to be held at such time on such day as shall be set by the Board of Directors. Special meetings of stockholders may be called by the chief executive officer, the president or the Board of Directors and must be called by the secretary upon the written request of the stockholders entitled to cast not less than 25% of all the votes entitled to be cast at the meeting. Under the MGCL, unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

         Advance Notice of Stockholder Proposals and Director Nominations. Neither the Current Declaration of Trust nor the Current Regulations contains any provisions allowing or detailing the process for a shareholder to propose business to be considered at an annual meeting or for the nomination of trustees.

         Liberty's Bylaws, in contrast, contain detailed provisions concerning stockholder nominations and stockholder business. Pursuant to the Bylaws, in order to have a stockholder proposal not more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date") or for director nomination considered at an annual meeting of stockholders, stockholders are generally required to deliver certain information concerning themselves and their stockholder proposal or director nomination; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring stockholders to give Liberty advance notice of nominations and other business, and certain information relating thereto, is to ensure that Liberty and its stockholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed stockholder voting. Such Bylaw provisions could have the effect of precluding a contest for the election of directors or the stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

         Action by Consent of Stockholders. The Current Declaration of Trust provides that any action which may be taken at any meeting of shareholders may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Company Shares having a majority or such larger portion thereof as would be required for a vote of shareholders at a meeting.

         In contrast, the MGCL provides that any action required or permitted to be taken by stockholders of Liberty may be effected by a consent in writing only if signed by the holders of all of the outstanding Liberty Stock entitled to vote on the matter.

         Elimination of Limitation on Operating Expenses. The Current Declaration of Trust provides that operating expenses of the Company cannot exceed the greater of (1) 2% of the book value of invested assets or (2) 25% of the net income of the Company without adjustment for depreciation, amortization or extraordinary items; provided that in no event can the operating expenses exceed 2% of the total assets of the Company under management, less cash, cash items and unsecured indebtedness.

         Liberty will be an internally advised and managed REIT. As such, Liberty's Articles place no limit on Liberty's operating expenses.

         Board of Trustees of the Company Compared to Board of Directors of Liberty. The Current Regulations provide that the number of trustees shall be five. Pursuant to the Current Declaration of Trust, a trustee may be removed with or without cause by the vote or written consent of the holders of a majority of outstanding Company Shares entitled to vote thereon or by a majority of the remaining Trustees. Vacancies in the office of a trustee may be filled by the remaining trustees then in office or by the vote or consent of holders of a majority of the outstanding Company Shares entitled to vote thereon. Trustees are elected for one year terms.

         Liberty's Articles provide that the number of directors of Liberty initially shall be five, which number may thereafter be increased or decreased from time to time by the directors pursuant to Liberty's Bylaws; provided, however, that the total number of directors shall not be fewer than three, unless there are less than three stockholders, nor greater than fifteen. The directors of Liberty will serve one year terms. The MGCL provides that any director may be removed from office, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. However, the Articles contain a provision which permits stockholders to remove directors from office only for cause. The MGCL also provides that any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. By the vote required to elect a director, the stockholders may fill any vacancy on the Board of Directors resulting from the removal of a director.


         Amendment of Organic Documents of the Company and Liberty. Any amendment to the Current Declaration of Trust requires the affirmative vote or written consent of a majority of the outstanding Company Shares.

         Pursuant to the MGCL, the approval of the Board of Directors and the affirmative vote of the holders of shares entitled to cast not less than two-thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) are required to amend the Articles, except that the Articles provide for a lesser vote requirement (a majority) for amendments to certain provisions of the Articles.

         The Current Regulations of the Company may be amended either by the vote or written consent of a majority of the Company Shares or by the vote or written consent of the Board of Trustees.

         The Bylaws of Liberty may be amended only by the Board of Directors.

         Ownership Limit/Excess Shares. The Current Declaration of Trust provides that no person may own in excess of 9.8%, or 15% for certain entities, of the outstanding Company Shares. Any acquisition of Company Shares that is in excess of the 9.8% (or 15%) ownership limit shall be null and void. Any excess shares shall be deemed to have been acquired and held on behalf of the Company.

         Liberty's Articles provide that no person (except for Mr. Osborne and his affiliates) may own more than 9.8% of the outstanding Liberty Stock. Any acquisition of Liberty Stock that is in excess of the 9.8% ownership limit shall be void AB INITIO. Any excess shares shall be automatically transferred to a separate trust.

         Consolidation, Merger or Sale of Assets. The Current Declaration of Trust does not expressly provide for the merger, consolidation, reorganization, liquidation or dissolution and sale, exchange or other disposition of 50% or more of the assets of the Company upon the affirmative vote or written consent of a majority of the outstanding Company Shares entitled to vote thereon.

         The MGCL generally provides that a consolidation, merger, share exchange or transfer of all or substantially all of Liberty's assets not in the ordinary course of business must first be approved by the board of directors and thereafter by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, except that the Articles may provide for a greater or lesser percentage of votes, but not less than a majority of all the votes entitled to be cast on the matter. Liberty's Articles provide that any consolidation, merger, share exchange or transfer of all or substantially all of the assets must first be approved by the affirmative vote of at least two-thirds of the Board of Directors of Liberty and thereafter must be approved by the vote of a majority of all the votes entitled to be cast on such matter at a meeting of the stockholders.

         Dissolution/Termination. The Company's Current Declaration of Trust provides that the Company may be terminated or dissolved only upon the affirmative vote of the holders of a majority of all outstanding Company Shares entitled to vote thereon at any meeting of shareholders.

         The MGCL generally permits the dissolution of a corporation if approved
(1) first by the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders and (2) after proper notice as to the purpose of the meeting, by the stockholders of Liberty by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

         Limitations on Dissenters' Appraisal Rights. Generally, so long as the shares of Liberty Stock are listed on a national stock exchange, holders of such shares who dissent from certain corporate transactions have no right under the MGCL to an appraisal and payment of the fair value of their shares, except to the limited extent set forth below. Absent such listing, as a general matter, the MGCL provides that a dissenting stockholder of a Maryland corporation has the right to demand and receive the fair value of such holder's stock (so long as it is not the stock of the successor in a merger), subject to complying with specified procedures, if the corporation consolidates or merges with another corporation, engages in a share exchange, transfers all or substantially all of its assets in a manner requiring stockholder approval, or amends its Articles in a way that alters the contract rights as expressly set forth in the Articles of any outstanding stock and substantially adversely affects the stockholders' rights (unless the Articles reserve the right to make such an amendment, which Liberty's Articles do).

         Certain Business Combinations. Under the MGCL, certain business combinations, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an interested stockholder who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation or an affiliate thereof are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (2) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder or that are exempted in a corporation's original articles of incorporation. Liberty is subject to these provisions of the MGCL, except that Liberty's Articles contain a provision that exempts Mr. Osborne and his affiliates from the application of this statute.

         Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         Unless the articles or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the articles or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the articles or bylaws of the corporation. Stockholders of Liberty are subject to the terms of the control share acquisition statute, except that Liberty's Articles contain a provision that exempts Mr. Osborne and his affiliates from the application of the statute.

         Limitation of Liability and Indemnification of Trustees and Directors. Directors of a corporation are generally not responsible for its debts and obligations. The MGCL permits a Maryland corporation to include in its Articles a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Liberty's Articles contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law. The Company's Current Declaration of Trust contains a provision authorizing the Company to indemnify and hold harmless trustees and officers involved in an action, suit or proceeding.

         The Articles authorize Liberty, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former director or officer or (2) any individual who, while a director of Liberty and at the request of Liberty, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Liberty. The Bylaws of Liberty obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a director of Liberty and at the request of Liberty, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Articles and Bylaws also permit Liberty to indemnify and advance expenses to any person who served a predecessor of Liberty in any of the capacities described above and to any employee or agent of Liberty or a predecessor of Liberty.

         The MGCL requires a corporation (unless its articles provide otherwise, which Liberty's Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         Inspection Rights. The Current Declaration of Trust, in accordance with the CGCL, provides that shareholders are entitled to inspect the books of account of the Company and the share register at any reasonable time upon written demand for a purpose reasonably related to his or her interests as a shareholder.

         Under the MGCL, Liberty's stockholders have the right to inspect and copy during usual business hours the Bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements on file at Liberty's principal offices. In addition, any stockholder may request in writing a statement of all stock and securities issued by Liberty during a specified period of not more than twelve months before the date of such request. The MGCL also provides additional inspection rights for stockholders who individually or together are and for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class of Liberty. These rights include (1) the right upon written request to inspect and copy during usual business hours Liberty's books of account and its stock ledger; (2) the right to require Liberty to produce a statement of affairs verified under oath by an officer that sets forth in reasonable detail Liberty's assets and liabilities of a reasonably current date; and (3) if Liberty does not maintain the original or duplicate stock ledger at its principal office, the right to obtain from Liberty a list of stockholders setting forth the name and address of each stockholder and the number of shares of each class that the stockholder holds, verified under oath by an officer of Liberty or its transfer agent or registrar.

         Trustees' and Directors' Duties. The Current Regulations of the Company provide that no trustee shall be liable to the Company for any act or omission except for willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for the failure to act in good faith in the reasonable belief that his or her actions are in the best interests of the Company. Under the MGCL, a director of a Maryland corporation must perform his duties in good faith, in a manner that he reasonably believes to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. Directors of Liberty who act in such a manner generally will not be liable to Liberty for monetary damages arising from their activities.

DESCRIPTION OF AUTHORIZED STOCK OF LIBERTY

         The following is a summary description of the authorized and outstanding stock of Liberty following the Reorganization:

         Liberty Stock. Liberty will have 50,000,000 authorized shares of Liberty Stock.

         Distributions. Directors of Liberty may authorize dividends payable in cash, property or stock as long as, after payment of the dividend, (1) Liberty is able to pay its debts as they become due in the usual course of business and
(2) Liberty's total assets are at least equal to the sum of its total liabilities plus, unless the articles permit otherwise (which Liberty Articles do), the amount necessary, if Liberty were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend. After provisions with respect to preferential dividends on any then outstanding classes of preferred stock, if any, fixed by the Board of Directors pursuant to the Articles have been satisfied, and after satisfaction of any other requirements including with respect to redemption rights and preferences, of any such classes of Preferred Stock, including with respect to redemption rights and preferences, then and thereafter the holders of Liberty Stock will be entitled to receive, pro rata in relation to the number of shares of Liberty Stock held by them, such dividends or other distributions as may be authorized from time to time, by the Board of Directors out of assets legally available therefor.

         Liquidation Rights. In the event of the liquidation of Liberty and the distribution of its assets, after the payment in full or the setting apart for payment to all creditors of Liberty of the amounts to which they shall be entitled and subject to such preferential amounts to which the holders of outstanding preferred stock, if any, shall be entitled, the remaining assets of the company available for payment and distribution to holders of shares of Liberty Stock shall, subject to any participating or similar rights of preferred stock at the time outstanding, be distributed ratably, in accordance with the number of shares of Liberty Stock held by each such holder, among the holders of outstanding shares of Liberty Stock.

         Voting Rights. Each holder of Liberty Stock is entitled to one vote per share on all matters to be voted upon by Liberty's stockholders.

         Preferred Stock. Liberty will have 2,000,000 authorized shares of preferred stock. The Board of Directors will have the power to authorize the issuance of shares of preferred stock with such terms and conditions as permitted by Maryland law.

FEDERAL INCOME TAX MATTERS

         Federal Income Tax Consequences of the Reorganization. The Board of Trustees intends the Reorganization to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, with the result that no gain or loss will be recognized by the Company, Liberty or the shareholders of the Company. The basis of your shares of Liberty Stock received in exchange for your Company Shares, and the holding period for such shares of Liberty Stock, will be the same as your basis in, and holding period for (assuming that you hold the Company

Shares as capital assets), your Company Shares. The basis and holding period for the properties of the Company acquired by Liberty upon the consummation of the Mergers will be the same in the hands of Liberty as they were in the hands of the Company.

         As a condition to the consummation of the Mergers, Kohrman Jackson & Krantz P.L.L., as counsel to the Company and to Liberty, will render an opinion to the Company and to Liberty to the effect that the Mergers will qualify as a tax-free reorganization within the meaning of the Code. Such opinion will be based on certain factual assumptions regarding the Mergers. In the event that any of such assumptions or representations are incorrect, the treatment of the Mergers as a tax-free reorganization under the Code may be adversely affected.

         State Taxes. You are encouraged to check with your own tax advisor to determine whether the tax consequences of the Mergers to you are the same under applicable income tax laws of the state in which you reside as the tax consequences to you under the Code.

         You are urged to consult your own tax advisors with respect generally to the tax consequences arising under Federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from your own tax characteristics and situation.

         The consummation of the Reorganization is contingent upon the approval of the Declaration Amendment (Proposal 1) and the approval of the Formation Transactions (Proposal 3).

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
REORGANIZATION.


         PROPOSAL 3 -- APPROVAL OF THE FORMATION TRANSACTIONS

OVERVIEW OF THE FORMATION TRANSACTIONS

         Overview. The following discussion assumes that the Reorganization has been consummated. Proposal 3 seeks shareholder approval of the Formation Transactions, as described more fully below. The effect of the Formation Transactions would be to redirect the investment focus of the Company from its prior investment strategy of acquiring mostly commercial and industrial properties located in selected areas of projected growth in the United States, to an investment strategy of operating, managing, acquiring, developing, expanding and investing in self-storage facilities.

         The Trustees believe that this restructuring, and the potential increased liquidity, capacity for growth, and access to capital which Liberty expects to realize as a result of the restructuring, present an opportunity for the realization of value to Liberty's stockholders through potential increases in cash flow available for distribution and through potential appreciation in the value of Liberty Stock.

         In general terms, the Formation Transactions will result in the formation of a Delaware limited partnership by Liberty ("LSS I") and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company (the "Ohio LLC"), which owns 15 self-storage facilities (the "Properties"). Richard M. Osborne, the Chairman of the Board and Chief Executive Officer of the Company ("Osborne"), is the sole Manager and owns, with an affiliate, approximately 98.4% of the Ohio LLC. The remaining 1.6% is owned by Thomas J. Smith, the President and a Trustee of the Company ("Smith"), and Diane Osborne, the wife of Mr. Osborne. Following the Formation Transactions, Liberty will be the general partner owning approximately 1% of LSS I and a limited partner owning approximately 29.91%, and Mr. Osborne and his affiliate, Mr. Smith and Mrs. Osborne will be the limited partners, owning approximately 69.09% of the limited partnership. The limited partnership interests of LSS I will be divided into two classes: Class A and Class B. The members of the Ohio LLC will receive Class A limited partnership interests and Liberty will receive Class B limited partnership interests. The Class A limited partnership interests will be redeemable for cash or, at the election of Liberty, convertible into Liberty Stock on a one-for-one basis. The effect of the Formation Transactions will be to restructure the Company into an "umbrella partnership REIT" or "UPREIT." LSS I will be the sole owner of the Ohio LLC which owns the Properties. The individuals that currently manage the Properties will continue in that capacity as the management of Liberty. These individuals have substantial experience in managing, acquiring, developing, expanding and operating self-storage facilities. See "The Formation Transactions -- Formation of LSS I Limited Partnership -- Capital Structure."

         The Company will use its best efforts to assure that, following consummation of the Reorganization and the Formation Transactions, Liberty Stock will be listed with the OTCBB and be freely-tradeable, and that you will continue to have the option to hold Liberty Stock or trade it in the open market. Subsequent to the Formation Transactions and the Reorganization, the Company's shareholders will own one share of Liberty Stock for each Company Share. Cash will be paid in lieu of fractional shares. No changes in the rights of the holders of the Company Shares will be effected by the Formation Transactions. The Formation Transactions will be accounted for using the purchase method of accounting. See "ACCOUNTING TREATMENT OF THE FORMATION TRANSACTIONS" below. The Company and the Ohio LLC believe that the Formation Transactions will not affect the qualification of Liberty as a Areal estate investment trust" under Sections 856 through 860 of the Code. LSS I will be taxed as a partnership (rather than an association taxable as a corporation) for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" and "TAX ASPECTS OF LIBERTY'S INVESTMENT IN LSS I."

         Absent approval and consummation of the Formation Transactions, the Trustees believe that the Company will be forced to liquidate and you will realize only your ratable portion of any net liquidation proceeds.

         Certain Conflicts of Interest. In considering the recommendation of the Trustees in respect of the Formation Transactions, you should be aware that certain of the Trustees have interests in the Formation Transactions that are in addition to the interests of the Company's shareholders generally and that certain conflicts of interest may arise from the consummation of the Formation Transactions.

         Mr. Osborne, through Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company of which Mr. Osborne is sole Manager (the "Fund"), owns 9.8% of the outstanding Company Shares. Mr. Osborne and his affiliate own 98.4% of the Ohio LLC and will receive limited partnership interests in LSS I in exchange for his membership interests in the Ohio LLC. Mr. Osborne and the other Ohio LLC members will receive 6,776,269 limited partnership interests in LSS I in exchange for their membership interests in the Ohio LLC. Therefore, Mr. Osborne and his affiliate will receive 98.4% of the Class A limited partnership interests, or 6,667,849 limited partnership interests. Mr. Osborne and the other limited partners will own 69.09% of LSS I, with Liberty owning the remaining 30.91%. The Class A limited partnership interests in LSS I owned by the members of the Ohio LLC are redeemable for cash or, at the election of Liberty, convertible into Liberty Stock, on a one-for-one basis. Including 297,344 shares of Liberty Stock that will be held by an affiliate of Mr. Osborne upon completion of the Formation Transactions, Mr. Osborne would, upon conversion, own 6,965,193 shares of Liberty Stock, or approximately 71% of Liberty Stock then outstanding. No such conversion into Liberty Stock will be permitted if Liberty and its independent directors determine that such conversion would be likely to disqualify Liberty as a REIT. Because Liberty is the general partner of LSS I and because Mr. Osborne and his affiliates limited partnership interests amount to 67.98% of LSS I, Mr. Osborne, Chairman of the Board and Chief Executive Officer, will face conflicts of interest in making determinations regarding LSS I.

         Payment of Expense. The Ohio LLC will pay the costs of the Reorganization and Formation Transactions up to $650,000 and thereafter Liberty will pay all costs. See "INTERESTS OF CERTAIN PERSONS IN THE FORMATION TRANSACTIONS."

BACKGROUND OF THE FORMATION TRANSACTIONS

         The Company was organized as a business trust under the laws of the State of California pursuant to a declaration of trust, dated June 24, 1982, and commenced operations on April 12, 1983. The Company's original name was "Sierra Real Estate Equity Trust '83." On October 11, 1991, the Company changed its name to "Meridian Point Realty Trust '83." The Amended and Restated Declaration of Trust of the Company was filed on May 12, 1992 and amended on July 23, 1993 and February 14, 1995.

         The Company is a self-liquidating, finite-life business trust which elected to operate as a REIT for federal income tax purposes. Pursuant to the Company's self-liquidating, finite-life policy as set forth in the Current Declaration of Trust, net proceeds from the sale or refinancing of the Company's properties were distributed to shareholders rather than reinvested in additional properties. As a result of this self-liquidating policy, at the time the Company commenced operations its anticipated life-span was seven to ten years, although the exact timing and extent of liquidating distributions were subject to various factors, including the real estate market and general economic conditions.

         The Company's original objective was to make equity investments in income-producing industrial and commercial real estate in selected areas of projected growth in the United States. Prior to February 23, 1996, the Company had an interest in ten properties, all but one of which (the Charleston property) were sold on that date to Meridian Industrial Trust, Inc. ("MIT"). As a result of this sale, the Company paid a dividend on March 22, 1996 of $1,000,434 in cash (or $0.33 per share) and 390,360 shares of MIT common stock (or 0.1287 of a share of MIT per Company Share) to shareholders of record on March 12, 1996. At that time, the Company stated that its principal objective was to sell the Charleston property, adopt a plan of liquidation, distribute its net assets to its shareholders and then liquidate.

         In November 1996, the former Board of Trustees engaged in a discussion about the possibility of selling the Company after the sale of the Charleston property. An investment banker was interviewed who offered to locate a purchaser for the Company and negotiate and handle the sale. As the prospect of selling the Charleston property improved in mid-1997, the former Board consulted further with the investment banker regarding the process of selling the Company and considered whether this should be pursued. On July 8, 1997, the investment banker was engaged to seek potential buyers of the Company.

         During this period, Mr. Osborne was making requests that the Company hold an annual meeting and provide him with a shareholders' list. Mr. Osborne had also indicated, in an amendment to his Schedule 13D filing with the SEC, his intent to work together with Mr. Calabrese (a current Trustee of the Company), Meredith Partners (a former shareholder of the Company) and the Company's management at the time to create value for shareholders. The stated intent was to try to convince management to take steps to have the shareholders convert the Company to a perpetual-life REIT.

         When the sale of the Charleston property became imminent, the former Board of Trustees discussed the progress being made to explore selling the Company as an alternative to liquidation and dissolution. On August 14, 1997, the former President of the Company, set October 9, 1997 as the date for a special meeting of shareholders.

         On August 21, 1997, the Company sold the Charleston property which consisted of six research and light industrial buildings, totaling 119,041 square feet of space on an eight-acre site adjacent to the Bayshore Freeway in Mountain View, California. The total sale price was $13 million less a $1.35 million credit for estimated environmental remediation work and related costs resulting in a net sale price of $11.65 million. The Company realized a gain of approximately $4.349 million on the sale. The Company announced at the time of the sale that the Board of Trustees was in the process of evaluating the options available to the Company, including sale or liquidation of the Company. Following the sale of the Charleston property, the Company's assets consisted mostly of cash and cash equivalents and its only income was from investment of its remaining funds. Accordingly, the former Board of Trustees declared a dividend in the amount of $3.00 cash per share, which was paid on September 12, 1997 to shareholders of record on September 2, 1997. The remainder of the proceeds from the sale of the Charleston property were held pending a decision by the former Board as to the best course of action for the Company to pursue.

         In connection with the Company's sale of its last property, the Charleston property, in August 1997, $1.35 million was held-back from the $13.0 million sale price for estimated remediation work. In the late 1980s, the San Francisco Bay Region of the California Regional Water Quality Control Board (the "RWQCB") requested that the Company investigate and characterize soil and groundwater contamination of the Charleston property. The Company engaged an environmental engineering from that discovered the presence of trichloroethylene and other solvent chemicals in the groundwater. The RWQCB deferred issuing a Site Cleanup

Requirements ("SCRs") order to give the Company time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify the Company broadly against the pending SCRs and other types of environmental claims. Its indemnity is backed by an environmental insurance policy. It is possible that the RWQCB could still name the Company as a potentially responsible party when it ultimately issues its SCRs order for the property based on the Company's former ownership. If that occurs the Company could tender the SCRs order to the purchaser for compliance. Similarly, the Company would tender any environmental claim brought against it to the purchaser pursuant to the indemnity.

         During this period, the investment banker was making inquiries and seeking indications of interest from various parties, including Mr. Osborne, in purchasing the Company. The investment banker presented the former Board of Trustees with the status of his inquiries, including details on those expressing interest, his evaluation of the prospects and the results of his due diligence. Negotiations ensued with one of the prospects for a transaction where the proposed structure included the issuance of additional stock by the Company for cash, the issuance of warrants and the allocation of values in connection with the contribution of the properties for shares. The former Board was not agreeable to such issuance because it believed that such an issuance appeared to be inconsistent with the self-liquidating policy.

         After reviewing and rejecting another potential prospect, the former Board of Trustees concluded that the alternatives to proceeding with liquidation were not as likely to assure greater value for shareholders. On December 16, 1997, the former Board announced the adoption of a plan of liquidation and dissolution for the Company and proposed that the plan be submitted to the vote of the shareholders at an annual meeting to be held in 1998.

         Between December 15, 1997 and January 8, 1998, two of the prospects revised their proposals and another party expressed interest in exploring an offer. The former Board of Trustees, in analyzing these proposals, was concerned over the risk to shareholders as compared to liquidation, but determined that management should look into these proposals. However, the former Board continued to move forward with their plans to hold an annual meeting.

         The former Board of Trustees rejected proposals submitted by several prospects during the first part of 1998 and discussions with others dissipated. There were, at the time of the annual meeting in September 1998, no open offers being considered by the former Board and there were no ongoing purchase-related discussions between the Company and third parties since mid-July 1998.

         On July 1, 1998, the former Board of Trustees adopted resolutions to hold the annual meeting of shareholders to consider and vote on, among other things, the election of trustees and the approval of a plan of liquidation and dissolution. The current members of the Board of Trustees formed the "Meridian '83 Shareholders' Committee for Growth" (the "Committee") and filed a proxy statement in opposition to the then trustees to elect their own nominees as trustees of the Company and to oppose the approval of the plan of liquidation and dissolution presented by the former Board of Trustees. Because the Committee was aware that the former Board had explored other alternatives, in the Committee's proxy statement, the Committee indicated that it would seek conversion of the Company's self-liquidation policy to a perpetual-life policy, that it had identified self-storage facilities as one possible type of investment that may be suitable for the Company and that it would consider a merger with a real estate company that owns self-storage facilities including merging with an entity controlled by Mr. Osborne.

         The annual meeting of shareholders of the Company was held on September 22, 1998. The shareholders of the Company elected the Committee's nominees and the plan of liquidation and dissolution was not approved. The final vote was certified by the inspector of elections on September 28, 1998 and the Committee's nominees became the members of the Board of Trustees of the Company.

         Because the Company ceased to own any properties in August 1997 and the Current Declaration of Trust forbids the Company from investing the cash in additional properties, the current Board of Trustees was faced with few opportunities, not already explored by the former Trustees, to enhance shareholder value. The current Board decided, as it had indicated in their proxy statement, that the merger of the Company with a limited liability company controlled by Mr. Osborne that owns self-storage facilities was the best option for the Company and its shareholders.

         The current Board of Trustees has retained the investment banking firm of Robert A. Stanger & Co., Inc. ("Stanger") to render a fairness opinion (the "Fairness Opinion") in connection with the Formation Transactions.

         The remaining documentation needed to implement the Formation Transactions was finalized to the extent practicable by the date hereof; on the date hereof Stanger delivered its Fairness Opinion to the Board of Trustees as to the fairness, from a financial point of view, to the Company's shareholders of the allocation of interests in LSS I in connection with Formation Transactions, and the Trustees approved the execution of the final documentation, subject to the receipt of shareholder approval. See "PORTFOLIO APPRAISAL & FAIRNESS OPINION" below.

THE FORMATION AGREEMENT

         The Company has agreed to the Formation Transactions pursuant to a Formation Agreement, dated as of May 12, 1999, among the Company, Liberty, the Ohio LLC and the members of the Ohio LLC (the "Formation Agreement"). The Formation Agreement provides the framework for the Formation Transactions, sets forth certain representations, warranties and covenants made by the parties in connection with its execution, and provides for indemnification and the termination of the agreements among the parties upon the occurrence of certain events, all as set forth more fully below.

         The following is a summary of the material terms of the Formation Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex C, the Partnership Agreement (as defined below), a copy of which is attached to this Proxy Statement/Prospectus as Annex D, and of certain other agreements to be entered into pursuant thereto. YOU ARE ENCOURAGED TO READ THE ENTIRE FORMATION AGREEMENT AND THE PARTNERSHIP AGREEMENT AS WELL AS THIS PROXY

STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS REFERRED TO HEREIN PRIOR TO MAKING ANY DECISION AS TO WHETHER TO VOTE IN FAVOR OF THIS PROPOSAL.

FORMATION OF LSS I LIMITED PARTNERSHIP

         Overview. The Formation Agreement provides for the organization of LSS I Limited Partnership, a Delaware limited partnership ("LSS I"), in which Liberty will be the general partner and a Class B limited partner and Mr. Osborne and his affiliate and the other members of the Ohio LLC (Mr. Smith and Mrs. Osborne) will be the Class A limited partners. LSS I will be organized pursuant to a limited partnership agreement (the "Partnership Agreement" and together with the Formation Agreement, the "Formation Documents"). The Partnership Agreement provides that each member of the Ohio LLC will exchange his, her or its membership interests in the Ohio LLC for Class A limited partnership interests in LSS I, at net asset value. Liberty will assume the debt of the Ohio LLC at the time of contribution of the membership interests. The Ohio LLC will remain an obligor of the debt of the Ohio LLC, and Mr. Osborne will remain a guarantor. After the contribution, LSS I will be the sole member of the Ohio LLC. Liberty will contribute cash and securities to LSS I in exchange for its general partnership interest and Class B limited partnership interests. The Company presently estimates the amount of this cash contribution and securities to be approximately $2.0 million; however, the actual amount of cash to be contributed may vary based upon the level of expenses incurred by the Company through the date of consummation of the Formation Transactions. Such cash contribution will be funded from the Company's available cash as of the date of consummation of the Formation Transactions.

         Capital Structure. LSS I will have one general partner, Liberty. The limited partnership interests of LSS I will be divided into two classes: Class A and Class B. The Class A limited partnership interests, which will be owned by the members of the Ohio LLC, will be redeemable for cash or, at the election of Liberty, convertible into shares of Liberty Stock, on a one-for-one basis. No such conversion will be permitted for a particular Class A limited partner if Liberty determines that such conversion might disqualify Liberty as a REIT.

         The Class B limited partnership interests in LSS I will be held by Liberty and will not be entitled to redemption or a preferred return.

         The Partnership Agreement also provides for the issuance of additional classes of limited partnership interests.

         If all of the Class A limited partnership interests were converted into Liberty Stock, Mr. Osborne and his affiliates, based on the 98.4% ownership interest in the Ohio LLC and the 297,344 shares of Liberty Stock that will be held by an affiliate of Mr. Osborne upon completion of the Formation Transactions, would hold 6,965,193 shares of Liberty Stock, or approximately 71% of the total number of shares of Liberty Stock then outstanding. No conversion of Class A limited partnership interests will be permitted if Liberty determines that such conversion might disqualify Liberty as a REIT.

         Ownership Percentages. Based on net asset value, Liberty's general partnership interest in LSS I will be 1% and its limited partnership interest will be 29.91% and Mr. Osborne and the other limited partners' ownership interest will be 69.09%. Based on such percentages, LSS I will issue to (1) Liberty 98,079 general partnership interests and 2,933,539 Class B limited partnership interests, and (2) Mr. Osborne and the other limited partners 6,776,269 Class A limited partnership interests. These percentages are based on the Net Asset Value (as calculated below) to be contributed by Liberty and the members of the Ohio LLC. See page 63 for "Calculations of Net Asset Value to be Contributed in the Formation Transactions."

         Maryland Law. As a condition to the contribution of the membership interests in the Ohio LLC, Liberty will waive the requirements of, or provide an exemption with respect to, Subtitles 6 and 7 of Title 3 of the MGCL as they may relate to Mr. Osborne and his affiliates and, to the extent necessary, the other limited partners. Subtitle 6 of Title 3 of the MGCL prohibits a Maryland corporation from engaging in business combinations with stockholders who control 10% or more of the voting power of such corporation for a period of five years following the date such stockholder became a 10% stockholder, except for certain limited exemptions. Subtitle 7 of Title 3 of the MGCL states that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or directors who are employees of the corporation. Liberty's Articles provide that Mr. Osborne and his affiliates are not subject to these provisions. See "Proposal 2 -- Certain Changes in the Rights of Shareholders Resulting from the Reorganization -- Certain Business Combinations" and "Control Share Acquisitions."

         Representations and Warranties. The Ohio LLC and Mr. Osborne as its managing member will make certain representations and warranties to the Company and Liberty, including representations and warranties as to the material accuracy of all information furnished to the Company and Liberty with respect to the Ohio LLC and the Properties, the Ohio LLC's title to the Properties, the compliance by the Properties with all applicable laws and regulations, certain environmental, zoning and similar matters, the absence of litigation or regulatory proceedings in respect of the Properties and other customary matters.

         Transferability of Interests. Liberty will be not be able to withdraw voluntarily from LSS I or transfer or assign its interest in LSS I except under certain limited agreed upon circumstances. With certain agreed upon limited exceptions, the limited partners will not be able to transfer their interests in LSS I without the consent of Liberty.

         Capital Contributions. If LSS I requires additional funds in excess of funds available to it from borrowings or capital contributions, Liberty may borrow those funds and lend those funds to LSS I on the same terms and conditions as are applicable to Liberty's borrowing. As an alternative to borrowing funds required by LSS I, Liberty may issue additional shares of Liberty ("Additional Securities") and contribute the proceeds from such issuance to LSS I. If Liberty so contributes the proceeds, LSS I shall issue to Liberty partnership interests with rights substantially similar to those of the Additional Securities. The partnership interests of the limited partners will be correspondingly decreased or adjusted in connection with the issuance by LSS I.

         No Sale of Properties. The Partnership Agreement provides that the Properties cannot be sold by LSS I for ten years from the date of execution of the Partnership Agreement, except that LSS I is permitted to enter into a like-kind exchange (as defined in Section 1031 of the Code) with respect to any portion or all of the Properties to the extent that such exchange will not cause a recognition of gain under Section 704(c) to the members of the Ohio LLC.

         Rights, Powers and Duties of Partners. Liberty, as the sole general partner of LSS I, will have full, exclusive and complete responsibility for and discretion in the management and control of LSS I, and the limited partners will have no authority to transact business for, or to participate in the management activities or decisions of, LSS I. However, any amendment to the Partnership Agreement that would (1) seek to impose additional personal liability on the limited partners, (2) affect the allocation of profits and losses and distributions between the partners, or (3) impose on the limited partners any obligation to make additional contributions to the capital of LSS I, would require the consent of limited partners holding more than 65% of the limited partnership interests.

         LSS I will be operated in a manner that will enable Liberty to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability, unless Liberty determines no longer to seek classification as a REIT.

         Termination of Partnership. LSS I will continue for perpetuity, or until sooner dissolved upon (1) the bankruptcy, dissolution or withdrawal of Liberty (unless the limited partners elect to continue LSS I), (2) the 90th day following the sale or other disposition of all or substantially all the assets of LSS I, (3) the redemption of all Class A limited partnership interests in LSS I, or (4) the election of Liberty (but only in accordance with and as permitted by applicable law).

         Distributions; Allocations of Profits and Losses; Tax Matters. Distributions from LSS I will be made at the discretion of Liberty as the sole general partner of LSS I. Generally, all distributions from LSS I will be made to Liberty and the limited partners concurrently, and will be allocated to Liberty, on the one hand, and to the limited partners, on the other, on a pro rata basis by reference to their respective percentage interests in LSS I. Accordingly, the income and expenses of Liberty that will be reflected in the financial information to be provided to the stockholders of Liberty will be the income and expenses of LSS I, adjusted to deduct the interests of the partners other than Liberty.

         LSS I will make cash distributions from cash from operations (including net sale or refinancing proceeds that are not reinvested, but excluding net proceeds from the sale of LSS I's property in connection with the liquidation of LSS I) quarterly, in amounts determined by Liberty in its sole discretion, to the partners in accordance with their respective percentage interests in LSS I. Liberty intends to make any distributions necessary to comply with the income distribution requirements of the REIT rules. Upon liquidation of LSS I, after payment of, or adequate provision for, debts and obligations of LSS I (including any partner loans), any remaining assets of LSS I will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

         Profits, losses and other items of income, gain, loss and credit of LSS I generally will be allocated among the partners in accordance with their respective interests in LSS I pursuant to Section 704(b) of the Code, except to the extent that LSS I is required, pursuant to Section 704(c) of the Code, to allocate depreciation deductions relating to, or gain on sale of, the Properties in a different manner.

         Liberty will be the tax matters partner of LSS I and, accordingly, will have authority to make tax elections under the Code on behalf of LSS I.

         Additional Capital Sources. The Company will use its best efforts to locate additional financing sources. In addition, the Company will use its best efforts to obtain a line of credit in an amount up to $50 million. There is no assurance that the Company will be able to obtain additional financial sources on terms favorable to the Company.

         Management. The Company intends that Liberty will be self-managed after completion of the Formation Transactions. The individuals that currently manage the Properties for the Ohio LLC will manage the Properties for Liberty. These individuals have substantial experience in managing, acquiring, developing, expanding and operating self-storage facilities. Thomas J. Smith will remain as President and Chief Operating Officer and Ronald L. Ramer will continue as Chief Financial Officer. Upon completion of the Formation Transactions, Liberty will hire the appropriate additional staff. If necessary to comply with REIT requirements, concurrently with the completion of the Formation Transactions or in future, Liberty would form a subsidiary to hold non-real estate assets. The subsidiary's ownership structure will comply with all technical REIT requirements and the economic structure will result in Liberty receiving substantially all the economic benefits of the operation of the subsidiary.

         Representations and Warranties. Each party to the Formation Agreement has made representations and warranties to the other parties thereto as to the consents and approvals necessary for its consummation of the transactions contemplated by the Formation Agreement, its legal existence, maintenance of insurance, ownership of its respective assets, and certain other matters.

         Termination. The Formation Agreement provides that it may be terminated if the transactions contemplated by the Formation Agreement have not been consummated by October 31, 1999, and the Formation Transactions may be abandoned at any time thereafter by any party by written notice to the other parties.


        Conditions.  The Formation Transactions are subject to the following:

       - Approval by an affirmative vote of 50% of the votes cast by Meridian shareholders (other than Mr. Osborne or his affiliates);

       -      Compliance with Nasdaq Marketplace Rules to the extent applicable;

       - The absence of any order, decree or injunction of a court, agency or tribunal of competent jurisdiction that enjoins or prohibits the consummation of the Formation Transactions.

THE PROPERTIES


         As of May ___, 1999, the Ohio LLC owns and operates the fifteen (15) Properties containing an aggregate of 565,640 square feet. Twelve of the Properties are located in Ohio and the other three Properties are located in New York. The Ohio LLC owns 100% fee interest in each of the Properties. The following table provides an overview of certain information regarding the
Properties:


               YEAR BUILT/         RENTABLE       OCCUPANCY
LOCATION        EXPANDED           SQUARE FT.     AT 12/31/98     ACRES     UNITS  CONSTRUCTION
--------        --------           ----------     -----------     -----     -----  ------------
OHIO:
Avon            19811986/1998        67,423          70.50%       6.1225      495    Masonry & Steel
Canton            1979-87            41,175          50.80%      11.1533      388    Concrete
Catawba           1988/1998          43,052          51.30%         7.57      302    Steel
Cleveland           1997             40,150          98.20%       3.6801      278    Steel
Dayton              1989             19,550          92.70%        5.001      206    Concrete
East Canton         1997             26,700          69.50%      12.6298      177    Steel
East Liverpool    19861996           29,990          93.20%        11.49      222    Steel
Louisville        19881990           53,060          75.80%        6.828      364    Masonry
Mentor              1983             20,382           4.70%        6.000      204    Masonry
Perry            1992/1997           63,950          69.00%        6.194      397    Steel
Ravenna             1988             16,950          84.70%        1.785      150    Steel
Willoughby          1997             33,998          68.10%         2.37      276    Masonry

NEW YORK:
Endicott            1989             35,580          73.70%        4.993      297    Concrete/Steel Roof
Southold            1989             53,055          88.90%        6.949      552    Steel
Riverhead         1985-1986          20,625          90.00%        3.045      183    Steel
                              ----------------------------------------------------
TOTAL/AVERAGE                       565,640          72.07%      95.8107    4,491
                              =====================================================

         In the course of due diligence in connection with the Formation Transactions, the Company conducted Phase I environmental audits of each of the Properties and appraisals of the Properties were conducted by Stanger. The Phase I environmental audits showed no environmental contamination, and, therefore, no need for remediation.

         Mortgages. The Willoughby, Perry, Canton, Catawba, East Canton, Louisville, Ravenna, East Liverpool, Dayton, and Endicott Properties are all encumbered by mortgages which secure a $10,300,000 loan from The Provident Bank ("Provident") to the Ohio LLC. The loan is at a variable rate of interest equal to 2.25% over the average yield on United States Treasury Securities adjusted to a constant maturity of three years. The rate for the initial three-years was fixed at 7.72% and will adjust on June 1, 2001 for the final two years with maturity to occur on June 1, 2003. The loan is amortized over 20 years. Current monthly payments are $84,367 per month. The loan is personally guaranteed by Richard M. Osborne.

         The Catawba Property is further encumbered by a mortgage securing a $265,087 construction and development loan from Provident to the Ohio LLC. The loan has an initial interest rate equal to the prime rate, which as of July 1, 1999 converts to a rate equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of two years. The interest rate will be re-adjusted as of June 1, 2001 for determining the payments during the last two years of the loan, which matures June 2003. Payments are interest only through May 31, 1999 and thereafter convert to the variable rate discussed above, using a 23-year amortization period. This note is personally guaranteed by Richard M. Osborne.

         The Avon Property is encumbered by a mortgage securing a $554,704 construction and development loan from Provident. The terms of this loan are identical to those for the $262,977 loan encumbering the Catawba facility, except that the variable rate is 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The Avon Property is also encumbered by a $940,000 loan, maturing October 31, 2002, from Provident, guaranteed by Richard M. Osborne. The loan has an interest rate of 8.02%. Current monthly payments are $7,268 per month, with a 25 year amortization period.

         The Mentor Property is encumbered by a mortgage securing a $1,200,000 loan from First Merit Bank, N.A. The interest rate on the loan is fixed at 8% and the loan matures March 30, 2003. The loan provides for 59 monthly payments of $11,579.09 each and a final balloon payment of $960,871.21, equal to the remaining principal balance and accrued interest due at maturity. The note is personally guaranteed by Richard M. Osborne.

         The Southold Property is encumbered by a mortgage with Provident in the amount of $2,500,000, which matures June 2003. Current monthly payments are $17,296. The initial interest rate is prime which converts on June 30, 2000 to 2.50%, the average yield on U.S. Treasury securities adjusted to a constant maturity of three years. The loan provides for interest only payments through June 30, 2000 and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.

         The East Liverpool Property is encumbered by a $250,000 second mortgage with Rt. 11 Storage Park, Inc. Current monthly payments are $2,000. This note is guaranteed by Richard M. Osborne.

         The Cleveland Property is encumbered by a mortgage with Shore Bank in the amount of $1,271,237, maturing on May 20, 2002. Current monthly payments are $9,695 with an interest rate of 6.8538%, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.

         The Riverhead Property is encumbered by a mortgage with James R. Stark and Patricia Stark in the amount of $600,000, maturing May 2004. Current monthly payments are $5,207, with an interest rate of 8.50%, using a 20-year amortization. This note is personally guaranteed by Thomas J. Smith. The Riverhead Property is encumbered by a second mortgage with Provident in the amount of $350,000, maturing in May 2003. Current monthly payments are $2,260. Interest is at prime rate until May 31, 2000 when it converts to 2.50% over the average yield on U.S. Treasury securities adjusted to a constant maturity of three years. The loan provides for interest only payments through May 31, 2000, and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.


                                PLANS FOR LIBERTY

BUSINESS OBJECTIVES

         Liberty was organized to acquire, succeed to, and continue the business of the Company following the Mergers. Liberty has had no activities to date other than those incident to the Reorganization. Liberty intends to operate and be taxed as a REIT. Liberty will operate and manage the 15 self-storage Properties, as the general partner of LSS I. Liberty will be managed by the individuals who currently manage the Properties for the Ohio LLC. These individuals have substantial experience in managing, acquiring, developing, expanding and operating self-storage facilities.

         Niche Self-Storage Strategy. Liberty will focus on the acquisition, expansion and development of a portfolio of self-storage facilities. Liberty seeks to capitalize on several types of opportunities in self-storage market.

       - ACQUISITION PROPERTIES -- Liberty will seek properties in locations with desirable supply and demand characteristics, with the potential for higher occupancy rates and nonprofessional management/ownership. Liberty will seek to acquire such properties at an attractive price and where appropriate average down its cost by expanding the property to add additional rental units and incremental, high margin revenues. Liberty will seek to acquire such properties based on rents and expenses in place and then undertake a program of cost control and revenue enhancement. To reduce competition for its acquisitions, Liberty will seek individual properties (versus bulk acquisitions) and properties which do not meet the typical size requirements of the major national self-storage companies (generally below 45,00050,000 square feet). Liberty believes opportunities exist to acquire such properties and that such properties.

       - DEVELOPMENT -- Liberty will have inhouse development/construction capability and will selectively develop properties in attractive markets.

         Liberty intends to focus in geographic areas where the Ohio LLC had existing real estate relationships or has previously conducted business and owned properties, including Ohio, New York, North Carolina, New Jersey, Florida, Indiana, Pennsylvania and Michigan. To promote management efficiency, Liberty will seek to concentrate acquisitions in each area into "regional clusters."

         Upside From Contribution of the Properties. Most of the Properties have been acquired within the past two years and the Ohio LLC's management is continuing to upgrade their operations and management. Liberty believes that the Properties have the potential for cash flow increases from three sources (1) increasing occupancies to "stabilized" occupancy rates; (2) increasing rental rates; and (3) planned expansions. The average portfolio occupancy of approximately 73% reflects 7 unstabilized Properties which the Ohio LLC is in the process of obtaining additional renters. In addition, approximately 111,000 square feet of expansions, representing a 20% increase in the size of the Properties, have been planned. These expansions are expected to increase cash flow due to the low incremental costs associated with their operation.

ANTICIPATED DIVIDEND POLICY

         Liberty will comply with the dividend rules with respect to REITs and will distribute at least 95% of its REIT taxable income to its stockholders.

                  COMPOSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

         Upon the consummation of the Formation Transactions, each of the current Trustees of the Company will become a director of Liberty and each of the current executive officers of the Company will become an executive officer of Liberty with the same title. Mr. Osborne will be Chairman of the Board and Chief Executive Officer, Mr. Smith will be President and Chief Operating Officer and Mr. Ramer will be Chief Financial Officer of Liberty. In addition, the individuals who currently manage the Properties for the Ohio LLC will continue in that capacity as Liberty's management. These individuals have substantial experience in managing, acquiring, developing, expanding and operating self-storage facilities. Information about each of the Trustees and Executive Officers of the Company is set forth under "PROPOSAL 4 -- Election of Trustees."

                   SELECTED HISTORICAL AND PRO FORMA FINANCIAL
                                   (UNAUDITED)

         The unaudited pro forma condensed consolidated balance sheet of Liberty as of December 31, 1998, set forth below, gives effect to the Reorganization and the Formation Transactions as if they had been consummated on such date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 gives effect to the Reorganization and Formation Transactions as if all such transactions had been consummated on January 1, 1998. These pro forma statements have been prepared based on estimates of accounting adjustments and, therefore, are subject to change.

         The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of the Company and the Ohio LLC which are included elsewhere herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Reorganization and Formation Transactions been consummated on the date as of which, or at the beginning of the period for which, these transactions are being given effect, nor is it necessarily indicative of future financial positions or operating results.

                                    LIBERTY
                        PROFORMA CONDENSED BALANCE SHEET
                         AS OF ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                              HISTORICAL (A)
                                    ----------------------------------
                                                                             PRO FORMA
                                    MERIDIAN       OHIO LLC  SUBTOTAL        ADJUSTMENTS  PRO FORMA
                                    -----------------------------------------------------------------
ASSETS
      Cash and Cash Equivalents     $600,173      $77,393    $  677,566     $ 500,000 B   $    27,566
                                                                             (650,000)C
                                                                             (500,000)D
      Investment in Mortgage-
        Related Assets             1,205,722          --      1,205,722           --        1,205,722

      Accounts Receivable                --        36,420        36,420           --           36,420

      Restricted Cash                357,728          --        357,728           --          357,728

      Property, Plant and
        Equipment (Net)                  --    12,271,222    12,271,222    10,398,778 E    23,620,000

                                                                              950,000 F

      Goodwill                           --       917,656       917,656      (917,656)G           --

      Other                           14,453      314,470       328,923      (275,975)H        52,948
                                  -------------------------------------------------------------------
      TOTAL ASSETS                $2,178,076  $13,617,161   $15,795,237    $9,505,147     $25,300,384
                                  ==========  ===========   ===========    ==========     ===========

LIABILITIES AND EQUITY:
      Accounts Payable            $  185,567  $    84,360   $   269,927    $      --      $   269,927

      Notes Payable                      --    16,668,800    16,668,800       500,000 B    18,118,800

                                                                              950,000 F
      Accrued Liabilities
       and Other                         --       465,513       465,513           --          465,513

      Minority Interest                  --           --            --      4,453,635 I     4,453,635
                                  -------------------------------------------------------------------
      TOTAL LIABILITY AND EQUITY     185,567   17,218,673    17,404,240     5,903,635      23,307,875

EQUITY                             1,992,509   (3,601,512)   (1,609,003)     (500,000)D     1,992,509

                                                                             (917,656)G

                                                                           10,398,778 E

                                                                             (650,000)C
                                                                             (275,975)H
                                                                           (4,453,635)I
                                  -------------------------------------------------------------------
                                  $2,178,076  $13,617,161   $15,795,237    $9,505,147     $25,300,384
                                  ==========  ===========   ===========    ==========     ===========


                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

A Reflects the historical condensed balance sheets as of December 31, 1998 of the Company and the Ohio LLC.

B Reflects the borrowing of $500,000 by the Ohio LLC against the Southold property.

C      Represents payment of the transaction costs by the Ohio LLC.

D Represents the distribution to the members of the Ohio LLC of the loan proceeds discussed in B.

E Represents the purchase accounting adjustment to the historical carrying value of the Ohio LLC's property, plant and equipment. LSS I will acquire the membership interests in the Ohio LLC in exchange for limited partnership interests. This transaction will be accounted for as a purchase, with LSS I as the acquiror. The value of the limited partnership interests issued as consideration will be based upon the fair value of the assets acquired from the Ohio LLC. The only asset acquired or liability assumed for which the fair value exceeds historical carrying value is property, plant and equipment. Also see notes G and H.

         Appraised value of properties acquired......                  $  23,620,000

         Historical carrying value of property, plant and equipment      (12,271,222)
         Purchase price of Riverhead property included in
             appraised value                .........                       (950,000)
                                                                       -------------
         Purchase price adjustment to property, plant and equipment    $  10,398,778

F Represents the purchase price of the Riverhead property, all of which will be acquired with proceeds from longterm borrowings. The longterm borrowings will bear interest at 8.5% to the extent of $600,000 of principal, and 7.75% (prime) on the remaining $350,000 of principal.

G Represents the writeoff of the historical goodwill of the Ohio LLC in the application of purchase accounting.

H Represents the writeoff of the carrying values of other intangible assets of the Ohio LLC, included deferred financing costs and noncompete agreements, which will be of no value to Liberty.

I Represents minority interest in LSS I applicable to the limited partners therein, excluding the limited partnership interest held by Liberty. The calculation of minority interest is presented below.


                           Historical equity (deficit) of the Ohio LLC          $     (3,601,512)
                           Writeoff of historical goodwill of the Ohio LLC              (917,656)
                           Payment of transaction costs by the Ohio LLC                 (650,000)
                           Writeoff of historical intangible assets
                               of the Ohio LLC                                          (275,975)
                           Distribution by the Ohio LLC to its members                  (500,000)
                           Purchase accounting adjustment to
                               property, plant and equipment                          10,398,778
                           Contribution to LSS I by Liberty of its net assets
                               in exchange for limited and general partnership
                               interests in LSS I                                      1,992,509
                                                                                      ----------

                           Adjusted Equity of LSS I                   $ 6,446,144
                                                                      ===========
                           Liberty's interest                         $ 1,992,509    30.91%
                           Minority Interest                            4,453,635    69.09%
                                                                      -----------
                                    Total equity of LSS I             $ 6,446,144   100.00%
                                                                      ===========


The above percentage interests of Liberty and the minority interest holders is based upon the relative values of their contributed interests as of December 31, 1998, which may differ from those as of the date of actual consummation of the Formation Transactions.

                                    LIBERTY
                      PRO FORMA CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                HISTORICAL (A)
                                                     -----------------------------------
                                                                                          PRO FORMA
                                                     MERIDIAN      OHIO LLC   SUBTOTAL    ADJUSTMENTS   PRO FORMA
                                                    ---------------------------------------------------------------


Rental Revenues                                 $      --       $2,465,981   $2,465,981                $2,465,981
Interest Income                                    101,893           1,322      103,215                   103,215
                                                -------------------------------------------------------------------
        Total Revenues                             101,893       2,467,303    2,569,196                 5,569,196

Interest Expense                                       --        1,270,140    1,270,140      47,027  B  1,317,167

Depreciation and Amortization                       13,017         423,436      436,453     447,681  C    884,134

General and Administrative                         801,701         611,014    1,412,715                 1,412,715

Property Operating Expense                         100,000       1,005,223    1,105,223                 1,105,223
                                                -------------------------------------------------------------------
         Total Expenses                            914,718       3,309,813    4,224,531     494,708     4,719,239

Income (Loss) Before Minority Interest
  and Extraordinary Item                          (812,825)       (842,510)  (1,655,335)   (494,708)   (2,150,043)

Minority Interest                                      --               --          --    1,485,465  D  1,485,465
                                                -------------------------------------------------------------------
Income (Loss) Before Extraordinary Item         $ (812,825)     $ (842,510) $(1,655,335)  $ 990,757    $ (664,578)
                                                ==========      ==========  ===========   =========    ==========

Weighted Average Shares Outstanding              3,031,618                                              3,031,618

Earnings Per Share -- Basic and Diluted
                                                $    (0.27)                                             $   (0.22)

                  NOTES TO PRO FORMA CONDENSED INCOME STATEMENT

A Derived from the historical financial statements of the Company and the Ohio LLC for the year ended December 31, 1998.

B Represents pro forma interest expense on the $500,000 of borrowings against the Southold property and the $950,000 of borrowings used to fund the Riverhead acquisition, net of the elimination of historical amortization of deferred financing costs.

                                                       Amount            Interest
                                                      Borrowed            Rate         Expense
                                                      --------           ---------    -------

                  Southold debt                       $ 500,000            7.75%       $38,750

                  Riverhead acquisition debt:
                      Fixed rate                        600,000            8.50%        51,000
                      Prime rate                        350,000            7.75%        27,125
                                                                                      --------
                                                                                       116,875
                  Less amortization of historical
                      deferred financing costs                                         (69,848)
                                                                                      --------
                           Pro Forma Adjustment                                       $ 47,027
                                                                                      ========


C Represents additional pro forma depreciation on property, plant and equipment acquired from the Ohio LLC net of the elimination of historical amortization of intangible assets. Depreciation is computed using the straightline method and is based upon useful lives of 25 years for buildings and improvements and 5 years for personal property. The purchase price allocations related to the acquired property, plant and equipment and the related pro forma depreciation is as follows:




                                            Allocated   Estimated
                                               Cost       Life      Depreciation
                                            ---------   ---------   ------------
            Land                           $  2,528,966             $      --
            Buildings and Improvements       20,919,313      25         836,773
            Furniture, fixtures and other       171,721       5          34,344
                                           ------------              ----------
                                            $23,620,000                 871,117
            Historical depreciation and
                amortization                                           (423,436)
                                                                     ----------
                     Pro Forma Adjustment                            $  447,681
                                                                     ==========

D Represents the minority interest in the pro forma net loss of the operating partnership as calculated below:


                  Pro forma net loss of LSS I                 $ (2,150,043)
                  Minority interest ownership                        69.09%
                                                              ------------
                           Pro Forma Adjustment               $ (1,485,465)
                                                              ============

                              MANAGEMENT'S DISCUSSION AND ANALYSIS
                        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                         FOR THE COMPANY

         The following discussion should be read in conjunction with the Company's Balance Sheets and Statements of Operations and Cash Flows and the notes thereto. Unless otherwise defined in this report, or unless the context otherwise requires, the capitalized words or phrases referred to in this section either: (1) describe accounting terms that are used as line items in such financial statements, or (2) have the meanings ascribed to them in such financial statements and the notes thereto.

YEAR 2000 COMPLIANCE

         The Company is continuing its efforts to assess issues relating to the capability of its information systems to properly process transactions using dates beginning in the Year 2000. The Company is attempting to identify affected software and develop a plan for correcting that software in the most effective manner. Remediation of any potential issues regarding year 2000 compliance will likely include the upgrading or replacement of older software with new programs and systems, which will handle the Year 2000 and beyond. The Company anticipates that most of the necessary upgrades and replacements will be in place before mid-1999. The process of physically upgrading the software has already begun.


         Because the Company's assets are in financial institutions and brokerage houses and that the current operations, and consequently its computer needs, are limited, the Company does not expect that Year 2000 compliance costs will have any material adverse effect on the Company's liquidity or ongoing results of operations. Such costs are expected to be less than $5,000. However, there can be no assurance that the Company will be successful in implementing its Year 2000 remediation according to the anticipated schedule or that compliance costs will not have a material adverse effect on the Company's future liquidity or ongoing results of operations.


LIQUIDITY AND CAPITAL RESOURCES

         The Company's liquidity and capital resources have been dramatically changed as a result of the February 23, 1996 and August 22, 1997 asset sales and the June 1998 investment of approximately $2,000,000 in shortterm mortgage investments. The Company's source of near-term liquidity is its unrestricted cash, which at December 31, 1998 totaled $600,173 as compared to $2,886,339 for the same period in 1997, a decrease of 79.2%. These funds are expected to be adequate to satisfy the Company's overhead and operating expenses in the short term.

         An annual meeting of shareholders of the Company was held on September 22, 1998, at which time a proposed plan of liquidation was defeated by shareholders and a new Board of Trustees was elected. The vote was declared official on September 28, 1998. Before leaving office, the former Board purchased additional Directors' and Officers' indemnity insurance at a cost of $135,000. The former Trustees also created the Meridian Indemnity Trust (the "Indemnity Trust") to pay for the expenses of defending themselves against potential litigation. The Indemnity Trust was funded with $350,000 of Company funds, which along with interest is reflected as "Restricted Cash" on the Company's accompanying Balance Sheet. Current management is attempting to negotiate the release of these funds from the Indemnity Trust.

         During the twelve months ended December 31, 1998, the Company had no cash distributions. In the quarter ended September 30, 1997, the Company paid a cash dividend of $3.00 per Company Share.

MATERIAL CHANGES IN RESULTS OF OPERATIONS


         Revenues. Rentals from Real Estate Investments totaled $0 and $907,831 for the years ended December 31, 1998 and 1997, respectively. The decrease is the result of the sale of the Charleston property, the Company's last remaining property, in August 1997.


         Interest and Other Revenues were $101,893 and $272,529 for the years ended December 31, 1998 and 1997, respectively. The decrease of $170,636, or 63% from 1998 to 1997 was primarily due to the sale of the Charleston property in August 1997 and the decreased Company's average cash balances available for investment following distribution to the shareholders of the proceeds of the Charleston sale.

         Expenses. Interest and Amortization of Debt Discounts totaled $0 and $262,771 for the years ended December 31, 1998 and 1997, respectively. The decrease during 1998 was due to the sale of Charleston and the corresponding payment of its mortgage note payable on August 22, 1997.

         Property Taxes for the years ended December 31, 1998 and 1997 were $0 and $79,234, respectively. The decrease was due to the sale of the Charleston property on August 22, 1997.

         Property Operating Costs totaled $100,000 and $318,079 for the years ended December 31, 1998 and 1997 respectively. The decrease of $218,079, or 69%, was primarily due to the sale of Charleston on August 22, 1997. The 1998 costs represent fees paid to E & L.

         Legal Costs for the years ended December 31, 1998 and 1997 were $226,240 and $102,229, respectively. The increase in 1998 of $124,011, or 121%, was due to costs incurred by the Company prior to the current Trustees taking office in September 1998 arising from the proposed plan of dissolution and liquidation, the proxy contest, and the defense of the Fund's lawsuit.

         General and Administrative Expenses were $575,461 and $354,684 for the years ended December 31, 1998 and 1997, respectively. The increased expenditures of $220,777, or 62%, were primarily incurred prior to September 1998 when the current Trustees took office and related to former Board of Trustees' evaluation of the Company's future options, the charges related to the reimbursement of proxy solicitation costs of $102,613, which reimbursement is conditioned upon the authorization by the Company's shareholders of the conversion of the Company to a perpetual-life REIT through an amendment to the Declaration of Trust, and the purchase by former trustees of the additional Directors' and Officers' indemnity insurance of $219,143.

         For the years ended December 31, 1998 and 1997, Depreciation, Amortization and Other totaled $13,017 and $16,154, respectively. The 1998 expense represents an unrealized loss on investment in Mortgage-Related Assets. The 1997 expense represents amortization expense related to the lease commissions on the Charleston property. Upon entering into an exclusive listing agreement for the sale of the Charleston property on June 27, 1996, the Company ceased to depreciate the property. Therefore, the Company did not record any depreciation expense in

1997, and recorded only $16,154 of amortization expenses related lease commissions on the Charleston property.

         Net Income (Loss). As a result of the factors noted above, net loss was $812,825 for the year ended December 31, 1998 compared to net income of $4,386,840 for the same period of 1997. The 1997 net income is primarily a result of the gain on the sale of the Charleston property of $4,528,701.

ELECTION FOR REIT STATUS

         The Company has previously elected to be taxed as a REIT pursuant to
Section 856(c)(1) of the Code and intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1998. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to shareholders in computing the Company's taxable income. No provisions for federal or state income taxes have been made in the accompanying Statements of Operations.

         To qualify for REIT status, the Company must meet a number of highly technical organizational and operations requirements on a continuing basis. Those requirements seek to ensure, among other things, that the gross income and investments of a REIT are largely real estate related, with certain other permitted assets, that a REIT distributes substantially all its ordinary taxable income to shareholders on a current basis and that the REIT's ownership is not overly concentrated. Due to the complex nature of these rules, the limited available guidance concerning interpretation of the rules, the importance of ongoing factual determinations and the possibility of adverse changes in or interpretations of the law, administrative interpretations of the law and development at the Company, no assurance can be given regarding the Company's qualification as a REIT for any particular year. As a result of the Company's sale of its last real estate property in August 1997, the Company's status as a REIT for 1997 and 1998 is dependent, in part, upon tax rules regarding investments by REITs in certain types of non-real estate assets. The current Board of Trustees is reviewing with legal counsel the Company's status as a REIT for the years ended December 31, 1998 and 1997.

         If the Company failed to qualify as a REIT for either the fiscal year ended December 31, 1998 or 1997, it would be taxed as a regular corporation, and distributions to shareholders would not be deductible in computing the Company's taxable income. The resulting corporate tax liabilities, estimated to be approximately $170,000, could materially reduce the funds available for distribution to the Company's shareholders or for reinvestment. If the Company failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions in 1997 originally treated as capital gain distributions could be re-characterized as ordinary dividend distributions to shareholders. Moreover, the Company might not be able to elect to be treated as a REIT for the four taxable years after the year during which the Company ceased to qualify as a REIT. If the Company later requalified as a REIT, it might be required to pay a full corporate-level tax on any unrealized gain associated with its assets as of the date of requalification and-to make distributions equal to any earnings accumulated during the period of non-REIT status.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                 OF THE OHIO LLC

INTRODUCTION AND DISCUSSION OF KNOWN TRENDS, EVENTS AND UNCERTAINTIES

         The Ohio LLC was formed as an Ohio limited liability company in 1996. The purpose of this entity was to purchase and operate self-storage facilities with an emphasis in equity growth potential.

         During 1998, the members of the Ohio LLC determined that future growth in its portfolio would require capital infusion from outside investors. To position itself for this possibility, the management of the Ohio LLC identified individual properties that fit its current and future growth strategy and agreed to exchange their member interests in these properties for limited partnership interests in LSS I that includes Liberty, a perpetual-life REIT as the general partner and a limited partner.

         The following discussion should be read in conjunction with the Ohio LLC's Balance Sheets and Statements of Operations and Cash Flows and the notes thereto. Unless otherwise defined in this report, or unless the context otherwise requires, the capitalized words or phrases referred to in this section either: (1) describe accounting terms that are used as line items in such financial statements, or (2) have the meanings ascribed to them in such financial statements and the notes thereto.

YEAR 2000 COMPLIANCE

         The Ohio LLC is continuing its efforts to assess issues relating to the capability of its information systems to properly process transactions using dates beginning in the Year 2000. The Ohio LLC believes that to the best of its knowledge, it has taken the necessary action to upgrade their software to be Year 2000 compliant. The Ohio LLC will continue to search for any other affected software and develop a plan for correcting that software in the most effective manner. Such costs are expected to be less than $5,000. However, there can be no assurance that the Ohio LLC will be successful in implementing its Year 2000 remediation according to the anticipated schedule or that compliance costs will not have a material adverse effect on the Ohio LLC's future liquidity or ongoing results of operations.

LIQUIDITY AND CAPITAL RESOURCES

         The Ohio LLC's source of near-term liquidity is its cash, which at December 31, 1998 was $77,393 as compared to $27,410 at December 31, 1997, an increase of $49,983. The increase was primarily a result of improved cash flows from operations. The Ohio LLC believes that with this continuing improvement in cash flows from operations along with its ability to procure additional financing if necessary, the Ohio LLC will have sufficient funds for operations.


MATERIAL CHANGES IN RESULTS OF OPERATIONS

         Revenues. Revenues were $2,465,981 and $1,918,159 for the years ended December 31, 1998 and 1997, respectively, an increase of 28.6%. The increase was due primarily to the acquisition of two new facilities during 1998 along with revenues from a full year of operation from several facilities purchased during 1997 and, to a lesser extent, higher occupancy levels.

         Operating Expenses. Interest Expense totaled $1,200,292 and $1,185,629 for the years ended December 31, 1998 and 1997, respectively, an increase of 1.2%. The difference was due to an increase in borrowing in 1998 coupled with a decrease in the interest rates obtained with the new borrowing.

         Depreciation and Amortization were $493,284 and $499,683 for the years ended December 31, 1998 and 1997, respectively, a decrease of 1.3%.

         For the years ended December 31, 1998 and 1997, the Salaries and Wages were $519,585 and $856,863, respectively. The decrease of $337,278, or 39.4%, was the result of a reduction in the staff in 1998 along with additional compensation paid during 1997 associated with the sale of certain facilities.

         Property Taxes and Insurance for the years ended December 31, 1998 and 1997 were $337,663 and $206,031, respectively. The increase of $131,632, or 63.4%, was due primarily to the two additional facilities acquired during 1998 and certain existing facilities that had building additions made to them.

         General and Administrative expenses were $207,619 and $452,749 for the years ended December 31, 1998 and 1997, respectively. The decrease of $245,130, or 54.1%, can be attributed to several factors. First, a reduction in the number of employees in 1998 as explained in the "Salaries and Wages" paragraph caused a decrease in payroll taxes expense in 1998. Second, there was a substantial decrease in workers' compensation rates along with a workers' compensation rebate received in 1998, including the rebate, workers' compensation expense decreased approximately $50,000 in 1998. In addition, temporary agency labor was required in 1997 at an expense of approximately $40,000 compared to approximately $6,500 in 1998. Travel expenses also decreased in 1998 by approximately $16,500 due to the sale of several of the Ohio LLC's out of state facilities in 1997.

         For the years ended December 31, 1998 and 1997, Rent was $170,777 and $185,528, respectively. The decrease of $14,751, or 8.0%, was primarily the result of a different mix of equipment and vehicle leases between the two years.

         Professional Fees for the years ended December 31, 1998 and 1997 were $102,862 and $121,482, respectively, a decrease of 15.3%. The difference was primarily the result of a decrease in legal fees and an increase in accounting fees during 1998.

         Utilities for the years ended December 31, 1998 and 1997 were $94,620 and $105,985, respectively. The decrease of $11,365, or 10.7%, was the result of rates charged for operating consumption.

         For the years ended December 31, 1998 and 1997, Advertising was $90,576 and $74,816, respectively, for an increase of $15,760, or 21.1%. The increase was the result of the full years operations of the facilities that were acquired during 1997 along with the two facilities acquired during 1998.

         Repairs and Maintenance were $53,355 and $53,998 for the years ended December 31, 1998 and 1997, respectively, a decrease of 1.2%.

         Bad Debts for the years ended December 31, 1998 and 1997 were $39,180 and $55,437, respectively, for a decrease of $16,257, or 29.3%. This decrease can be attributed to the recognition of bad debts upon the sale of several facilities in 1997 and bad debts arising from some of the facilities sold in 1997 being higher than bad debts recognized on existing properties as of December 31, 1998.

         For the years ended December 31, 1998 and 1997, Management fees were $0 and $53,477, respectively. The decrease is because the Ohio LLC no longer engaged the services of a management company.

         Other Income. Gain on Sale of Property was $0 and $3,380,262 for the years ended December 31, 1998 and 1997, respectively. The amount in 1997 represents gains recognized on the sale of 17 facilities at selling prices in excess of the book value of the assets sold.

         Gain on Sale of Securities was $0 and $59,100 for the years ended December 31, 1998 and 1997, respectively. The gain in 1997 resulted from transactions involving the acquisition and subsequent short term sale of puts in marketable equity securities.

         For the years ended December 31, 1998 and 1997, Interest Income was $1,322 and $10,382, respectively. The decrease of $9,060, or 87.3%, was due to a reduction of available funds for investment.

         Extraordinary Charge. In 1998, the Ohio LLC refinanced several of its debt obligations with one obligation to a bank. The prior, unamortized deferred loan cost of $64,499 was charged to current operations and reported as an "Extraordinary charge."

         Net Income (Loss). As a result of the factors noted above, net loss for the year ended December 31, 1998 was $907,009 and net income for the year ended December 31, 1997 was $1,511,225. The gain on sale of property in 1997 was the biggest factor in the shift from net income to net loss.

FORWARD-LOOKING STATEMENTS


         Statements that are not historical facts, including statements about the Company's and the Ohio LLC's confidence in its prospects and strategies and its expectations about growth, are forwardlooking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to
(1) the Company's continued tax status as a REIT, (2) the Company's inability to execute its business plan involving a conversion from a selfliquidating, finitelife REIT to a perpetual-life REIT, (3) changes in general economic conditions, (4) changes in local real estate conditions, (5) the inability to generate sufficient revenues to meet operating expenses; and (6) the failure to manage growth effectively. Any investor or potential investor in the Company or Liberty must consider these risks and others that are detailed in other filings by the Company with the Securities and Exchange Commission. These risks and others should cause actual results to differ materially from those in the forward-looking statements.

                          INTERESTS OF CERTAIN PERSONS
                          IN THE FORMATION TRANSACTIONS

         In considering the recommendation of the Board of Trustees with respect to the approval of the Formation Transactions, you should be aware that certain of the Trustees have interests in the Formation Transactions that are in addition to the interests of the Company's shareholders generally.

         Mr. Osborne owns approximately 9.8% of the outstanding Company Shares and is Chairman of the Board and Chief Executive Officer of the Company. Mr. Osborne and his affiliate own 98.4% of the Ohio LLC and by his contribution of his membership interests in the Ohio LLC, he will receive Class A limited partnership interests equal to 67.98% of LSS I. Because Liberty is the general partner of LSS I and because Mr. Osborne and his affiliate through his Class A limited partnership interests own 67.98% of LSS I, Mr. Osborne will face conflicts of interest in making determinations on behalf of Liberty in his capacity as Chairman of the Board and Chief Executive Officer. In addition, Mr. Osborne's Class A limited partnership interests in LSS I are redeemable for cash or, at the election of Liberty, convertible into 6,667,849 shares of Liberty Stock, and after such conversion into Liberty Stock, Mr. Osborne would own approximately 71% of Liberty.

                           PURPOSE OF THE SOLICITATION

         Approval of the Formation Transactions is being sought in accordance with the Marketplace Rules of Nasdaq, which requires shareholder approval when common shares or securities convertible into common shares are issued other than in a public offering for cash, if the common shares to be issued (or into which such securities may be converted) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to the issuance of such common shares or convertible securities.


         IN THE EVENT THAT THE COMPANY IS UNABLE TO CONSUMMATE THE REORGANIZATION AND THE FORMATION TRANSACTIONS, THE COMPANY WILL BE FORCED TO LIQUIDATE.

                     FAIRNESS OF THE FORMATION TRANSACTIONS

CONCLUSIONS OF THE BOARD OF TRUSTEES

         The Board of Trustees believes that the terms of the Formation Transactions, including the allocation of interests in LSS I between Liberty and the members of the Ohio LLC, when considered as a whole, are fair to the Company's shareholders. This section discusses the factors upon which the Board has based conclusions as to the fairness of the Formation Transactions and should be carefully reviewed by you. The Board did not find it practicable to, and did not attempt to, quantify the relative importance of these factors, but has, where appropriate, noted which of the factors support or detract from its belief as to the fairness of the Formation Transactions to stockholders.


DETERMINATION OF ALLOCATION OF INTERESTS IN LSS I

         The Board of Trustees believes that the method used to allocate interests in LSS I between Liberty and the members of the Ohio LLC and the resulting allocations (the "Allocations") is fair to the Liberty stockholders. For each contributor to LSS I (Liberty and the members of the Ohio LLC), the percentage interest in LSS I to be received in connection with the Formation Transactions is derived by dividing the Net Asset Value to be contributed by such contributor by the sum of (1) the net asset value of the cash and other assets to be contributed to LSS I by Liberty, and (2) the net asset value of the assets and liabilities to be contributed to LSS I by the membership interests in the Ohio LLC.

         The Board of Trustees believes that basing the allocation of interests in LSS I on the Net Asset Value contributed by each participating entity, which in the case of the Ohio LLC is based in part on an independent appraisal of the Properties, is fair to shareholders.

         The following table sets forth the calculation of the Net Asset Value of the contribution by Liberty and the members of the Ohio LLC.

                CALCULATIONS OF NET ASSET VALUE TO BE CONTRIBUTED
                          IN THE FORMATION TRANSACTIONS




                                                                                                               COMBINED
                                                                LIBERTY              OHIO LLC                   TOTAL
                                                                -------              --------                   -----



Cash and cash equivalents                                     $  2,163,623          $     77,393          $  2,163,623
Appraised value of real estate assets                                 --              23,620,000            23,620,000
Other assets (1)                                                    14,453                74,915                89,368
Mortgages, lines of credit and other liabilities (2)                  --             (18,118,800)          (18,118,800)
Accounts Payable and other payables                               (185,567)             (549,873)             (735,440)
                                                              ---------------------------------------------------------
Total Net Asset Value                                         $  1,992,509          $  5,103,635          $  7,096,144
Payment of Transaction Cost                                            -0-              (650,000)             (650,000)
                                                              ---------------------------------------------------------
Net Asset Value Contributed to LSS I                          $  1,992,509          $  4,453,635          $  6,446,144
                                                              ============          ============          ============
Percentage of Net Asset Value Contributed                            30.91%                69.09%                100.0%
Allocation of Ownership Interests In LSS I                           30.91%                69.09%                100.0%






(1) For the Ohio LLC, excludes Goodwill of $917,656 and other assets of $275,975 leaving accounts receivable of $36,420 and inventory and other assets of $38,495.

(2) For the Ohio LLC, includes an additional $950,000 in longterm borrowings for the purchase of Riverhead and $500,000 in additional longterm borrowings for Southold.


FAIRNESS OF THE FORMATION TRANSACTIONS TO THE SHAREHOLDERS


         Comparison of Certain Benefits and Detriments of Alternatives to the Formation Transactions. Prior to concluding that the Formation Transactions should be proposed to stockholders, the Board of Trustees considered several alternatives to the Formation Transactions, including liquidation of the Company and continuation of the Company under the current Declaration of Trust. See "Background of the Formation Transactions." To determine whether the Formation Transactions or one of the alternatives would be more attractive to the stockholders, the Board compared certain potential benefits and detriments of the Formation Transactions with certain potential benefits and detriments of the alternatives. Based upon this comparison, the Board believes the Formation Transactions are more attractive than the alternatives.

         Fairness in View of Conflicts of Interest. Certain members of the Board of Trustees and their affiliates have significant conflicts of interest in connection with the Formation Transactions, and no unaffiliated representatives were appointed to negotiate the terms of the Formation Transactions on behalf of Liberty. The conflicts of interest arise because, among other factors, certain representatives of the Board are also owners of interests in the Ohio LLC. See "Conflicts of Interest." The Board believes, however, that its recommendation results from a determination that the Formation Transactions are more attractive to stockholders than any of the alternatives considered by the Board, and that this determination results from the Board's discharge of its fiduciary duties to the stockholders. The Board has based its conclusions regarding the fairness of the Formation Transactions to stockholders on the factors discussed in this section. The Board believes that the evaluation of the Formation Transactions was performed in a good faith exercise of its fiduciary duties, unaffected by these conflicts of interest.

         Fairness Opinion. The Board of Trustees believes the Fairness Opinion supports its conclusion that the allocation of interests in LSS I between Liberty and the members of the Ohio LLC is fair to the stockholders. Subject to the assumptions, qualifications and limitations set forth in the Fairness Opinion, Stanger concluded that, as of the date of the Fairness Opinion, the allocation of interests in LSS I between Liberty and the members of the Ohio LLC was fair to the public stockholders of Liberty from a financial point of view. The Fairness Opinion does not address the fairness of any of the terms of the Formation Transactions other than the allocation of interests in LSS I . The Fairness Opinion is based upon business, economic, real estate and securities markets, and other conditions as of the date of the Fairness Opinion, and does not reflect any changes in those conditions that may occur subsequent to that date. See "Portfolio Appraisals and Fairness Opinion."

         Allocation of Formation Transactions Expenses. The Board of Trustees believes the procedures for allocating the expenses of the Formation Transactions are fair to the stockholders, inasmuch as the Ohio LLC will pay the expenses of the Formation Transactions up to $650,000 and thereafter Liberty will pay the expenses.

         Greater Access to Capital and Potential for Growth. As discussed above under "APPROVAL OF THE FORMATION TRANSACTIONS - Background of the Formation Transactions," the Company has been unable to access additional capital, in part due to the

Company's selfliquidating policy. Without the availability of additional capital, the Company has been unable to make any significant new investments. The Board of Trustees believe that the Company and/or LSS I will be in a substantially better position to access capital upon consummation of the Formation Transactions. With the availability of sources of capital, with enhanced management capability, and with the added flexibility for acquisitions provided by the UPREIT structure, Liberty intends to seek additional selfstorage facilities complementary to the Properties.

         Experienced Management. The individuals who currently manage the Properties for the Ohio LLC will continue in that capacity as Liberty's management. These individuals have substantial experience in managing, acquiring, developing, expanding and operating selfstorage facilities. The Board of Trustees believes that their track record and experience will enable Liberty to grow.

         Enhance Value as Compared to Liquidation. The Formation Transactions, in the best judgment of the Board of Trustees, present a more attractive opportunity for the realization of value by the Company's shareholders than does the liquidation of the Company, which would be the outcome if this Proposal is not approved by the Company's shareholders. The Board believes that the strategies outlined in "PLANS FOR LIBERTY" above present a realistic opportunity for the growth and viability of the Company as an ongoing entity. Were the Company to liquidate, the Company would cease to operate and shareholders would realize only their ratable portions of any net liquidation proceeds.

         THE BOARD OF TRUSTEES UNANIMOUSLY BELIEVES THAT THE TERMS AND CONDITIONS OF THE FORMATION TRANSACTIONS ARE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         In reaching this conclusion, the Trustees considered, among other things: (1) information relating to the business, assets, management, competitive position and prospects of the Company if it were to continue, including the substantial likelihood that the company will be forced to liquidate absent the consummation of the Reorganization and the Formation Transactions; (2) the general strategies and other benefits of the Formation Transactions; (3) the judgment and advice of the Company's management; (4) the Fairness Opinion; (5) the financial condition and results of operations of the Company and the Ohio LLC, on both a historical and a prospective basis; (6) the percentage of equity in LSS I to be received by Liberty in relation to the relative contribution of the Company and the Ohio LLC to LSS I, and the other benefits to be received by the Company pursuant to the Formation Transactions;
(7) the potential increased liquidity, capacity for growth and access to capital that Liberty expects to be realized as a result of the Formation Transactions;
(8) the terms and conditions of the Formation Agreement and the Partnership Agreement; (9) the potential significant enhancement of the strategic and market position of Liberty beyond that achievable by the Company prior to the consummation of the Formation Transactions; and (10) the interest of certain members of the Board of Trustees in the Formation Transactions, as described in detail in "INTERESTS OF CERTAIN PERSONS IN THE FORMATION TRANSACTIONS."

         The foregoing discussion of the information and factors considered by the Board of Trustees is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Formation Transactions, the Trustees did not, as a group, find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determination.

         After considering, among other things, the foregoing factors, the Board of Trustees unanimously adopted and approved the Formation Agreement and the transactions contemplated thereby and recommend that you vote FOR this Proposal.


                    PORTFOLIO APPRAISAL AND FAIRNESS OPINION

REAL ESTATE PORTFOLIO APPRAISAL


         Stanger was engaged by the Company and the Ohio LLC to appraise Properties to be contributed in the Formation Transactions by the Ohio LLC (and has delivered a written summary of its analysis, based upon the review, analysis, scope and limitations described therein, as to the fair market value of the Properties as of March 31, 1999 (the "Portfolio Appraisal"). Stanger was selected to provide the Portfolio Appraisal because of its experience and reputation in connection with appraising selfstorage properties in particular, and with real estate investment trusts, partnerships and real estate assets, in general. The Portfolio Appraisal, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Exhibit 99.1, which is incorporated herein by reference, and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the Portfolio Appraisal are described below.

         Summary of Methodology. At the request of the Company and the Ohio LLC, Stanger evaluated the Properties to be contributed to LSS I in the Formation Transactions by the Ohio LLC on a limited scope basis utilizing the income approach and sales comparison approach to valuation. Appraisers typically use up to three approaches in valuing real property: the cost approach, the income approach and the sales comparison approach. The type and age of a property, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The value estimated by the cost approach incorporates separate estimates of the value of the unimproved site and the value of improvements, less observed physical wear and tear and functional or economic obsolescence. The income approach estimates a property's capacity to produce income through an analysis of the rental stream, operating expenses and net income. Net income may then be processed into a value through either (or a combination of) two methods: direct capitalization or discounted cash flow analysis. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Given the primary criteria used by buyers of the type of property appraised, the cost approach was considered to be less reliable than the income or sales comparison approaches. In addition, primary consideration was given to the income approach, based on the income producing nature of the Properties, the primary criteria employed by buyers of selfstorage properties and the fact that several of the Properties have not yet achieved fullystabilized operations, i.e., an occupancy rate of 85%.

         In conducting the Portfolio Appraisal, representatives of Stanger reviewed and relied upon, without independent verification, certain information supplied by the property managers, the Company and the Ohio LLC, including, but not limited to: financial schedules of current rental rates, income, occupancy, expenses, capital expenditures, cash flow and related financial information; property description information including unit configurations and rentable square footage; information relating to the condition of each Property, including any deferred maintenance, planned capital expenditures, status of ongoing or newlyplanned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.

         While the Portfolio Appraisal was prepared for the Properties, Stanger analyzed the individual Properties by (1) reviewing each Property's available historical operating statements, (2) reviewing information regarding rents, expenses, area competition and physical descriptions for each Property provided by the Company and the Ohio LLC, (3) developing information from a variety of sources about market conditions for each individual Property, and (4) considering the financial performance for each Property.

         Representatives of Stanger performed site inspections of the Properties during March 1999. During these site visits, Stanger inspected the physical facilities, obtained current rental and occupancy information, and gathered information on the local market and competing properties. Stanger also discussed with property management information relating to performance of the subject property, competitive conditions, area trends and property improvements.

         Stanger also interviewed home office personnel responsible for the Properties to discuss competitive conditions, area economic trends affecting the Properties, historical and budgeted operating revenues and expenses and occupancies. Such inquiries included ascertaining for each individual Property any deferred maintenance, capital expenditures, environmental conditions, status of ongoing or planned buildouts, reconfigurations, improvements and other factors affecting the physical condition of the property improvements. Stanger also reviewed available historical operating statements and 1999 operating budgets for the Properties, and reviewed surveys of local selfservice storage markets conducted by property management.

         To define the occupancy, rental rate and expense escalators to be used in estimating the Properties' operating results, Stanger reviewed the acquisition criteria and parameters in use in the marketplace by major selfstorage investors, owners and operators. In addition, Stanger reviewed other published information concerning acquisition criteria in use by real estate investors during the first quarter of 1999. Further, Stanger interviewed various sources in local markets to identify sales of selfservice storage properties and derive certain valuation indicators.

         Stanger then estimated the value of the Properties using the income approach. Stanger estimated the Properties' income and expenses during the year ending March 31, 2000 after reviewing historical and budgeted operating results for each property, discussions with property management and other pertinent information. Stanger estimated each Property's income for the year ending March 31, 2000 based upon the review of current rent rolls, an analysis of historical budgeted income from rents and ancillary sources, surveys of comparable properties and consideration of competitive conditions in local markets. Expenses were estimated based on historical and budgeted operating expenses and certain industry expense guidelines. Estimated expenses were then deducted from income to arrive at estimated net operating income. Expenses relating solely to investor reporting and accounting were excluded.

         Stanger then employed direct capitalization and/or discounted cash flow analysis to estimate the value of the Properties. The direct capitalization rates used by Stanger for stabilized properties ranged from 9.50% to 9.75% and were based on current acquisition criteria among selfstorage investors. Where appropriate, the capitalization rate used for an individual Property was adjusted to reflect valuation factors unique to the Property, such as overall quality, location, and competitive position, recent or planned buildouts and other unique valuation factors. For Properties which had not yet achieved fully stabilized operations, capitalization rates deemed appropriate to reflect leaseup risk and timing were applied to projected stabilized net operating income.

         In applying discounted cash flow analysis, cash flows from each Property (assuming no indebtedness thereon) were developed for a tenyear period ending March 31, 2009. Income and expense escalators used in developing the projections were based on acquisition parameters currently in use by property investors, occupancy, market factors, historical and budgeted financial results and inflation rates. The resulting net operating income was adjusted to reflect estimated capital expenditures for each property.

         Stanger then capitalized, at terminal capitalization rates generally ranging from 9.75% to 10.0%, the estimated net operating income of each Property for the 12 months ending March 31, 2010 to determine residual value. Where appropriate, the terminal capitalization rate used for an individual Property was adjusted to reflect valuation factors unique to the Property. The residual value was discounted after appropriate expenses of sale to the present value using the same discount rate applied to the stream of annual cash flows. The discount rates used, which ranged from 11.75% to 12.25%, were based on consideration of current acquisition criteria among selfstorage property investors and real estate investors' target rates for return, and rates of return available from alternative investments under current market conditions.

         In the course of performing the Portfolio Appraisal, Stanger compiled data on actual transactions involving properties similar in type to the Properties. To gather such data, Stanger interviewed various sources in local markets to identify recent sales of selfstorage properties, reviewed available information on acquisitions of selfstorage properties and portfolios, reviewed information provided by management, and contacted various industry sources for data.

         Utilizing such data, an index of value was derived based upon price per square foot. The index of value was applied to each property to estimate value. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of each property to derive an estimated range of value.

         Stanger then correlated the values resulting from each method (the income approach and the sales comparison approach) to arrive at a final valuation, giving primary emphasis to the income approach (utilizing the discounted cash flow method), an emphasis Stanger deemed appropriate based on the income producing nature of the Properties, primary acquisition criteria currently employed in selfstorage property markets, and the fact that several of the Properties have not yet achieved fully stabilized operations.

         Conclusion as to Value. Based on the review and valuation methodology described above, and subject to the assumptions, limitations, and qualifications contained in the Portfolio Appraisal, Stanger estimated the market value of the Properties as of March 31, 1999 to be $23,620,000.

         Assumptions, Limitations and Qualifications of Portfolio Appraisal. Stanger utilized certain assumptions, limitations, and departure provisions to determine the appraised value of the portfolio. See Exhibit 99.1 for a discussion of the specific assumptions, limitations and qualifications of the Portfolio Appraisal.

         The Portfolio Appraisal represents Stanger's opinion of the value of the Properties to be contributed by the Ohio LLC in the Formation Transactions as of March 31, 1999 in the context of the information available on such date. Events occurring after March 31, 1999 and before the closing of the Formation Transactions could affect the properties or assumptions used in preparing the Portfolio Appraisal. Stanger has no obligation to update the Portfolio Appraisal on the basis of subsequent events. In connection with preparing the Portfolio Appraisal, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit 99.1, which is incorporated herein by reference. Stanger will not deliver any additional written summary of the analysis.

         Compensation and Material Relationships. The Company and the Ohio LLC paid Stanger a total fee of $56,000 to prepare the Portfolio Appraisal. In addition, Stanger is entitled to reimbursement for reasonable travel and outofpocket expenses incurred in making site visits and preparing the appraisal and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws. The fees were negotiated between the Company, the Ohio LLC and Stanger and payment thereof is not dependent upon completion of the Formation Transactions. Except as noted in "Fairness Opinion" below, the Company and the Ohio LLC have not engaged Stanger to render other consulting or related services prior to the present engagement. In addition, Stanger has been engaged by the Company and the Ohio LLC to perform certain investment banking services in connection with the solicitation of capital from prospective investors. Such engagements were made by the Company and the Ohio LLC pursuant to separate agreements with Stanger and are distinct from the engagements to render the Portfolio Appraisal and Fairness Opinion.

FAIRNESS OPINION

         Stanger was also engaged by the Company to deliver a written summary of its opinion, the Fairness Opinion, based on the review, assumptions, qualifications and limitations described therein, as to the fairness from a financial point of view to the public stockholders of the

Company of the allocations of interests in LSS I between the Company and the members of the Ohio LLC (the "Allocations") pursuant to the Formation Transactions. The full text of the Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Annex E and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are described below. The summary set forth below does not purport to be a complete description of the analyses used by Stanger in rendering the fairness opinion. Arriving at a Fairness Opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

         Except for certain assumptions described more fully below which the Company and the Ohio LLC advised Stanger that it would be reasonable to make, the Company imposed no conditions or limitations on the scope of Stanger's investigation or the methods and procedures to be followed in rendering the Fairness Opinion. The Company has agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the fairness opinion.

         Experience of Stanger. Since its founding in 1978, Stanger has provided information, research, investment banking, appraisal and consulting services to clients throughout the United States, including major member firms of the New York Stock Exchange and insurance companies and over 70 companies engaged in the management and operation of partnerships. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with Formation Transactions, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves real estate investment trusts, partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas, cable television systems and equipment leasing assets. The Company selected Stanger because of its experience in providing similar services to other parties in connection with Formation Transactions and Stanger's reputation in connection with real estate partnerships, real estate investment trusts and real estate assets.

         Summary of Materials Considered. In the course of Stanger's analysis to render its opinion regarding the Formation Transactions, Stanger: (1) reviewed drafts of this Proxy Statement/Prospectus and the Formation Agreement in substantially the forms intended to be finalized and filed with the SEC; (2) reviewed reports filed with the SEC by the Company on Form 10K and 10KSB for the fiscal years ending December 31, 1996, 1997, and 1998 and reviewed the financial statements of the Ohio LLC for the fiscal years ending December 31, 1998; (3) reviewed of the pro forma financial statements for the Company and the Ohio LLC included in the Proxy Statement/Prospectus for year ending December 31, 1998;
(4) performed the Portfolio Appraisal of the Properties owned by the Ohio LLC, interests in which will be contributed to LSS I in connection with the Formation Transactions; (5) reviewed certain operating and financial information relating to the business, financial condition and results of operations of the Company and the Ohio LLC, and discussed with management of the Company and the Ohio LLC the operations, business plan and current conditions in the selfstorage industry (including market conditions for sales or acquisitions of properties of the type owned by the Ohio LLC), and the historical financial statements, budgets and future prospects of the Company and the Ohio LLC; (6) reviewed schedules prepared by the Company showing the determination of the net asset value contribution to LSS I of the Company and the Ohio LLC, and the methodology used to determine the allocation of interests in LSS I between the Company and the members of the Ohio LLC; and (7) conducted such other studies, analyses, and inquiries as Stanger deemed appropriate.

SUMMARY OF ANALYSIS

         The following is a summary of certain financial and comparative analyses reviewed by Stanger in connection with and in support of its Fairness Opinion. The summary of the Fairness Opinion and analysis of Stanger set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached to this Proxy
Statement/Prospectus as Annex E.

         Portfolio Appraisal. In preparing its opinion, Stanger performed an independent appraisal of the Properties to be contributed to LSS I by the Ohio LLC. Stanger performed site inspections of each Property during March 1999, conducted inquires into local market conditions affecting each Property, reviewed historical and budgeted operating statements of each Property, conducted interviews with management personnel, reviewed acquisition criteria in use in the marketplace by selfstorage property investors and owners and other real estate investors, reviewed information concerning transactions involving selfstorage properties, and estimated the market value of the Properties utilizing the income approach to value. (For a more complete description of the Portfolio Appraisal, see "Portfolio Appraisals and Fairness Opinion - Portfolio Appraisals.")

         Review of Relative Net Asset Values. In its evaluation of the fairness of the allocations, Stanger observed that the net asset values were assigned to Company and the Ohio LLC by management as of March 31, 1999 based on: (1) an appraisal provided by Stanger of the estimated value of the Properties as of March 31, 1999; (2) valuations made by the management of the Ohio LLC and the Company of other assets and liabilities which will be contributed by the Company and the Ohio LLC or assumed by the Company in the Formation Transactions; (3) adjustments made by management to the foregoing values to reflect costs of the Reorganization and Formation Transactions. Relying on these Net Asset Values, Stanger observed that the allocation of ownership interests in LSS I offered to each entity reflects the net value of the assets contributed to LSS I by each entity after deducting the costs associated with the Formation Transactions. Stanger believes that basing such allocations on the value of net assets contributed to LSS I is fair from a financial point of view.

         Based upon the above considerations, Stanger concluded that the allocation of interests in LSS I between the Company and the members of the Ohio LLC is fair to the shareholders of the

Company because the allocation reflects the current practical economic interests of the parties in each entity's net assets.

         Conclusions. Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the information considered in the Fairness Opinion, the allocation of interests in LSS I between the Company and the members of the Ohio LLC (considered as a group) pursuant to the Formation Transactions is fair, from a financial point of view, to the shareholders of the Company.

         Assumptions. In rendering its opinion, Stanger relied, without independent verification, on the accuracy and completeness of all financial and other information contained in this Proxy Statement/Prospectus or that was otherwise publicly available or furnished or otherwise communicated to Stanger. Stanger has not made an independent evaluation or appraisal of the determinations of the nonreal estate assets and liabilities of the Company or the Ohio LLC. Stanger relied upon the balance sheet value determinations for the Company and the Ohio LLC and the adjustments made by management to arrive at the Net Asset Values. Stanger also relied upon the assurance of the Company and the Ohio LLC that any financial information or pro forma statements or adjustments provided to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in the Company's or the Ohio LLC's asset or liability values subsequent to the valuation dates cited above, or in the real estate portfolio value subsequent to March 31, 1999, which are not reflected in the net asset values, and that the Company and the Ohio LLC is not aware of any information or facts regarding the Company, the Ohio LLC or their assets that would cause the information supplied to Stanger to be incomplete or misleading.

         Limitations and Qualifications of Fairness Opinion. Stanger was not requested to and did not: (1) select the method of determining the allocation for the interests in LSS I or establish the allocations; (2) make any recommendations to the shareholders of the Company or members of the Ohio LLC with respect to whether to approve or reject the Reorganization or Formation Transactions; or (3) express any opinion as to (a) the fact that the members of the Ohio LLC could, as a result of the Formation Transaction, be in a position to control voting decisions of Liberty; (b) the tax consequences of the Reorganization and Formation Transactions for the shareholders and the Company,
(c) the potential impact of conversion of the interests of the members of the Ohio LLC in LSS I to shares of Liberty; (d) whether or not alternative methods of determining the relative interests in LSS I to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used; and (e) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities.

         Further, Stanger did not express any opinion as to (1) the fairness of any terms of the Reorganization and Formation Transactions (other than the fairness of the allocations) or the amounts or allocations of transaction costs;
(2) the relative value of Liberty's Stock and the partnership interests to be issued in the Formation Transactions; (3) the prices at which Liberty Stock may trade following the Reorganization and Formation Transactions or the trading value of the Liberty Stock to be received compared with the current fair market value of the

Company's assets if liquidated under current market conditions; and (4) alternatives to the Reorganization and Formation Transactions.

         Compensation and Material Relationships. Stanger has been paid a fee of $75,000 by the Company for preparing the Fairness Opinion. In addition, Stanger will be reimbursed for all reasonable outofpocket expenses, including legal fees, up to a maximum of $5,000 and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between the Company and Stanger. Payment of the fee to Stanger is not dependent upon completion of the Formation Transactions. Stanger has been compensated for preparing the Portfolio Appraisal and the compensation for such services is summarized above under "Real Estate Portfolio Appraisal by Stanger - Compensation and Material Relationships." In addition, Stanger has been engaged by the Company and the Ohio LLC to perform certain investment banking services in connection with the solicitation of capital from prospective investors. Such engagements were made by the Company and the Ohio LLC pursuant to separate agreements with Stanger.

                   ACCOUNTING TREATMENT OF THE FORMATION TRANSACTIONS

         In accordance with generally accepted accounting principles, the consummation of the Formation Transactions will be accounted for utilizing the purchase method of accounting with Liberty being the acquiror. As such, the historical net carrying values of the assets and liabilities of the Ohio LLC will be adjusted to their fair values. No adjustments will be made to the historical net carrying values of the assets and liabilities of the Company. Pursuant to the terms of the partnership agreement of LSS I, Liberty, as sole general partner, will control LSS I. Accordingly, Liberty will account for its investment in LSS I utilizing the consolidation method, recognizing "minority interest" to the extent of the limited partnership interests issued to the members of the Ohio LLC in the Formation Transactions. The reported income of Liberty in the first reporting period following the consummation of the Formation Transactions will include results of operations of LSS I from the date of consummation forward.

                            FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the federal income tax consequences that materially affect a prospective shareholder (including individual retirement accounts). The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax consequences. The discussion does not address all aspects of federal income tax law that may be relevant to a prospective shareholder of Liberty in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions or brokerdealers, and foreign corporations and persons who are not citizens or resident of the United States) subject to special treatment under the federal income tax laws.

         THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH STOCKHOLDER OF LIBERTY IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL


         The Company has made an election to be taxed as a REIT for federal income tax purposes and the Company intends to operate in such a manner in the future. No assurance can be given, however, that Liberty will operate in a manner so as to remain qualified as a REIT. It should be noted that Liberty's continued qualification as a REIT in current and future taxable years will depend upon whether Liberty and LSS I continue to meet the various qualification tests imposed under the Code (discussed below). See "Requirements for Qualification as a REIT--Failure to Qualify," below.

         In addition, as a result of the Company's sale of its last real estate property in August 1997, the Company's status as a REIT for 1997 and 1998 is dependent, in part, upon tax rules regarding investments by REITs in certain types of nonreal estate assets. The current Board of Trustees is reviewing with legal counsel the Company's status as a REIT for the years ended December 31, 1998 and 1997. If the Company failed to qualify as a REIT for either the fiscal year ended December 31, 1997 or 1998, it would be taxed as a regular corporation, and distributions to shareholders would not be deductible in computing the Company's taxable income. The resulting corporate tax liabilities, estimated to be approximately $170,000 could materially reduce the funds available for distribution to the Company's shareholders or for reinvestment. If the Company failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions in 1997 originally treated as capital gain distributions could be recharacterized as ordinary dividend distributions to shareholders. Moreover, the Company might not be able to elect to be treated as a REIT for the four taxable years after the year during which the Company ceased to qualify as a REIT which would apply to Liberty if the Reorganization is approved. If the Company or Liberty later requalify as a REIT and reelect REIT status at that time, it might be required to pay full corporate-level tax on any unrealized gain associated with its assets as of the date of requalification and to make distributions equal to any earnings accumulated during the period of nonREIT status.

TAXATION OF LIBERTY AS A REIT

         If Liberty continues to qualify for taxation as a REIT and distributes to its stockholders at least 95% of its REIT taxable income (excluding net capital gain), it generally will not be subject to federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to its shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. If Liberty were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its shareholders. Even if Liberty continually qualifies as a REIT, it may be subject to federal income or excise tax as follows:

     (1) Liberty will be taxed at regular corporate rates on REIT taxable income and net capital gains not distributed to its shareholders.


     (2) Under certain circumstances, Liberty may be subject to the "alternative minimum tax" on its items of tax preference, if any.

     (3) If Liberty has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax.

     (4) If Liberty should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which Liberty fails the 75% or 95% test, multiplied by a fraction intended to reflect Liberty's profitability for such year.

     (5) If Liberty should fail to distribute during each calendar year at least the sum of (A) 85% of its REIT ordinary income for such year, (B) 95% of its REIT capital gain net income for such year and (C) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     (6) If Liberty has (A) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by Liberty by foreclosure or otherwise on default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (B) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

     (7) If Liberty acquires assets from a C corporation (i.e., generally a corporation subject to tax at the corporate level) in a transaction in which the bases of the acquired assets in Liberty's hands are determined by reference, in whole or in part, to the bases of the assets (or any other property) in the hands of the C corporation, and Liberty recognizes net gain on the disposition of such assets in any taxable year during the 10year period (the "Restriction Period") beginning on the date on which such assets were acquired by Liberty then, pursuant to guidelines issued by the IRS, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over Liberty's adjusted basis in such property as of the beginning of such Restriction Period will be subject to a tax at the highest regular corporate rate.

REQUIREMENTS FOR QUALIFICATION AS A REIT.


     General. The Code defines a REIT as a corporation, trust or association:

     (1)      which is managed by one or more trustees or directors;

     (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

     (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

     (5)      which has the calendar year as its taxable year;

     (6)      the beneficial ownership of which is held by 100 or more persons;

     (7) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt entities);

     (8) which makes an election to be a REIT (or made such an election in a previous taxable year that is still valid) and satisfies all relevant filing and other administrative requirements that must be met in order to maintain REIT status; and

     (9)      which meets certain income and asset tests, described below.

         Conditions (1) through (5), inclusive, must be met during the entire taxable year and condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions (6) and (7) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. Liberty's taxable year will be the calendar year. Following the consummation of the Formation Transactions, Liberty will have satisfied the share ownership requirements set forth in (6) and (7) above (respectively, the "100 shareholder requirement" and "five or fewer requirement"). In order to ensure continuing compliance with the share ownership requirements, Liberty has placed certain restrictions on the transfer of Liberty Stock to prevent further concentration of share ownership. Moreover, to evidence compliance with these requirements, Liberty must maintain records which disclose the actual ownership of outstanding Liberty Stock. In fulfilling its obligation to maintain these records, Liberty must, and will, demand written statements each year from the record holders of designated percentages of Liberty Stock disclosing the actual owners of such Liberty Stock. A list of those persons failing or refusing to comply with such demand must be maintained as a part of Liberty's records. A stockholder failing or refusing to comply with Liberty's written demand must submit with his or her tax return a similar statement and certain other information.

         Asset Tests. In order for Liberty to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must satisfy three tests relating to the nature of its assets:

     (1) At least 75% of the value of Liberty's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and certain government securities.

     (2) Not more than 25% of Liberty's total assets may be represented by securities other than those in the 75% asset class.

     (3) Of the investments included in the 25% asset class, the value of any one issuer's securities owned by Liberty may not exceed 5% of the value of Liberty's total assets, and Liberty may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary (as defined in the Code) or another REIT).

         Where Liberty owns an interest in a partnership, it will be treated for purposes of the asset tests as owning a proportionate part of the partnership's assets. See "Tax Aspects of Liberty's Investment in LSS I." Liberty's investment through its interest in LSS I will constitute qualified assets for purposes of the 75% asset test. As such, Liberty expects that more than 75% of the value of its assets will be real estate assets.

         Liberty does not expect to hold any securities representing more than 10% of any one issuer's voting securities nor does Liberty expect to hold securities of any one issuer exceeding 5% of the value of Liberty's gross assets.

         If Liberty inadvertently fails one or more of the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status, provided that (1) it satisfied all of the asset tests at the close of a preceding calendar quarter, and (2) the discrepancy between the values of Liberty's assets and the standards imposed by the asset test either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition. If the condition described in clause (2) of the preceding sentence was not satisfied, Liberty could still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

         Income Tests. In order for Liberty to maintain its qualification as a REIT, it must satisfy two separate percentage tests relating to the source of its gross income in each taxable year. For purposes of these tests, where Liberty invests in a partnership, Liberty will be treated as receiving its proportionate share of the gross income of the partnership, and such gross income will retain the same character in the hands of Liberty as it had in the hands of the partnership. See "Tax Aspects of Liberty's Investment in LSS I."


          (1) The 75% Test. At least 75% of Liberty's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including Arents from real property@ and interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions), dividends, distributions and gains realized from other REIT equity interests or income from qualified types of temporary investments.

          (2) The 95% Test. At least 95% of Liberty's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

         Rents received by Liberty will qualify as "rents from real property" for purposes of the 75% and 95% income tests if the following requirements are met:

          (1) The amount of rent received must generally not be based in whole or in part on the income or profits derived by any person from such property. However, amounts received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales, or if they are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property and such tenant receives from subtenants only amounts which would be treated as rents from real property if received directly by Liberty.

          (2) Rents must not be received from a tenant in which Liberty or a direct or indirect owner of 10% or more of Liberty, owns directly or constructively a 10% or greater interest in the assets or net profits of such tenant (a "Related Party Tenant").

          (3) Liberty must not operate or manage its property or furnish or render directly services to its tenants unless such services are of a type that a tax-exempt organization can provide its tenants without causing its rental income to be unrelated business taxable income under the Code ("Qualifying Services"). If such services are not Qualifying Services, such services must be rendered by an "independent contractor" that is adequately compensated and from whom Liberty derives no income. Receipts for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants of properties of a similar class in the geographic market in which Liberty's property is located ("Noncustomary Services") will not qualify as rents from real property.

          (4) Rent attributable to personal property leased in connection with a lease of real property will not qualify as "rents from real property" if such rent is greater than 15% of the total rent received under the lease.


                  TAX ASPECTS OF LIBERTY'S INVESTMENT IN LSS I


ENTITY CLASSIFICATION


         Liberty will hold a direct interest in LSS I. In general, a partnership is not subject to federal income tax. Rather, each partner includes in the partner's taxable income or loss its allocable share of the partnership's items of income, gain, loss, deduction and credit, without regard to whether the partner receives a distribution from the partnership. Liberty will include its proportionate share of the foregoing items of LSS I for purposes of the various REIT income tests and in the computation of its REIT taxable income. See "Requirements for Qualification as a REIT--Income Tests." Any resultant increase in Liberty's REIT taxable income will increase its distribution requirements, but will not be subject to federal income tax in the hands of Liberty provided that such income is distributed by Liberty to its shareholders. Moreover, for purposes of the REIT asset tests, Liberty will include its proportionate share of assets held by LSS I.

TAX ALLOCATION WITH RESPECT TO THE PROPERTIES

         Pursuant to regulations issued by the Internal Revenue Service, LSS I shall be taxed as a partnership for federal income tax purposes, unless it elects otherwise. LSS I does not intend to elect to be taxed other than as a partnership.

BASIS IN PARTNERSHIP INTEREST

         LSS I initially will acquire a tax basis in each of the Properties acquired by it equal to the adjusted tax basis of such asset in the hands of the Ohio LLC, increased by any gain realized by the Ohio LLC on the transfer. For purposes of determining the percentage interests of the contributing partners, the members of the Ohio LLC will be credited with having contributed to LSS I interests in the Ohio LLC in an amount equal to the agreed value of the contributed assets. The difference between the agreed value of a contributed asset and its adjusted tax basis is referred to as the book-tax difference (the "Book-Tax Difference"). It is expected that the agreed value of most of the Properties acquired by LSS I substantially will exceed their tax basis, so that there will be substantial Book-Tax Differences at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed by a partner in exchange for a partnership interest, must be allocated so that the contributing partner is charged with, or benefits from, respectively, any Book-Tax Difference associated with the property at the time of the contribution. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic arrangements among the partners. The Partnership Agreement will require such allocations to be made in a manner consistent Section 704(c) of the Code.

         In general, LSS I's Section 704(c) allocations allocate to Liberty the same amounts of depreciation deductions attributable to the Properties and other assets acquired by LSS I and taxable gain or loss upon sale of such assets as Liberty would have received had it purchased its interest in such assets at their agreed value. To accomplish this, the existing members of the Ohio LLC will generally be allocated lower amounts of depreciation deductions for tax purposes and increased taxable gain (or less loss) on sale by LSS I of such Properties than their allocations of depreciation deductions and income or gain for book purposes. This will tend to eliminate the Book-Tax Difference over the life of LSS I. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of LSS I in some cases may cause Liberty to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable gain in the event of a sale of the Properties acquired by LSS I in excess of the economic or book income allocated to it as a result of such sale. This might adversely affect Liberty's ability to distribute sufficient dividends to comply with the REIT distribution requirements. The foregoing principles also apply in determining the earnings and profits of Liberty for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had Liberty purchased its interest in such at their agreed value.

         Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any builtin gain or loss associated with contributed property. LSS I currently intends to account for Book-Tax Differences using the traditional method provided for in the regulations.

         With respect to any property purchased by LSS I subsequent to the formation of Liberty, such property will initially have a tax basis equal to its purchase price and Section 704(c) of the Code will not apply.

         The consummation of the Formation Transactions is contingent upon approval of the Declaration Amendment and the Reorganization.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FORMATION TRANSACTIONS.

                           PROPOSAL 4 -- ELECTION OF TRUSTEES


         All of the Company's trustees will be elected at the Annual Meeting to serve as trustees until the next succeeding annual meeting of shareholders (or stockholders of Liberty if the Reorganization is approved) and until their successors are elected and shall have qualified. The Nominees are all currently members of the Board of Trustees. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of shareholders.

         The Board of Trustees has been informed that all of the Nominees are willing to serve as trustees but, if any of them should decline or be unable to act as a trustee, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Trustees has no reason to believe that any such Nominees will be unable or unwilling to serve.

         The election to the Board of Trustees of each of the five Nominees identified in this Proxy Statement/Prospectus will require the affirmative vote of the holders of a plurality of the Company Shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF TRUSTEES OF EACH OF THE FIVE NOMINEES IDENTIFIED BELOW.

NOMINEES FOR ELECTION AS TRUSTEES

         The name, age as of May __, 1999, and existing office(s) and/or trustee positions with the Company of each of the Nominees for election as a trustee are as follows:

          Name             Age      Office or Position Held
          ----             ---      -----------------------

Richard M. Osborne         53       Chairman of the Board, Chief Executive
                                    Officer and Trustee
Thomas J. Smith            55       President, Chief Operating Officer and Trustee
Steven A. Calabrese        37       Trustee
Mark D. Grossi             43       Trustee
Marc C. Krantz             38       Secretary and Trustee


         The name, principal occupation for the last five years and selected biographical information of each of the Nominees for trustees are set forth below. Each of the Nominees has served as a Trustee of the Company since September 22, 1998.

         Richard M. Osborne has been Chairman of the Board and Chief Executive Officer of the Company since September 1998. He is also President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963. OsAir, Inc. is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is the sole Manager of Turkey Vulture Fund XIII, Ltd. (the "Fund") which began operations in January 1995. The Fund acquires, holds, sells or otherwise invests in all types of securities and other instruments. Mr. Osborne is a Director of Ceres Group, Inc., a publicly-held insurance holding company, a Director and Chairman of the Board of Pacific Gateway Properties, Inc., a publiclyheld real estate company ("Pacific Gateway"), a Director of NuMED Home Health Care Inc., a publiclyheld home health care company ("NuMED"), a Director of USP Real Estate Investment Trust, a publicly-held real estate investment trust, and a Director and Vice Chairman of the Board of GLB Bancorp, Inc., a publicly-held bank holding company. Mr. Osborne is the managing member of the Ohio LLC.

         Thomas J. Smith has been President and Chief Operating Officer of the Company since September 1998. Since April 1, 1996, Mr. Smith has served as the Executive Operating Manager of the Ohio LLC. He has also been the President of Retirement Management Company, a company owned by Mr. Osborne and engaged in retirement facility management since 1992. Mr. Smith is also a Director of GLB Bancorp, Inc. and NuMED.

         Steven A. Calabrese has been a Trustee since September 1998. He serves as managing partner of Calabrese, Racek and Markos, Inc., CRM Construction Inc., and CRM Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate. Mr. Calabrese is also a Director of Pacific Gateway.

         Mark D. Grossi has been a Trustee since September 1998. He is currently Executive Vice President and a Director of Charter One Financial, Inc., a publicly-traded bank holding company, and Executive Vice President and Chief Retail Banking Officer of its subsidiary, Charter One Bank. Mr. Grossi also serves as a Director of Pacific Gateway and JB Oxford Holdings, Inc., a publicly-held securities brokerage company. Since prior to 1993, Mr. Grossi has held various senior executive positions with Charter One Bank and its predecessor.

         Marc C. Krantz has been Secretary of the Company since September 1998. He is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L. and has been with that firm for the last five years.

BOARD OF TRUSTEES; COMMITTEES

         The Board of Trustees is currently comprised of Messrs. Calabrese, Grossi, Krantz, Osborne and Smith. The Board of Trustees has two standing committees: an Audit Committee and Compensation Committee.

         Audit Committee: The Audit Committee is currently comprised of Messrs. Grossi and Krantz. The Audit Committee makes recommendations to the Board of Trustees regarding the selection of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the independent auditors and management the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the nonaudit services which may be performed by the independent auditors.

         Compensation Committee. The Compensation Committee is currently comprised of Messrs. Calabrese and Grossi. The Compensation Committee establishes the compensation of the Company's executive officers and will administer Liberty's 1999 Stock Option Plan if approved by shareholders.

         During 1998, the former Board of Trustees (the Board in place prior to the September 1998 election of the current Board) held three meetings and the current Board of Trustees held one meeting. During 1998, each of the current Trustees attended 100 percent of the number of meetings of the Board (while they were members).

COMPENSATION OF TRUSTEES

         Beginning in 1999, the Company will pay each Trustee, other than Messrs. Osborne, Smith and Krantz, an annual fee of $5,000 in shares of the Company. In addition, the Company will pay each such Trustee $250 in cash for each board meeting that such Trustee participates in. The current Board of Trustees received no compensation as Trustees in 1998.

         Members of the former Board of Trustees were paid the following amounts for their services in 1998:

                  Herbert E. Stansbury               $ 14,700
                  Robert E. Morgan                   $  4,900
                  Peter O. Hanson                    $  5,200
                  James M. Pollak                    $  5,200


         Lorraine O. Legg was not paid for her services as a Trustee during 1998.

OFFICERS

         The following sets forth the positions with the Company and selected biographical information for the officers of the Company who are not Trustees:

         Ronald L. Ramer, 33, has been the Chief Financial Officer and Assistant Secretary of the Company since September 1998. Mr. Ramer has been the Financial Manager of Liberty Self-Stor, Ltd. since April 1, 1996. He has been the controller of Retirement Management Company since 1993.

EXECUTIVE COMPENSATION

         From February 23, 1996 until September 28, 1998, the Company had no employees and no compensation was paid to its executive officers. On February 23, 1996, the Company entered into an agreement with E & L Associates, to provide the Company with asset management and certain other administrative services. Lorraine O. Legg, the Company's former President, Chief Executive Officer and a Trustee, has an ownership interest in a company which is the parent company of E & L. The agreement with E & L was terminated by the current Trustees on September 22, 1998. The Company paid E & L a total of $100,000 in 1998, $120,000 in 1997 and $95,000 in 1996.

EMPLOYMENT AGREEMENTS

         Liberty is a party to an employment agreement with Mr. Smith. The employment agreement provides for a two year term commencing on May __, 1999, with automatic one-year renewal periods. Mr. Smith will receive an annual salary of $125,000 and will receive bonuses at the discretion of Liberty's Board of Directors.

COMPLIANCE WITH SECTION 16(a)


         Section 16(a) of the Exchange Act requires the Company's officers and trustees, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, trustees and greater than ten percent shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the trustees, officers and 10% shareholders that no form is required to be filed, the Company believes that no trustee, officer or beneficial owner of more than 10% of its Company Shares failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth as of May __, 1999 certain information with respect to the beneficial ownership of Company Shares by (1) each person known to the Company to be the beneficial owner of more than 5% of each of the outstanding Company Shares, (2) each trustee and executive officer of the Company who is a beneficial owner of any Company Shares, and (3) all trustees and executive officers of the Company as a group. Such information (other than with respect to trustees and officers of the Company) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Company Shares.

                                       AMOUNT AND NATURE OF BENEFICIAL
NAME                                           OWNERSHIP                     PERCENT
----                                           ---------                     -------


Richard M. Osborne                               297,344(1)                  9.8%

Steven A. Calabrese                              290,265                     9.5%

Mark D. Grossi                                         0                       0%

Marc C. Krantz                                         0                       0%

Ronald L. Ramer                                        0                       0%

Thomas J. Smith                                        0                       0%

All Trustees and Officers as a group
(6 persons)                                      587,609                    19.4%


------------

1 Shares held by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company, of which Mr. Osborne is the sole Manager.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Effective February 24, 1996, the Company entered into an agreement with E&L Associates, Inc. ("E&L") to provide asset management and certain other administrative services to the Company. E&L received a monthly fee of $10,000 plus reimbursement for other expenses incurred on behalf of the Company. During 1998, E&L received management fees of $100,000. In connection with the sale of the Charleston property, the Company's last property, the former

Board of Trustees adopted an incentive payment plan for E&L for arranging, structuring, negotiating and closing the transaction. Under this plan, E&L received a fee of $233,000 in September 1997. E&L is a wholly-owned subsidiary of a company in which Lorraine O. Legg, the Company's former Chief Executive Officer and a former Trustee, has an ownership interest. The agreement between the Company and E&L was terminated by the current Board of Trustees on September 22, 1998.

         Before leaving office, the former Board of Trustees created the Meridian Indemnity Trust (the "Trust") to pay for the expense of defending themselves against potential litigation. The Trust was funded with $350,000 of Company funds.

         In connection with the proxy solicitation by Meridian '83 Shareholders' Committee for Growth in September 1998, the Fund incurred expenses of $102,613. The current Board of Trustees authorized the expense reimbursement because of the benefit to the Company of the proxy solicitation. The reimbursement is conditioned upon the approval of the Declaration Amendment and the Reorganization. Richard M. Osborne, the Company's Chairman of the Board and Chief Executive Officer, is the sole Manager of the Fund.


              PROPOSAL 5 -- APPROVAL OF THE 1999 STOCK OPTION PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE 1999 STOCK OPTION PLAN ATTACHED TO THIS PROXY STATEMENT/ PROSPECTUS AS ANNEX F IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE ON THIS PROPOSAL. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE 1999 STOCK OPTION PLAN.

         Set forth herein is a description of the terms of Liberty's 1999 Stock Option Plan (the "Plan"). The Plan is effective upon shareholder approval of each of the Plan, the Declaration Amendment, the Reorganization and the Formation Transactions. The Plan permits the grant of NonStatutory Stock Options ("NSSOs"), Incentive Stock Options ("ISOs" and together with NSSOs, "Options"), and Restricted Shares.

PURPOSE

         The Plan was adopted to attract and retain qualified and competent persons who are key to Liberty, including key employees, officers and directors, and upon whose efforts and judgment the success of Liberty is largely dependent, by encouraging such persons to own stock in Liberty. The Plan provides for the grant to employees of ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for the grant of NSSOs to eligible employees (including officers and directors) and non-employee directors and for the grant of restricted share awards.

ADMINISTRATION


         The Plan will be administered by the Compensation Committee of the Board of Directors, which will be charged with designating those persons to whom options or restricted share awards are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time of the exercise of an option and the number of shares of, and the restrictions placed on, a restricted share award. In granting awards, the Compensation Committee will take into consideration the past performance and anticipated future contribution of the potential grant recipient and such other considerations the Compensation Committee deems relevant.


AVAILABLE SHARES

         Liberty may grant up to 300,000 Options or Restricted Shares pursuant to the Plan.

RESTRICTIONS


         Options granted under the Plan are subject to the following restrictions, among others: (1) the per share exercise price for ISOs must be equal to or greater than 100% of the fair market value of Liberty Stock on the date of grant of the option; (2) no Option may be exercisable after the expiration of ten years from the date of its grant; and (3) Options granted under the Plan are subject to transfer restrictions as follows:

         (a) No ISO shall be transferable by the Optionee other than by will, the laws of descent and distribution, and each ISO shall be exercisable during the Optionee's lifetime only by the Optionee; and

         (b) No NSSO may be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of, except as follows: (1) to the spouse or any children or grandchildren of the holder; (2) as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code; (3) to any Controlled Entity (as such term is defined in the Code); or
(4) by will or the laws of intestate succession.

         If the optionee ceases to be employed by Liberty because he or she is terminated for Cause (as defined in the Plan), any Options held by the terminated employee will automatically expire. If an optionee's employment by Liberty is terminated by reason of a mental or physical disability or death, then his or her Options will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her Options will terminate three months from the date of termination. Options become immediately exercisable in the event of a change in control of Liberty or other similar event.

         The Plan authorizes Liberty to make loans to optionees to enable them to exercise their Options. Such loans must (1) provide for recourse to the optionee, (2) bear interest at a rate no less than the prime rate of interest of Liberty's principal lender, and (3) be secured by the Liberty Stock purchased.

         An award of Restricted Shares constitutes an immediate transfer of ownership to the recipient in consideration of the performance of services. Awards of Restricted Shares may be made for no additional consideration or for consideration of a payment by the participant that is less than the current fair market value. The participant has immediate dividend and voting rights on the shares but the shares will be subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, for a period of at least one year, as determined by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares granted under the Plan will be prohibited or restricted in the manner prescribed by the Committee on the date of the grant. The Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of Liberty, retirement, death or disability of the recipient, or other similar event.

AMENDMENT/TERMINATION

         Either the Board or the Compensation Committee has the authority to amend or terminate the Plan, provided that no such action impairs the rights of the holder of any outstanding option or restrictive stock without the written consent of such holder, and provided further that certain amendments of the Plan are subject to stockholder approval. Unless terminated sooner, the Plan will terminate ten years from its effective date.

DESCRIPTION OF AWARDS

         Options. The Plan permits the award of ISOs and NSSOs. Each Option granted under the Plan must be evidenced by an Option Agreement specifying terms, including the type, the number of shares covered, the exercise price, when it is exercisable, any restrictions on transferability of the Option or the shares obtained upon exercise and duration of the Option. The purchase price per share of Liberty Stock covered by an Option shall be determined by the Committee but may not be less than the fair market value of the underlying Liberty Stock on the date of grant. ISOs may only be granted to employees of the Company. All ISOs must be granted at fair market value or at 110% of fair market value in the case of grants to 10% stockholders. No ISOs shall be exercisable more than ten years after their date of grant and five years after grant in the case of a 10% stockholder. Payment of an Option may be made with cash, with previously owned Liberty Stock, by foregoing compensation in accordance with Committee rules or by a combination of these. NSSOs may be exercisable for up to ten years at such exercise and upon such terms and conditions as the Committee may determine.


         Restricted Shares. The Plan authorizes the Committee to grant Restricted Shares to individuals with such Periods of Restriction as the Committee may designate. In the case of Covered Employees, the Committee may also condition the vesting or lapse of such Periods of Restriction upon the attainment of one or more Performance Goals established by the Committee within the time period prescribed by Section 162(m) of the Code. These Performance Goals must be based on the attainment, by the Company, of certain objective and/or subjective performance measures, which may include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings. Such Performance Goals may also be based upon the attainment of specified levels of performance of Liberty relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

         Each grant of Restricted Shares will be evidenced by a Restricted Share Agreement that shall specify the Period of Restriction, the number of Restricted Shares granted and such other provisions determined by the Committee. During the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights with respect to those shares and are entitled to all dividends and other distributions paid on Liberty Stock.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES


         NonStatutory Stock Options.

                  Generally. An optionee generally will not recognize income upon the grant of a NSSO. If an optionee receives unrestricted Liberty Stock upon the exercise of a NSSO, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned Liberty Stock received over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

                  Tax Consequences to Liberty. To the extent that an optionee recognizes ordinary income, Liberty or the subsidiary for which the optionee performs services will generally be entitled to a corresponding deduction. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

         Incentive Stock Options

                  Generally. An optionee will not recognize income upon the grant of an ISO. In addition, an optionee will not recognize income upon the exercise of an ISO if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he ceases to be an employee of Liberty or a subsidiary of Liberty (one year if he ceases to be an employee due to disability). To satisfy the holding period requirement, an optionee must hold the optioned Liberty Stock for more than two years from the grant of the option and more than one year after Liberty Stock is transferred to him. If these requirements are satisfied, upon the sale of Liberty Stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in Liberty Stock and the net proceeds of the sale.

                  Disqualifying Disposition. If Liberty Stock acquired upon the timely exercise of an ISO is sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned Liberty Stock on the date of the exercise of the ISO over the exercise price.

                  Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the Option is exceeded by the Option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

                  Tax Consequences to Liberty. The granting of an ISO, or the exercise thereof, will generally not result in a deduction for Liberty. However, to the extent that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, Liberty will generally be entitled to a corresponding deduction.


         Restricted Share Awards

         The recipient of Restricted Share awards generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of transfer of the shares with Restrictions will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock subject to Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

         The following table sets forth certain Options under the Plan that were granted (subject to approval of the Plan) on May 6, 1999 to executive officers and nonexecutive officer employees as a group. Each of the options set forth below vest over three years beginning on May 6, 2000. The exercise price for all of the following options is $0.5625 per share.





                                                              Number of Shares
         Name                                                Underlying Options
         ----                                                ------------------

         Thomas J. Smith                                       100,000
         Ronald L. Ramer                                        25,000
         NonExecutive Officer Employees as a Group              55,000




THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

              PROPOSAL 6 -- APPROVAL OF LEASE FOR EXECUTIVE OFFICES


         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE LEASE ATTACHED TO THIS PROXY STATEMENT/ PROSPECTUS AS ANNEX G IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE ON THIS PROPOSAL.

         Set forth below is a description of the terms of Liberty's lease for its executive offices (the "Lease"). The Lease is effective upon shareholder approval of each of the Lease, the Declaration Amendment, the Reorganization and the Formation Transactions.

         Liberty's principal executive offices will be at 8500 Station Street, Suite 100, Mentor, Ohio 44060. Liberty will lease these executive offices from OsAir, Inc., a company owned by Richard M. Osborne, the Chairman of the Board and Chief Executive Officer of the Company and Liberty, pursuant to the Lease attached hereto as Annex G. Liberty believes that the terms of the Lease are at least as favorable as those which it could otherwise have obtained from unrelated parties.

TERMS OF THE LEASE

         The Lease provides that Liberty will lease approximately 6,000 square feet of space formerly occupied by the Ohio LLC. The Lease is for an initial term of five (5) years commencing on the date of shareholder approval of the Lease, the Declaration Amendment, the Reorganization and the Formation Transactions. Liberty has the option to renew the lease for five years. Rent for the initial term is $4,000 per month (approximately $8 per square foot per year) and $5,000 per month for the renewal term.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF THE LEASE.


                PROPOSAL 7 -- RATIFICATION OF INDEPENDENT AUDITORS


         The Board of Trustees of the Company has appointed Arthur Andersen LLP ("Arthur Andersen") as independent auditors of the Company for the fiscal year ending December 31, 1999, and has further directed that the appointment of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by Arthur Andersen that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. Arthur Andersen will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of Arthur Andersen as the Company's independent auditors is not required by the Current Declaration of Trust or otherwise. However, the Board of Trustees is submitting the appointment of Arthur Andersen to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Trustees determines that such a change would be in the best interest of the Company and its shareholders.


THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1998 and for the two years ended December 31,1998, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of the Initial Properties (as defined in Note 1 thereto) as of December 31, 1998 and for the two years ended December 31, 1998, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of Liberty Stock being issued in connection with the Reorganization has been passed upon by Kohrman Jackson & Krantz P.L.L. ("KJK"), Cleveland, Ohio, counsel to Liberty. KJK has passed upon the federal income tax consequences of the Reorganization to the holders of Company Shares. Marc C. Krantz, who is a Trustee and Secretary of the Company, is also the managing partner of KJK.

                             REPORTS TO SHAREHOLDERS


         The Company, or if the Reorganization is approved, Liberty, will continue to provide you with annual reports containing financial statements reported upon by independent auditors, as well as unaudited quarterly statements of operations.

                                  OTHER MATTERS

         The management of the Company does not know of any other matters to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

                                 SHAREHOLDER PROPOSALS

         Any stockholder of Liberty, if the Reorganization is approved, who wishes to submit a proposal for presentation at the Company's 2000 annual meeting of stockholders, must submit such proposal to the Company at its office at 8500 Station Street, Suite 100, Mentor, Ohio 44060, Attention: Secretary, no later than _____________, 2000 in order to be considered for inclusion, if appropriate, in Liberty's proxy statement and form of proxy relating to its 2000 annual meeting of stockholders.

         You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.





                                               By order of the Board of
                                               Trustees


                                               /s/ Marc C. Krantz


                                               Marc C. Krantz
                                               Secretary

                          INDEX TO FINANCIAL STATEMENTS

MERIDIAN POINT REALTY TRUST '83
Report of Independent Public Accountants........................................................................F-1
Balance Sheets as of December 31, 1998 and 1997 ................................................................F-2
Statements of Operations for the years ended December 31, 1998 and 1997 ........................................F-3
Statements of Shareholders' Equity for the years ended December 31, 1998 and 1997 ..............................F-4
Statements of Cash Flows for the years ended December 31, 1998 and 1997 ........................................F-5
Notes to Financial Statements ..................................................................................F-7

INITIAL PROPERTIES
Independent Auditors' Report ..................................................................................F-13
Balance Sheets as of December 31, 1998 and 1997 ...............................................................F-14
Statements of Operations for the years ended December 31, 1998 and 1997 .......................................F-16
Statements of Members' Capital for the years ended December 31, 1998 and 1997 .................................F-17
Statements of Cash Flows for the years ended December 31, 1998 and 1997........................................F-18
Notes to Financial Statements .................................................................................F-20

MARBLEHEAD, OHIO PROPERTY
Report of Independent Public Accountants ......................................................................F-30
Balance Sheet as of June 29, 1997 .............................................................................F-31
Statement of Income and Retained Earnings for the period January 1, 1997 to June 29, 1997 ...........................................................................................F-32
Statement of Cash Flows for the period January 1, 1997 to June 29, 1997 .......................................F-33
Notes to Financial Statements .................................................................................F-34

EAST CANTON AND LOUISVILLE, OHIO PROPERTIES
Report of Independent Public Accountants ......................................................................F-36
Combined Balance Sheet as of May 29, 1997 .....................................................................F-37
Combined Statement of Income and Proprietors' Capital for the period ended May 29, 1997 .........................................................................................F-38
Combined Statements of Cash Flows for the period ended May 29, 1997 ...........................................F-39
Notes to Financial Statements .................................................................................F-40

AVON, OHIO PROPERTY
Report of Independent Public Accountants ......................................................................F-43
Balance Sheet as of November 26, 1997 .........................................................................F-44
Statement of Income and Proprietors' Capital for the period ended November 26, 1997 ...........................F-45
Statement of Cash Flows for the period ended November 26, 1997 ................................................F-46
Notes to Financial Statements .................................................................................F-47

CANTON, OHIO PROPERTY
Report of Independent Public Accountants ......................................................................F-49
Balance Sheet as of April 21, 1997 ............................................................................F-50
Statement of Income and Proprietors' Deficit for the period ended April 21, 1997 ..............................F-51
Statement of Cash Flows for the period ended April 21, 1997 ...................................................F-52
Notes to Financial Statements .................................................................................F-53


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Board of Trustees of Meridian Point Realty Trust '83:

We have audited the accompanying balance sheets of Meridian Point Realty Trust '83 as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Point Realty Trust '83 as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.






Cleveland, Ohio,
  February 2, 1999.

                        MERIDIAN POINT REALTY TRUST '83
                        -------------------------------


                                 BALANCE SHEETS
                                 --------------

                           DECEMBER 31, 1998 AND 1997
                           --------------------------



                            ASSETS
                            ------

                                                                              1998            1997
                                                                         ---------------  --------------

ASSETS:
   Cash and cash equivalents                                             $     600,173    $   2,886,339
   Investments in mortgage-related assets, at market value
                                                                             1,205,722            -
   Restricted cash                                                             357,728            -
   Other assets, net                                                            14,453           21,052
                                                                         ---------------  --------------

         Total assets                                                    $   2,178,076    $   2,907,391
                                                                         ===============  ==============

             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------

LIABILITIES:
   Accounts payable                                                      $     185,567    $     102,057
                                                                         ---------------  --------------

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS' EQUITY:
   Shares of beneficial interest - $1.00 stated value:
     Authorized - Unlimited; 3,031,618 shares issued and
     outstanding                                                             3,031,618        3,031,618
   Paid-in capital                                                          22,755,694       22,755,694
   Distributions in excess of income                                       (23,794,803)     (22,981,978)
                                                                         ---------------  --------------

         Total shareholders' equity                                          1,992,509        2,805,334
                                                                         ---------------  --------------

         Total liabilities and shareholders' equity                      $   2,178,076    $   2,907,391
                                                                         ===============  ==============



             The accompanying notes to financial statements are an
                     integral part of these balance sheets.


                              MERIDIAN POINT REALTY TRUST '83
                              -------------------------------


                                 STATEMENTS OF OPERATIONS
                                 ------------------------

                   FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                   ----------------------------------------------------


                                                           1998          1997           1996
                                                        ------------ -------------  -------------

GROSS REVENUES:
   Rentals from real estate investments                 $    -        $  907,831      $2,026,861
   Interest and other                                      101,893       272,529         264,902
                                                        ------------ -------------  -------------

                Total revenues                             101,893     1,180,360       2,291,763
                                                        ------------ -------------  -------------

OPERATING EXPENSES:
   Interest and amortization of debt discount                -           262,771         651,111
   Property taxes                                            -            79,234         183,136
   Property operating costs, including amounts
     paid to related parties of $100,000,
     $120,000 and $236,000, respectively                   100,000       318,079         664,101
   Legal costs                                             226,240       102,229          47,724
   General and administrative, including
     amounts paid to related parties of
     $133,000, $75,000 and $56,000, respectively           575,461       354,684         276,283
   Depreciation, amortization and other                     13,017        16,154         372,240
                                                        ------------ -------------  -------------

              Total expenses                               914,718     1,133,151       2,194,595
                                                        ------------ -------------  -------------

(Loss) income before gain on sale of property
   and extraordinary item                                 (812,825)       47,209          97,168

Gain on sales of properties                                  -         4,528,701       2,582,606
                                                        ------------ -------------  -------------

(Loss) income before extraordinary item                   (812,825)    4,575,910       2,679,774

Extraordinary item -
   Prepayment penalty on paydown of debt                     -          (189,070)          -
                                                        ------------ -------------  -------------

              Net (loss) income                          $(812,825)   $4,386,840      $2,679,774
                                                        ============ =============  =============

NET (LOSS) INCOME PER COMMON SHARE - BASIC AND
   DILUTED:
     (Loss) income before extraordinary item             $    (.27)   $     1.51      $      .88
     Extraordinary item-
       Prepayment penalty                                    -              (.06)          -
                                                        ------------ -------------  -------------

              Net (loss) income per common share
                                                         $    (.27)   $     1.45      $      .88
                                                        ============ =============  =============

             The accompanying notes to financial statements are an
                       integral part of these statements.



                                   MERIDIAN POINT REALTY TRUST '83
                                   -------------------------------


                                 STATEMENTS OF SHAREHOLDERS' EQUITY
                                 ----------------------------------

                        FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                        ----------------------------------------------------



                                                                                     Distributions
                                                                        Paid-in        in excess
                                             Shares      Amount         capital        of income
                                           ----------- ------------  -------------- ----------------

BALANCE, January 1, 1996                    3,031,618   $3,031,618     $22,755,694    $(19,953,304)

   Net income                                   -            -               -           2,679,774

   Distributions                                -            -               -          (1,000,434)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1996                  3,031,618    3,031,618      22,755,694     (18,273,964)

   Net income                                   -            -               -           4,386,840

   Distributions                                -            -               -          (9,094,854)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1997                  3,031,618    3,031,618      22,755,694     (22,981,978)

   Net loss                                     -            -               -            (812,825)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1998                  3,031,618   $3,031,618     $22,755,694    $(23,794,803)
                                           =========== ============  ============== ================



                 The accompanying notes to financial statements
                    are an integral part of these statements



                                   MERIDIAN POINT REALTY TRUST '83
                                   -------------------------------


                                      STATEMENTS OF CASH FLOWS
                                      ------------------------

                        FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                        ----------------------------------------------------


                                                            1998             1997            1996
                                                        --------------  --------------- ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                   $  (812,825)    $   4,386,840   $   2,679,774
     Adjustments to reconcile net (loss) income
       to net cash provided (used) in operating
       activities -
         Depreciation and amortization                         -                20,994         389,265
         Unrealized loss on investments in
           mortgage-related assets                            13,017             -               -
         Gain on sale of properties                            -            (4,528,701)     (2,582,606)
         Loss on early retirement of debt                      -               189,070           -
         Changes in operating assets and
           liabilities-
              Restricted cash                               (357,728)        1,580,139        (361,945)
              Accounts receivable                              -                32,353         161,443
              Other assets, net                                6,599            25,312        (129,724)
              Accounts payable                                83,510            88,918        (243,400)
              Other liabilities                                -              (192,354)       (325,911)
                                                        --------------  --------------- ----------------

                  Net cash provided (used) in
                    operating activities                  (1,067,427)        1,602,571        (413,104)
                                                        --------------  --------------- ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from disposition of properties                   -            11,650,000       3,603,849
     Closing costs on disposition of assets                    -              (891,504)          -
     Improvements to existing real estate and
       other                                                   -                (1,103)       (116,461)
     Investments in mortgage-related assets               (2,019,460)            -               -
     Return of principal from mortgage-related
       assets                                                800,721             -               -
                                                        --------------  --------------- ----------------

                  Net cash provided (used) in
                    investing activities                  (1,218,739)       10,757,393       3,487,388
                                                        --------------  --------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on mortgage notes                        -            (4,627,123)       (162,346)
   Payment on early extinguishment of debt                     -              (189,070)          -
   Cash distributions paid                                     -            (9,094,854)     (1,000,434)
                                                        --------------  --------------- ----------------

             Net cash provided (used) in
               financing activities                            -           (13,911,047)     (1,162,780)
                                                        --------------  --------------- ----------------


                                                 -2-

                                                            1998             1997            1996
                                                        --------------  --------------- ----------------

NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS                                           $(2,286,166)    $  (1,551,083)  $   1,911,504
                                                        --------------  --------------- ----------------

CASH AND CASH EQUIVALENTS,
   beginning of period                                     2,886,339         4,437,422       2,525,918
                                                        --------------  --------------- ----------------

CASH AND CASH EQUIVALENTS,
   end of period                                        $    600,173     $   2,886,339   $   4,437,422
                                                        ==============  =============== ================

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
     Proceeds from sale of assets-
       Shares of stock                                  $       -        $     -         $   6,392,145
       Mortgages assumed                                        -              -            16,334,297
       Disposition of properties, net                           -          (6,192,676)     (22,343,329)
       Reduction in other assets related to
         properties sold                                        -             (37,118)      (1,403,250)
       Distributions paid in shares of stock                    -               -           (6,392,145)
       Redemption of investment                                 -               -              (79,500)

SUPPLEMENTAL INFORMATION:
     Interest paid                                      $       -        $    257,930    $     634,087




                 The accompanying notes to financial statements
                    are an integral part of these statements

                         MERIDIAN POINT REALTY TRUST '83
                         -------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1998
                                -----------------



1. GENERAL:
   -------

Meridian Point Realty Trust '83 (the "Company") is a business trust organized under the laws of the State of California for the purpose of acquiring, operating, holding for investment and ultimately selling income-producing commercial and industrial real estate. The Company was formed as a self-liquidating/finite-life real estate investment trust ("REIT"). Under this self-liquidating policy, the Company may not invest net proceeds from sales or refinancings in additional properties. The Company was formed on June 24, 1982 and commenced operations on April 12, 1983. On February 23, 1996, the Company sold all of its real estate properties except for the Charleston Business Park ("Charleston") (Note 8). On August 22, 1997, the Company sold the Charleston property. Following the sale, the Company's assets have consisted almost entirely of cash and cash equivalents and investments in mortgage-related assets. An annual meeting of shareholders was held on September 22, 1998, for the purpose of electing trustees and approving and adopting a plan of liquidation. The proposed plan of liquidation was defeated by shareholders and a new Board of Trustees was elected. The vote was declared official on September 28, 1998.

2. ESTIMATES, RISKS AND UNCERTAINTIES:
   ----------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

From time to time, the Company is subject to legal claims arising in the ordinary course of business in connection with the Company's prior ownership of real estate and leasing of such real estate to tenants. The Company maintains liability insurance, subject to customary deductibles and, accordingly, management does not believe the ultimate resolution of such matters will have a material effect in the Company's financial position or results of operations.

3. RECLASSIFICATIONS:
   ------------------

Certain amounts for the years ended December 31, 1997 and 1996 have been reclassified to conform with the current year presentation.

4. CASH AND CASH EQUIVALENTS:
   --------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents.

5. INVESTMENTS IN MORTGAGE-RELATED ASSETS:
   --------------------------------------

On June 29, 1998, the Company purchased four Real Estate Mortgage Investment Conduits ("REMICs"). The Company has classified these investments as trading securities under Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, the unrealized loss on these investments of $13,017 has been included in other expenses in the accompanying statement of operations for the year ended December 31, 1998. Presented in the following table is a schedule of the REMIC's purchased by the Company and their fair market values as of December 31, 1998.

                                              Stated                           Fair
         REMIC Series                     Interest Rate     Maturity       Market Value
         ------------                     ---------------  ------------  -----------------

         FHLMC 1458 GA                         6.750%         05/15/04      $  263,381

         FNMA 96-2 B                           7.500%         10/22/09         296,085

         FHLMC 1432 E                          6.750%         01/15/06         289,053

         FHLMC 1472 E                          6.250%         02/15/05         357,203
                                                                           ------------
                                                                            $1,205,722
                                                                           ============

6. RENTALS FROM REAL ESTATE INVESTMENTS:
   ------------------------------------

Certain of the Company's leases required lessees to pay all or a portion of real estate taxes, insurance and operating costs ("Expense Recaptures"). Expense Recaptures of $233,540 and $351,186 for the years ended December 31, 1997 and 1996, respectively, have been included in rentals from real estate investments.

All leases were classified as operating leases. The Company recognized rental income on the straight-line basis over the terms of the leases.

7. INVESTMENTS IN REAL ESTATE AND DEPRECIATION METHODS:
   ----------------------------------------------------

Depreciation and amortization were calculated under the straight-line method, based upon the 35 year estimated lives of property and property additions. Expenditures for maintenance, repairs and improvements which did not materially prolong the normal useful life of an asset were charged to operations as incurred. Leasing commissions and tenant improvements were amortized under the straight-line method over the terms of the related leases.

8. SALES OF PROPERTIES:
   -------------------

On August 22, 1997, the Company sold the Charleston property, the last property remaining in its portfolio. The total sales price for the property was $13,000,000 less a $1,350,000 credit for estimated remediation work (see Note
12) and related costs, resulting in a net sales price of $11,650,000. The sales price was paid entirely in cash. Out of escrow, the Company used $4,557,500 of the sales proceeds to pay off the then outstanding principal on the mortgage note payable. The Company also paid $891,504 in closing costs and $189,070 in mortgage prepayment penalties. In connection with the sale, the Company recognized a gain on sale of property of $4,528,701.

On February 23, 1996, the Company sold all of its real estate assets except Charleston to Meridian Industrial Trust, Inc. ("MIT") for approximately $3.6 million in cash, 390,360 shares of MIT common stock, and the assumption of certain mortgage notes and other liabilities aggregating approximately $16.3 million by MIT (collectively referred to as the "Asset Sale"). The MIT common stock was valued at $6,392,145. The Company also paid approximately $1.4 million in closing and other transaction costs. The gain recognized in the sale was $2,582,606.

If the sale of the properties and investments had occurred on January 1, 1997, the Company's unaudited pro forma results of operations for 1997 would have been:

            Revenues                                         $ 272,529
            Expenses - Legal, general and
               administrative                                  456,914
                                                          ------------
            Net loss                                         $(184,385)
                                                          ============

            Basic net loss per share                         $   (0.06)
                                                          ============

9. EARNINGS PER SHARE:
   ------------------

Basic earnings per share of beneficial interest is determined by dividing net income (loss) by the weighted average number of shares of beneficial interest outstanding during the period. Weighted average number of shares outstanding was 3,031,618 for each of the three years in the period ended December 31, 1998. During the three years ended December 31, 1998, the Company had no dilutive securities outstanding.

During the year ended December 31, 1998, the Company paid no cash distributions. During the year ended December 31, 1997, the Company distributed $9,094,854, or $3.00 per share of beneficial interest to shareholders of record as of the close of business on September 2, 1997.

During the year ended December 31, 1996, the Company distributed cash of $1,000,434 or $.33 per share of beneficial interest, and all of the 390,360 shares of MIT common stock (or 0.1287 of a share of MIT common stock per share of beneficial interest in the Company) to shareholders of record at the close of business on March 12, 1996.

The analysis below presents the amount of distributions paid to shareholders and the percentage which the Company estimated to be taxable/nontaxable for 1997. In 1997, the Company also elected to distribute its capital gains to its shareholders and a portion of the 1997 distribution was so designated.

            Total distribution                     $9,094,854
                                                 =============

            Capital gains distributions-
               Taxable at 25% rate                     30.04%
               Taxable at 20% rate                     22.34%

            Nontaxable distributions                   47.62%
                                                 -------------
                                                       100.0%
                                                 =============

10. INCOME TAXES:
    -------------

The Company has previously elected to be taxed as a REIT pursuant to Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1998. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to shareholders in computing the Company's taxable income. No provisions for federal or state income taxes have been made in the accompanying statements of operations.

To qualify for REIT status, the Company must meet a number of highly technical organizational and operations requirements on a continuing basis. Those requirements seek to ensure, among other things, that the gross income and investments of a REIT are largely real estate related, with certain other permitted assets, that a REIT distributes substantially all its ordinary taxable income to shareholders on a current basis and that the REIT's ownership is not overly concentrated. Due to the complex nature of these rules, the limited available guidance concerning interpretation of the rules, the importance of ongoing factual determinations and the possibility of adverse changes in or interpretations of the law, administrative interpretations of the law and developments at the Company, no assurance can be given regarding the Company's qualification as a REIT for any particular year. As a result of the Company's sale of its last real estate property in August 1997, the Company's status as a REIT for 1997 and 1998 is dependent, in part, upon tax rules regarding investments by REITs in certain types of non-real estate assets. The current Board of Trustees is reviewing with legal counsel the Company's status as a REIT for the years ended December 31, 1998 and 1997.

If the Company failed to qualify as a REIT for either the year ended December 31, 1998 or 1997, it would be taxed as a regular corporation, and distributions to shareholders would not be deductible in computing the Company's taxable income. The resulting corporate tax liabilities, estimated to be approximately $170,000, could materially reduce the funds available for distribution to the Company's shareholders or for reinvestment. If the Company failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions in 1997 originally treated as capital gain distributions could be recharacterized as ordinary dividend distributions to shareholders. Moreover, the Company might not be able to elect to be treated as a REIT for the four taxable years after the year during which the Company ceased to qualify as a REIT. If the Company later requalified as a REIT, it might be required to pay a full corporate-level tax on any unrealized gain associated with its assets as of the date of requalification and to make distributions equal to any earnings accumulated during the period of non-REIT status.

11. RELATED PARTIES:
    ----------------

From April 1, 1991 to February 23, 1996, the Company operated under a self-administered management structure in conjunction with other commonly-sponsored real estate companies (collectively, the Companies). Under this management structure, Meridian Point Properties, Inc. ("MPP"), a captive company controlled by the Companies, leased employees to the Companies at cost to perform the administrative, accounting, asset management and property management functions. The reimbursements made to MPP were allocated among the Companies in accordance with agreements between MPP and the Companies. Cost reimbursements made to MPP pursuant to this management structure amounted to $140,000 in 1996 and are included in property operating costs in the accompanying statements of operations. There were no cost reimbursements in 1997 or 1998.

Effective February 24, 1996, the Company entered into an agreement with E&L Associates, Inc. ("E&L") under which E&L provided asset management and certain other administrative services to the Company. E&L received a monthly fee of $10,000 plus reimbursement for other expenses incurred on behalf of the Company. During the three years ended December 31, 1998, 1997 and 1996, E&L received management fees of $100,000, $120,000 and $95,000, respectively, all of which is included in property operating costs in the accompanying statements of operations. E&L is a wholly-owned subsidiary of a company in which Lorraine O. Legg (the Company's former President, Chief Executive Officer and a former Trustee) has an ownership interest. The agreement between the Company and E&L was terminated by the current Board of Trustees on September 22, 1998.

In connection with the sale of the Charleston property, the Board of Trustees adopted an incentive payment plan for E&L for arranging, structuring, negotiating and closing the transaction. Under this plan, E&L received a fee of $233,000 in September 1997. This amount was netted against the gain on sale of the property.

Before leaving office, the previous Board created the Meridian Indemnity Trust (the "Trust") to pay for the expense of defending themselves against potential litigation. The Trust was funded with $350,000 of Company funds which have been reflected as restricted cash in the accompanying balance sheets as of December 31, 1998, along with the applicable related interest income.

In connection with the proxy solicitation by Meridian '83 Shareholders' Committee for Growth, Turkey Vulture Fund XIII, Ltd. (the "Fund"), a shareholder of the Company, incurred expenses of $102,613 which is included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1998. The Board of Trustees authorized the expense reimbursement because of the benefit to the Company of the proxy solicitation. The reimbursement is conditioned upon the authorization by the Company's shareholders of the conversion of the Company to a perpetual-life REIT through an amendment to the Declaration of Trust. Richard M. Osborne, the Company's Chairman of the Board and Chief Executive Officer, is the sole manager of the Fund.

At December 31, 1998, the Company has $600,173 of cash and cash equivalents at a financial institution which is partially owned by a group controlled by the Chairman and Chief Executive Officer of the Company.

For the years ended December 31, 1998, 1997 and 1996, the Company incurred fees and expenses for services rendered by the Trustees of the Company totaling $30,000, $75,000 and $56,000, respectively.

12. COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The ownership of real estate entails environmental risks and potential liability to owners, including former owners. Environmental investigation at the Golden Cove property sold to Meridian Industrial Trust ("MIT") in 1996 indicated that soil at the property contained volatile organic compounds in concentrations that exceeded the clean-up goals typically cited by the California Regional Water Quality Control Board (the "RWQCB"). As part of the sale transaction, the Company was obligated to fully fund the remediation costs, for which it had previously accrued $140,000 in 1994. Approximately $95,000 had been expended by the Company for remediation costs through December 1998, and it does not believe that any additional costs will be incurred, however there can be no assurance to that effect. The Company may be entitled to seek contribution and indemnity for the remediation costs against other potentially responsible parties who may have caused the contamination at the property.

In the late 1980's, the San Francisco Bay Region of the RWQCB requested that the Company investigate and characterize soil and groundwater contamination of the Charleston property. The Company engaged an environmental engineering firm that discovered the presence of trichloroethlylene and other solvent chemicals in the groundwater. The RWQCB deferred issuing a Site Cleanup Requirements ("SCRs") order to give the Company time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify the Company broadly against the pending SCRs and other types of environmental claims. Its indemnity is backed by an environmental insurance policy placed with Reliance Insurance Company of Illinois. It is possible that the RWQCB could still name the Company when it ultimately issues its SCRs order for the property based on the Company's former ownership. If that occurs, the Company would tender the SCRs order to the purchaser for compliance. Similarly, the Company would tender any other environmental claim brought against it to the purchaser pursuant to the indemnity.

               [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants


                          INDEPENDENT AUDITOR'S REPORT


Members
LIBERTY SELF-STOR, LTD.
Mentor, Ohio


We have audited the accompanying balance sheets of the Initial Properties, as defined in Note 1 of the financial statements, as of December 31, 1998 and 1997, and the related statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Initial Properties as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of the financial statements and included on pages 16 and 17 of these financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
March 15, 1999




                                                                                                   INITIAL
                                                                                                   BALANCE
                                                                                               DECEMBER 31,
============================================================================================================


                                                          ASSETS

                                                                         1998                         1997
                                                                      -----------                 -----------

CURRENT
     Cash                                                             $    77,393                 $    27,410
     Accounts receivable                                                   36,420                      36,051
     Inventory, at cost                                                    30,670                      21,787
     Other                                                                  7,825                      10,820
                                                                      -----------                 -----------


           TOTAL CURRENT ASSETS                                           152,308                      96,068




PROPERTY AND EQUIPMENT
     Land                                                               1,888,297                   1,282,890
     Buildings and improvements                                        10,351,583                   6,069,168
     Furniture and equipment                                              568,374                     544,476
     Vehicles and trailers                                                156,627                     156,627
                                                                      -----------                 -----------


                                                                       12,964,881                   8,053,161

        Less:  Accumulated depreciation                                   693,659                     266,590
                                                                      -----------                 -----------


                                                                       12,271,222                   7,786,571




OTHER
     Construction in progress                                                --                       683,535
     Goodwill, net of amortization                                        917,656                     941,656
     Other                                                                275,975                     268,850
                                                                      -----------                 -----------

                                                                        1,193,631                   1,894,041
                                                                      -----------                 -----------

           TOTAL ASSETS                                               $13,617,161                 $ 9,776,680
                                                                      ===========                 ===========






          The accompanying notes are a part of the financial statements.

PROPERTIES
SHEETS
1998 AND 1997

================================================================================

                                                            LIABILITIES
                                                                                   1998                        1997
                                                                               ------------               ------------

CURRENT
     Notes payable                                                            $    500,000                $  2,222,203
     Current maturities of long-term-debt                                          330,928                     200,094
     Accounts payable                                                               84,360                     111,736
     Accrued liabilities:
         Real estate taxes                                                         224,780                     145,172
         Other                                                                      49,678                      64,915
     Prepaid rent                                                                  143,900                      83,181
                                                                              ------------                ------------

        TOTAL CURRENT LIABILITIES                                                1,333,646                   2,827,301

LONG-TERM
     Notes payable, net of current portion                                      15,837,872                   9,856,784
     Security deposits                                                              47,155                      31,192
                                                                              ------------                ------------

                                                                                15,885,027                   9,887,976
                                                                              ------------                ------------

        TOTAL LIABILITIES                                                       17,218,673                  12,715,277








                                                          MEMBERS' EQUITY



        TOTAL MEMBERS' EQUITY                                                   (3,601,512)                 (2,938,597)
                                                                              ------------                ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                                 $ 13,617,161                $  9,776,680
                                                                              ============                ============






         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

================================================================================


                                                                          1998                      1997
                                                                   ---------------              ------------

REVENUES                                                             $ 2,465,981                $ 1,918,159

OPERATING  EXPENSES
     Interest                                                          1,200,292                  1,185,629
     Depreciation and amortization                                       493,284                    499,683
     Salaries and wages                                                  519,585                    856,863
     Property taxes and insurance                                        337,663                    206,031
     General and administrative                                          207,619                    452,749
     Rent                                                                170,777                    185,528
     Professional fees                                                   102,862                    121,482
     Utilities                                                            94,620                    105,985
     Advertising                                                          90,576                     74,816
     Repairs and maintenance                                              53,355                     58,998
     Bad debts                                                            39,180                     55,437
     Management fee                                                         --                       53,477
                                                                     -----------                -----------

                                                                       3,309,813                  3,856,678
                                                                     -----------                -----------

     Net loss from operations                                           (843,832)                (1,938,519)

OTHER INCOME
     Gain on sale of property                                               --                    3,380,262
     Gain on sale of securities                                             --                       59,100
     Interest                                                              1,322                     10,382
                                                                     -----------                -----------

                                                                           1,322                  3,449,744
                                                                     -----------                -----------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                              $  (842,510)               $ 1,511,225

EXTRAORDINARY CHARGE
     Loss recognized from extinguishment of debt                         (64,499)                      --
                                                                     -----------                -----------

NET INCOME (LOSS)                                                    $  (907,009)               $ 1,511,225
                                                                     ===========                ===========







         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                         STATEMENTS OF MEMBERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

================================================================================


MEMBER'S CAPITAL ACCOUNTS

Balance at January 1, 1997                                         $  (252,706)

Contributions to capital - 1997                                      1,861,379

Withdrawals from capital - 1997                                     (6,058,495)

Net income - 1997                                                    1,511,225
                                                                   -----------

Balance at December 31, 1997                                        (2,938,597)

Contributions to capital - 1998                                        382,265
                                                                   -----------

Withdrawals from capital - 1998                                       (138,171)

Net loss - 1998                                                       (907,009)
                                                                   -----------

Balance at December 31, 1998                                       $(3,601,512)
                                                                   ===========












         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES                                                           1998                 1997
                                                                                          ------------         -----------

Net income (loss)                                                                         $  (907,009)         $ 1,511,225

Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Deprecation                                                                              427,070              362,665
     Amortization                                                                              66,214              137,018
     Extraordinary charge                                                                      64,499                 --
     Gain on sale of marketable securities, net                                                  --                (59,100)
     Gain on disposal of fixed assets, net                                                       --             (3,380,262)
     (Increase) decrease in accounts receivable                                                  (369)              15,234
     Increase in inventories                                                                   (8,883)              (8,758)
     (Increase) decrease in other assets                                                     (110,843)             148,407
     Decrease in accounts payable                                                             (27,376)             (92,296)
     Increase in accrued real estate taxes and other                                          141,053               42,826
                                                                                          -----------          -----------

        Total adjustments                                                                     551,365           (2,834,266)
                                                                                          -----------          -----------

     NET CASH USED IN OPERATING ACTIVITIES                                                   (355,644)          (1,323,041)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                                              (1,597,978)          (2,464,662)
     Proceeds from sale of marketable securities                                                 --                371,981
     Proceeds from disposal of fixed assets                                                      --              4,707,259
     Purchase of marketable securities                                                           --               (312,882)
                                                                                          -----------          -----------

     NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                                   (1,597,978)           2,301,696

CASH FLOWS FROM FINANCING ACTIVITIES
     Contributions from  member                                                             1,063,594              821,661
     Distributions to member                                                                 (138,172)          (5,965,020)
     Issuance of additional debt                                                            1,286,369            4,799,559
     Repayments of debt                                                                      (208,186)            (673,155)
                                                                                          -----------          -----------

     NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                    2,003,605           (1,016,955)
                                                                                          -----------          -----------

     NET  INCREASE (DECREASE) IN CASH                                                          49,983              (38,300)
     CASH AT BEGINNING OF YEAR                                                                 27,410               65,710
                                                                                          -----------          -----------

     CASH AT END OF YEAR                                                                  $    77,393          $    27,410
                                                                                          ===========          ===========

                          (Continued on next page)
         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

================================================================================

                                                      (Continued from previous page)            1998              1997
                                                                                           -------------     -------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
     AND FINANCING ACTIVITIES
     Contribution of property by a member                                                   $ 1,200,000       $   712,954
                                                                                            ===========       ===========

     Debt assumed on property contributed by a member                                       $ 2,000,000       $      --
                                                                                            ===========       ===========
     Purchase of property and equipment (net of cash paid)
         for notes                                                                          $ 1,430,207       $10,423,022
                                                                                            ===========       ===========

     Payment of obligations from like-kind exchange proceeds                                $     --          $21,546,600
                                                                                            ===========       ===========

     Payment of building costs and related fees from like-kind
         exchange proceeds                                                                  $     --          $ 5,714,918
                                                                                            ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid during the year:
       Interest                                                                             $ 1,215,361       $ 1,189,234
                                                                                            ===========       ===========
























         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================


NOTE 1 - BASIS OF PRESENTATION

The initial properties consist of the following self-storage facilities:

                                                         Number of
     Location                   Date of Purchase        Storage Units
     --------                   ----------------        -------------

Excludable
----------
     Cleveland, Ohio                   12/31/96             278
     Dayton, Ohio                       5/20/97             206
     Mentor, Ohio                       3/20/98             207
     Willoughby, Ohio                   9/30/96             227
     East Liverpool, Ohio              10/31/96             222
     Ravenna, Ohio                      4/30/97             150
     Perry, Ohio                        1/10/97             433
     Endicott, New York                11/30/96             297
     Long Island, New York               1/1/98             556

Non-Excludable
--------------
     Avon, Ohio                        11/26/97             597
     Canton, Ohio                       4/22/97             399
     Catawba, Ohio                      6/30/97             472
     East Canton, Ohio                  5/30/97             187
     Louisville, Ohio                   5/30/97             386

Liberty Self-Stor, Ltd. (the Company), a limited liability company organized in 1996 under the laws of the State of Ohio, purchased and currently operates each of the facilities listed above.

Each facility rents storage units to customers on a month-to-month basis. In addition, the Company sells moving and packing supplies, including security locks. The facilities also have trucks and trailers available for rent.

The initial properties have been divided into two categories to differentiate the presentation requirements of the properties. The properties listed under the "Excludable" category have been included from the date of purchase to December 31, 1998, only. The properties listed under the "Non-Excludable" category have also been included in the accompanying statements from the date of purchase to December 31, 1998, but a separate set of financial statements have been presented to show the financial position, results of operations, and cash flows from January 1, 1997 to date of purchase by the Company in accordance with regulations promulgated by the Securities and Exchange Commission.

It is proposed that as a part of this reorganization, the members of the Company will contribute their respective membership interests into a newly formed limited partnership in exchange for a limited partner interest.

Management believes that these financial statements result in a more meaningful presentation of the Initial Properties to be acquired by the newly formed limited partnership and thus appropriately reflect the historical financial position and results of operations of those properties.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash
----

The Company considers amounts deposited in commercial checking and savings accounts, cash on hand, and certificates of deposits with maturity periods of six months or less to be cash.

Accounts receivable
-------------------

The Company uses the direct write-off method to account for sales on credit which become uncollectible. An allowance for doubtful accounts if considered unnecessary by management because all significant accounts expected to become uncollectible have been written off as of year-end.

Property and equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated methods for financial reporting purposes over the following estimated useful lives:

                      Buildings and improvements                     15-39 years
                      Furniture and equipment                         5-7 years
                      Vehicles and trailers                           5-7 years

Maintenance and repairs are charged to operations as incurred; major renewals and betterments that extend the useful lives of assets are capitalized.

Depreciation expense totaled $427,070 and $362,665 for the years ended December 31, 1998 and 1997, respectively.

For the years ended December 31, 1998 and 1997, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Accordingly, the members of the Company review the facilities for impairment when events or changes in circumstances indicate the carrying amount of the facilities may not be recoverable. When such conditions exist, management estimates the future cash flows from operations and dispositions of the facilities. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to the related estimated fair market value would be recorded and an impairment loss would be recognized. No such impairment losses have been recognized.

Other assets
------------

Goodwill, which represents the excess of the cost of purchased properties over the fair value of their net assets at the dates of acquisition, is being amortized on the straight-line method over a term of forty years. Amounts charged to operations in the accompanying statements of operations was $24,000 and $67,565 for the years ended December 31, 1998 and 1997, respectively. Accumulated amortization of goodwill was $42,344 and $18,344 as of December 31, 1998 and 1997, respectively.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Noncompetition agreements represent a portion of the purchase price of various properties whereby the seller agreed not to compete with the Company for a determined period of time. The costs are being amortized on the straight-line method over the terms of the respective agreements. The amortization of noncompetition agreements of $34,745 and $11,078 for the years ended December 31, 1998 and 1997, respectively has been charged to current operations included in "Depreciation and amortization" expense. Accumulated amortization of noncompetition agreements was $45,285 and $10,540 as of December 31, 1998 and 1997, respectively.

Deferred loan costs are being amortized on the straight-line basis over the terms of the respective loan agreements. The amortization of deferred loan costs of $69,848 and $56,255 for the years ended December 31, 1998 and 1997, respectively, has been included in "Depreciation and amortization" expense in the accompanying statements of operations. Accumulated amortization of deferred loan costs was $9,035 and $13,934 as of December 31, 1998 and 1997, respectively.

In 1998 the Company refinanced several of its debt obligations with one obligation to a bank. The prior, unamortized deferred loan costs of $64,499 were charged to current operations and reported as an "Extraordinary charge" in the accompanying statement of operations for the year ended December 31, 1998.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

Federal income taxes
--------------------

The Company has elected to be taxed under the provision of Subchapter K of the Internal Revenue Code. The net operations of the Company is taxable to the individual members. Accordingly, no provision for federal income taxes has been provided in these financial statements.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 3 - MORTGAGES AND NOTES PAYABLE                                                                      1998               1997
                                                                                                     --------------       ----------

Long-term debt at December 31, 1998 and 1997 consisted of the following:
     Mortgage note payable to a bank in initial monthly installments of $84,367 including interest at a current rate of 7.72%; See note (a) below, amortized over a twenty-year period with a maturity date of June 1, 2003, secured by certain real property having a net
     aggregate book value of $5,721,014 at December 31, 1998,
     personally guaranteed by a member of the Company                                                   $9,728,525        $     --

     Note payable to member, non-interest bearing, unsecured, and not
     expected to be repaid within the following year                                                     2,000,000              --

     Mortgage note payable to a bank in monthly installments of $9,695 including interest at a current rate of 6.8538%; See note (b) below, amortized over a twenty-year period with a maturity date of May 20, 2002, secured by certain real property having a net aggregate book value of $1,222,053 at
     December 31, 1998, personally guaranteed by a member of the Company                                 1,263,684         1,031,027

     Mortgage note payable to a bank in monthly installments of
     $11,579 including interest at a current rate of 8.0%; See note (b) below, amortized over a twenty year period with a maturity date of March 30, 2003 secured by certain real property having a net aggregate book value of
     $1,583,140 at December 31, 1998, personally guaranteed by a member
     of the Company                                                                                      1,171,143              --

     Mortgage note payable to a bank in monthly installments of $7,268 including interest at a current rate of 8.02%; See note (e) below, amortized over a twenty-five year period with a maturity date of October 31, 2002 secured by certain real property having a net aggregate book value of $1,380,168 at
     December 31, 1998,
     personally guaranteed by a member of the Company                                                      926,787           939,135

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at the bank's prime rate of 7.75%; See note
     (c) below, amortized over a twenty-three year period with a maturity date of June 1, 2003 secured by certain real property having a net aggregate book value of $466,740 at December 31, 1998, personally guaranteed by a
     member of the Company                                                                                 262,977              --



                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)                                                1998               1997
                                                                                             -------------       -----------

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at the bank's prime rate of 7.75%; See note
     (d) below, amortized over a twenty-three year period with a maturity date of October 31, 2002 secured by certain real property having a net aggregate book value of $1,380,168 at December 31, 1998, personally guaranteed by a
     member of the Company.                                                                    554,704             --

     Note payable to a corporation, due in 1,188 months, monthly interest payments of $2,000, secured by certain real property, having a net aggregate book value of $815,758, personally
     guaranteed by a member of the Company.                                                    250,000            250,000

     Note payable to a bank in monthly installments including interest
     of $381 through 2001, secured by certain equipment.                                        10,980             14,540

     Note payable to a bank in monthly installments including interest of
     $15,621, unpaid principle due May, 2002, interest at 8.50%, secured by
     certain real property, guaranteed by a member of the Company (f).                          --              1,786,617

     Mortgage payable to a bank in monthly installments including interest of
     $13,000, unpaid principle due May, 2002, interest at 9.00%, secured by certain real property, guaranteed by a
     member of the Company (f).                                                                 --              1,417,962

     Construction loan payable to bank in monthly interest installments at 8.35%
     secured by certain real property, guaranteed by a
     member of the Company (f).                                                                 --              1,049,394

     Mortgage payable to a bank in monthly installments including interest of
     $6,326 through 2016, interest at 8.5%, secured by
     certain real property, guaranteed by a member of the Company (f).                          --                712,590

     Construction loan payable to bank in monthly interest installments at 8.5%, secured by certain real property, guaranteed by a member
     of the Company (f).                                                                        --                709,138


                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)                                             1998                 1997
                                                                                           ------------        -----------
     Mortgage payable to a bank in monthly installments including interest of
     $5,965, unpaid principle due July, 2007, interest at 9.0%, secured by
     certain real property, guaranteed by a member of the Company (f)                             --              668,626


     Mortgage payable to a bank in monthly installments including interest of
     $5,483, unpaid principle due January, 2002, interest at 8.75%, secured by
     certain real property, guaranteed by a member of the Company (f)                             --              601,173


     Mortgage payable to a bank in monthly installments including interest of
     $4,321, unpaid principle due May, 2002, interest at 9.00%, secured by certain real property, guaranteed by
     a member of the Company (f)                                                                  --              474,599

     Mortgage payable to a bank in monthly installments including interest of
     $2,672 unpaid principle due 2014, interest at 8.75%
     secured by certain real property (f)                                                         --              268,577

     Note payable to an individual in one payment of $150,000
     including interest of $16,500 (6%), payable on April 29, 1999 (f)                            --              133,500
                                                                                           -----------        -----------

                                                                                            16,168,800         10,056,878

     Less current maturities                                                                   330,928            200,094
                                                                                           -----------        -----------

                                                                                           $15,837,872        $ 9,856,784
                                                                                           ===========        ===========



As of December 31, 1998, long-term debt matures as follows:
          Year ended December 31, 2000                                                     $   366,295
                                  2001                                                         393,963
                                  2002                                                       2,911,585
                                  2003                                                       9,916,029
                                  2004                                                         --
                                  Thereafter                                                 2,250,000
                                                                                          ------------

                                                                                          $ 15,837,872
                                                                                          ============

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)



(a)  The interest rate shall be computed as follows:
     For the first three years of this note commencing May 21, 1998 interest is at a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years, as made available by the Federal Reserve Board. The rate as of the first adjustment date (June 1, 2001) shall be equal to two and one quarter percent plus the then current weekly yield on United States Treasury Securities adjusted to a constant maturity of two years, as made available by the Federal Reserve Board. This rate as of June 1, 2001 shall remain in effect for the remaining two years of the loan until the June 1, 2003 maturity date.

(b) The interest rate shall be based on a fixed rate relating to five year treasuries plus 230 basis points pursuant to the agreement.

(c)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing June 1, 1998 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (May 31, 1999) is a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of two years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. during the last twenty-four months of the loan, the interest rate shall be computed at a rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of two years, as made available by the Federal Reserve Board. Pursuant to the note agreement, the maturity date of this note is to be co-terminus with the note with balance due of $9,728,525 at December 31, 1998.

(d)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing June 1, 1998 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (May 31, 1999) is a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. The maturity date of this note (October 31, 2002) is to be co-terminus with the first mortgage note with a balance due of $926,787 as of December 31, 1998, pursuant to the note agreement.

(e)  The interest rate shall be computed as follows:
     The rate is variable and equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. The maturity date of this note (October 31, 2002) is to be co-terminus with the second mortgage note with a balance due of $554,704 as of December 31, 1998.

(f) This mortgage note and the other notes indicated were refinanced with a bank on May 26, 1998. The total amount refinanced for this and the aforementioned notes was $10,300,000.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

================================================================================

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments, whether or not recognized for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1998 and 1997. Considerable judgment is necessary to interpret market data and to develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Long-term debt
--------------

Management estimates that the fair value of mortgage debt approximates carrying value based upon the Company's effective borrowing rate for issuance of debt with similar terms and remaining maturities.


NOTE 5 - LEASES

The Company leases trucks, trailers and other equipment from a bank under a noncancellable operating master lease agreement. This master lease contains four separate property addendums having various lease terms (from forty-eight to sixty months each) and varying monthly payments. Contained in the lease agreement are certain conditions and covenants including a debt to net worth ratio covenant. As of December 31, 1998, the Company is in compliance with all conditions and covenants. Total rental payments under these operating leases was approximately $115,600 in the year ended December 31, 1998.

Future minimum payments under noncancellable operating leases are as follows:

                                    1999                     $  110,103
                                    2000                        110,103
                                    2001                        107,608
                                    2002                          4,435

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company leases its headquarter's office space from a corporation in which the managing member is a majority shareholder. The space is rented on a month-to-month basis at a rate of $4,000 per month. Total annual rents were $48,000 in both 1998 and 1997.

The company engaged the services of a management company in which the managing member is the sole shareholder. Total fees paid to the management company were $53,477 in 1997.

As disclosed in Note 3, the Company assumed a $2,000,000 obligation from a member in 1998. This note is non-interest bearing, unsecured, and is not expected to be repaid within the following year.

                                                                                                                          SCHEDULE 1

                                                       LIBERTY SELF-STOR LTD.
                                              REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                      AS OF DECEMBER 31, 1998
                                                                                                              GROSS AMOUNTS AT WHICH
                                                                             COSTS CAPITALIZED SUBSEQUENT        CARRIED AT CLOSE
                                                     INITIAL COST                   TO ACQUISITION                  OF FERIOD
                                               ----------------------------  ---------------------------  --------------------------

                                                              BUILDINGS AND              BUILDINGS AND                 BUILDINGS AND
        DESCRIPTION              ENCUMBRANCES       LAND      IMPROVEMENTS       LAND    IMPROVEMENTS       LAND       IMPROVEMENTS
       ------------              ------------     --------    -------------   ---------- --------------  ----------   --------------

LIBERTY SELF-STOR,
         CLEVELAND,OHIO          $ 1,263,684   $   251,836          --            --     $ 1,032,316   $   251,836    $    1,032,316

         AVON, OHIO                1,481,492        86,462       778,001          --         547,052        86,462         1,325,053

         MENTOR, OHIO              1,171,143       320,500     1,289,267          --            --         320,500         1,289,267

         EAST CANTON, OHIO           489,343        35,249        71,566          --           2,449        35,249            74,015

         WILLOUGHBY, OHIO          1,511,525       300,000          --             850     1,053,721       300,850         1,053,721

         CATAWBA, OHIO             1,142,805        98,683       106,907          --         268,591        98,683           375,498

         CANTON, OHIO              1,102,256        38,425       285,764          --          15,018        38,425           300,782

         EAST LIVERPOOL, OHIO        970,668        99,980       758,740          --            --          99,980           758,740

         LOUISVILLE, OHIO          1,244,610        52,732       328,999          --           7,236        52,732           336,235

         RAVENNA, 0HI0               444,857        37,899       268,264       103,894          --         141,793           268,264

         PERRY, OHIO               1,983,073       101,706       490,652          --         710,259       101,706         1,200,911

         DAYTON, OHIO                622,800        60,815       497,393          --          11,874        60,815           509,267

         ENDICOTT, NEW YORK          729,565       117,710       723,478          --           7,305       117,710           730,783

         LONG ISLAND, NEW YORK          --         181,556     1,018,445          --          13,545       181,556         1,031,990

     HEADQUARTERS,
         MENTOR, OHIO                   --            --            --            --          64,741          --              64,741

                                 ----------    -----------   -----------   -----------   -----------   -----------    --------------
         TOTAL                   $14,157,821   $ 1,783,553   $ 6,617,476   $   104,744   $ 3,734,107   $ 1,888,297    $   10,351,583
                                 ===========   ===========   ===========   ===========   ===========   ===========    ==============



                                GROSS AMOUNTS AT WHICH
                             CARRIED AT CLOSE OF FERIOD
                             --------------------------
                                                                                                                    LIFE ON WHICH
                                                        ACCUMULATED                                                  DEPRECIATION
                                                       DEPRECIATION     NET BOOK VALUE                               STATEMENTS IN
                                                       BUILDINGS AND    BUILDINGS AND    DATE OF       DATE OF        OPERATIONS
     DESCRIPTION                             TOTAL     IMPROVEMENTS     IMPROVEMENTS   CONSTRUCTION  ACQUISITION     IS COMPUTED
     -----------                        ------------  --------------    ------------- -------------  -----------     ------------
LIBERTY SELF-STOR,
         CLEVELAND,OHIO                 $  1,284,152      $62,099      $1,222,053           N/A          1996        15-39 YEARS

         AVON, OHIO                        1,411,515       31,347       1,380,168          1998          1997           39 YEARS

         MENTOR, OHIO                      1,609,767       26,627       1,583,140           N/A          1998         7-39 YEARS

         EAST CANTON, OHIO                   109,264        3,932         105,332           N/A          1997         7-39 YEARS

         WILLOUGHBY, OHIO                  1,354,571       38,348       1,316,223           N/A          1996         7-39 YEARS

         CATAWBA, OHIO                       474,181        7,441         466,740          1997          1997           39 YEARS

         CANTON, OHIO                        339,207       17,849         321,358           N/A          1997         7-39 YEARS

         EAST LIVERPOOL, OHIO                858,720       42,962         815,758           N/A          1996           39 YEARS

         LOUISVILLE, OHIO                    388,967       15,113         373,854           N/A          1997         7-39 YEARS

         RAVENNA, 0HI0                       410,057       12,773         397,284          1997       1997, 1998      7-39 YEARS

         PERRY, OHIO                       1,302,617       24,476       1,278,141           N/A          1997           39 YEARS

         DAYTON, OHIO                        570,082       22,137         547,945           N/A          1997         7-39 YEARS

         ENDICOTT, NEW YORK                  848,493       39,855         808,638           N/A          1996        15-39 YEARS

         LONG ISLAND, NEW YORK             1,213,546       14,355       1,199,191           N/A          1998           39 YEARS

     HEADQUARTERS,
         MENTOR, OHIO                         64,741        2,974          61,767           N/A          1997           39 YEARS

                                         -----------     --------        -----------
         TOTAL                           $12,239,880     $362,288        $11,877,592
                                         ===========     ========        ===========


                                       INITIAL PROPERTIES
                            REAL ESTATE AND ACCUMULATED DEPRECIATION
                                   DECEMBER 31, 1998 AND 1997

================================================================================

                                                                                      1998                         1997
Reconciliation of land, buildings and improvements:                               ------------                ------------

        Balance at beginning of period                                            $  7,352,058                $ 11,487,852
        Additions - improvements                                                     4,902,822                  13,697,730
        Retirements                                                                    (15,000)                (17,833,524)
                                                                                  ------------                ------------

        Balance at end of period                                                  $ 12,239,880                $  7,352,058
                                                                                  ============                ============
Reconciliation of accumulated depreciation:
        Balance at beginning of period                                            $    108,627                $    425,792
        Depreciation expense                                                           253,661                     203,419
        Retirements                                                                       --                      (520,584)
                                                                                  ------------                ------------

        Balance at end of period                                                  $    362,288                $    108,627
                                                                                  ============                ============

                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Aqua Marine Custom Canvas, Inc.
Marblehead, Ohio


We have audited the accompanying balance sheet of the Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage (an Ohio corporation) as of June 29, 1997, and the related statements of income and retained earnings, and cash flows for the period from January 1, 1997 to June 29, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage as of June 29, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
February 5, 1999





                                        AQUA MARINE CUSTOM CANVAS, INC.,
                                       D.B.A., AQUA MARINE MINI-STORAGE
                                                 BALANCE SHEET
                                                 JUNE 29, 1997

============================================================================================================

                                     ASSETS
PROPERTY AND EQUIPMENT
    Land                                                                                           $ 49,815
    Buildings and improvements                                                                      634,556
    Furniture and equipment                                                                          43,829
                                                                                                   --------
                                                                                                    728,200
        Less accumulated depreciation                                                               315,261
                                                                                                   --------
                                                                                                    412,939

CASH AND CASH EQUIVALENTS                                                                            30,990

ADVANCES TO SHAREHOLDER                                                                              17,574

OTHER ASSETS                                                                                            521

        TOTAL ASSETS                                                                               $462,024
                                                                                                   ========


                      LIABILITIES AND SHAREHOLDER'S EQUITY

MORTGAGE NOTES PAYABLE                                                                             $198,673

ACCRUED EXPENSES AND OTHER LIABILITIES
    Security deposits and prepaid rent                                                               20,948
    Other                                                                                             7,321
                                                                                                   --------
        TOTAL LIABILITIES                                                                           226,942

COMMON STOCK
    $1 par value, 500 shares authorized, issued
        and outstanding                                                                                 500

ADDITIONAL PAID-IN CAPITAL                                                                          184,206

RETAINED EARNINGS                                                                                    50,376

        TOTAL SHAREHOLDER'S EQUITY                                                                  235,082

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                                 $462,024
                                                                                                   ========





         The accompanying notes are a part of the financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
                        D.B.A., AQUA MARINE MINI-STORAGE
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                 FOR THE PERIOD JANUARY 1, 1997 TO JUNE 29, 1997


================================================================================

RENTAL INCOME                                                                                $70,676

OPERATING EXPENSES:
    Depreciation                                                                              13,842
    Interest expense                                                                           8,919
    Administrative                                                                             5,257
    Repairs and maintenance                                                                    4,989
    Employee benefits                                                                          4,755
    Professional fees                                                                          4,593
    Real estate taxes                                                                          2,933
    Utilities                                                                                  2,351
    Advertising                                                                                2,122
    Other                                                                                        869
                                                                                             -------
                                                                                              50,630
                                                                                             -------

NET INCOME                                                                                    20,046
RETAINED EARNINGS - JANUARY 1, 1997                                                           30,330
                                                                                             -------

RETAINED EARNINGS - JUNE 29, 1997                                                            $50,376
                                                                                             =======

         The accompanying notes are a part of the financial statements.



                                  AQUA MARINE CUSTOM CANVAS, INC.,
                                  D.B.A., AQUA MARINE MINI-STORAGE
                                       STATEMENT OF CASH FLOWS
                           FOR THE PERIOD JANUARY 1, 1997 TO JUNE 29, 1997

=============================================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                      $ 20,046
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                                   13,842
        Decrease in other assets                                                                        1,370
        Decrease in accrued expenses and other liabilities                                               (992)
                                                                                                     --------
   Total adjustments                                                                                   14,220
                                                                                                     --------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                                                           34,266

CASH FLOWS FROM INVESTING ACTIVITIES
     Advances to shareholder                                                                          (17,574)

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on mortgage notes payable                                                     (10,029)
                                                                                                     --------

     NET INCREASE  IN CASH                                                                              6,663

     CASH AT JANUARY 1, 1997                                                                           24,327
                                                                                                     --------
     CASH AT JUNE 29, 1997                                                                           $ 30,990
                                                                                                     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year - Interest                                                            $  7,471
                                                                                                     ========


         The accompanying notes are a part of the financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
         D.B.A., AQUA MARINE MINI-STORAGE
                         NOTES TO FINANCIAL STATEMENTS
                                  JUNE 29, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Business Activity
-----------------

Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage (the Company) operates a self-storage facility in Marblehead, Ohio.

Basis of Presentation
---------------------

The accompanying financial statements reflect the entire operations of the self-storage facility prepared on the accrual basis of accounting. The real estate is owned personally by the Company's shareholder and his wife and rented to the Company. These financial statements have been presented to assist the reader in evaluating the facility's entire operations. Thus the real estate has been reflected as contributed into Company net of mortgage obligations. Rent payments made by the Company during the period January 1, 1997 to June 29, 1997 have been reclassified as shareholder advances while mortgage payments and real estate taxes paid by the Company's shareholder during the same period have been reflected as repayments against those advances.

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On June 30, 1997 Liberty entered into a contract to purchase real estate and certain equipment from the Company for total consideration of $900,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements            10 to 39 years
                    Furniture and equipment               3 to   7 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in the financial statements. Furthermore, amounts earned but not collected from tenants at June 29, 1997 were deemed immaterial for inclusion in the accompanying financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
                        D.B.A., AQUA MARINE MINI-STORAGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 29, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Income Taxes
------------

For purposes of this presentation, no provision for income tax has been made on these financial statements. Any amounts due were not deemed material.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

NOTE 3 - MORTGAGE NOTES PAYABLE

At June 29, 1997, the mortgage notes payable consisted of the following:

     Mortgage note payable to a bank, with principal and
        interest payments of $1,081, interest at 8.25%,
        secured by real property                                                              $   67,961

     Mortgage note payable to a bank, with principal and
        interest payments of $1,584, interest at 9.00%,
        secured by real property                                                                 130,712
                                                                                              ----------
                                                                                              $  198,673
                                                                                              ==========

On June 30,1997, Liberty Self-Stor, Ltd. purchased the Company for total consideration of $900,000. A portion of those proceeds was used to retire the above mortgages.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period from January 1, 1997 to June 29, 1997, the Company advanced $17,574 to its shareholder. These amounts are non-interest bearing and due on demand.

               [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Kenneth & Janet Schalmo
East Canton, Ohio


We have audited the accompanying combined balance sheet of the Schalmo Properties (as defined in Note 1 to the combined financial statements) as of May 29, 1997, and the related combined statements of operations and proprietors' capital, and cash flows for the period from January 1, 1997 to May 29, 1997. These combined financial statements are the responsibility of the properties' proprietors. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the owners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Schalmo Properties as of May 29, 1997, and the combined results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principals.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
January 19, 1999





                                         SCHALMO PROPERTIES
                                       COMBINED BALANCE SHEET
                                            MAY 29, 1997

=================================================================================================================

                                               ASSETS



PROPERTY AND EQUIPMENT
    Land                                                                                               $  143,154
    Buildings                                                                                             869,790
    Equipment                                                                                              28,296
                                                                                                       ----------
                                                                                                        1,041,240
        Less accumulated depreciation                                                                      97,042
                                                                                                       ----------
                                                                                                          944,198

OTHER ASSETS                                                                                                1,932
                                                                                                       ----------

    TOTAL ASSETS                                                                                       $  946,130
                                                                                                       ==========


                                LIABILITIES AND PROPRIETORS' CAPITAL

MORTGAGE NOTES PAYABLE                                                                                 $  909,222

ACCRUED EXPENSES AND OTHER LIABILITIES                                                                     31,992
                                                                                                       ----------
                                                                                                          941,214

PROPRIETORS' CAPITAL                                                                                        4,916
                                                                                                       ----------

        TOTAL LIABILITIES AND PROPRIETORS' CAPITAL                                                     $  946,130
                                                                                                       ==========















         The accompanying notes are a part of the financial statements.


                                         SCHALMO PROPERTIES
                        COMBINED STATEMENT OF INCOME AND PROPRIETORS' CAPITAL
                                  FOR THE PERIOD ENDED MAY 29, 1997


===================================================================================================

RENTAL INCOME                                                                              $ 90,751


OPERATING EXPENSES:
    Interest                                                                                 34,169
    Depreciation and amortization                                                            12,815
    Real estate taxes                                                                        11,343
    Wages                                                                                     5,150
    Office expense                                                                            2,980
    Repairs and maintenance                                                                   1,954
    Utilities                                                                                 1,906
    Advertising                                                                               1,370
    Other                                                                                     3,272
                                                                                           --------

                                                                                             74,959
                                                                                           --------

NET INCOME                                                                                   15,792
PROPRIETORS' DEFICIT - JANUARY 1, 1997                                                       (6,371)

CAPITAL DISTRIBUTIONS                                                                        (4,505)
                                                                                           --------
PROPRIETORS' CAPITAL - MAY 29, 1997                                                        $  4,916
                                                                                           ========

         The accompanying notes are a part of the financial statements.



                                              SCHALMO PROPERTIES
                                      COMBINED STATEMENT OF CASH FLOWS
                                       FOR THE PERIOD ENDED MAY 29, 1997

=================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                          $ 15,792
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                                      12,815
        Increase in accrued expenses and other liabilities                                                  3,178
                                                                                                         --------
     Total adjustments                                                                                     15,993
                                                                                                         --------

     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                             31,785

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on mortgage notes payable                                                         (27,280)
     Capital distributions                                                                                 (4,505)

     NET CASH USED IN FINANCING ACTIVITIES                                                                (31,785)
                                                                                                         --------

     NET CHANGE IN CASH                                                                                      --

     CASH AT JANUARY 1, 1997                                                                                 --
                                                                                                         --------

     CASH AT MAY 29, 1997                                                                                $   --
                                                                                                         ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year - Interest                                                                $ 34,302
                                                                                                         ========


         The accompanying notes are a part of the financial statements.

                               SCHALMO PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  MAY 29, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Schalmo Properties consist of two self-storage facilities. One is located in East Canton, Ohio and the other in Louisville, Ohio.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On May 30, 1997, Liberty entered into a contract to purchase the Schalmo Properties for total consideration of $1,800,000.

The accompanying combined financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Schalmo Properties using their historical cost basis.

The owners believe that these combined financial statements result in a more meaningful presentation of the self-storage facilities acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings                             39 years
                    Equipment                              6 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                               SCHALMO PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  MAY 29, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these combined financial statements. Furthermore, amounts earned but not collected from tenants at May 29 ,1997 were deemed immaterial for inclusion in the accompanying combined financial statements.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents. The owners of these facilities did not maintain separate checking accounts for these rental operations. As such, the accompanying combined financial statements do not present a separate cash balance. Cash deficiencies are shown as capital contributions and cash surpluses are shown as capital distributions.

Income Taxes
------------

The operating results of the Schalmo Properties are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owner's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.




                                                   SCHALMO PROPERTIES
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                                      MAY 29, 1997

===============================================================================================================================

NOTE 3 - MORTGAGE NOTES PAYABLE

At May 29, 1997, mortgage notes payable consisted of the following:

     Mortgage note payable to a bank, with principal and interest payments of
        $4,322 through July, 2011
        interest at 9.25%, secured by real property                                                                    $409,865

     Mortgage note payable to a bank, with principal and
        interest payments of $1,400 through September,
        1999, interest at 8.75%, secured by real property                                                               103,658

     Mortgage note payable to a bank, with principal and interest payments of
        $2,585 through July, 1999 interest at 8.75%, secured by real property                                           168,250


     Mortgage note payable to a bank, with principal and interest payments of
        $4,322 through March, 2003 interest at 8.75%, secured by real property                                          227,449
                                                                                                                       --------


                                                                                                                       $909,222
                                                                                                                       ========


On May 29, 1997, Liberty Self-Stor, Ltd. purchased the Schalmo Properties for total consideration of $1,800,000. A portion of those proceeds were used to retire the above mortgages.

                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Kenneth and Margaret Loeser
Avon, Ohio


We have audited the accompanying balance sheet of the Stor-N-Loc Property (as defined in Note 1 to the financial statements) as of November 26, 1997, and the related statements of income and proprietors' capital, and cash flows for the period from January 1, 1997 to November 26, 1997. These financial statements are the responsibility of the property's proprietors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Stor-N-Loc Property as of November 26, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
January 14, 1999



                                              STOR-N-LOC PROPERTY
                                                 BALANCE SHEET
                                               NOVEMBER 26, 1997


==============================================================================================================

                                                    ASSETS


PROPERTY AND EQUIPMENT
         Land                                                                                        $  8,500
         Buildings and improvements                                                                   386,081
         Furniture and equipment                                                                       32,351
                                                                                                     --------
                                                                                                      426,932
             Less accumulated depreciation                                                            341,170
                                                                                                     --------
                                                                                                       85,762

     CASH AND CASH EQUIVALENTS                                                                         54,120

     OTHER ASSETS                                                                                         566
                                                                                                     --------

             TOTAL ASSETS                                                                            $140,448
                                                                                                     ========


                                    LIABILITIES AND PROPRIETORS' CAPITAL


     MORTGAGE NOTE PAYABLE                                                                           $ 14,438

     ACCRUED EXPENSES AND OTHER LIABILITIES
         Real estate taxes                                                                             11,531
         Security deposits                                                                              8,850
         Other                                                                                          7,926
                                                                                                     --------

             TOTAL LIABILITIES                                                                         42,745

     PROPRIETORS' CAPITAL                                                                              97,703
                                                                                                     --------

             TOTAL LIABILITIES AND PROPRIETORS' CAPITAL                                              $140,448
                                                                                                     ========











         The accompanying notes are a part of the financial statements.


                                         STOR-N-LOC PROPERTY
                            STATEMENT OF INCOME AND PROPRIETORS' CAPITAL
                               FOR THE PERIOD ENDED NOVEMBER 26, 1997

=========================================================================================================

     RENTAL INCOME                                                                              $ 150,048

     OPERATING EXPENSES:
         Wages                                                                                     20,179
         Depreciation                                                                              12,182
         Real estate taxes                                                                         11,531
         Repairs and maintenance                                                                   10,533
         Utilities                                                                                  9,111
         Advertising                                                                                8,261
         Administrative                                                                             7,696
         Supplies                                                                                   4,039
         Other                                                                                      4,097
                                                                                                ---------
                                                                                                   87,629
                                                                                                ---------

     NET INCOME                                                                                    62,419
     PROPRIETORS' CAPITAL - JANUARY 1, 1997                                                        69,806

     CAPITAL DISTRIBUTIONS                                                                        (34,522)
                                                                                                ---------

     PROPRIETORS' CAPITAL - NOVEMBER 26, 1997                                                   $  97,703
                                                                                                =========

         The accompanying notes are a part of the financial statements.



                                         STOR-N-LOC PROPERTY
                                       STATEMENT OF CASH FLOWS
                               FOR THE PERIOD ENDED NOVEMBER 26, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                                                $ 62,419
          Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation                                                                             12,182
             Increase in other assets                                                                   (213)
             Decrease in accrued expenses and other liabilities                                         (383)
        Total adjustments                                                                           --------
                                                                                                      11,586
                                                                                                    --------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   74,005

CASH FLOWS FROM INVESTING ACTIVITIES
          Capital expenditures                                                                        (2,131)

CASH FLOWS FROM FINANCING ACTIVITIES
          Principal payments on mortgage notes payable                                               (10,768)
          Capital distributions                                                                      (34,522)
                                                                                                    --------

          NET CASH USED IN FINANCING ACTIVITIES                                                      (45,290)
                                                                                                    --------

          NET INCREASE  IN CASH                                                                       26,584

          CASH AT JANUARY 1, 1997                                                                     27,536
                                                                                                    --------

          CASH AT NOVEMBER 26, 1997                                                                 $ 54,120
                                                                                                    ========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

          Cash paid during the year - Interest                                                      $  1,253
                                                                                                    ========



         The accompanying notes are a part of the financial statements.

                               STOR-N-LOC PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 26, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Stor-N-Loc Property consists of a self-storage facility in Avon, Ohio. The owners, Kenneth & Margaret Loeser operate the facility as a proprietorship.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On November 27, 1997, Liberty entered into a contract to purchase the Stor-N-Loc Property for total consideration of $1,175,000.

The accompanying financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Stor-N-Loc Property using its historical cost basis.

The owners believe that these financial statements result in a more meaningful presentation of the self-storage facilities acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements                    15 to 39 years
                    Furniture and equipment                       3 to   5 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these financial statements.

                               STOR-N-LOC PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 26, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Income Taxes
------------

The operating results of the Stor-N-Loc Property are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owner's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.


NOTE 3 - MORTGAGE NOTES PAYABLE

At November 26, 1997, the mortgage note payable consisted of the following:

     Mortgage note payable to a bank, with principle and interest payments of
        $1,082 through January, 1999
        interest at 7.69%, secured by real property                                                  $ 14,438
                                                                                                     ========

On November 27, 1997, Liberty Self-Stor, Ltd. purchased the Stor-N-Loc Property for total consideration of $1,175,000. A portion of those proceeds was used to retire the above mortgage.

                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To John & Nancy Boger
Canton, Ohio


We have audited the accompanying balance sheet of the Better Lock Self-Service Storage Property (as defined in Note 1 to the financial statements) as of April 21, 1997, and the related statements of income and proprietors' deficit, and cash flows for the period from January 1, 1997 to April 21, 1997. These financial statements are the responsibility of the property's proprietors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the owners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Better Lock Self-Storage Property as of April 21, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.






Tischler, Beard, Wallace & Co., Ltd.


Cleveland, Ohio
February 2, 1999



                                      BETTER LOCK SELF-SERVICE
                                          STORAGE PROPERTY
                                            BALANCE SHEET
                                           APRIL 21, 1997


==========================================================================================================

                                               ASSETS


PROPERTY AND EQUIPMENT
         Land                                                                                    $  50,000
         Buildings and improvements                                                                401,288
         Equipment                                                                                     918
                                                                                                 ---------
                                                                                                   452,206
             Less accumulated depreciation                                                         149,596
                                                                                                 ---------
                                                                                                   302,610

OTHER ASSETS                                                                                           765
                                                                                                 ---------

         TOTAL ASSETS                                                                            $ 303,375
                                                                                                 =========


                                LIABILITIES AND PROPRIETORS' DEFICIT

MORTGAGE NOTE PAYABLE                                                                            $ 305,198

ACCRUED EXPENSES AND OTHER LIABILITIES                                                              21,678
                                                                                                 ---------
                                                                                                   326,876

PROPRIETORS' DEFICIT                                                                               (23,501)
                                                                                                 ---------

             TOTAL LIABILITIES AND PROPRIETORS' DEFICIT                                          $ 303,375
                                                                                                 =========












         The accompanying notes are a part of the financial statements.



                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                  STATEMENT OF INCOME AND PROPRIETORS' DEFICIT
                       FOR THE PERIOD ENDED APRIL 21, 1997


==========================================================================================

     RENTAL INCOME                                                               $ 39,518


     OPERATING EXPENSES:
         Interest                                                                   8,011
         Depreciation                                                               3,722
         Real estate taxes                                                          2,770
         Advertising                                                                2,649
         Administrative                                                             2,370
         Supplies                                                                   1,147
         Repairs and maintenance                                                      716
         Utilities                                                                    125
                                                                                 --------

                                                                                   21,510
                                                                                 --------


     NET INCOME                                                                    18,008
     PROPRIETORS' DEFICIT - JANUARY 1, 1997                                       (26,122)

     CAPITAL DISTRIBUTIONS                                                        (15,387)
                                                                                 --------

     PROPRIETORS' DEFICIT - APRIL 21, 1997                                       $(23,501)
                                                                                 ========



         The accompanying notes are a part of the financial statements.


                                      BETTER LOCK SELF-SERVICE
                                          STORAGE PROPERTY
                                       STATEMENT OF CASH FLOWS
                                FOR THE PERIOD ENDED APRIL 21, 1997

===========================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                                               $ 18,008
          Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation                                                                             3,722
             Decrease in other assets                                                                   500
             Decrease in accrued expenses and other liabilities                                        (552)
                                                                                                   --------
          Total adjustments                                                                           3,670
                                                                                                   --------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  21,678

CASH FLOWS FROM FINANCING ACTIVITIES
          Principal payments on mortgage note payable                                                (6,291)
          Capital distributions                                                                     (15,387)
                                                                                                   --------

          NET CASH USED IN FINANCING ACTIVITIES                                                     (21,678)
                                                                                                   --------

          NET CHANGE IN CASH                                                                           --

          CASH AT JANUARY 1, 1997                                                                      --
                                                                                                   --------

          CASH AT APRIL 21, 1997                                                                   $   --
                                                                                                   ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

          Cash paid during the year - Interest                                                     $  6,571
                                                                                                   ========




         The accompanying notes are a part of the financial statements.

                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 21, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Better Lock Self-Service Storage Property consists of a self-storage facility in Canton, Ohio. The owners, John and Nancy Boger operate the facility as a proprietorship.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On April 22, 1997, Liberty entered into a contract to purchase the Better Lock Self-Service Storage Property for total consideration of $1,233,500.

The accompanying financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Better Lock Self-Service Storage Property using their historical cost basis.

The owners believe that these financial statements result in a more meaningful presentation of the self-storage facility acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements            20 - 40 years
                    Equipment                                  10 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 21, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these financial statements.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents. The owners of this facility did not maintain a separate checking account for this rental operation. As such, the accompanying financial statements do not present a separate cash balance. Cash deficiencies are shown as capital contributions and cash surpluses are shown as capital distributions.

Income Taxes
------------

The operating results of the Better Lock Self-Service Storage Property are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owners' knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

NOTE 3 - MORTGAGE NOTE PAYABLE

At April 21, 1997, the mortgage note payable consisted of the following:

     Mortgage note payable to a bank, with principal and interest payments of
        $4,287 through June, 2005
        interest at 8.61%, secured by real property                                                  $ 305,198
                                                                                                     =========


On April 22, 1997, Liberty Self-Stor, Ltd. purchased the Better Lock Self-Service Storage Property for total consideration of $1,233,500. A portion of those proceeds were used to retire the above mortgage.

                                                                         ANNEX A

                         CERTIFICATE OF THIRD AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                         MERIDIAN POINT REALTY TRUST '83

         Pursuant to Section 8.3 of the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83, recorded as Document No. F117320 (Reel F625 Image 0486) Official Records, City and County of San Francisco, State of California on May 12, 1992, as amended by the First Amendment to the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83 recorded as Document No. F401320 (Reel F927 Image 0650), Official Records, City and County of San Francisco, State of California on July 23, 1993 and by the Second Amendment to the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83 recorded as Document No. F754953 (Reel G318 Image 0109), Official Records, City and County of San Francisco on February 14, 1995 (hereinafter collectively referred to as the "Amended and Restated Declaration of Trust"), the undersigned hereby state and certify:

         1. Article III of the Amended and Restated Declaration of Trust is hereby amended to include Section 3.6 as follows:

                  "3.6. CONSOLIDATION, MERGER. Upon the vote of two-thirds (2/3) of the Trustees, and with the approval of the holders of a majority of the Shares, the Trust may merge or be consolidated with or into one or more limited partnerships of any state or states of the United States or the District of Columbia, which permits such merger or consolidation. Such merger or consolidation shall be made pursuant to an agreement of merger or consolidation, as the case may be, complying and approved in accordance with this Section 3.6.

                  The Board of Trustees shall adopt a resolution approving an agreement of merger or consolidation. The agreement shall state: (1) the terms and conditions of the merger or consolidation; (2) the mode of carrying the same into effect; (3) the manner of converting the trust interests or partnership interests of each of the constituent entities into trust interests or partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, and if any trust interests or partnership interests are not to be converted solely into trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, the cash, property, rights or securities of any other partnership, corporation or entity which the holders of such trust interests or partnership interests are to receive in exchange for, or upon conversion of such trust interests or partnership interests and the surrender of any certificates evidencing them, which cash, property, rights or securities of any other partnership, corporation or entity may be in addition to or in lieu of trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation; and (4) such other details or provisions as are deemed desirable, including, without limiting the generality of the foregoing, a provision for payment of cash in lieu of the issuance of fractional trust interests, partnership interests or other securities of the entity surviving or resulting from the merger or consolidation or other partnership, corporation or other entity. Any of the terms of the agreement of merger or consolidation may be made dependent upon facts ascertainable outside of such agreement, provided that the manner in which such facts shall operate upon the terms of the agreement is clearly and expressly set forth in the agreement of merger or consolidation. The term "facts," as used in the preceding sentence, includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the constituent entities subject of the merger or consolidation.

         The agreement required by this Section 3.6 of this Article shall be adopted, approved, certified, executed and acknowledged by each of the constituent entities in accordance with the laws under which it was formed or, in the case of the Trust, in the manner provided in this Declaration whereupon it shall become effective."

         2. This amendment to the Amended and Restated Declaration of Trust was approved at the annual meeting of shareholders on _________, ____ by the affirmative votes of __________ shares. The total number of shares outstanding was 3,031,618, all of which were entitled to vote. The number of shares voting for the amendment exceeded the vote required.
The vote required was more than 50% of the outstanding shares.

         IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Trustees, have executed this __ day of _________, ____.



                                                  ------------------------------
                                                  STEVEN A. CALABRESE



                                                  ------------------------------
                                                  MARK D. GROSSI



                                                  ------------------------------
                                                  MARC C. KRANTZ



                                                  ------------------------------
                                                  RICHARD M. OSBORNE



                                                  ------------------------------
                                                  THOMAS J. SMITH

                                                                         ANNEX B

                                     FORM OF
                          AGREEMENT AND PLAN OF MERGER




         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made as of April __, 1999, by and among Meridian Point Realty Trust '83, a California business trust (the "Company"), Liberty Self-Stor Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), and Liberty Self-Stor, Inc., a Maryland corporation (the "New Company").

                              PRELIMINARY STATEMENT

         The Board of Trustees of the Company has determined that it is advisable and in the best interest of the Company to reorganize from a business trust organized under the laws of the State of California into a corporation incorporated under the laws of the State of Maryland. In connection with the foregoing reorganization, the Company has formed the Limited Partnership and the New Company as direct or indirect wholly-owned subsidiaries of the Company. The parties hereto desire to effect the Mergers (as defined in Section 1.2) upon the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of these premises, the covenants and agreements made herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:

                                    ARTICLE I
                      THE MERGERS; CLOSING; EFFECTIVE TIME

         1.1. THE LIMITED PARTNERSHIP MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Limited Partnership and the separate existence of the Company shall thereupon cease (the "Limited Partnership Merger"). The Limited Partnership shall be the surviving entity in the Limited Partnership Merger (sometimes hereinafter referred to as the "Surviving Limited Partnership"), shall continue to be governed by the laws of the State of Maryland and the separate existence of the Limited Partnership with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Limited Partnership Merger.

         The Limited Partnership Merger shall have the effects specified in the Maryland Revised Uniform Limited Partnership Act (the "MRULPA").

         1.2. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Surviving Limited Partnership shall be merged with and into the New Company and the separate existence of the Surviving Limited Partnership shall thereupon cease (the "Company Merger" and, together with the Limited Partnership Merger, the "Mergers"). The New Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the New Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Mergers.

         The Company Merger shall have the effects specified in the Maryland General Corporation Law (the "MGCL").

         The parties intend that the Mergers qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended.

         1.3. CLOSING. The closing of the Mergers (the "Closing") shall take place (i) at the offices of the Kohrman Jackson & Krantz P.L.L., 1375 East Ninth St., 20th Floor, Cleveland, Ohio 44114 at 10:00 a.m. local time the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 5.1 hereof shall be fulfilled or waived or (ii) at such other place and time and/or on such other date as the Company, the Limited Partnership and the New Company may agree.

         1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, the Company and the Limited Partnership will, at such time as they deem advisable, cause Articles of Merger (the "Partnership Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 10-208(d) of the MRULPA. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VI hereof, the Surviving Limited Partnership and the New Company will, at such time as they deem advisable, cause Articles of Merger (the "Company Articles of Merger") to be filed with the SDAT as provided in Section 3-107 of the MGCL. The Mergers shall become effective upon the acceptance for record of the Partnership Articles of Merger and the Company Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.

                                   ARTICLE II
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                  OF THE SURVIVING LIMITED PARTNERSHIP AND THE
                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

         2.1. SURVIVING LIMITED PARTNERSHIP. The certificate of limited partnership and agreement of limited partnership, if any, of the Limited Partnership, as in effect at the Effective Time, shall be the certificate of limited partnership and agreement of limited partnership of the Surviving Limited Partnership, until duly amended in accordance with the terms thereof and the MRULPA.

         2.2. SURVIVING CORPORATION. The Articles of Incorporation of the New Company, as in effect at the Effective Time, attached hereto as Exhibit A, shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the MGCL. The Bylaws of the New Company, as in effect at the Effective Time, attached hereto as Exhibit B, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the MGCL.

                                   ARTICLE III
                      DIRECTORS AND EXECUTIVE OFFICERS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS
                          OF THE SURVIVING CORPORATION

         3.1. DIRECTORS AND OFFICERS. At or before the Effective Time, the following persons shall be elected or appointed as the executive officers and directors of the Surviving Corporation and such officers and directors shall thereafter serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the charter of the Surviving Corporation:

         NAME                       OFFICE

Richard M. Osborne                  Chairman of the Board, Chief Executive
                                         Officer and Director
Steven A. Calabrese                 Director
Mark D. Grossi                      Director
Marc C. Krantz                      Secretary and Director
Thomas J. Smith                     President, Chief Operating Officer and
                                         Director
Ronald L. Ramer                     Chief Financial Officer and Assistant
                                         Secretary



         3.2. COMMITTEES OF THE BOARD OF DIRECTORS.  At or before the
Effective Time, the Board of Directors of the Surviving Corporation shall create and constitute the following committees and each member of such committee shall thereafter serve until his successor shall have been duly appointed in accordance with the Bylaws of the Surviving Corporation:

                                 AUDIT COMMITTEE
                                 ---------------

                                 Mark D. Grossi
                                 Marc C. Krantz

                             COMPENSATION COMMITTEE
                             ----------------------

                               Steven A. Calabrese

                                 Mark D. Grossi

The foregoing committees shall have the same functions and powers delegated to the same committees of the board of trustees of the Company as set forth in the minutes of the board of trustees of the Company, as may be revised from time to time by the Board of Directors of the New Company.

                                   ARTICLE IV
                              EFFECT OF THE MERGER
                        ON SHARES OF BENEFICIAL INTEREST;
                            EXCHANGE OF CERTIFICATES

         4.1. EFFECT ON STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holders thereof:

         (a) Every two shares of beneficial interest, $1.00 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share ("Common Stock"), of the New Company. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (b) Each Share issued and held in the Company's treasury at the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) At the Effective Time, each partnership interest in the Limited Partnership existing immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Limited Partnership or the holder of such interests, be canceled and retired without payment of any consideration therefor.

         (d) At the Effective Time, each share of Common Stock of the New Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the New Company or the holder thereof, be canceled and retired without payment of any consideration therefor, and such shares shall have the status of unauthorized and unissued shares of Common Stock.

         4.2. STOCK CERTIFICATES. From and after the Effective Time, (i) each certificate which immediately prior to the Effective Time represented two Shares (each, a "Certificate") shall be deemed for all purposes to represent ownership of one share of Common Stock. The registered owner on the books and records of the Company or its transfer agent of any Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of Common Stock represented by any such outstanding Certificate as provided above. Nothing contained herein shall be deemed to require the holder of any Shares to surrender any Certificate(s) representing such shares in exchange for a certificate or certificates representing shares of Common Stock.

                                    ARTICLE V
                                   CONDITIONS

         5.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Limited Partnership and the New Company to consummate the Mergers are subject to the fulfillment of each of the following conditions:

         (a) The registration statement on Form S-4 to be filed by the New Company, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

         (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the Shares in accordance with applicable law and the Amended and Restated Declaration of Trust and Trustee By-laws of the Company, (ii) the New Company as the general partner of the Limited Partnership, and (iii) the Company, as the sole stockholder of the New Company.

         (c) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

         (d) The obligations to consummate the Mergers contemplated hereby shall not have been terminated or abandoned pursuant to Article VI hereof.

         (e) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.

                                   ARTICLE VI
                                   TERMINATION

         6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Shares, by the mutual consent of the Board of Trustees of the Company and the general partner of the Limited Partnership and the Board of Directors of the New Company.

         6.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Mergers pursuant to this Article VI, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE VII
                            MISCELLANEOUS AND GENERAL

         7.1. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Corporation will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former trustee or officer of the Company or the Limited Partnership or its general partner or (ii) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent required or permitted by Maryland Law.

         7.2. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MRULPA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

         7.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         7.4 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         7.5. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California and Maryland in the case of the Limited Partnership Merger, and in accordance with the laws of the State of Maryland in the case of the Company Merger.

         7.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 7.1, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

         7.7. HEADINGS. The Article, Section and Paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         7.8. SERVICE OF PROCESS. The New Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Limited Partnership, as well as for enforcement of any obligations of the New Company arising from the Mergers, and the agreement for services of process of the New Company is CSC-Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                            LIBERTY SELF-STOR, INC.

                                            By:
                                                --------------------------------
                                            Name:   Thomas J. Smith
                                            Title:     President

                                            LIBERTY SELF-STOR LIMITED
                                            PARTNERSHIP

                                            By:  LIBERTY SELF-STOR, INC.,
                                                     its general partner

                                                     By:
                                                        ------------------------
                                                     Name:   Thomas J. Smith
                                                     Title:     President


                                            MERIDIAN POINT REALTY TRUST '83

                                            By:
                                                --------------------------------
                                            Name:   Thomas J. Smith
                                            Title:     President

                                                                       EXHIBIT A

                                   FORM OF
                          ARTICLES OF INCORPORATION
                                      OF
                           LIBERTY SELF-STOR, INC.


                                  ARTICLE I
                                INCORPORATION

         1600 CNB Corp., whose address is 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114, does hereby serve as incorporator and form a corporation (the "Corporation") under the general laws of the State of Maryland.

                                  ARTICLE II
                                     NAME

         The name of the Corporation is Liberty Self-Stor, Inc.

                                 ARTICLE III
                                   PURPOSE

         3.1 General Purposes. The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland as it presently exists or may be amended in the future (the "Maryland General Corporation Law").

         3.2 Operation as REIT. Without limiting the generality of the foregoing purpose, at such time or times as the Board of Directors of the Corporation determines that it is in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986, as amended, the purpose of the Corporation shall include engaging in the business of a real estate investment trust. This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

                                  ARTICLE IV
                           PRINCIPAL OFFICE ADDRESS

         The address of the principal office of the Corporation in the State of Maryland is c/o CSC Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202.

                                  ARTICLE V
                                RESIDENT AGENT

         The Resident Agent of the Corporation is CSC - Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202. Said Resident Agent is a Maryland corporation.

                                   ARTICLE VI
                                CAPITAL STRUCTURE

         6.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 52,000,000 shares, consisting of:

                  (a) 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"); and

                  (b) 2,000,000 shares of Serial Preferred Stock, par value $0.001 per share (the "Preferred Stock").

                  The Common Stock and the Preferred Stock are collectively referred to herein as the "Equity Shares."

         6.2 REIT-Related Restrictions and Limitations on the Equity Shares of the Corporation.

         From the date hereof and until the "Restriction Termination Date," as defined below, all Equity Shares of the Corporation shall be subject to the following restrictions and limitations intended to preserve the Corporation's status as a REIT:

                  6.2.1 DEFINITIONS. The following terms shall have the following meanings:

                  "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights, unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

                  "Beneficial Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of Equity Shares either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under
         Section 544 of the Code, as modified by section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code named by the Share Trust as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 6.4.1. hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

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



                  "Constructive Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned" and "Constructive Owner" shall have the correlative meanings.

                  "Exempt Party" shall mean (1) Turkey Vulture Fund XIII, Ltd.,
         (2) Richard M. Osborne and all members of Osborne's immediate family, as such term is defined in Section 544(a)(2) of the Code, and (3) any
         Section 544 Subsidiary of the entity or individuals described in clauses (1) and (2) above (the entities and individuals described in clauses (1) and (2) above being collectively referred to herein as the "Osborne Affiliates").

                  "Market Price" shall mean the average closing price for the ten (10) consecutive Trading Days immediately preceding such date. The market price for each such Trading Day shall be: (i) if the Equity Shares are listed or admitted to trading on any national securities exchange or the Nasdaq National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Equity Shares are not listed or admitted to trading on any national securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Corporation, or (iii) if the Equity Shares are not listed or admitted to trading on any national securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Corporation, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Price of the Equity Shares shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Equity Shares includes rights that a holder of Equity Shares would be entitled to receive, and the Corporation acting in good faith determines that the value of such rights is not reflected in the Market Price of the Equity Shares determined as aforesaid, then the Market Price of such rights shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

                  "Ownership Limit" shall mean 9.8% of the aggregate value of all outstanding Equity Shares; provided, however, with respect to any entity, the ownership of whose Equity Shares is attributable to the owners of such entity under Sections 544 and 856(h) of the

         Code and which will be "looked through" for the purposes of applying
         Section 856(a)(6) and (h) of the Code, the Ownership Limit shall mean 15% of the aggregate value of all outstanding Equity Shares.

                  "Partnership" shall mean LSS I Limited Partnership, a Delaware limited partnership any successor thereto and any other similar partnership formed by the Corporation or any successor to such similar partnership.

                  "Permissible Ownership Threshold" shall mean as to the Osborne Affiliates __%; provided that once an Exempt Party transfers such Equity Shares such that such Exempt Party following such transfer Beneficially Owns and Constructively Owns less in value than the Ownership Limit, then such Exempt Party's Permissible Ownership Threshold shall equal the Ownership Limit; provided, further, however, that the foregoing proviso shall not restrict the Osborne Affiliates from acquiring Equity Shares upon the redemption of Class A limited partnership interests and preferred limited partnership interests of the Partnership if such acquisition would not result in the Osborne Affiliates exceeding __% as specified above.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 6.4.5 hereof.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under section 401(a) or 501(e)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3)of the Securities Exchange Act of 1934, as amended, but does not include an underwriter who participates in any public offering of Equity Shares and/or securities convertible into or exchangeable for Equity Shares (a "Secondary Offering") for a period of sixty (60) days following the purchase by such underwriter of the Equity Shares and/or securities convertible into or exchangeable for Equity Shares in such Secondary Offering.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Shares-In-Trust as defined below in section 6.4 hereof, the purported beneficial transferee for whom the Purported Record Transferee would have Acquired Equity Shares of the Corporation if such Transfer had been valid under Section 6.2.2 hereof.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Shares-in-Trust, the Person who would have been the record holder of the Equity Shares of the Corporation if such Transfer had been valid under Section 6.2.2 hereof.

                  "REIT" shall mean a real estate investment trust under Section 856 ET. SEQ. of the code.

                  "Restriction Termination Date" shall mean the day on which the Corporation determines pursuant to Section 6.2.8 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Share Trust" shall mean any separate trust created pursuant to Section 6.4.1 hereof and administered in accordance with the terms of Section 6.4 hereof, for the exclusive benefit of any Beneficiary.

                  "Shares-in-Trust" shall mean any Equity Shares designated Shares-in-Trust pursuant to Section 6.4.1 hereof.

                  "Share Trustee" shall mean the trustee of the Share Trust, which is selected by the Corporation but not affiliated with the Corporation, the Partnership or the Beneficiary, and any successor trustee appointed by the Corporation.

                  "Section 544 Subsidiary" of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code), by the individual or entity in question.

                  "Trading Day" shall mean a day on which the principal national securities exchange on which such Equity Shares are listed or admitted to trading is open for the transaction of business, or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for Equity Shares, or the right to vote or receive dividends on Equity Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation or law or otherwise. "Transfer" (as a verb) shall have a correlative meaning.

                  6.2.2    OWNERSHIP LIMITATION AND TRANSFER RESTRICTIONS.

                  (i) Except as provided in Section 6.2.6 hereof, from the date hereof and prior to the Restriction Termination Date: (w) no Person (other than an Exempt Party) shall Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit; (x) no Person shall Acquire Equity Shares if, as a result of such acquisition, the Equity Shares would be beneficially owned by fewer then 100 Persons (determined without reference to any rules of attribution under the Code); (y) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and (z) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

                  (ii) Any Transfer (other than a Transfer to an Exempt Party) that would result in a violation of the restrictions in Section 6.2.2(i) above shall be void ad initio as to the purported Transfer of such number of Equity Shares that would cause the violation of the applicable restriction in Section 6.2.2(i), and the Purported Record Transferee (other than an Exempt Party) and the Purported Beneficial Transferee, if different, shall acquire no rights in such Equity Shares.

                  6.2.3    AUTOMATIC TRANSFER IO SHARE TRUST.

                  (i) If, notwithstanding the other provisions contained in this
         Article VI, at any time from the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Exempt Party) would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then, except as otherwise provided in
         Section 6.2.6 hereof (x) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall acquire no right or interest (or in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Purported Record Transferee and Purported Beneficial Transferee, if different, to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of
         Section 6.4.1 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 6.4.1 hereof and (z) such Purported Record Transferee and the Purported Beneficial Transferee, if different, shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee and Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Person to own Equity Shares in excess of the Ownership Limit. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (ii) If, notwithstanding the other provisions contained in this Article VI, at any time from the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Equity Shares being beneficially owned by fewer that 100 Persons (determined without reference to any rules

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



         of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or
         (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such Purported Record Transferee and Purported Beneficial Transferee, if different, would (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(b) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 6.4.1 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 6.4.1 hereof and (z) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee and Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Person to own Equity Shares that would
         (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution),
         (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT. Such transfer to a Share Trust and the designation of Equity Shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  6.2.4    REMEDIES FOR BREACH.

                  If the Board of Directors of the Corporation or its designee shall at any time determine in good faith that a purported Transfer of Equity Shares has taken place in violation of Section 6.2.2 hereof or that a Person intends to acquire or has attempted to acquire (determined without reference to any rules of attribution) Beneficial Ownership or Constructive Ownership of any Equity Shares of the Corporation in violation of Section 6.2.2 hereof, the Board of Directors of the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition,

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



         including but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; PROVIDED HOWEVER, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 6.2.2(i) hereof shall automatically result in the Transfer described in Section 6.2.3 hereof, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 6.2.6 hereof.

                  6.2.5    Notice of Restricted Transfer.
                           ------------------------------

                  (i) Any Person who acquires or attempts to acquire Equity Shares in violation of Section 6.2.2, and any Person who is a Purported Record Transferee or a Purported Beneficial Transferee of Equity Shares that are transferred to a Share Trust under Section 6.2.3 hereof, shall immediately give written notice to the Corporation of such event, shall submit to the Corporation such number of Equity Shares to be transferred to the Share Trust and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as REIT;

                  (ii) From the date hereof and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5% (or such other percentage as provided in the pertinent income tax regulations promulgated under the Code) of the number or value of the outstanding Equity Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and

                  (iii) From the date hereof and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Equity Shares of the Corporation and each Person (including the stockholder of record) who is holding Equity Shares of the Corporation for a Beneficial Owner or Constructive Owner shall provide the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

                  6.2.6 EXCEPTION. The Board of Directors, in its sole discretion, may, but shall in no case be required to, exempt a Person (an "Exempted Holder") from the Ownership Limit if no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of Equity Shares by the Exempted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Equity Shares that will violate the restrictions contained in
         Section 6.2.2(i)(x), (y) or (z) hereof; PROVIDED that (i) the Board of Directors obtains such representations and undertakings from such Person as

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



         are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of an amount of Equity Shares will violate the Ownership Limit or the restrictions contained in Section 6.2.2(i)(x)(y) and (z) hereof, and (ii) such Person agrees that any violation or attempted violation will result in a Transfer to the Share Trust of Equity Shares pursuant to Section 6.2.3 hereof. Prior to granting any exception pursuant to this Section 6.2.6, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  6.2.7. LEGEND. Each certificate for shares of Equity Shares shall bear substantially the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (1) EQUITY SHARES IN EXCESS OF 9.8% (OR 15% IN THE CASE OF AN ENTITY, THE OWNERSHIP OF WHOSE EQUITY SHARES IS ATTRIBUTABLE TO THE OWNERS OF SUCH ENTITY UNDER SECTIONS 544 AND 856(h) OF THE CODE AND WHICH WILL BE "LOOKED THROUGH" FOR THE PURPOSES OF APPLYING SECTION 856(a)(6) AND
                  (h) OF THE CODE) OF THE AGGREGATE VALUE OF THE OUTSTANDING EQUITY SHARES, (2) EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE,
                  (3) EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION) OR (4) EQUITY SHARES THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION OR THE PARTNERSHIP, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE, WITH FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS (1) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (2) THE EQUITY SHARES IN VIOLATION OF THESE

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
                  RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NONTRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS."

                  6.2.8 REIT QUALIFICATIONS. The Board of Directors shall use its reasonable best efforts to cause the Corporation to qualify for United States Federal income tax treatment as a REIT in accordance with the provisions of the Code applicable to a REIT and shall not take any action which could adversely affect the ability of the Corporation to qualify as a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable to preserve the status of the Corporation as a REIT; provided, however, that if the Board of Directors determines in its sole judgment and discretion it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT, the Board of Directors may terminate the Corporation's REIT election.

                  6.2.9 REMEDIES NOT LIMITED. Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  6.2.10 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.2.1, the Board of Directors shall have the power to determine the application of the provisions of this
         Article VI with respect to any situation based on the facts known to it.

                  6.2.11 SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         6.3      Common Stock.

                  (a) Powers, Preferences and Rights. Except as may otherwise be provided by these Articles of Incorporation, as may be amended from time to time by resolutions of the Board of Directors designating a class or series of Preferred Stock pursuant to Section 6.5 hereof (these "Articles of Incorporation"), or by the Maryland General Corporation Law, the powers, preferences and rights of the Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

                  (b) Voting Rights. Except as may otherwise be provided by these Articles of Incorporation or by the Maryland General Corporation Law, (i) all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and (ii) each holder of Common Stock shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors.

                  (c) Dividends; Recapitalizations. Except as may otherwise be provided by these Articles of Incorporation or by the Maryland General Corporation Law, if, as and when dividends on the Common Stock are declared payable from time to time by the Board of Directors as provided in this Section 6.3(c), whether payable in cash, property, stock or other securities, the holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends.

                  (d) Liquidating Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Stock shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Common Stock in accordance with their respective rights and interests.

         6.4      Shares-in Trust.

                  6.4.1 SHARE TRUST. Any Equity Shares transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 6.2.3 hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary and Share Trustee of each Share Trust within 30 days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of Equity Shares as Shares-in-Trust, pursuant to Section 6.2.3 hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-inTrust shall remain issued and outstanding Equity Shares of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 6.4.3 hereof, such Sharesin-Trust shall cease to be designated as Shares-in-Trust.

                  6.4.2 DIVIDEND RIGHTS. The Share Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Purported Record Transferee or Purported Beneficial Transferee, if different, with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or

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



         distribution paid to the Purported Record Transferee or Purported Beneficial Transferee, if different, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 6.2.3 hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  6.4.3 RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation (other than a dividend), each Share Trustee shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Shares. The Share Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, winding up, or distribution; PROVIDED, HOWEVER, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 6.4.3 in excess of, in the case of a purported Transfer in which the Purported Record Transferee gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Transferee did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

                  6.4.4 VOTING RIGHTS. The Share Trustee shall be entitled to vote all Shares-inTrust. Any vote by a Purported Record Transferee as a holder of Equity Shares prior to the discovery by the Corporation that the Equity Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under Section 6.2.3 hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

                  6.4.5 DESIGNATION OF PERMITTED TRANSFEREE. The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-inTrust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in Trust, the Share Trustee shall designate any Person as Permitted Transferee; PROVIDED, HOWEVER, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price set forth in Section 6.4.7 hereof, the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Section 6.2.3 hereof. Upon the designation by the Share Trustee of a Permitted Transferee in accordance

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



         with the provisions of this Section 6.4.5, the Share Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Purported Record Transferee pursuant to Section 6.4.6 hereof.

                  6.4.6 COMPENSATION TO RECORD HOLDER OF EQUITY SHARES THAT BECOME SHARES-IN-TRUST. Any Purported Record Transferee shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section
         6.4.5 hereof) to receive from the Share Trustee upon the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of
         (a) a purported Transfer in which the Purported Record Transferee, or Purported Beneficial Transferee, if different, gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee or Purported Beneficial Transferee, if different, paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Purported Record Transferee or Purported Beneficial Transferee, if different, did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares-in-Trust in accordance with Sections 6.4.5 or 6.4.7 hereof. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Purported Record Transferee pursuant to this Section 6.4.6 shall be distributed to the Beneficiary in accordance with the provisions of
         Section 6.4.5 hereof. Each Beneficiary and Purported Record Transferee and Purported Beneficial Transferee, if different, waives any and all claims that each may have against the Share Trustee and the Share Trust arising out of the disposition of the Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 6.4, by such Share Trustee or the Corporation.

                  6.4.7 PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and
         (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 6.2.5 hereof.


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



         6.5      Preferred Stock.

                  (a) Designations by Board of Directors. The Preferred Stock may be issued from time to time in one or more classes or series with such voting rights, full or limited, or without voting rights, and with such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

                  (b) Terms of the Preferred Stock. Subject to the rights of the holders of the Common Stock, authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Preferred Stock and, with respect to each class or series of Preferred Stock, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                           (i) the number of shares to constitute the class or series and the designations thereof;

                           (ii) whether the class or series is to have voting rights, full or limited, or to be without voting rights;

                           (iii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                           (iv) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                           (v) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

                           (vii) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                  The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Preferred Stock not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         6.6 ISSUANCE OF EQUITY SHARES. The Board of Directors may authorize the issuance from time to time of Equity Shares of any class, whether now or hereafter authorized, or securities or rights convertible into Equity Shares, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation or the MGCL, and without any action by the stockholders.

         6.7 DIVIDENDS OR DISTRIBUTIONS. Subject to the requirements of the MGCL, the Board of Directors may from time to time declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in their discretion shall determine.

         6.8 PREEMPTIVE RIGHTS. No holder of any shares of any class or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any shares of any class or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any shares of any class or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of shares of any class or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of shares of any class or other securities at the time outstanding.

         6.9 SETTLEMENT. Nothing in this Article VI shall preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market System. Despite the fact that settlement of any transaction

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



is permitted, any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

         6.10 LIMITED LIABILITY. Notwithstanding the foregoing, no director or officer of the Corporation shall be liable to the Corporation for any damages, costs or expenses arising from any dividend or other distribution paid by the Corporation to a Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by such director or officer that such Purported Record Transferee or Purported Beneficial Transferee was not entitled to receive such dividend or distribution by virtue of the provisions of Section 6.4.2, and no corporate action authorized by the stockholders of the Corporation prior to the discovery that a Purported Record Transferee or Purported Beneficial Transferee is not entitled to vote Equity Shares shall be void or voidable as a result of the inclusion of the vote of such Purported Record Transferee or Purported Beneficial Transferee in approving a Corporation action or in determining the presence of a quorum prior to the discovery that such Purported Record Transferee or Purported Beneficial Transferee was not entitled to vote by virtue of the provisions of Section 6.4.4.

         6.11 Amendment and Waiver. No amendment, modification or waiver of any provisions of Sections 6.1, 6.2, 6.3 or 6.4 hereof or of this Section 6.11 that adversely affects the rights, preferences or privileges of the Common Stock shall be effective without the affirmative vote of the holders of at least 51% of the outstanding shares of Common Stock entitled to vote at a meeting of the holders of Common Stock duly called for such purpose.


                                  ARTICLE VII
                               BOARD OF DIRECTORS

         7.1 Number and Term of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, with the exact number to be fixed from time to time by resolution of the Board of Directors in accordance with the Bylaws of the Corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall serve until their respective successors are duly elected and qualified or until their earlier resignation, death or removal from office. Except as may otherwise be provided by these Articles of Incorporation, the stockholders may remove a director, but only for cause, from office prior to the expiration of his or her term by an affirmative vote of two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose. For purposes of this section, "cause" shall mean that the director has (a) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Corporation; (b) acted against the best interests of the Corporation, which act has had a material and adverse impact on the financial affairs of the Corporation; or (c) been convicted of a felony or committed a material act of common law fraud against the Corporation or its employees and such act or conviction has or will have a material adverse effect on the interests of the Corporation.

         The following five individuals shall act as Directors until the first annual meeting of stockholders of the Corporation or until their successors are duly elected and qualified:

                               Steven A. Calabrese
                                 Mark D. Grossi
                                 Marc C. Krantz
                               Richard M. Osborne
                                 Thomas J. Smith

         7.2 Director Vacancies. Except as may otherwise be provided by these Articles of Incorporation, (i) whenever any vacancy on the Board of Directors occurs because of death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of the directors then in office, although less than a majority of the entire Board of Directors, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the stockholders and qualified, and (ii) only the remaining directors of the Corporation shall have the authority, in accordance with the foregoing procedure, to fill any vacancy that exists on the Board of Directors.

         7.3 Amendment of Bylaws. In furtherance and not in limitation of the power conferred upon the Board of Directors by the MGCL, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation without any action on the part of the stockholders except as otherwise specifically provided in the Bylaws of the Corporation.

                                  ARTICLE VIII
               INDEMNIFICATION RIGHTS AND LIMITATION OF LIABILITY

         8.1 Indemnification Rights. The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by MGCL or decisional law, now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by MGCL, and (ii) other employees and agents of the Corporation whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the directors or the Bylaws and as permitted by law. The directors may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

         8.2 Limitation on Liability. To the maximum extent permitted under the MGCL or decisional law, as amended or interpreted, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of his or her fiduciary duty as an officer or director.

         8.3 Nonexclusivity and Benefit. The indemnification rights granted pursuant to this Article VIII shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.

         8.4 Effect of Repeal, Amendment or Termination. To the maximum extent permitted under the MGCL, no repeal of or restrictive amendment of this Article VIII and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VIII shall apply to or affect adversely any right or protection of any director, officer, employee or agent of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.

         8.5 Retroactive Effect. To the maximum extent permitted under the MGCL, the indemnification and advancement of expenses provided by this Article VIII shall apply with respect to acts or omissions occurring prior to the adoption of this Article VIII.

                                   ARTICLE IX
                                  STOCKHOLDERS

         9.1 Special Meetings. Except as otherwise required by the MGCL, special meetings of holders of the Common Stock may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Chief Executive Officer, (iii) the President, or (iv) the holders of at least 25% of the outstanding shares of Common Stock entitled to vote at the special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

                                    ARTICLE X
      CONTROL SHARES AND BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         10.1 The provisions of Subtitle 7 of Title 3 of the MGCL are by this reference incorporated herein as if set forth in their entirety; provided however that such provision shall not apply to the Osborne Affiliates. The Board of Directors in its sole judgment and discretion may in accordance with Subtitle 7 of Title 3 of the MGCL amend the Bylaws to exclude any other Person from the application of Subtitle 7 of Title 3 of the MGCL.

         10.2 The provisions of Subtitle 6 of Title 3 of the MGCL are by this reference incorporated herein as if here set forth in their entirety; provided, however that such provision shall not apply to the Osborne Affiliates.

                                   ARTICLE XI
                             CONFLICTS OF INTEREST

         Any director or officer individually, or any entity of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors, or the committee thereof that approved such contract or transaction, and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director, officer or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any director of the Corporation who is also a member of such other entity so interested, or who is also a director or officer of or interested in such other corporation or association, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or association or were not so interested or were not a member of an entity so interested.

                                   ARTICLE XII
                 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

         (a) The provisions of these Articles are severable, and if the directors shall determine that any one or more of such provisions are in conflict with the REIT provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles; provided, however, that such determination by the directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No director shall be liable for making or failing to make such a determination.

         (b) If any provisions of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or uneforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. Moreover, if the transfer restrictions regarding Shares-In-Trust set forth in Article VI hereof are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or issuee of any Shares may be deemed, at the option of the Board of Directors, to have acted as an agent on behalf of the Corporation in acquiring any Equity Shares that would otherwise result in the issuance of Shares-In-Trust and to hold such Equity Shares on behalf of the Corporation.

                                  ARTICLE XIII
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                                                       Exhibit B

                                    FORM OF
                                     BYLAWS
                                       OF
                             LIBERTY SELF-STOR, INC.


                                    ARTICLE I
                                  STOCKHOLDERS

         1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or outside the State of Maryland, as may be designated by resolution of the Board of Directors (the "Board") of Liberty Self-Stor, Inc. (the "Corporation"). Any other proper business may be transacted at the annual meeting.

         1.2. Special Meetings. Except as otherwise required by the Maryland General Corporation Law ("MGCL"), special meetings of holders of shares of common stock, $0.001 par value per share, of the Corporation ("Common Stock") may be called only by (i) the Board pursuant to a resolution approved by a majority of the entire Board, (ii) the Chief Executive Officer, (iii) the President, or (iv) the holders of at least 25% of the outstanding shares of Common Stock entitled to vote at the special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

         1.3. Notice of Meetings. Written notice of every meeting of stockholders shall be given not less than ten nor more than ninety days before the date of the meeting by or at the direction of the Secretary or such other person as the Board may appoint, to each stockholder entitled to vote at such meeting. The notice shall include the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         1.4. Waiver of Notice of Meetings of Stockholders. Any written waiver of notice, signed by a stockholder entitled to notice, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting constitutes a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise required by the MGCL, neither the business to be transacted at, nor the purpose of any meeting of the stockholders, need be specified in any written waiver of notice.

         1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.





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         1.6. Quorum. Except as otherwise provided by the MGCL, the Articles of
Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing does not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum is in attendance.

         1.7. Organization of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by the President or, in the absence of the foregoing persons, by a chairman chosen by the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         1.8. Action by Vote. Except as otherwise provided by the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

                  Except as otherwise provided by the Articles of Incorporation, at all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by the MGCL, the Articles of Incorporation or these Bylaws, all other elections, proposals and questions shall be determined by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

                  Voting at stockholder meetings need not be by written ballot.

         1.9. Representation by Proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary prior to the taking of a vote.

         1.10. Inspectors of Election. The Board in advance of any meeting of stockholders may appoint one or more inspectors of election ("Inspectors of Election") to act at the meeting or any adjournment of the meeting. Each Inspector of Election, before entering upon the discharge of his duties, must take and sign an oath faithfully to execute the duties of Inspector of Election at such



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meeting with strict impartiality and according to the best of his ability.
Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by the MGCL. The Inspectors of Election may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors.

         1.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

                  (a) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the MGCL, not be more than ninety nor less than ten days before the date of such meeting; and

                  (b) in the case of any other action, shall not be more than ninety days prior to such other action.

                  If no record date is fixed:

                  (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the latter of: the close of business on the day next preceding the day on which notice is mailed, or, the thirtieth day before the meeting; and

                  (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the reconvened meeting.

         1.12. Advance Notice of Stockholder Proposed Business. At a meeting of the holders of the Common Stock, only such business may be conducted as is properly brought before the meeting. To be properly brought before a meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or
(iii) otherwise properly brought before the meeting by a holder of Common Stock. In addition to any other applicable requirements, for business to be properly brought before a meeting of the holders of the Common Stock, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices



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of the Corporation not less than 120 days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting in accordance with Rule 14a-8, as amended from time to time, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the requirements of Rule 14a-8 under the Exchange Act, a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the holders of the Common Stock except in accordance with the procedures set forth in this Section 1.12; provided, however, that nothing in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting in accordance with said procedure.

                  The chairman at a meeting of the holders of the Common Stock shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                   1.13. Elimination of Action By Written Consent of Stockholders. Any action required to be taken or which may be taken at any annual or special meeting of holders of the Common Stock may be taken if an unanimous written consent which sets forth the action is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice but not entitled to vote is filed with the records of stockholder meetings.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         2.1. Powers. Subject to applicable provisions of the MGCL and any limitations in the Articles of Incorporation or these Bylaws, the Board shall manage the business and affairs of the Corporation and exercise all corporate powers.

         2.2. Number and Term. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board in accordance with the Articles of Incorporation. The terms of office of such directors shall be as set forth in the Articles of Incorporation.




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         2.3. Election; Removal; Vacancies; Resignation. The election and removal of directors and the filling of vacancies on the Board shall be as set forth in the Articles of Incorporation. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time set forth in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         2.4. Regular Meetings. The Board shall hold a regular meeting immediately after each annual meeting of stockholders. Other regular meetings of the Board may be held at such places within or outside the State of Maryland and at such times as the Board may determine. Notice of a regular meeting need not be given.

         2.5. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Maryland whenever called by the Chairman of the Board. Notice of a special meeting of the Board shall be given by the officer calling the meeting at least twenty-four hours before the special meeting.

         2.6. Waiver of Notice of Meetings of Directors. Any written waiver of notice, signed by a director entitled to notice, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

         2.7. Quorum; Vote Required for Action. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present at the meeting may adjourn the meeting until a majority attends. Except in cases in which the Articles of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.



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         2.8. Organization of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by a chairman chosen by the directors at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         2.9. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other, and participation in meetings pursuant to this Section shall constitute presence in person at such meetings.

         2.10. Action by Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         2.11. Compensation of Directors. In the discretion of the Board, the Corporation may pay each director such fees for his services as director and reimburse him for his reasonable expenses incurred in the performance of his duties as director, as determined by the Board. Nothing contained in this Section may be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation for such service. Members of any special or standing committees may be allowed like compensation for attending committee meetings.

         2.12. Committees. The Board may, by resolution, designate, change the membership of or terminate the existence of any committee or committees. Each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by the MGCL and to the extent provided in the resolution of the Board, shall have and



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may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

         2.13. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

         2.14. Stockholder Nominations for Director Candidates. Except as may otherwise be provided in the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board,
(ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.14. Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a, as amended from time to time, under the Exchange Act; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder, and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine and declare, the defective nomination shall be disregarded.

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                                   ARTICLE III
                                    OFFICERS

         3.1. Enumeration; Appointment. The Board shall appoint a Chief Executive Officer, President, Secretary and Treasurer, and it may, if it so determines, elect a Chairman of the Board from among its members. The Board may also appoint, or empower the Chairman of the Board, or the President, to appoint, such other officers and agents as the business of the Corporation may require. Any number of offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         3.2. Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may, when in its judgment the best interests of the Corporation will be served, remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

         3.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws and by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

         3.4. Compensation of Officers. The Board shall determine the officers' salaries, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV
                                  CAPITAL STOCK

         4.1. Stock Certificates. Every stockholder, upon written request, shall be entitled to a certificate signed by or in the name of the Corporation by the President or Chairman of the Board, and counter-signed by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. Upon written request by a stockholder, the Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may



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be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         4.3. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the stock certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any necessary transfer stamps affixed and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require.

         4.4. Registered Stockholders. Except as may be otherwise required by the MGCL, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect to such stock and to be held liable for such calls and assessments, if any, as may lawfully be made on such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation. It shall be the duty of each stockholder to notify the Corporation of his current mailing address.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1. Indemnification to the Extent Permitted by Law. Unless the Board otherwise determines prospectively in the case of any one or more specified individuals, the Corporation shall indemnify, to the full extent permitted by the MGCL, any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent act by any director or officer. The provisions of this Section 5.1 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.

         5.2 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

         5.3 Non-Exclusive Right to Indemnify; Heirs and Personal Representatives. The rights of indemnification set forth in this Article V are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person. The Corporation shall indemnify any Indemnified Person's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the same of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property



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(including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child.

         5.4 No Limitation. In addition to any indemnification permitted by these Bylaws, the Board shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation a director or officer.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1. Articles of Incorporation. These Bylaws are subject to the Articles of Incorporation and, in the case of any conflict with the Articles of Incorporation, the Articles of Incorporation shall control.

         6.2. Amendment of Bylaws. The Board shall have the exclusive power to make, adopt, alter, amend and repeal from time to time these Bylaws without any action on the part of the stockholders.

         6.3. Location of Records. The books and records of the Corporation may be kept outside of the State of Maryland at such location or locations as may be designated from time to time by the Board.

         6.4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

         6.5. Corporate Seal. The Corporation shall not have a corporate seal.

                                        *




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                                                                         Annex C



                               FORMATION AGREEMENT

         This Formation Agreement is made and entered into this 12th day of May, 1999, by and among Meridian Point Realty Trust '83, a California business trust ("Meridian"), Liberty Self-Stor, Inc., a Maryland corporation ("Liberty"), Liberty Self-Stor, Ltd., an Ohio limited liability company (the "Ohio LLC"), Richard M. Osborne ("R. M. Osborne"), Thomas J. Smith ("Smith"), Diane Osborne ("D. Osborne") and Retirement Management Company, an Ohio corporation ("RMC").

                                    RECITALS:

     A. Meridian was organized in 1983 and has qualified as a real estate investment trust ("REIT") for federal income tax purposes since its organization. Meridian's shares of beneficial interest, $1.00 stated value ("Meridian Shares"), currently are listed for trading on the Over-the-Counter Bulletin Board Market of the Nasdaq Stock Market ("OTCBB") under the symbol "MPTBS."

     B. Liberty is a wholly-owned subsidiary of Meridian which shall ultimately merge with Meridian and be the surviving entity following the merger. Each Meridian Share shall be converted into one share of common stock, $0.001 par value, of Liberty ("Liberty Shares").

     C. The Ohio LLC owns, or will at the time of the mergers own, fifteen self-storage facilities identified on Schedule I hereto (the "Self-Storage Facilities"). R. M. Osborne is the Manager of the Ohio LLC and the sole shareholder of RMC and, therefore, owns or will own 98.4% of the membership interests in the Ohio LLC. Smith and D. Osborne own the remaining membership interests in the Ohio LLC.

     D. Liberty intends to contribute cash and securities for the general partnership interest and for Class B limited partnership interests in LSS I Limited Partnership, a to-be-formed Delaware limited partnership ("LSS I"), and each of R. M. Osborne, Smith, D. Osborne and RMC (each, a "Member" and collectively the "Members" of the Ohio LLC) intends to exchange his, her or its membership interests in the Ohio LLC for Class A limited partnership interests in LSS I.

     E. The parties hereto desire that the transactions contemplated herein regarding the merger of Meridian and Liberty, the organization of LSS I and the exchange by each Member of the Ohio LLC of his or her membership interests for limited partnership interests in LSS I (such transactions, collectively, the "Formation") be implemented through the timely execution and closing of the transactions contemplated by this Agreement and of the agreements contemplated hereby (this Agreement and all other agreements and instruments contemplated hereby which are required to be executed at or prior to the closing of the Formation pursuant to this Agreement (such date, the "Closing Date") hereinafter are referred to collectively as the "Transaction Agreements").

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms hereof, the parties hereto, intending legally to be bound, hereby agree as follows:

     SECTION 1.  TRANSACTION AGREEMENTS.

     Subject to the fulfillment or waiver of the conditions specified in Section 6, below, and pursuant to and in accordance with the Transaction Agreements, at or prior to the Closing Date:

         (a) Merger Agreement. Meridian will form a Maryland limited partnership, Liberty Self-Stor Limited Partnership (the "Partnership") in which Meridian will be the general partner. Meridian will enter into a Merger Agreement with the Partnership and Liberty, pursuant to which (i) Meridian will cease to exist as a separate legal entity and the Partnership by operation of law, will succeed to all the assets, rights, obligations and liabilities of Meridian, and (ii) immediately thereafter, the Partnership and Liberty will Merge and the Partnership will cease to exist as a separate legal entity and Liberty, by operation of law, will succeed to all the assets, rights, obligations and liabilities of Partnership (the "Mergers"). Liberty will take all appropriate steps to qualify as a REIT for federal income tax purposes.

          (b) Partnership Agreement. Liberty, R. M. Osborne, Smith, D. Osborne and RMC shall execute and enter into an Agreement of Limited Partnership of LSS I (the "Partnership Agreement"). The Partnership Agreement will provide, inter alia, for (1) the contribution by Liberty of cash and securities constituting approximately all of Liberty's assets for the sole general partnership interest and Class B limited partnership interests in LSS I and (2) the exchange by the Members of the Ohio LLC of their membership interests in the Ohio LLC for Class A limited partnership interests in LSS I. The Class A limited partnership interests shall be redeemable for cash or, at the election of Liberty, convertible into Liberty Shares, on a one-for-one basis. No such conversion will be permitted for a specific limited partner if Liberty determines that such conversion would be likely to disqualify Liberty as a REIT. The Ohio LLC and R.
M. Osborne will make certain representations and warranties to Liberty including, without limitation, as to the material accuracy of all information furnished as to the Self-Storage Facilities and as to customary real estate matters. The Partnership Agreement will specify that the aggregate ownership interests of Liberty, R. M. Osborne, Smith and D. Osborne will be based on the relative net asset value of the cash and securities contributed by Liberty and the net asset value of the Self-Storage Facilities owned by the Ohio LLC. The value of the Self-Storage Facilities has been determined by independent appraisal conducted by an appraiser or appraisers satisfactory to Liberty and its independent directors. LSS I will issue to Liberty 98,079 general partnership interests and 2,933,539 Class B limited partnership interests and to
R. M. Osborne, Smith, D. Osborne and RMC 6,776,269 Class A limited partnership interests. The number of partnership interests is based on the relative percentage of the Net Asset Value (as shown on the chart below) of the contributions by Liberty and the Members of the Ohio LLC.



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


                               CALCULATIONS OF NET ASSET VALUE TO BE CONTRIBUTED
                                         IN THE FORMATION TRANSACTIONS
                                                                                              COMBINED
                                                            LIBERTY           OHIO LLC          TOTAL
                                                            -------           --------          -----
Cash and cash equivalents                                  $2,163,623     $     77,393     $  2,241,016
Appraised value of real estate assets                              --       23,620,000       23,620,000
Other assets (1)                                               14,453           74,915           89,368
Mortgages, lines of credit and other liabilities (2)               --      (18,118,800)     (18,118,800)
Accounts Payable and other payables                          (185,567)        (549,873)        (735,440)
                                                           ----------    -------------     ------------
Total Net Asset Value                                      $1,992,509     $  5,103,635     $  7,096,144
Payment of Transaction Cost                                       -0-         (650,000)        (650,000)
                                                           ----------     -------------    ------------
Net Asset Value Contributed to LSS I                       $1,992,509     $  4,453,635     $  6,446,144
                                                           ==========     =============    ============
Percentage of Net Asset Value Contributed                       30.91%           69.09%           100.0%
Allocation of Ownership Interests In LSS I                      30.91%           69.09%           100.0%

-------------

(1) For the Ohio LLC, excludes Goodwill of $917,656 and other assets of $298,724 leaving accounts receivable of $36,420 and inventory and other assets of $38,495.

(2) For the Ohio LLC, includes an additional $950,000 in long-term borrowings for the purchase of Riverhead and $500,000 in additional long-term borrowings for Southold.


     SECTION 2. MANAGEMENT OF LIBERTY. Meridian's existing trustees shall continue to serve on Liberty's Board of Directors until the 2000 Annual Meeting of stockholders of Liberty.

     SECTION 3. MERIDIAN APPROVALS. Meridian shall prepare, and submit to its shareholders, as promptly as may be practicable, proxy materials soliciting the approval of such shareholders for the transactions comprising the Formation. The parties hereto acknowledge that Meridian will be required to submit such proxy materials to the Securities and Exchange Commission (the "SEC") and may be required to submit such proxy materials to Nasdaq and to certain state securities divisions for their respective comment and approval prior to the distribution of such materials to shareholders. The Ohio LLC and R. M. Osborne and their respective affiliates, attorneys, accountants and other advisors each shall cooperate fully in the preparation of said proxy materials and shall furnish such assistance as Meridian reasonably may request in connection therewith.

     Meridian shall use all reasonable efforts to obtain SEC and, as may be required, Nasdaq and state securities division clearance of the proxy statement/prospectus and, to the extent required, approval of the transactions comprising the Formation. The Ohio LLC and the Members of the Ohio LLC shall furnish all information concerning themselves and the Self-Storage Facilities and Meridian shall furnish all information concerning it and its shareholders, as may be required by the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the regulations promulgated thereunder, or as the other may reasonably request in connection with such actions. As promptly as practicable after clearance of the proxy statement/prospectus, Meridian shall mail the proxy statement to its shareholders. The proxy statement/prospectus shall include the recommendation of Meridian's Board of Trustees in favor of shareholder approval of the transactions comprising the Formation.

     Meridian shall, promptly after the date of this Agreement, take all action necessary to convene a meeting of Meridian's shareholders to act on approval of the transactions comprising the Formation, and shall consult with the Ohio LLC and R. M. Osborne in connection therewith. Meridian shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the transactions comprising the Formation and to secure the vote or consent of shareholders required to approve the transactions comprising the Formation.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES.

         (a) Organization and Good Standing. Meridian, Liberty and the Ohio LLC each represents and warrants to each of the other parties hereto that it has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization.

         (b) Authority. Each party hereto represents and warrants to each of the other parties hereto that, subject only to the receipt of the approvals described in Section 3 above, as applicable, such party has the power and authority to execute, deliver and perform this Agreement and the Transaction Agreements to be executed by such party and to consummate the transactions contemplated hereby and thereby; that this Agreement has been (or, upon the receipt of such approvals, will be) duly and validly executed and delivered on such party's behalf; that each of such Transaction Agreements to be executed by such party, when executed and delivered, will be duly authorized, executed and delivered on its behalf; and that this Agreement is, and when executed and delivered by such party each of the Transaction Agreements will be, upon the due execution and delivery thereof by each of the other parties thereto, the legal, valid and binding obligation of such party, enforceable against such party in accordance with the respective terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

         (c) Consents. Each party hereto represents and warrants to each of the other parties hereto that, except as set forth in Section 3 above, as applicable and the approvals from mortgage lenders (the "Lender Approvals") which have a right to approve the transactions contemplated hereby, as referred to in Section 5(g) below, no consent, approval, permit or order of, nor filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision, is required in connection with: (i) the execution, delivery and performance of this Agreement or the Transaction Agreements by such party or (ii) the consummation by such party of the transactions contemplated hereby or thereby (including, without limitation, any required consent of the spouse of any natural person who is a party hereto and is subject to the community property laws of any jurisdiction), other than any such consent, approval, permit or order obtained, or filing made, prior to the Closing Date in a form reasonably satisfactory to the other parties hereto. Meridian represents and warrants to each of the other parties that the transactions contemplated hereby will not result in the triggering of any "poison pill" or similar shareholder rights plan in respect of its securities.

         (d) No Violation. Each party hereto represents and warrants to each of the other parties hereto that, upon receipt of the approvals contemplated by
Section 3 above and the Lender Approvals, none of the execution, delivery and performance by such party of this Agreement or the execution, delivery or performance by such party of the Transaction Agreements to be executed by such party, nor the consummation by such party of the transactions contemplated hereby or thereby, will violate any provision of the organizational documents of such party or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any lien or encumbrance under, any agreement, note, mortgage or other instrument to which such party is a party or by which such party may be bound or subject, or violate any statutes, orders, rules and regulations promulgated by any governmental body, or violate any court order or decree binding upon such party.

         (e) Brokers'/Finders' Fees. Each party hereto represents and warrants to each of the other parties hereto that it has not employed a broker or finder in connection with any transactions contemplated by the Formation other than. Each party ("First Party") agrees to indemnify and hold harmless any other party hereto from and against any claim asserted against any such other party for a brokerage, agent's, finder's or originator's commission or other similar compensation in respect of the transaction contemplated by this Agreement by any person purporting to act on behalf of First Party.

         (f) Ownership and Operation of the Self-storage Facilities. The Ohio LLC represents and warrants to Meridian and Liberty that, subject to required Lender Approvals, it has or will have as of the Closing Date good and marketable title to each Self-Storage Facility listed on Schedule I hereto, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever except those items shown on Schedule II attached hereto (the "Permitted Encumbrances to the Self-Storage Facilities"), and that it has or will have full right, power and authority to transfer title to such Self-Storage Facilities as contemplated by the Partnership Agreement. The Ohio LLC represents and warrants to Meridian and Liberty that the Self-Storage Facilities are being operated in a manner commensurate with relevant industry standards and there have not been any changes in basic operating procedures.

         (g) Investment Intent. Liberty and each of the Members of the Ohio LLC, severally and not jointly, represents and warrants to each other, that each is acquiring its respective general and/or limited partnership interests in LSS I for its own account for purposes of investment and not with a view to effecting a public distribution thereof, subject to its respective rights under the Partnership Agreement to sell or otherwise transfer such limited partnership interests pursuant to an exemption from registration under applicable securities laws.

         (h) Ownership of Assets of Meridian. Meridian hereby represents and warrants to the Members of the Ohio LLC that it is the lawful owner of each and every asset to be transferred to LSS I as contemplated by Section 1(b), above, and has and will have good and marketable title to such assets, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, except as set forth on Schedule III hereto (the "Permitted Encumbrances to the Meridian Assets"), and that it has and will have full right, power and authority to transfer such interests as contemplated by the Formation, subject to the receipt of the shareholder approval specified in Section 3, above.

         (i) Insurance. The Ohio LLC hereby represents and warrants to Liberty, that the Self-Storage Facilities as of the date hereof are and as of the Closing Date will be fully insured against casualty loss and that the Ohio LLC is the owner and primary beneficiary of such policies of insurance.

         (j) Financial Information. Meridian, Liberty and the Ohio LLC, jointly and severally, represent to each other that the financial information furnished or to be furnished by any one of them is true and correct in all material respects as of the date thereof and that there has been no, and as of the Closing Date there will not have been any, material adverse change in the financial condition or results of operations of any such party or of any Self-Storage Facility since the dates of any of such financial information which previously has not been disclosed to the any such party.

         (k) OTCBB Listing. Meridian represents to the Members of the Ohio LLC that the Meridian Shares are listed on the OTCBB and that Meridian has received no notice from the OTCBB terminating or proposing to terminate or otherwise limit the trading of Meridian shares on the OTCBB and has no notice that any such termination or limitation is pending or threatened other than as publicly-disclosed by Meridian in its filings with the SEC.

    The representations and warranties set forth in this Section 4 shall be deemed to be repeated on and as of the Closing Date.

    SECTION 5.  COVENANTS AND OTHER AGREEMENTS.

         (a) Further Assurances; Additional Documentation. From time to time upon request, and without the granting of further consideration, each of the parties hereto agrees to execute, deliver and acknowledge any and all such further instruments and do such further acts as any other party hereto reasonably may require to evidence or effectuate more fully the transactions contemplated by this Agreement, the Transaction Agreements and the Formation. The parties hereto acknowledge and agree that this Agreement sets forth the documentary framework and the principal terms of the understandings of the parties in respect of the Formation, that it would be impracticable for this Agreement to set forth all of the terms to be contained in the Transaction Agreements, and that each party hereto will negotiate in good faith such terms of the Transaction Agreements as are not expressly set forth herein.

         (b) The Formation. The parties hereto agree that the sequence of events constituting the Formation shall be effected as substantially concurrently as possible on the earliest date as may be practicable following the receipt of the approvals specified in Section 3 above and the Lender Approvals, but not later than October 31, 1999.

         (c) Conduct of Business. Each party hereto covenants and agrees to each of the other parties hereto that, between the date hereof and the Closing Date, its respective business will continue to be operated in the regular and ordinary course thereof commensurate with relevant industry standards, and in connection therewith each such party shall not, without the prior consent of the other parties hereto:

                  (i) Sell or transfer any assets other than in the regular and ordinary course of business or encumber any assets, whether or not in the regular and ordinary course of business; provided, however, it is expressly agreed that in order to continue to qualify as a real estate investment trust that under the Internal Revenue Code of 1986, as amended, Meridian shall be entitled to declare and pay regular dividends to its shareholders in accordance with its past practice in the sole discretion of its Board of Trustees.

                  (ii) Terminate or cause or permit the termination of, any contract, lease or other agreement which in any case either individually or in the aggregate has a materially adverse effect on the assets, operations or prospects of such covenanting party.

                  (iii) Agree to do any of the things specified in (i) or (ii) above.

Between the date hereof and the Closing Date, each party hereto shall use its respective best efforts to keep the services of its respective present employees and preserve their respective present relations with suppliers and other vendors.

         (d) Meridian Information in Proxy Statement/Prospectus. None of the information to be supplied by Meridian or any of its accountants, counsel or other authorized representatives for inclusion in the proxy statement/prospectus will, at the time of the mailing of the proxy statement/prospectus, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting, omit to state any material fact necessary to correct any statement that has become false or misleading. No representation or warranty is made by Meridian with respect to any information supplied by the Ohio LLC or the Members of the Ohio LLC or their accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to Meridian shall occur which is or should be described in an amendment of or supplement to the proxy statement/prospectus such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The proxy statement/prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         (e) Ohio LLC Information in Proxy Statement/Prospectus. None of the information to be supplied by the Members of the Ohio LLC or the Ohio LLC or any of their accountants, counsel or other authorized representatives for inclusion in the proxy statement/prospectus will, at the time of the mailing of the Proxy Statement, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting omit to state any material fact necessary to correct any statement that has become false or misleading. No representation or warranty is made by any of the Members of the Ohio LLC or the Ohio LLC with respect to any information supplied by Meridian or its accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to any of the Members of the Ohio LLC, the Ohio LLC or the Self-Storage facilities shall occur which is or should be described in an amendment of or supplement to the proxy statement/prospectus, such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

         (f) Lender Approvals. The Ohio LLC will use its commercially reasonable best efforts to obtain the Lender Approvals as promptly as practicable and, in any event, prior to the mailing by Meridian to its shareholders of the proxy statement/prospectus.

         (g) Capital Source. Meridian will use its best efforts to locate additional financing sources, including obtaining a line of credit in an amount up to $50 million.

         SECTION 6.  CONDITIONS PRECEDENT AND TERMINATION.

         (a) Conditions Precedent. The obligations of each of the parties hereto to consummate the transactions contemplated hereunder are subject to the satisfaction or waiver of the following conditions at or prior to the Closing
Date:

                  (i) each of the Transaction Agreements shall be duly executed and acknowledged by all of the parties thereto;

                  (ii) any further instruments and acts properly requested pursuant hereto shall have been executed and delivered or done, as the case may be;

                  (iii) the approvals required by Section 3 above, shall have been obtained;

                  (iv) the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

                  (v) all of the parties to all of the Transaction Agreements shall have performed all of their obligations under the Transaction Agreements to be performed at or prior to the closing of the Formation;

                  (vi) the following legal opinions and memorandum shall have been delivered by and to the parties specified below, and such legal opinions and memorandum shall be reasonably satisfactory in form and substance to the respective addressees thereof:

                      (A) counsel for Meridian and Liberty shall have delivered
                  its opinion to the Ohio LLC and the Members of the Ohio LLC in respect of the matters relating to Meridian and Liberty set forth in Sections 4(a), (b), (c) and (d), above;

                      (B) counsel for the Ohio LLC and the Members of the Ohio
                  LLC shall have delivered its opinion to Meridian and Liberty in respect of the matters set forth in Sections 4(a), (b),
                  (c), (d) above; and

                  (vii) there shall not be pending an injunction or order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Formation.

         (b)      Termination.

                  (i) This Agreement shall automatically terminate on October 31, 1999 if the Closing Date shall not have occurred on or before such date, unless otherwise extended by mutual written agreement of each and every party hereto. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by any party by the delivery of written notice of termination to each other party hereto, subject to the expense reimbursement provisions of Section 7(h), below.

                  (ii) In the event of the termination of this Agreement, this Agreement forthwith shall become void and of no further force and effect and there shall be no liability hereunder or thereunder on the part of any party hereto or any of its affiliates, directors, officers, partners or shareholders; provided, however, that nothing herein shall relieve any party from liability for any breach hereof or thereof or from such party's obligations in respect of reimbursement of expenses set forth in Section 7(h), below.

         SECTION 7.  MISCELLANEOUS.

         (a) Waiver. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel in respect of any subsequent or other failure.

         (b) GOVERNING LAW. THIS FORMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO REGARDLESS OF THE LAWS THAT WOULD OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. The parties hereto consent to personal jurisdiction in the Court of Common Pleas for Cuyahoga County, Ohio, or the United States District Court for the Northern District of Ohio, in connection with any claim, allegation, cause of action or legal proceeding relating in any way to this Agreement. The parties hereto agree, to the fullest extent permitted by law, to venue in such court, to waive any claim that such court is an inconvenient forum and to accept service of process in any such claim, action or proceeding in the manner set forth in
Section 7(f) (in addition to any other means of service permitted by law).

         (c) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

         (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         (e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (f) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when personally delivered or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested) or sent by express courier service to the addresses set forth below:

                                    Meridian Point Realty Trust '83
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Liberty Self-Stor, Inc.
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Liberty Self-Stor, Ltd.
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Richard M. Osborne, Managing Member
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Retirement Management Company
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Attn: Richard M. Osborne
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645

                                    Richard M. Osborne
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645

                                    Thomas J. Smith
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Diane M. Osborne
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645


         (g) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         (h) Expenses. The Ohio LLC shall bear the costs and expenses up to $650,000, incurred by Meridian, Liberty and the Ohio LLC in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, including but not limited to the reasonable fees and expenses of each of their counsel, and thereafter the costs and expenses shall be borne by Meridian.

         (i) Publicity. Meridian and Liberty, on the one hand, and the Ohio LLC and the Members of the Ohio LLC, on the other hand, agree that neither will make any public statement or issue any press release disclosing the existence of this Agreement or the terms hereof without the prior consent of the other, which consent shall not be unreasonably withheld or delayed.

         (j) Meridian Disclaimer; Personal Liability. As provided in the Amended and Restated Declaration of Trust establishing Meridian, no trustee, officer, shareholder, employee or agent of Meridian shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Meridian. All persons dealing with Meridian in any way shall look only to the assets of Meridian for the payment of any sum or the performance of any obligation. R.M. Osborne and any other officers of the Ohio LLC executing this Agreement shall not be held personally liable solely for having so executed this Agreement in a representative capacity and all persons dealing with the Ohio LLC shall only look to the assets of the Ohio LLC for the payment of any sum or the



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



performance of any obligation by the Ohio LLC. It is further agreed that the respective personal liability of R.M. Osborne for any breach of any representation, warranty or covenant made by such person in his individual capacity shall be limited to, and recourse shall be had solely against the assets of the Ohio LLC; it being understood that none of the aforesaid persons shall have any personal liability in respect of any such breach made by an entity for which such person has signed in a representative capacity.

         (l) No Solicitation. Meridian agrees that it will not, after the date hereof and prior to the date of termination of this Agreement, seek, directly or through agents, representatives or affiliates, or permit any of its officers or trustees to seek (whether in their capacity as officers or trustees or in their individual capacities) or otherwise solicit or encourage the initiation of inquiries or proposals from any person or persons to purchase all or a substantial portion of the assets of Meridian or all or a substantial portion of the capital stock or other securities of Meridian, or for Meridian to purchase in one or more related transactions the capital stock or other securities or assets of persons whereby Meridian would issue (or commit to issue) shares or its capital stock or other securities or to effect a consolidation or merger or other business combination or recapitalization (other than the transactions comprising the Formation) (an "Acquisition Proposal"). Meridian shall immediately cease and cause to be terminated all existing discussion and negotiations, if any, with any parties conducted heretofore with respect to an Acquisition Proposal. Nothing contained in this Section 7(l) shall prevent the Board of Trustees of Meridian from considering, negotiating, approving and recommending to the shareholders of Meridian a bona fide Acquisition Proposal not solicited, directly or indirectly, in violation of this Agreement, provided that the Board of Trustees determines in good faith that it is required to do so in order to discharge properly its fiduciary duties. Meridian shall immediately notify the Ohio LLC and the Members of the Ohio LLC after receipt of any Acquisition Proposal (whether written or oral), or any modification of or amendment to any Acquisition Proposal, or any request for any nonpublic information relating to Meridian in connection with any Acquisition Proposal or for access to the properties, books or records of Meridian by any person or entity that informs the Board of Trustees or management of Meridian that it is considering making or had made an Acquisition Proposal. Such notices to the Ohio LLC and the Members of the Ohio LLC shall be made orally and in writing and shall indicate whether Meridian is providing or intends to provide the person making the Acquisition Proposal with access to information concerning Meridian, the identity of the person making the Acquisition Proposal and the terms and conditions of the transaction contemplated by the Acquisition Proposal. Notwithstanding the foregoing, Meridian shall not be obligated to inform the Ohio LLC and the Members of the Ohio LLC of any unsolicited inquiry received by it in respect of an Acquisition Proposal if such inquiry is preliminary in nature and Meridian responds to such inquiry by advising the inquiring party that Meridian is in exclusive negotiations regarding the transaction contemplated by this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this 12th day of May, 1999.

                                       MERIDIAN POINT REALTY TRUST '83,
                                       a California business trust

                                       By: /s/ THOMAS J. SMITH
                                           -------------------------------------
                                       Title: President


                                       LIBERTY SELF-STOR, INC.
                                       a Maryland corporation

                                       By: /s/ RICHARD M. OSBORNE
                                           -------------------------------------
                                       Title: Chairman and Chief Executive
                                              Officer


                                       RETIREMENT MANAGEMENT COMPANY
                                       an Ohio corporation

                                       By: /s/ RICHARD M. OSBORNE
                                           -------------------------------------
                                       Title: Sole Shareholder


                                       LIBERTY SELF-STOR, LTD.,
                                       an Ohio limited liability company

                                       By: /s/ RICHARD M. OSBORNE
                                           -------------------------------------
                                       Title: Managing Member



                                       /s/ RICHARD M. OSBORNE
                                       -----------------------------------------
                                       Richard M. Osborne


                                       /s/ THOMAS J. SMITH
                                       -----------------------------------------
                                       Thomas J. Smith


                                       /s/ DIANE M. OSBORNE
                                       -----------------------------------------
                                       Diane M. Osborne

                                                    SCHEDULE I
                                        SCHEDULE OF SELF-STORAGE FACILITIES




                                   YEAR BUILT/           RENTABLE
           LOCATION                 EXPANDED            SQUARE FT.      ACRES          UNITS     CONSTRUCTION
           --------                 --------            ----------      -----          -----     ------------
OHIO:
Avon                                  1981-              67,423         6.1225           495    Masonry & Steel
  998 Avon Belden Road              1986/1998
  Avon, Ohio 44011

Canton                               1979-87             41,175        11.1533           388    Concrete
  3700 Fohl Road, S.W.
  Canton, Ohio 44706

Catawba                             1988/1998            43,052           7.57           302    Steel
  5681 East Harbor Road
  Marblehead, Ohio 43440

Cleveland                             1997               40,150         3.6801           278    Steel
  5440 S. Marginal Road
  Cleveland, Ohio 44114

Dayton                                1989               19,550          5.001           206    Concrete
  3785 Shiloh Springs Rd.
  Dayton, Ohio 45426

East Canton                           1997               26,700        12.6298           177    Steel
  5136 Lincoln Street
  East Canton, Ohio 44730

East Liverpool                      1986-1996            29,990          11.49           222    Steel
  15031 Strader Road
  East Liverpool, Ohio
43920

Louisville                          1988-1990            53,060          6.828           364    Masonry
  7100 Columbus Road
  Louisville, Ohio 44641

Mentor                                1983               20,382          6.000           204    Masonry
  6784 Hopkins Road
  Mentor, Ohio 44060

Perry                               1992/1997            63,950          6.194           397    Steel
  4376 North Ridge Road
  Perry, Ohio 44081

Ravenna                               1988               16,950          1.785           150    Steel
  111 Loomis Parkway
  Ravenna, Ohio 44266

                                   SCHEDULE II
              PERMITTED ENCUMBRANCES TO THE SELF-STORAGE FACILITIES

         The Willoughby, Perry, Canton, Catawba, East Canton, Louisville, Ravenna, East Liverpool, Dayton, and Endicott Properties are all encumbered by mortgages which secure a $10,300,000 loan from The Provident Bank ("Provident") to the Ohio LLC. The loan is at a variable rate of interest equal to 2.25% over the average yield on United States Treasury Securities adjusted to a constant maturity of three years. The rate for the initial three-years was fixed at 7.72% and will adjust on June 1, 2001 for the final two years with maturity to occur on June 1, 2003. The loan is amortized over 20 years. Current monthly payments are $84,367 per month. The loan is personally guaranteed by Richard M. Osborne.

         The Catawba Property is further encumbered by a mortgage securing a $265,087 construction and development loan from Provident to the Ohio LLC. The loan has an initial interest rate equal to the prime rate, which as of July 1, 1999 converts to a rate equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of two years. The interest rate will be re-adjusted as of June 1, 2001 for determining the payments during the last two years of the loan, which matures June 2003. Payments are interest only through May 31, 1999 and thereafter convert to the variable rate discussed above, using a 23-year amortization period. This note is personally guaranteed by Richard M. Osborne.

         The Avon Property is encumbered by a mortgage securing a $554,704 construction and development loan from Provident. The terms of this loan are identical to those for the $262,977 loan encumbering the Catawba facility, except that the variable rate is 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The Avon Property is also encumbered by a $940,000 loan, maturing October 31, 2002, from Provident, guaranteed by Richard M. Osborne. The loan has an interest rate of 8.02%. Current monthly payments are $7,268 per month, with a 25- year amortization period.

         The Mentor Property is encumbered by a mortgage securing a $1,200,000 loan from First Merit Bank, N.A. The interest rate on the loan is fixed at 8% and the loan matures March 30, 2003. The loan provides for 59 monthly payments of $11,579.09 each and a final balloon payment of $960,871.21, equal to the remaining principal balance and accrued interest due at maturity. This note is guaranteed by Richard M. Osborne

         The Southold Property is encumbered by a mortgage with Provident in the amount of $2,500,000, which matures June 2003. Current monthly payments are $16,176. The initial interest rate is prime which converts on June 30, 2000 to 2.50% over the average yield on U.S. Treasury securities adjusted to a constant maturity of three years. The loan provides for interest only payments through June 30, 2000 and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.

         The East Liverpool Property is encumbered by a $250,000 second mortgage with Rt. 11 Storage Park, Inc. Current monthly payments are $2,000. This note is guaranteed by Richard M. Osborne.

         The Cleveland Property is encumbered by a mortgage with Shore Bank in the amount of $1,271,237, maturing on May 20, 2002. Current monthly payments are $9,695 with an interest rate of 6.8538%, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.

         The Riverhead Property is encumbered by a mortgage with James R. Stark and Patricia Stark in the amount of $600,000, maturing May 2004. Current monthly payments are $5,027 with an interest rate of 8.5%, using a 20-year amortization. This note is personally guaranteed by Thomas J. Smith. The Riverhead Property is encumbered by a second mortgage with Provident in the amount of $350,000, maturing in May 2003. Current monthly payments are $2,260. Interest is at prime rate until May 31, 2000 when it converts to 2.50% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The loan provides for interest only payments through May 31, 2000, and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Richard M. Osborne.

                                  SCHEDULE III
                  PERMITTED ENCUMBRANCES TO THE MERIDIAN ASSETS


1. Meridian Point Realty Trust '83 Indemnity Trust Agreement, as of September 2, 1998, by and between Meridian and U.S. Trust Company, N.A.

                                                                         Annex D

                                   FORM OF
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                          LSS I LIMITED PARTNERSHIP

                            Dated:         , 1999

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----

ARTICLE I     DEFINED TERMS; EXHIBITS.................................................................1
              Section 1.1   Defined Terms.............................................................1
              Section 1.2   Exhibits, Schedules, Etc..................................................6

ARTICLE II    FORMATION; ADMISSION OF LIMITED PARTNERS; NAME;
              PLACE OF BUSINESS AND REGISTERED AGENT..................................................6
              Section 2.1   Certificate of Limited Partnership; Other Filings.........................6
              Section 2.2   Limited Partners; Additional Limited Partners.............................7
              Section 2.3   Name; Principal Place of Business.........................................7
              Section 2.4   Registered Agent and Registered Office....................................7

ARTICLE III   BUSINESS AND TERM OF PARTNERSHIP........................................................7
              Section 3.1   Business..................................................................7
              Section 3.2   Term......................................................................8

ARTICLE IV    CAPITAL CONTRIBUTIONS...................................................................8
              Section 4.1   General Partner...........................................................8
              Section 4.2   Limited Partners..........................................................8
              Section 4.3   Additional Capital Contributions and Issuances of
                            Additional Partnership Interests..........................................8
              Section 4.4   Additional Funding.......................................................10
              Section 4.5   Equity Plan..............................................................10
              Section 4.6   Dividend Reinvestment Plan...............................................10
              Section 4.7   Interest.................................................................11
              Section 4.8   Return of Capital........................................................11

ARTICLE V     PROFITS, LOSSES AND ACCOUNTING.........................................................11
              Section 5.1   Profits .................................................................11
              Section 5.2   Accounting...............................................................11
              Section 5.3   Partners' Accounts.......................................................12
              Section 5.4   Section 754 Elections....................................................13

ARTICLE VI    POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING
              OF GENERAL PARTNER.....................................................................13
              Section 6.1   Powers of General Partner................................................13
              Section 6.2   Delegation of Authority..................................................15
              Section 6.3   Duties of General Partner................................................15
              Section 6.4   Liabilities of General Partner; Indemnification..........................16
              Section 6.5   Compensation of General Partner; Reimbursement...........................18
              Section 6.6   Reliance on Act of General Partner.......................................18



              Section 6.7   Outside Services; Dealings with Affiliates;
                            Outside Activities.......................................................19
              Section 6.8   General Partner Participation............................................19

ARTICLE VII   RIGHTS, PROHIBITIONS AND REPRESENTATIONS WITH
              RESPECT TO LIMITED PARTNERS............................................................20
              Section 7.1   Rights of Limited Partners...............................................20
              Section 7.2   Prohibitions with Respect to the Limited Partners........................20
              Section 7.3   Ownership by Limited Partner of Corporate General
                            Partner or Affiliate.....................................................20
              Section 7.4   Grant of Redemption Rights...............................................21
              Section 7.5   Warranties and Representations of the Limited Partners...................21
              Section 7.6   Indemnification by Limited Partners......................................22
              Section 7.7   Limited Partner Guarantees...............................................22
              Section 7.8   No Sale of Property......................................................22

ARTICLE VIII  DISTRIBUTIONS AND PAYMENTS TO PARTNERS.................................................23
              Section 8.1   Distributions of Cash Flow...............................................23
              Section 8.2   REIT Distribution Requirements...........................................23
              Section 8.3   No Right to Distributions in Kind........................................23
              Section 8.4   Disposition Proceeds.....................................................23
              Section 8.5   Withdrawals..............................................................23
              Section 8.6   Amounts Withheld.........................................................23

ARTICLE IX    TRANSFERS OF INTERESTS.................................................................24
              Section 9.1   General Partner..........................................................24
              Section 9.2   Admission of a Substitute or Additional General Partner..................24
              Section 9.3   Effect of Bankruptcy, Withdrawal, Death or Dissolution
                            of a General Partner.....................................................24
              Section 9.4   Removal of a General Partner.............................................25
              Section 9.5   Restrictions on Transfer of Limited Partnership Interests................25
              Section 9.6   Admission of Substitute Limited Partner..................................26
              Section 9.7   Rights of Assignees of Partnership Interests.............................27
              Section 9.8   Effect of Bankruptcy, Death, Incompetence or
                            Termination of a Limited Partner.........................................27
              Section 9.9   Joint Ownership of Interests.............................................27
              Section 9.10  Transferees..............................................................28
              Section 9.11  Absolute Restriction.....................................................28

ARTICLE X     TERMINATION OF THE PARTNERSHIP.........................................................28
              Section 10.1  Termination..............................................................28
              Section 10.2  Payment of Debts.........................................................29
              Section 10.3  Debts to Partners........................................................29
              Section 10.4  Remaining Distribution...................................................29
              Section 10.5  Reserve..................................................................29
              Section 10.6  Final Accounting.........................................................29


ARTICLE XI    AMENDMENTS.............................................................................29
              Section 11.1  Authority to Amend.......................................................29
              Section 11.2  Notice of Amendments.....................................................30

ARTICLE XII   POWER OF ATTORNEY......................................................................30
              Section 12.1  Power....................................................................30
              Section 12.2  Survival of Power........................................................31

ARTICLE XIII  CONSENTS, APPROVALS, VOTING AND MEETINGS...............................................31
              Section 13.1  Method of Giving Consent or Approval.....................................31
              Section 13.2  Meetings of Limited Partners.............................................32
              Section 13.3  Opinion..................................................................32
              Section 13.4  Submissions to Partners..................................................32

ARTICLE XIV   MISCELLANEOUS..........................................................................32
              Section 14.1  Governing Law............................................................32
              Section 14.2  Agreement for Further Execution..........................................32
              Section 14.3  Entire Agreement.........................................................32
              Section 14.4  Severability.............................................................32
              Section 14.5  Notices..................................................................33
              Section 14.6  Mediation/Arbitration of Disputes........................................33
              Section 14.7  Titles and Captions......................................................33
              Section 14.8  Counterparts.............................................................33
              Section 14.9  Pronouns.................................................................33
              Section 14.10 Survival of Rights.......................................................34
              Section 14.11 Personal Liability.......................................................34

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            LSS I LIMITED PARTNERSHIP


         THIS AGREEMENT OF LIMITED PARTNERSHIP made as of the    day of      ,
1999, by and among LIBERTY SELF-STOR, INC., an Ohio corporation, having an address at Suite 100, 8500 Station Street, Mentor, Ohio 44060, the general partner ("General Partner"), and the limited partners listed on Exhibit A attached hereto ("Limited Partners"), is intended to evidence the mutual agreement of the General Partner and the Limited Partners to form a limited partnership pursuant to Title 6, Chapter 17 of the Delaware Code (the "Act") for the purposes and upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                             DEFINED TERMS; EXHIBITS

         Section 1.1 DEFINED TERMS. Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this
Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

         "Additional Funds" has the meaning set forth in Section 4.4 hereof.

         "Additional Limited Partner" shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with
         Section 2.2(b) of this Agreement.

         "Additional Securities" shall mean any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to
         Section 7.4 and Exhibit D hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(ii).

         "Affiliate" of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

         "Agreed Value" shall mean the fair market value of Contributed Property as agreed to by the Contributing Partner and the Partnership, using any reasonable method as they may adopt and the fair market value of the Partnership Properties after being adjusted in accordance with Part B of Exhibit B.

         "Agreement" shall mean this Agreement of Limited Partnership of LSS I Limited Partnership, as amended, modified, supplemented or restated from time to time, as the context requires.

         "Articles of Incorporation" shall mean that certain Articles of Incorporation, dated ____________, 1999, of the General Partner, as amended, modified, supplemented or restated from time to time, as the context requires.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. sec. 101 et seq., and as hereafter amended from time to time.

         "Business Day" shall mean any day when the New York Stock Exchange is open for trading.

         "Capital Account" shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

         "Capital Contribution" shall mean the amount in cash or the Agreed Value of Contributed Property contributed by each Partner (or his original predecessor in interest) to the capital of the Partnership for his interest in the Partnership.

         "Cash Flow" shall mean the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, less Operating Expenses for such period. Cash Flow shall not include Disposition Proceeds.

         "Class A Limited Partners" shall mean those persons listed under the heading "Class A Limited Partners" on the signature pages hereto.

         "Class B Limited Partners" shall mean those persons listed under the heading "Class B Limited Partners" on the signature pages hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Computation Date" shall mean the date on which an Redemption Exercise Notice is delivered to the General Partner.

         "Contributed Entities" shall mean the various limited partnerships and/or limited liability companies that own the Initial Properties prior to the formation transaction.

         "Contributed Property" shall mean a Partner's interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

         "Disposition Proceeds" shall mean the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reserves or reinvested by the General Partner, all as determined by the General Partners(s). Disposition Proceeds shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of Property.

         "Equity Plan" shall mean the General Partner's 1999 Stock Option Plan, as the same may be amended from time to time.

         "Event of Bankruptcy" shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another; provided, however, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days. The term "Event of Bankruptcy" as defined in this Agreement and as used herein, is intended and shall be deemed to supersede and replace the events of withdrawal described in Sections 17-402(a)(4) and (5) of the Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "General Partner" shall mean Liberty Self-Stor, Inc. and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "General Partnership Interest" shall mean the ownership interest of a General Partner in the Partnership.

         "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, or (B) a trustee, director or officer of the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "Initial Properties" shall mean those Properties listed on Exhibit C hereto.

         "IRS" shall mean the Internal Revenue Service.

         "Limited Partners" shall mean the Class A Limited Partners and the Class B Limited Partners in their respective capacities as limited partners of the Partnership, their permitted successors or assigns who have been admitted to the Partnership as limited partners of the Partnership, or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

         "Limited Partnership Interest" shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

         "Majority-In-Interest of the Limited Partners" shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners, as a class.

         "Operating Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to trustees, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to properties or partnership interests in a Subsidiary that are owned by the General Partner directly.

         "Partner" shall mean the General Partner or any Limited Partner.

         "Partnership" shall mean LSS I Limited Partnership, a Delaware limited partnership.

         "Partnership Interest" shall mean an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

         "Partnership Record Date" shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Sections
         8.1 and 8.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "Partnership Unit" shall mean a unit of interest in the Partnership issued under this Agreement. The initial issuance of Partnership Units to each Partner is as set forth on Exhibit A hereto.

         "Percentage Interest" shall mean the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.

         "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

         "Profits" and "Losses" shall have the meaning set forth in Section 5.2(c) hereof.

         "Property" shall mean any self-storage property or other investment in which the Partnership holds an ownership interest.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

         "REIT Expenses" means (i) costs and expenses relating to the formation and continuity of existence of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer, or employee of the General Partner, (ii) costs and expenses relating to a public offering and registration of securities or private offering of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the General Partner, including, without limitation, insurance premiums, and legal, accounting and trustees fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

         "REIT Share" shall mean one share of common stock, $0.001 par value, of the General Partner.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

         "Substitute General Partner" has the meaning set forth in Section 9.2.

         "Substitute Limited Partner" shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

         "Transfer" has the meaning set forth in Section 9.5(a) hereof.

         "Value" shall mean, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any national securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares includes rights that a holder of REIT Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         Section 1.2 EXHIBITS, SCHEDULES, ETC. References to "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE II
                    FORMATION; ADMISSION OF LIMITED PARTNERS;
                  NAME; PLACE OF BUSINESS AND REGISTERED AGENT

         Section 2.1 CERTIFICATE OF LIMITED PARTNERSHIP; OTHER FILINGS. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         Section 2.2 LIMITED PARTNERS; ADDITIONAL LIMITED PARTNERS. (a) The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A attached hereto, as amended from time

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to time pursuant to the terms of this Agreement, and such Persons are hereby admitted to the Partnership as Limited Partners.

                     (b) The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

         Section 2.3 NAME; PRINCIPAL PLACE OF BUSINESS. The name of the Partnership shall be LSS I Limited Partnership. The principal place of business of the Partnership shall be at 8500 Station Street, Mentor, Ohio. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.

         Section 2.4. REGISTERED AGENT AND REGISTERED OFFICE. The registered agent of the Partnership shall be Corporation Service Company, a Delaware corporation, located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1265, or such other Person as the General Partner may select in its sole discretion. The registered office of the Partnership shall be Corporation Service Company, a Delaware corporation, located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1265, or such other location as the General Partner may select in its sole and absolute discretion.

                                   ARTICLE III
                        BUSINESS AND TERM OF PARTNERSHIP

         Section 3.1 BUSINESS. The purpose and nature of the business of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the Board of Trustees of the General Partner determines to cease to maintain the qualification of the General Partner as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

         Section 3.2 TERM. The Partnership as herein constituted shall continue for perpetuity, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement.


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                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         Section 4.1 GENERAL PARTNER. The General Partner has contributed cash and certain other assets to the capital of the Partnership in the amount set forth opposite the name of the General Partner on Exhibit A attached hereto.

         Section 4.2 LIMITED PARTNERS. The Limited Partners have contributed their respective ownership interests in the Contributed Entities and cash and certain other assets to the capital of the Partnership. The Agreed Values of the Limited Partners' proportionate ownership interests in the Contributed Entities are set forth on Exhibit A attached hereto.

         Section 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.3 or in
Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

                 (a) Issuances of Additional Partnership Interests.

                     (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any of the Limited Partners. Any additional Partnership Interest issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

                     (1) The additional Partnership Interests are issued in connection with an issuance of Additional Securities as permitted under clause (ii) below, or


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                      (2)  the additional Partnership Interests are issued to
                           all Partners in proportion to their respective Percentage Interests.

                  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                      (ii) Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution.

                  (b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a) hereof.

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




         Section 4.4 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to borrow such funds itself and lend these funds to the Partnership on the same terms and conditions as applicable to its borrowings.

         Section 4.5 EQUITY PLAN. If at any time or from time to time stock options or other equity compensation granted in connection with the General Partner's Equity Plan or other compensation programs are exercised in accordance with the terms of such agreements:

                 (a) the General Partner shall, as soon as practicable after such exercise, contribute to the capital of the Partnership an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of the stock option;

                 (b) the Partnership shall issue and the General Partner shall receive the number of Partnership Units corresponding to the number of REIT Shares delivered by the General Partner to such exercising party multiplied by a fraction the numerator of which is 100% and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution;

                 (c) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of the Limited Partner shall be equal to a fraction, the numerator of which is the number of Partnership Units owned by such Limited Partner and the denominator of which is the total number of issued and outstanding Partnership Units on such date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted; and

                 (d) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of the General Partner shall be adjusted such that it equals 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to paragraph (c) of this
Section 4.5.

         Section 4.6 DIVIDEND REINVESTMENT PLAN. All amounts received by the General Partner in respect of its dividend reinvestment plan, if any, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Units as follows:

                 (a) the Partnership shall issue and the General Partner shall receive the number of Partnership Units corresponding to the number of REIT Shares delivered by the General Partner to such exercising party multiplied by a fraction the numerator of which is 100% and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution;

                 (b) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of the Limited Partner shall be equal to a fraction, the numerator of which is the number of Partnership

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



Units owned by such Limited Partner and the denominator of which is the total number of issued and outstanding Partnership Units on such date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted; and

                 (c) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of the General Partner shall be adjusted such that it equals 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to paragraph (b) of this
Section 4.6.

         Section 4.7 INTEREST. No interest shall be paid on the Capital Contribution or Capital Account of any Partner.

         Section 4.8 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

                                    ARTICLE V
                         PROFITS, LOSSES AND ACCOUNTING

         Section 5.1 PROFITS. After giving effect to the special allocations set forth in Part A of Exhibit B hereof, Profits and Losses shall be allocated among the Partners in accordance with their respective Percentage Interests.

         Section 5.2 ACCOUNTING. (a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

                 (b) The fiscal year of the Partnership shall be the calendar year.

                 (c) The terms "Profits" and "Losses," as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner's share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with
Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

                 (d) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Limited Partner on the

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



date such petition is filed, or (ii) mail a written notice to each Limited Partner, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                 (e) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

                 (f) Any Partner shall have the right to a private audit of the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, and it is made during normal business hours.

         Section 5.3 PARTNERS' ACCOUNTS. (a) There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the net fair market value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in Profits, Losses and fair market value of distributions shall be credited or charged to its Capital Account. The determination of Partners' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable regulations thereunder and Exhibit B attached hereto.

                 (b) Except as otherwise specifically provided herein or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt.

                 (c) Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest, and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

                 (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit B attached hereto.

         Section 5.4 SECTION 754 ELECTIONS. The General Partner shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's assets for all transfers of Partnership interests if such election would benefit any Partner or the Partnership.


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                                   ARTICLE VI
                    POWERS, DUTIES, LIABILITIES, COMPENSATION
                          AND VOTING OF GENERAL PARTNER

         Section 6.1 POWERS OF GENERAL PARTNER. Notwithstanding any provision of this Agreement to the contrary, the General Partner's discretion and authority are subject to the limitations imposed by law, by the General Partner's Articles of Incorporation and By-Laws. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

                 (a) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of conducting the business of the Partnership;

                 (b) to construct buildings and make other improvements (including renovations) on or to the properties owned or leased by the Partnership;

                 (c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                 (d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

                 (e) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                 (f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                 (g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                 (h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

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




                 (i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

                 (j) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

                 (k) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

                 (l) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, franchise agreements, agreements with federal, state or local liquor licensing agencies and agreements with operators of restaurants and bars;

                 (m) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                 (n) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                 (o) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                 (p) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

                 (q) to take whatever action the General Partner deems appropriate to maintain an equivalency of Partnership Units and REIT Shares; and

                 (r) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the General Partner as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require

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



the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         Section 6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         Section 6.3 DUTIES OF GENERAL PARTNER. (a) The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

                 (b) In carrying out its obligations, the General Partner shall:

                     (i) Render annual reports to all Partners with respect to the operations of the Partnership;

                     (ii) On or before April 30th of every year, mail to all persons who were Partners at any time during the Partnership's prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

                     (iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or such Partner's duly authorized representative (at the sole expense of such Partner) during regular business hours and at the principal office of the Partnership; and

                     (iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

                 (c) The General Partner shall take such actions as it deems appropriate to maintain an equivalency of Partnership Units and REIT Shares.

         Section 6.4 LIABILITIES OF GENERAL PARTNER; INDEMNIFICATION. (a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.


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



                 (b) In carrying out its duties hereunder, the General Partner shall not be liable to the Partnership or to any other Partner for any actions taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors of judgment, but shall be liable only for fraud or gross negligence. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner and the General Partner's shareholders collectively, and that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner has securities registered pursuant to Section 12 or Section 15 of the Exchange Act, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. Any amendment, modification or repeal of this
Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

                 (c) The Partnership shall indemnify and defend an Indemnitee to the fullest extent permitted by law, and save and hold it harmless from and against, and in respect of, all: (i) fees, costs and expenses (including reasonable attorney fees) incurred in connection with or resulting from any claim, action or demand against any Indemnitee or the Partnership that arises out of or in any way relates to the Partnership, and (ii) claims, actions and demands arising out of or in any way related to the Partnership, and any losses or damages resulting from such claims, actions and demands, including, without limitation, reasonable costs and expenses of litigation and appeal and amounts paid in settlement or compromise of any such claim, action or demand; provided, however, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership.

                 (d) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the


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Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                 (e) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                 (f) The Partnership may purchase and maintain insurance on behalf of the Indemnities, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                 (g) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by the Indemnitee, to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                 (h) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                 (i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 (j) The provisions of this Section 6.4 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

                 (k) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, or (ii) to prevent the General Partner from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the General Partner's REIT status shall be (i) void and of no effect, or (ii) reformed, as


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necessary, to avoid the General Partner's loss of REIT status, unless the Board of Trustees of the General Partner shall determine not to maintain the General Partner's REIT status.

         Section 6.5 COMPENSATION OF GENERAL PARTNER; REIMBURSEMENT. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled to its allocable share of the profits and distributable Cash Flow of the Partnership and shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities with which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

         Section 6.6 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

         Section 6.7 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES. (a) Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its trustees, directors, officers, shareholders, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it was not grossly negligent in appointing such Person.

                 (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                 (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

                 (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

                 (e) Subject to the Articles of Incorporation, By-laws and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may


                                       18

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have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

                 (f) In the event the General Partner exercises its rights under its Articles of Incorporation to redeem REIT Shares, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units as determined based on the application of the Exchange Factor on the same terms that the General Partner redeemed such REIT Shares.

         Section 6.8 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and ownership of Properties, shall be conducted through the Partnership. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property. The General Partner agrees that all borrowings for the purpose of making distributions to its shareholders will be incurred by the Partnership.

                                   ARTICLE VII
                    RIGHTS, PROHIBITIONS AND REPRESENTATIONS
                        WITH RESPECT TO LIMITED PARTNERS

         Section 7.1 RIGHTS OF LIMITED PARTNERS. (a) The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; provided, however, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

                 (b) Each Limited Partner shall be entitled to have the Partnership books kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Partner's sole expense, shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable.

                 (c) No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         Section 7.2 PROHIBITIONS WITH RESPECT TO THE LIMITED PARTNERS. No Limited Partner shall have the right:

                 (a) To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;


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




                 (b) To have such Partner's Capital Contributions repaid except to the extent provided in this Agreement;

                 (c) To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary; or

                 (d) To sell or assign all or any portion of such Partner's Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

         Section 7.3 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the General Partner as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this
Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

         Section 7.4 GRANT OF REDEMPTION RIGHTS. (a) The Partnership hereby grants to each Class A Limited Partners and each such Limited Partner does hereby accept the right, but not the obligation (such rights hereinafter sometimes referred to as the "Redemption Rights"), to redeem all or a portion of the Partnership Units held by such Limited Partner (as a Class A Limited Partner) to the Partnership (or its designee), at any time or from time to time prior to the time the Partnership is dissolved, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Redemption Rights granted hereunder may be exercised by any one or more of such Limited Partners, on the terms and subject and to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the General Partner of an Exercise Notice in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units to be redeemed by such Limited Partner. Once delivered, the Redemption Exercise Notice shall be irrevocable, subject to payment by the Partnership of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof.

                 (b) The terms and provisions applicable to the Redemption Rights shall be as set forth in attached Exhibit D.

                 (c) Any Partnership Units acquired by the General Partner in accordance with Exhibit D hereto pursuant to an exercise by any Class A Limited Partner of the Redemption Rights shall be deemed to be acquired by and reallocated or reissued to the General Partner. The General Partner shall amend Exhibit A hereto to reflect each such conversion and reallocation or reissuance of Partnership Units and each corresponding recalculation of the Partnership Units of the Partners.



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



                 (d) No Class B Limited Partner shall be entitled to the Redemption Rights unless and until the Board of Trustees of the General Partner agrees to reclassify the Class B Limited Partner as a Class A Limited Partner.

         Section 7.5 WARRANTIES AND REPRESENTATIONS OF THE LIMITED PARTNERS. (a) Each Class A Limited Partner hereby warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner owns good, valid and marketable title to the ownership interests in the Contributed Entities being contributed to the capital of the Partnership by such Limited Partner (the "Ownership Interests") and that such Ownership Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Ownership Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations have been obtained. Each Class A Limited Partner also represents and warrants to and for the benefit of the General Partner and the Partnership those matters set forth on Exhibit E hereto.

                 (b) Each Class B Limited Partner hereby warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner owns good, valid and marketable title to the interests in the property being contributed to the capital of the Partnership by such Limited Partner (the "Other Interests") and that such Other Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Other Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations have been obtained.

         Section 7.6 INDEMNIFICATION BY LIMITED PARTNERS. Each Limited Partner hereby agrees to indemnify and defend the General Partner and the Partnership and hold the General Partner, its shareholders, officers and trustees and the Partnership and its partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the inaccuracy of the warranties and representations made by such Limited Partner under Section 7.5 above, or (ii) the ownership of the Ownership Interests by such Limited Partner.

         Section 7.7 LIMITED PARTNER GUARANTEES. Upon the request of the General Partner, or upon its own election, a Limited Partner (the "Initiating Limited Partner") from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness as such Limited Partner may elect; provided, however, that the Limited Partner shall be entitled to take such action(s) only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee(s) or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General


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



Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

         Section 7.8 NO SALE OF PROPERTY. (a) Notwithstanding any other provision to the contrary, except Section 7.8(b) below, the Partnership agrees not to sell or exchange or offer for sale or exchange the Contributed Entities and/or Initial Properties or any portion thereof during the ten (10) year period following the date of this Agreement.

                 (b) The Partnership shall have the authority to enter into a like-kind exchange as defined in Section 1031 of the Code with respect to all or any portion of the Initial Properties to the extent that such an exchange will not cause recognition of gain under Section 704(c) to any Class A Limited Partner with respect to the Contributed Entities and/or the Initial Properties. To the extent any property is received in a like-kind exchange as provided in this section, such property received will be considered to be one of the Initial Properties.

                                  ARTICLE VIII
                     DISTRIBUTIONS AND PAYMENTS TO PARTNERS

         Section 8.1 DISTRIBUTIONS OF CASH FLOW. (a) The General Partner shall distribute on a quarterly basis such portion of the Cash Flow of the Partnership as the General Partner shall determine in its sole discretion. All such distributions of Cash Flow shall be made to Partners who are Partners on the Partnership Record Date in accordance with each Partner's respective Percentage Interest on such Partnership Record Date.

                 (b) In no event may a Partner receive a distribution with respect to a Partnership Unit if such Partner is entitled to receive a distribution from the General Partner with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

         Section 8.2 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the Partnership shall make a distribution of Cash Flow for each fiscal year of the Partnership to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

         Section 8.3 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

         Section 8.4 DISPOSITION PROCEEDS. Disposition Proceeds shall be distributed to the Partners at such time as the General Partner may determine in accordance with each Partner's respective Percentage Interest on such Partnership Record Date.

         Section 8.5 WITHDRAWALS. No Partner shall be entitled to make withdrawals from its Capital Account except as provided herein.

         Section 8.6 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment distribution, or allocations to the

Partnership, the General Partner, or the Limited Partners shall be treated as amounts distributed to the General Partner and the Limited Partners pursuant to this Article VIII for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner and Limited Partners and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law and shall allocate such amounts to the General Partner and Limited Partners with respect to which such amount was withheld.

                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

         Section 9.1 GENERAL PARTNER. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon an Event of Bankruptcy of the General Partner, then the Partnership shall be dissolved and terminated unless a Majority-In-Interest of the Limited Partners elect to continue the Partnership business by selecting a substitute general partner.

         Section 9.2 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

                 (a) the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

                 (b) if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                 (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel in the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under Section 708 of the Code or will result in the loss of any Limited Partner's limited liability status.

         Section 9.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER. (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 9.3(b).

                 (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), persons holding at least a majority of the Limited Partnership Interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 3.2 by selecting, subject to Section 9.2 and any other provisions of this Agreement, a Substitute General Partner. If the Limited Partners elect to reconstitute the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         Section 9.4 REMOVAL OF A GENERAL PARTNER. (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such Partnership.

                 (b) If a General Partner has been removed pursuant to this
Section 9.4 and the Partnership is not continued pursuant to Section 9.3(b), the Partnership shall be dissolved.

         Section 9.5 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.
(a) Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer"), without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

                 (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

                 (c) No Transfer by a Limited Partner of its Partnership Interest may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, or (iii) the Transfer would create a risk that the General Partner would not be taxed as a REIT for federal income tax purposes.

                 (d) Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and
Section 9.6 of this Agreement).

                 (e) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         Section 9.6 ADMISSION OF SUBSTITUTE LIMITED PARTNER. (a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                     (i) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

                     (ii) to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

                     (iii) the assignee shall have delivered a letter containing the representations and warranties and agreements set forth in Section 9.12;

                     (iv) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement;

                     (v) the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

                     (vi) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

                 (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in
Section 9.6(a)(ii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                 (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to effectuate the admission of such Person as a Limited Partner of the Partnership.

         Section 9.7 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS. (a) Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

                 (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

         Section 9.8 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         Section 9.9 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two (2) individuals as joint tenants with right of survivorship (but not as tenants in common), provided that such individuals either are married or are related. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one (1) joint owner


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



will be required if the Partnership has been provided with evidence satisfactory to counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one (1) owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one (1) of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner prior to the death of either owner, the General Partner shall cause the Partnership Interest to be divided into two (2) equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

         Section 9.10 TRANSFEREES. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

         Section 9.11 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

         Section 9.12 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

                                    ARTICLE X
                         TERMINATION OF THE PARTNERSHIP

         Section 10.1 TERMINATION. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner unless the Limited Partners elect to reconstitute the partnership in accordance with Article IX, (ii) ninety (90) days following the sale of all or substantially all of the Partnership's assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full), (iii) the expiration of the term specified in Section 3.2, if any, (iv) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner), or (v) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

         Section 10.2 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the Partnership (other than any loans or advances that may have been made by Partners to the Partnership) and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

         Section 10.3 DEBTS TO PARTNERS. The remaining assets shall next be applied to the repayment of any loans made by any Partner to the Partnership.

         Section 10.4 REMAINING DISTRIBUTION. The remaining assets shall then be distributed to the Partners in accordance with the Partners' positive Capital Account balances, after making the adjustments for allocations under Article V hereof.

         Section 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

         Section 10.6 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement examined by the Partnership's independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.1 AUTHORITY TO AMEND. (a) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is solely for the purpose of clarification and does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect.

                 (b) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is for the purpose of adding or substituting Limited Partners.

                 (c) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

                 (d) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liability of the Limited

Partners, (ii) change the method of allocation of Profits and Losses as provided in Article V or the distribution provisions of Articles VIII or X hereof, or
(iii) seek to impose an obligation for additional contributions by the Limited Partners shall require the consent and approval of Limited Partners holding more than 65% of the Percentage Interests of the Limited Partners. Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement that would affect the operation of the Redemption Rights set forth in Section 7.4 hereof shall require the consent and approval of Class A Limited Partners holding more than sixty-five percent (65%) of the Percentage Interests of the Class A Limited Partners.

                 (e) Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of the General Partner and Majority-in-Interest of the Limited Partners.

         Section 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(d) or 11.1(e) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

                                   ARTICLE XII
                                POWER OF ATTORNEY

         Section 12.1 POWER. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney in such Limited Partner's name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                 (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

                 (b) Any documents, certificates or other instruments, including, but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

                 (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1 (d) and 11.1 (e) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement.

         Section 12.2 SURVIVAL OF POWER. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner's entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE XIII
                    CONSENTS, APPROVALS, VOTING AND MEETINGS

         Section 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

                 (a) by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

                     (i) Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

                     (ii) Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

                     (iii) The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing;

                 (b) by the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

                 (c) by the failure of the Partner to respond or object to a request from the General Partner for such Partner's consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

         Section 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Percentage Interests of the Limited Partners of a request for such meeting.

         Section 13.3 OPINION. Except for Consents obtained pursuant to Sections
13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners (and reasonably satisfactory to the General Partner) shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act, (ii) will not impair the limited liability of the Limited Partners, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or nondelivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Percentage Interests of the Limited Partners determine to exercise their consent and/or voting rights.

         Section 13.4 SUBMISSIONS TO PARTNERS. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 14.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e).

         Section 14.3 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         Section 14.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         Section 14.5 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

         Section 14.6 MEDIATION/ARBITRATION OF DISPUTES. None of the parties (including any Partner and the Partnership) shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, either party may request the Court of Common Pleas of Lake County, Ohio, to appoint a mediator certified by the Supreme Court of Ohio. The fees and expenses of the mediator shall be paid equally by each party. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party may then seek relief through arbitration in Cleveland, Ohio, administered by the American Arbitration Association, under its commercial arbitration rules and its supplementary procedures for larger, complex disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large Complex Case panel and (ii) who have practiced law for at least 15 years specializing in either general commercial litigation or general corporate and commercial matters. The arbitrators shall base their award on applicable laws and judicial precedent and include in such award a statement of the reasons upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and shall be final, binding and non-appealable. The obligation herein to mediate and/or arbitrate shall not prevent any party from seeking temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

         Section 14.7 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

         Section 14.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

         Section 14.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         Section 14.10 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         Section 14.11 PERSONAL LIABILITY. As provided in the Articles of Incorporation establishing the General Partner, no trustee, officer, shareholder, employee or agent of the General Partner shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the General Partner.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                GENERAL PARTNER:

                                LIBERTY SELF-STOR, INC.,
                                an Ohio corporation


                                By:
                                   ------------------------------------------

                                LIMITED PARTNERS:
                                (See attached limited partner signature pages)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

         The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
     --------------------------------------
     (Signature of Class A Limited Partner)

-------------------------------------------
     (Residence Street Address)


-------------------------------------------
     (City  State Zip Code)


-------------------------------------------
     (Taxpayer Identification or Social
     Security Number)

                      LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   ------------------------------------
  (Signature of Class A Limited Partner)


---------------------------------------
  (Residence Street Address)


---------------------------------------
  (City  State Zip Code)


---------------------------------------
  (Taxpayer Identification or Social
      Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   ------------------------------------
   (Signature of Class A Limited Partner)


---------------------------------------
   (Residence Street Address)


---------------------------------------
   (City  State Zip Code)


---------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   --------------------------------------
   (Signature of Class A Limited Partner)


-----------------------------------------
   (Residence Street Address)


-----------------------------------------
   (City  State Zip Code)


-----------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

         The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class B Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   --------------------------------------
   (Signature of Class B Limited Partner)


-----------------------------------------
   (Residence Street Address)


-----------------------------------------
   (City  State Zip Code)


-----------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                                    EXHIBIT A

                                LIST OF PARTNERS

                                  AGREED VALUE
                                  OF CAPITAL       PERCENTAGE    PARTNERSHIP
PARTNERS                          CONTRIBUTION      INTEREST        UNITS
--------------------------------- -------------   ------------  ---------------

GENERAL PARTNER:
Liberty Self-Stor, Inc............                ............% --------------
8500 Station Street
Mentor, Ohio   44060



CLASS A LIMITED PARTNERS..........                ............%  --------------
Liberty Self-Stor, Ltd.
8500 Station Street
Mentor, Ohio 44060



CLASS B LIMITED PARTNERS..........                ............%  --------------
Liberty Self-Stor, Inc.
8500 Station Street
Mentor, Ohio 44060

                                    EXHIBIT B

                           FEDERAL INCOME TAX MATTERS

         For purposes of interpreting and implementing Article V of the Partnership Agreement, the following rules shall apply and shall be treated as part of the terms of the Partnership Agreement:

         A.       Special Allocation Provisions.

                  1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the Partnership Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

                  2. When Partnership Interests are transferred during any taxable year, the General Partner intends to allocate Partnership Profits and Losses and other items of income, loss, deductions and credits using the closing of the books method.

                  3. Notwithstanding any other provision of the Partnership Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable regulations thereunder as more fully described in Part B hereof. Treasury regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property. The Operating Partnership shall account for Book-Tax Differences using a method specifically approved in the regulations, the traditional method. An allocation of remaining built-in gain under Section 704(c) will be made when
Section 704(c) property is sold.

                  4. Notwithstanding any other provision of the Partnership Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

                  5. Notwithstanding any provision of the Partnership Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner or reimbursements of expenses to any Partner are finally determined by the Internal Revenue Service to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

                  6. (a) Notwithstanding any provision of the Partnership Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with
Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this paragraph 6(a) only, each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

                     (b) Notwithstanding any provision of the Partnership Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to
Article V of the Partnership Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

                  7. Notwithstanding any provision of the Partnership Agreement to the contrary, in the event any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6),
items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

                  8. No Losses shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event, Losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner. To the extent that any Losses are allocated pursuant to this paragraph, Profits shall thereafter be allocated in reverse order of such allocations of Losses to the extent of such Losses.

                  9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each such Partner pursuant to Article V of the Partnership Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article V of the Partnership Agreement if such special allocations had not occurred.

                  10. Notwithstanding any provision of the Partnership Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in the manner and in accordance with the percentages set forth in Section 5.2(d) of the Partnership Agreement.

                  11. Notwithstanding any provision of the Partnership Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

                  12. The allocation of Profits and Losses to any Partner shall be deemed to be an allocation to that Partner of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

         B.       Capital Account Adjustments and 704(c) Tax Allocations.

                  1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

                     (a) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to (i) the Agreed Value less book depreciation in the case of the Initial Properties or other contributed properties, or
         (ii) the Carrying Value with respect to property subsequently purchased.

                     (b) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                  2. A transferee of a Partnership interest will succeed to the capital account relating to the Partnership interest transferred; provided, however, that if the transfer causes a termination of the Partnership under
Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership interest) and recontributed by such Partners and transferees in reconstitution of the Partnership. The capital accounts of such reconstituted Partnership shall be maintained in accordance with the principles set forth herein.

                  3. Upon an issuance of additional Partnership interests for cash, the capital accounts of all Partners (and the Agreed Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to
Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  4. Immediately prior to the distribution of any Partnership property in liquidation of the Partnership, the capital accounts of all Partners shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Partnership property shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  5. In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for capital account purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes.

                  6. In the event the Agreed Value of any Partnership asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

                  7. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

         C. Definitions. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

         "Adjusted Capital Account Balance": means the balance in the capital account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (i) credit to such capital account any amounts the Partner is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "Carrying Value": means the adjusted basis of such property for federal income tax purposes as of the time of determination.

         "Nonrecourse Deductions": shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in Partnership

         Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

         "Nonrecourse Liability": shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

         "Partner Nonrecourse Debt Minimum Gain": means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

         "Partner Nonrecourse Debt": shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         "Partner Nonrecourse Deductions": shall have the meaning set forth in
         Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

         "Partnership Agreement": shall mean this Agreement of Limited Partnership Agreement of LSS I Limited Partnership.

         "Partnership Minimum Gain": shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Partnership Agreement.

                                    EXHIBIT C

                               INITIAL PROPERTIES


                                   YEAR BUILT/                 RENTABLE
           LOCATION                 EXPANDED                   SQUARE FT.       ACRES           UNITS   CONSTRUCTION
           --------                 --------                   ----------       -----           -----   ------------
OHIO:
Avon                                  1981-                      67,423         6.1225           495    Masonry & Steel
  998 Avon Belden Road              1986/1998
  Avon, Ohio 44011
Canton                               1979-87                     41,175        11.1533           388    Concrete
  3700 Fohl Road, S.W.
  Canton, Ohio 44706
Catawba                             1988/1998                    43,052           7.57           302    Steel
  5681 East Harbor Road
  Marblehead, Ohio 43440
Cleveland                             1997                       40,150         3.6801           278    Steel
  5440 S. Marginal Road
  Cleveland, Ohio 44114
Dayton                                1989                       19,550          5.001           206    Concrete
  3785 Shiloh Springs Rd.
  Dayton, Ohio 45426
East Canton                           1997                       26,700        12.6298           177    Steel
  5136 Lincoln Street
  East Canton, Ohio 44730
East Liverpool                      1986-1996                    29,990          11.49           222    Steel
  15031 Strader Road
  East Liverpool, Ohio
  43920
Louisville                          1988-1990                    53,060          6.828           364    Masonry
  7100 Columbus Road
  Louisville, Ohio 44641
Mentor                                1983                       20,382          6.000           204    Masonry
  6784 Hopkins Road
  Mentor, Ohio 44060
Perry                               1992/1997                    63,950          6.194           397    Steel
  4376 North Ridge Road
  Perry, Ohio 44081
Ravenna                               1988                       16,950          1.785           150    Steel
  111 Loomis Parkway
  Ravenna, Ohio 44266
Willoughby                            1997                       33,998           2.37           276    Masonry
  38255 St. Clair Street
  Willoughby, Ohio 44094



--------------------------------------------------------------------------------
                                       C-1

                                    EXHIBIT C

                               INITIAL PROPERTIES

                                   YEAR BUILT/                 RENTABLE
           LOCATION                 EXPANDED                   SQUARE FT.       ACRES           UNITS   CONSTRUCTION
           --------                 --------                   ----------       -----           -----   ------------
NEW YORK:
Endicott                              1989                       35,580          4.993           297    Concrete/Steel
  1400 Campville Road                                                                                   Roof
  Endicott, NY 13760
Southold                              1989                       53,055          6.949           552    Steel
  1040 Hortons Lane
  Southold, NY 11971
Riverhead                           1985-1986                    20,625          3.045           183    Steel
  99 Mill Road
  Riverhead, NY
                                                            ------------------------------------------
TOTAL/AVERAGE                                                   565,640        95.8107         4,491
                                                            ==========================================

                                    EXHIBIT D

                             REDEMPTION RIGHTS TERMS

         The Redemption Rights granted by the Partnership to the Class A Limited Partners pursuant to Section 7.4 hereof shall be subject to the following terms and conditions:

         1. Definitions. The following terms and phrases shall, for purposes of this Exhibit D and the Agreement, have the meanings set forth below:

         "Cash Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

         "Computation Date" shall mean the date on which an Redemption Exercise Notice is delivered to the General Partner.

         "Exchange Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with the Antidilution Provisions of Paragraph 7 hereof.

         "Exercising Partner" shall have the meaning set forth in Paragraph 2 hereof.

         "Offered Partnership Units" shall mean the Partnership Units of the Exercising Partner(s) identified in a Redemption Exercise Notice which, pursuant to the exercise of Redemption Rights, can be redeemed by the Partnership or acquired by the General Partner under the terms hereof.

         "Purchase Price" shall mean the Cash Purchase Price or the Stock Purchase Price, or a combination thereof.

         "Redemption Date" shall mean the tenth (10th) Business Day after receipt by the General Partner of a Redemption Exercise Notice.

         "Redemption Exercise Notice" shall have the meaning set forth in Paragraph 2 hereof.

         "Redemption Rights" shall have the meaning set forth in Paragraph 2 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

         "Stock Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

         2. Grant of Redemption Rights. The Partnership does hereby grant to each Class A Limited Partner and each such Limited Partner does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Redemption Rights"), to require the Partnership to redeem on the Redemption Date, all or any portion of the Units held by such Limited Partner (as a Class A Limited Partner) at a redemption price equal to the Cash Purchase Price. The Redemption Rights of a Limited Partner may be exercised on one or more occasions by the Limited Partner. The Redemption Rights shall be exercised pursuant to a written notice (the "Redemption Exercise Notice") in the form set forth in

Schedule 1 attached hereto. The Redemption Exercise Notice shall be given by the Partner who is exercising the Redemption Rights ("Exercising Partner") to the General Partner. A Limited Partner may not exercise the Redemption Rights as to fewer Partnership Units than the number of such Partnership Units that is equal to the lesser of (a) 1,000 Partnership Units or (b) all of the Units held by such Class A Limited Partner (as a Class A Limited Partner). Neither the Electing Partner nor any assignee of any Limited Partner shall have any right with respect to any Partnership Units so redeemed to receive any distributions from the Partnership made after the Redemption Date. The assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 2, and such Limited Partner shall be deemed to have assigned such rights to such assignee and shall be bound by the exercise of such rights by such Limited Partner's assignee. In connection with any exercise of such rights by such assignee on behalf of such Limited Partner, the Cash Purchase Price shall be paid by the Partnership directly to such assignee and not to such Limited Partner.

         3. General Partner Exchange.

            (a) Notwithstanding the provisions of Section 2, if a Limited Partner elects to exercise the Redemption Rights, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy the Redemption Rights by paying to the Electing Partner either the Cash Purchase Price and/or the Stock Purchase Price for each Partnership Unit redeemed, as elected by the General Partner (in its sole and absolute discretion) on the Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Electing Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Interests.

            (b) In the event that the Partnership shall fail to pay the Cash Purchase Price to any Exercising Partner pursuant to Paragraph 2, and the General Partner shall not have elected pursuant to Paragraph 3(a) to assume the obligations of the Partnership with respect thereto, the General Partner shall on the Redemption Date contribute to the capital of the Partnership in cash (or, at its election, pay directly to the Exercising Partner the full Cash Purchase Price and/or Stock Purchase Price) the full amount necessary to permit the Partnership to satisfy its obligations to pay to the Exercising Partner the Cash Purchase Price on the Redemption Date, and the Partnership shall thereupon immediately pay to such Exercising Partner such Cash Purchase Price.

            (c) In the event that the General Partner satisfies the Redemption Rights in the manner described in Paragraphs 3(a) or (b), each of the Exercising Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Exercising Partner for federal income tax purposes as a sale of the Exercising Partner's Partnership Units to the General Partner.

            (d) Each Exercising Partner shall execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares in the event that the General Partner satisfies the Redemption Rights in the manner described in Paragraphs 3(a).

            (e) If the Redemption Rights are satisfied by the delivery of REIT Shares, the Exercising Partner shall be deemed to become a holder of REIT Shares as of the close of business on the closing date.

         4. Computation of Purchase Price/Form of Payment. The Cash Purchase Price shall mean an amount of cash equal to the product of (i) the number of shares of the REIT Shares that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units (taking into account the adjustments required pursuant to the definition of "Exchange Factor") multiplied by (ii) the REIT Share Value computed as of the Computation Date. The Cash Purchase Price shall be paid in the form of cash, or cashier's check, or by wire transfer to the Exercising Partner's designated account. The Stock Purchase Price shall mean the number of REIT Shares equal to the product, expressed as a whole number, of (i) the number of Class A Units being exchanged, multiplied by (ii) the Exchange Factor.

         5. Closing Deliveries. On the Redemption Date, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all liens, and
(B) the Partnership or General Partner with respect to due authority for the purchase of such Offered Partnership Units, and (ii) to the extent that REIT Shares are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for the General Partner reasonably satisfactory to the Exercising Partner(s), to the effect that such REIT Shares have been duly authorized, are validly issued, fully-paid and non-assessable, and have been duly registered under the Securities Act, and (B) a stock certificate or certificates evidencing the REIT Shares to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.

         6. Term of Rights. Unless sooner terminated, the rights of the parties with respect to the Redemption Rights shall commence as of the date hereof and lapse for all purposes and in all respects on the date that the Partnership is dissolved; provided, however, that the parties hereto shall continue to be bound by a Redemption Exercise Notice delivered to the General Partner prior to such date.

         7. Antidilution Provisions.

            (a) The Exchange Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                (i) In case the General Partner shall pay or make a dividend or other distribution on any class of shares of the General Partner in REIT Shares, the Exchange Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding REIT Shares resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

                (ii) In case outstanding REIT Shares shall be subdivided into a greater number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding REIT Shares shall be combined into a smaller number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (b) In case the General Partner shall issue rights, options or warrants to all holders of its REIT Shares entitling them to subscribe for or purchase REIT Shares at a price per share less than the current market price per share (as determined in the next sentence), each holder of a Partnership Unit shall be entitled to receive such number of rights or warrants, as the case may be, as he would have been entitled to receive had he exchanged his Partnership Units immediately prior to the record date for such issuance by the General Partner. For the purpose of any computation pursuant to the next sentence, the current market price per share of REIT Shares on any date shall be deemed to be the average of the daily closing prices for the five consecutive Trading Days selected by the General Partner commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this Exhibit D, the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day which securities are not traded on such exchange or in such market and the term "'ex' date", when used in respect of any issuance or distribution, shall mean the first date on which the shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

            (c) In case the REIT Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares or a stock dividend described in subparagraph (a)(ii) of this Paragraph) then and in each such event the Limited Partners shall have the right thereafter to exchange their Partnership Units for the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of shares into which the Partnership Units might have been exchanged immediately prior to such reorganization, reclassification or change.

            (d) The General Partner may, but shall not be required to, make such adjustments to the number of REIT Shares issuable upon exchange of a Partnership Unit, in addition to those required by this Paragraph 7, as the General Partner's board of trustees considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner's board of trustees shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive.

         8. Fractions of Shares. No fractional REIT Shares shall be issued upon exchange of Partnership Units. If more than one Partnership Unit shall be surrendered for exchange at one time by the same Exercising Partner, the number of full REIT Shares which shall be issuable upon exchange thereof (or the cash equivalent amount thereof if the Cash Purchase Price is paid) shall be computed on the basis of the aggregate amount of Partnership Units so surrendered. Instead of any fractional REIT Share which would otherwise be issuable upon exchange of any Partnership Unit or Partnership Units, the General Partner shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Value of a REIT Share on the Redemption Date.

         9. Notice of Adjustments of Exchange Factor. Whenever the Exchange Factor is adjusted as herein provided:

            (a) the General Partner shall compute the adjusted Exchange Factor in accordance with Paragraph 7 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Exchange Factor and showing in reasonable detail the facts upon which such adjustment is based; and

            (b) a notice stating that the Exchange Factor has been adjusted and setting forth the adjusted Exchange Factor shall forthwith be mailed by the General Partner to all holders of Redemption Rights at their last addresses on record under this Agreement.

                                   SCHEDULE 1

                           REDEMPTION EXERCISE NOTICE



TO:      LIBERTY SELF-STOR, INC.

Reference is made to that certain Agreement of Limited Partnership, dated      ,
1999 (the "Partnership Agreement"), pursuant to which Liberty Self-Stor, Inc., an Ohio corporation, and certain other persons, including the undersigned, formed a Delaware limited partnership known as LSS I Limited Partnership (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Section 7.4 and Paragraph 2 of Exhibit D of the Partnership Agreement, each of the undersigned, being a Class A Limited Partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Redemption Rights as to the number of Offered Partnership Units specified opposite its name below:

Dated:



EXERCISING PARTNER                 PARTNERSHIP UNITS           NUMBER OF OFFERED

------------------                 -----------------           -----------------



EXERCISING PARTNER

-----------------------

-----------------------



                                   Schedule 1

                                    EXHIBIT E

              REPRESENTATIONS AND WARRANTIES OF WARRANTING PARTNERS

         Each of [___________________________________________________________]
(collectively, the "Warranting Partners"), jointly and severally, represents to the Partnership that, except as set forth on the Disclosure Schedule delivered to the General Partner in connection with the execution of this Agreement, as follows:

         (a) ORGANIZATION; AUTHORITY. Each of the Contributed Entities is a Partnership or limited liability company duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. Each Warranting Partner has the requisite power and authority to enter into and perform this Agreement.

         (b) AUTHORIZATION; BINDING AGREEMENT. The execution, delivery and performance of this Agreement by each Warranting Partner has been duly and validly authorized by all necessary action of such Warranting Partner. This Agreement has been duly executed and delivered by each Warranting Partner and constitutes the legal, valid and binding obligation of such Warranting Partner, enforceable against such Warranting Partner in accordance with the terms hereof.

         (c) CONSENTS AND APPROVALS. Except for those obtained prior to the date hereof, no consent, waiver, approval or authorization of, or filing, registration or qualification with or notice to, any governmental unit or any other person is required to be made, obtained or given by any of the Warranting Partners or the Contributed Entities in connection with the execution, delivery and performance of this Agreement.

         (d) NO VIOLATION. None of the execution, delivery or performance of this Agreement by any Warranting Partner does, or with the giving of notice, lapse of time or both, will (1) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of such Warranting Partner or any of the Contributed Entities, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Warranting Partner or any of the Contributed Entities, or (C) any agreement, instrument or document to which such Warranting Partner or any of the Contributed Entities is a party or by which any of them is bound or to which their assets or properties is subject or bound or (2) result in the creation of any lien, claim, equity, security interest or other encumbrance ("Lien") upon the Contributed Property of such Warranting Partner or the assets or properties of such Warranting Partner or the Contributed Entities.

         (e) COMPLIANCE WITH LAWS. To the Warranting Partners' best knowledge, each of the Contributed Entities is in compliance in all material respects with all private restrictions and laws, ordinances and regulations applicable to the conduct of the business of such Contributed Entities and the ownership, use and operation of their properties and each has obtained all licenses, permits and other governmental approvals for the conduct thereof, which licenses and permits are in full force and effect, and the Contributed Entities have not taken (or failed to take) any action that would result in the revocation of such licenses or permits nor have the Contributed Entities received any notice of violation from any federal, state or municipal or other governmental or quasi-governmental authority or notice of an intention by any such authority to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any such Contributed Entities' properties.

         (f) ENVIRONMENTAL MATTERS. To the Warranting Partners' best knowledge,
(1) the Contributed Entities and their respective properties are in compliance, and heretofore have complied, with all Environmental Laws (as hereinafter defined); (2) none of the Contributed Entities has received any written notice from any governmental or quasi-governmental authority or other person that it, its current or former operations, or its properties now or heretofore owned, leased or used by it or any of its predecessors, are not or have not been in compliance with any Environmental Laws or that it has any material liability in respect thereof; and (3) there are no administrative, regulatory or judicial proceedings pending or threatened against any Contributed Entity pursuant to, or alleging any violation of or liability under, any Environmental Laws. To the Warranting Partners' best knowledge, all of the properties now or heretofore owned, leased or used by any of the Contributed Entities are free of all Hazardous Materials, and, to the best knowledge of Warranting Partners, no Hazardous Materials have ever been located on any of the properties now or heretofore owned, leased or used by any of the Contributed Entities.

         The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the state in which any real property of the Contributed Entities is situated, or the United States Government, including but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste" or "restricted hazardous waste" under any provision of law of the state in which any real property of the Contributed Entities is situated, (ii) petroleum or petroleum based, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material,
(vi) designed a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

         (g) OWNERSHIP OF PROPERTIES. Each of the Contributed Entities (i) is the sole owner of its respective properties and (ii) has good, valid and marketable title to such properties, free and clear of all Liens other than Permitted Exceptions (as hereafter defined).

         The term "Permitted Exceptions" shall mean in respect of real property or any interest or estate therein: (1) zoning laws and ordinances; (2) any deeds of trust or mortgages listed as exceptions to title in the most recent title commitments to insure title issued by _____________ relating to the properties of the Contributed Entities and delivered to the General Partner in connection with the execution of this Agreement (the "Title Commitments"); (3) any laws, ordinances, Liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, adverse rights or interests described as exceptions on Schedule B (or any other applicable Schedule) of the Title Commitments; provided that any Contributed Partnership's property is not in violation thereof or, if in violation, provided that the same do not require the demolition, vacation or cessation of the present use of any portion of the improvements material to such property or require the discontinuance of the use of all or any material portion of such property for its present use; (4) any other easements, restrictions, reservations and encumbrances which do not individually or in the aggregate (A) impair the use of any such property in the operation of the business of the respective Contributed Partnership or (B) detract from the value of such property for the purpose of such business; and (5) taxes and assessments, both general and special, which are a lien but not yet due and payable.

         (h) ABSENCE OF UNDISCLOSED LIABILITIES AND CONTRACTUAL OBLIGATIONS. Except for liabilities arising in the ordinary course of business since the date of the Contributed Entities' financial statements as of and for the period ended December 31, 1998, the Contributed Entities have no liabilities of any nature, whether matured or unmatured, fixed or contingent (regardless of whether the disclosure thereof otherwise would be required by generally accepted accounting principles) which could have, individually or in the aggregate, a material adverse effect upon such Contributed Partnership or the Partnership. There are no Significant Agreements (as hereinafter defined) of a Contributed Partnership other than as previously disclosed to the General Partner.

         For purposes hereof, "Significant Agreement" of a Contributed Partnership means and includes any of the following to which such entity is a party or by which it or any of its assets or properties may be subject or bound:
(1) all agreements, instruments and documents evidencing, securing or pertaining to contractual obligations of a Contributed Partnership that involve annual payments or receipts in excess of $50,000.00; (2) all leases involving real property; and (3) all mortgages and deeds of trust encumbering any real property.

         (i) SIGNIFICANT AGREEMENTS; BINDING AGREEMENTS. Each of the Significant Agreements is valid and binding and in full force and effect, enforceable against the Contributed Partnership which is a party thereto in accordance with its terms, subject to the bankruptcy or insolvency of such parties, similar laws of general applicability relating to or affecting creditors' rights generally, to general equity principles and to the discretion of any court in granting any relief or issuing any order and to the unenforceability of attorneys' fees provisions. Such Contributed Partnership is not in default in the performance of any obligation thereunder, and no event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder or permit the other party to terminate the rights of such Contributed Partnership thereunder.

         (j) LITIGATION. There are no claims, actions, suits, proceedings or investigations pending, or, to the Warranting Partners' knowledge, threatened, before any court, governmental unit or any arbitrator in respect of any Contributed Partnership or its assets.

         (k) TRANSFER TAXES. There are no transfer taxes payable, accruing or otherwise arising out of the transfer of the Contributed Partnership Interests or the Contributed Property to the Partnership, the admission of the General Partner to this Partnership or arising out of any of the transactions specified in this Agreement that are expected to occur contemporaneously or concurrent with or immediately after the execution hereof, which shall not have been paid by the Limited Partners.

         (l) PROJECT IMPROVEMENTS. To the Warranting Partners' best knowledge, all buildings and improvements on the property owned by each Contributed Partnership, and all tangible personal property, equipment and fixtures constituting a part thereof, are in good condition and repair, and the roofs, walls and foundations of the buildings are free from leaks and seepage of moisture. To the best knowledge of the Warranting Partners, there is no defective condition (latent or otherwise) in respect of the buildings and improvements on the property owned by any Contributed Partnership.

         (m) PROJECT EQUIPMENT; UTILITIES. The equipment located at the property owned by each Contributed Entity is sufficient to permit the full operation of the improvements for their respective intended purposes. All water, sewer, gas, electric, telephone and drainage facilities and all of the utilities required by law for the normal operation of the property owned by the Contributed Entities are installed to the property line and are connected with valid permits, are in good working order and are adequate to serve such property in full compliance with law.

         (n) CONDEMNATION PROCEEDINGS. No proceedings have been commenced or threatened by any authority having the power of eminent domain to condemn any part of the land or improvements relating to any of the properties owned by the Contributed Entities.

         (o) INSURANCE. The Warranting Partners have not received any notices from any insurance company of any defects or inadequacies in any property owned by a Contributed Entity or any part thereof which would affect adversely the insurability of such property, and each such property complies with the requirements of all insurance carriers providing insurance therefor.

         (p) ACCURACY OF INFORMATION. All of the information provided to the General Partner by the Warranting Partners and/or the Contributed Entities (and/or the affiliates, agents, and advisors of any of them) in respect of the Contributed Entities and/or the Initial Properties is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such Information, in light of the circumstances under which such Information was provided, not misleading.

         For the purposes of the representations and warranties made pursuant to this Exhibit E, a statement that a fact is true to "the Warranting Partner's best knowledge" means that, after due investigation, none of the following Persons actually knows such statement to be untrue: _______________________.

                                                                         ANNEX E


                              DRAFT FORM OF OPINION



Board of Trustees
Meridian Point Realty Trust '83
8500 Station Street, Suite 100
Mentor, Ohio 44060


Gentlemen:

         You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide an opinion to the Board of Trustees of Meridian Point Realty Trust '83 ("Meridian") as to the fairness from a financial point of view to the public shareholders of Meridian (the "Shareholders") of the allocation of interests in an affiliated operating partnership, LSS I Limited Partnership ("LSS I" or the "Operating Partnership") which would be formed in connection with the approval by the Shareholders of a proposed reorganization of Meridian (the "Reorganization") and a merger (the "Formation Transactions"). We have been advised that in connection with the Reorganization, Meridian will, through a series of transactions, be merged with and into Liberty Self-Stor, Inc. ("Liberty"), a newly-formed Maryland corporation which intends to operate as a real estate investment trust, and that in connection with the Formation Transactions Liberty will contribute approximately $2 million of cash and marketable securities to LSS I in exchange for the general partnership interest and Class B limited partnership interests in LSS I, and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company affiliated with certain officers and trustees of Meridian which owns 15 self-storage properties (the "Ohio LLC"), will contribute all of their ownership interests in the Ohio LLC subject to existing debt of approximately $18 million, and approximately [$2,500,000] of cash, to LSS I in exchange for Class A limited partnership interests in LSS I.

         We have been further advised by Meridian and the Ohio LLC that the percentage economic interest of Liberty in LSS I will be 30.91% and the percentage economic interest of the current members of the Ohio LLC in LSS I will be 69.09% as a result of such allocations, subject to certain closing adjustments.

         Stanger, founded in 1978, provides information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves real estate investment trusts, partnerships, partnership securities and assets typically owned through partnerships including, but not limited to, real estate, mortgages secured by real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

         In arriving at the opinion set forth below, we have:

o Reviewed a draft of the Proxy Statement/Prospectus, Agreement and Plan of Merger, and Formation Agreement in substantially the forms intended to be finalized and filed with the Securities & Exchange Commission (the "SEC") and provided to Shareholders by Meridian;

o Performed appraisals of the portfolio of real properties owned by the Ohio LLC, interests in which will be contributed to LSS I in connection with the Formation Transactions (pursuant to a separate engagement between Stanger, Meridian and the Ohio LLC);

o Reviewed the financial statements of Meridian contained in Form 10-K filed with the SEC for the fiscal years ending December 31, 1997 and 1998;

o Reviewed the financial statements of the Ohio LLC for the fiscal year ending December 1998;

o Reviewed certain operating and financial information relating to the business, financial condition and results of operations of Meridian and the Ohio LLC, and discussed with management the operations, business plan, and current conditions in the self-storage industry, and the historical financial statements, budgets and future prospects of Liberty and the Ohio LLC;

o Reviewed schedules prepared by Meridian showing the determination of the Net Asset Value contribution to LSS I of Meridian and the Ohio LLC, and the methodology used to determine the allocation of interests in LSS I between Meridian and the members of the Ohio LLC; and

o Conducted such other studies, analyses and inquiries as deemed appropriate.

         To evaluate the fairness, from a financial point of view, of the allocation of interests in LSS I, Stanger observed that the Net Asset Values were assigned to the Company and the Ohio LLC by management as of March 31, 1999 based on: (i) an appraisal provided by Stanger of the estimated value of the real estate portfolio of the Ohio LLC as of March 31, 1999; (ii) valuations made by the management of the Ohio LLC and the Company of other assets and liabilities which will be contributed by the Company and the members of the Ohio LLC or assumed by Liberty in the Formation Transaction (iii) adjustments made by management to the foregoing values to reflect costs of the consolidation. Relying on these Net Asset Values, Stanger observed that the allocation of ownership interests in LSS I offered to each entity reflects the net value of the assets contributed to LSS I by each entity after deducting the costs associated with the Reorganization and Formation

Transactions. Stanger believes that basing such allocations on the value of net assets contributed to LSS I is fair from a financial point of view. [We further observed that management intends to make such pre-merger adjustments as may be necessary to cause the relative Net Asset Value contributed to LSS I by Liberty and the members of the Ohio LLC as of the closing date to be substantially equivalent to the Net Asset Values as of March 31, 1999.] Relying on these Net Asset Values, we observed that the allocation of ownership interests in LSS I offered to Liberty and the members of the Ohio LLC reflects the net value of assets contributed by each entity.

         In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the Proxy Statement/Prospectus or that was otherwise publicly available or furnished or otherwise communicated to us. We have not made an independent audit, evaluation or appraisal of the determinations of the non-real estate assets and liabilities of Meridian or the Ohio LLC. We have relied upon the balance sheet value determinations for Meridian and the Ohio LLC and the adjustments made by management to arrive at the Net Asset Values. We have also relied upon the assurance of Meridian and the Ohio LLC that any financial information or pro forma statements or adjustments provided to us were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in Meridian's or the Ohio LLC's asset or liability values subsequent to the valuation dates cited above or in the real estate portfolio values subsequent to March 31, 1999 which are not reflected in the Net Asset Values, and that Meridian and the Ohio LLC are not aware of any information or facts regarding Meridian or the Ohio LLC or their assets that would cause the information supplied to us to be incomplete or misleading.

         We were not requested to and therefore did not: (a) select the method of determining the allocation of the interests in LSS I or establish the allocations; (b) make any recommendations to the Shareholders or members of the Ohio LLC with respect to whether to approve or reject the Reorganization or Formation Transactions; or (c) express any opinion as to (i) the fact that the members of the Ohio LLC could as a result of the Formation Transactions be in a position to control voting decisions of Liberty; (ii) the tax consequences of the Reorganization and Formation Transactions for the Shareholders or for Meridian; (iii) the potential impact of conversion of the interests of the members of the Ohio LLC in LSS I to the shares of Liberty; (iv) whether or not alternative methods of determining the relative interests in LSS I to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used; and (v) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities.

         Further, we are not expressing any opinion as to (a) the fairness of any terms of the Reorganization and Formation Transactions (other than the fairness of the Allocations) or the amounts or allocations of transaction costs;
(b) the relative value of the shares of Liberty and the partnership interests to be issued in the Formation Transactions; (c) the prices at which the shares of Liberty may trade following the Reorganization and Formation Transactions or the trading value of the shares of Liberty compared with the current fair market value of Meridian's assets if liquidated under current market conditions; and
(d) alternatives to the Reorganization and Formation Transactions.

         Based upon and subject to the foregoing, it is our opinion that the allocation of interests in LSS I between Liberty and the members of the Ohio LLC pursuant to the Formation Transactions is fair to the public Shareholders of Meridian from a financial point of view.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised Meridian that our entire analysis must be considered as a whole and that selecting portions of analyses and the factors considered, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

         Our opinion is based on business, economic, real estate market, and other conditions as of the date of our analysis and addresses the Formation Transactions in the context of information available as of the date of our analysis. Events occurring after that date could affect the value of the assets of Meridian and the Ohio LLC or the assumptions used in preparing the opinion.


Very truly yours,




Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
_____________, 1999

                                                                         ANNEX F
                             LIBERTY SELF-STOR, INC.
                        1999 STOCK OPTION AND AWARD PLAN



         1. PURPOSE. The purpose of this Plan is to advance the interests of LIBERTY SELF- STOR, INC., a Maryland corporation (the "Company"), by providing additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Change of Control" shall mean the occurrence of any of the following:

                            (i) any transaction (which shall include a series of
transactions occurring within sixty days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                            (ii) the stockholders of the Company approving a
plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                            (iii) the stockholders of the Company approving a
plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the compensation committee appointed by the Board pursuant to Section 15 hereof or, if not appointed, the full Board.

                  (e) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

                  (f) "Controlled Entity" shall mean any trust, partnership, limited liability company or other entity in which such person that receives Options or Restricted Shares under this Plan acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any such Option or Restricted Shares received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Option.

                  (g) "Director" shall mean a member of the Board.

                  (h) "Effective Date" shall mean [__________, 1999].

                  (i) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and consistent manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be the average of the average bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System -- SmallCap Market for the five business days preceding such day.

                  (j) "Incentive Stock Option" shall mean an incentive stock option as defined in ss.422 of the Code.

                  (k) "Non-Employee Director" shall mean a Director who: (i) is not an Officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. ss.229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. ss.229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. ss.229.404(b).

                  (l) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (m) "Officer" shall mean the Company's Chairman, Chief Financial Officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant.


                  (n) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (o) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of a transfer made pursuant to Section 13 hereof.

                  (p) "Participant" shall mean either a person to whom Restricted Shares are granted under this Plan, an Optionee or any person who succeeds to the rights of either such person under this Plan by reason of the death of such person.

                  (q) "Plan" shall mean this 1999 Stock Option and Award Plan of the Company.

                  (r) "Restricted Shares" shall mean Shares granted or sold pursuant to Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 10 has expired.

                  (s) "Restricted Share Agreement" shall mean the agreement entered into between the Company and the Participant who is to receive Restricted Shares at the time of any Restricted Share grant.

                  (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (u) "Share(s)" shall mean a share or shares of the Common
Stock.

                  (v) "Subsidiary" shall mean a "subsidiary corporation" as defined in ss.424(f) of the Code.

         3. AVAILABLE SHARES. The Company may grant to Participants from time to time an aggregate of up to 300,000 Restricted Shares or Options from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, or if any Restricted Shares are forfeited by the holder thereof, new Options or Restricted Shares may thereafter be granted covering such Shares.


         4. OPTION GRANTS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company, whichever is later.

         5. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code ss.422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

         6. CONDITIONS FOR GRANT OF OPTIONS.


                  (a) Each Option shall be evidenced by a written agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all Directors, Officers and regular employees of the Company or its Subsidiaries. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

         7. OPTION PRICE. The Committee shall establish, at the time any Option is granted, the price per Share for which the Shares covered by the option may be purchased; provided, however, that if the option is an Incentive Option, such price shall not be less than 100% of the Fair Market Value of the Shares on the date on which the option is granted; provided, further, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, the option price shall not be less than 110% of the fair market value of the Shares subject to the Incentive Option on the date such Option is granted.

         8. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable federal or state tax withholding requirements relating to exercise of the Option, if any. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or in part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the base lending rate of the Company's principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

         9. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 9.

                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall (i) an Option be exercisable after the expiration of ten years from the date of grant of the Option or (ii) an Incentive Option granted to a Participant, who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, be exercisable after the expiration of five years from the date of grant of the Incentive Option.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable upon any Change in Control.

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         10. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                            (i) three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of ss.22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                           (ii) immediately upon the termination of the
Optionee's employment for Cause;

                           (iii) one year after the date on which the Optionee's
employment is terminated by reason of a mental or physical disability (within the meaning of ss.22(e) of the Code) as determined by a medical doctor satisfactory to the Committee; or

                           (iv) (A) one year after the date of termination of
the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee dies if the Optionee dies during the one year period specified in Section 9(a)(iii) hereof.

                  (b) The Committee in its sole discretion may, by giving written notice (a "cancellation notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Sections 2(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

          11. RESTRICTED SHARES. The Committee may also authorize the grant or sale to Directors, Officers and employees of the Company or its subsidiaries of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Restricted Share Agreement.

                  (b) In granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such grants as it deems appropriate.

                  (c) Each Restricted Share grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than Fair Market Value per Share at the date of grant.

                  (d) Each such grant or sale shall be subject to a Restricted Share Agreement, which shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than one (1) year to be determined by the Committee at the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

                  (e) Each Restricted Share Agreement shall provide that during the period for which such substantial risk of forfeiture is to continue, and any other period prescribed by law, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee or law, as the case may be, at the date of grant (which restrictions may include, without limitation, prohibitions on transfer, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

         12.      ADJUSTMENT OF SHARES.

                  (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant to Participants under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so granted; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction described in Sections 2(b)(ii) or (iii) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         13. TRANSFERABILITY OF OPTIONS AND RESTRICTED SHARES.

                  (a) No Incentive Stock Option shall be transferable by the Optionee other than by will, the laws of descent and distribution, and each Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee.

                  (b) A person that receives Non-Statutory Stock Options under this Plan or such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Non-Statutory Stock Options received under this Plan only as follows: (i) to the spouse or any children or grandchildren of such person that receives Non-Statutory Stock Options under this Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in ss.170(c) of the Code; (iii) to any Controlled Entity; or (iv) by will or the laws of intestate succession.

                  (c) Restricted Shares may be transferred only as set forth in the applicable Restricted Share Agreement.

         14. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option or Restricted Share award grant, the Committee may require such agreements or undertakings (in an Option Agreement or Restricted Share Agreement), if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

                    (i) a representation and warranty by the Participant to the Company, at the time any Option is exercised or Restricted Share granted, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                   (ii) a representation, warranty and/or agreement by the Participant to the Company to be bound by any legends that are, in the opinion of the Committee or counsel to the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee or counsel to the Company to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         15. ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan; provided that if any member of the Committee is not a Non-Employee Director, then the Board shall approve any Option or Restricted Share that the Committee proposes to grant hereunder. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

         16. INTERPRETATION.

                  (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under ss.422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan shall be governed by the laws of the State of Ohio.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17. AMENDMENT AND DISCONTINUATION OF THE PLAN.

                  (a) Either the Board or the Committee may from time to time amend this Plan or any Option; provided, however, that, except to the extent provided in Section 12, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that except to the extent provided in Section 10, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

                  (b) Notwithstanding anything herein to the contrary, the provisions of this Plan which govern the exercise price per Share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with stockholder approval) other than to conform to changes to (i) the Code or the rules promulgated thereunder, (ii) the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or (iii) rules promulgated by the Securities and Exchange Commission.

         18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective upon the Effective Date and shall terminate on the tenth anniversary of the Effective Date.



                                        *

                                                                         ANNEX G

                                     FORM OF
                                 LEASE AGREEMENT


         THIS LEASE made this ____________ day of _____________, 1999, Mentor,
Ohio by and between OSAIR, INC. an Ohio Corporation, owner of THE MATCH WORKS, (hereinafter called "Landlord"), and LIBERTY SELF-STOR, INC., a Maryland corporation (hereinafter called "Tenant").

         WITNESSETH, that Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord certain premises, being Suite No. 100 and containing approximately 6,000 square feet of space of The Match Works. Said premises are hereinafter sometimes referred to as the "Demised Premises." Landlord excepts and reserves hallways, stairways, shaftways, elevators and other common areas and common facilities, and the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures serving other parts of the said building, including such of them as may occur above the finished ceiling of the Demised Premises or elsewhere within the Demised Premises.

         1. LEASE TERM Landlord leases the Demised Premises to Tenant and Tenant Leases and agrees to take possession of the same form Landlord, for a term commencing on the date set forth above (the "Commencement Date") and ending on the last day of the sixtieth (60th) full month following the Commencement Date.

         2. RENT Tenant shall pay to Landlord without demand, deduction or setoff rent in the aggregate amount of Four Thousand Dollars ($4,000.00) per month, in advance on the first day of each month during the Lease Term. Said rent sum shall include electricity charges.

         3. PERMITTED USE The Demised Premises may be used only for the purpose of general office space all in accordance with Landlord's Rules and Regulations. Tenant specifically acknowledges that the Demised Premises shall not be used for any use other than those indigenous to Tenant's anticipated use, unless approved by Landlord.

         4. POSSESSION The taking of possession of the Demised Premises by the Tenant shall be conclusive evidence of its acceptance thereof and approval of any and all construction.

         5. IMPROVEMENTS BY TENANT Tenant shall not make any additions, improvements or modifications of the Demised Premises, including decorations, without the written consent of Landlord, which shall not be unreasonably withheld. The improvements set forth in Exhibit "A", if any, shall be constructed by Landlord at its sole expense. All other additions, improvements or modifications (hereinafter referred to as "Improvements by Tenant") shall be constructed at Tenant's sole expense upon approval by landlord. Work will be commenced upon Improvements by Tenant, if any, within fifteen (15) days after the last to occur to the following: (1) Landlord's approval of plans and specifications, or (2) Landlord's notice to Tenant that the Demised Premises are ready for the commencement of Tenant's work. Improvements by Tenant, which shall

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



include the removal by Tenant of any debris resulting from said work, shall be completed within thirty (30) days, except for delays due to casualties or other causes beyond Tenant's reasonable control, and Tenant shall open the Demised Premises for the permitted uses upon such completion. In all events, the Lease Term shall commence upon the earlier to occur of fourteen (14) business days after the work should be commenced upon the Improvements by Tenant, except for such delays caused by neglect or omission of Landlord, its agents and employees, or upon the date specified in Section 1 hereof.

         6. SECURITY DEPOSIT

         THIS SECTION INTENTIONALLY LEFT BLANK

         7. LANDLORD'S COVENANTS Subject to Section 9 of this Lease, Landlord covenants that it shall perform or furnish, or cause to be performed or furnished, the following:

         (a) Such heat and air conditioning to maintain the Demised Premises at comfortable temperatures during the hours of the day between 8:00 a.m. and 6:00 p.m. Mondays through Fridays inclusive, and 9:00 a.m. to 1:00 p.m. Saturdays, all days observed by the New York Stock Exchange as legal holidays excepted.

         (b) Common rest rooms, as required by local applicable code.

         (c) Hot and cold water in reasonable amounts to the aforesaid common washrooms and to the Demised Premises.

         (d) Adequate janitorial services to common areas.

         (e) Window washing service as reasonably required.

         (f) Reasonable adequate parking spaces on the grounds appurtenant to The Match Works for the use, in common, with the other Tenants of said building and their employees and invitees.

         (g) Adequate snow removal service for the aforementioned parking spaces and for all approaches thereto.

         (h) During business hours, reasonable illumination for all parking areas and footways appurtenant to The Match Works.

         (i) A Tenant directory in the lobby of the building. Landlord will supply a sign at the door to the Demised Premises which will identify the suite number and the identity of the Tenant. Said signs shall be of uniform appearance and design throughout the building, as determined by Landlord. Tenant will not place any sign, marking or designation on the doorway to the Demised Premises, the building corridors, or on the windows, or on the exterior of the Demised Premises.

         8. TENANT'S COVENANTS Tenant covenants to and with Landlord as follows:

         (a) Except for damage by fire or other unavoidable casualty and reasonable use and wear, Tenant shall keep the Demised Premises in as good order, repair and condition as the same are at the commencement of the Lease Term, or may be put in thereafter, and at the termination of the Lease Term, peaceably yield up and surrender the Demised Premises and all additions thereto and permanent installations therein in good order, repair and condition, first removing all goods and effects, except those of Landlord, and making any repairs made necessary by such removal, and leaving the Demised Premises clean and tenantable.

         (b) Tenant covenants that it shall not injure, overload, deface or commit waste in the Demised Premises or any part of The Match Works, shall not permit therein any auction sale; shall not permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise, odor or effect; shall not use or permit the use of the Demised Premises for any purpose other than the permitted uses as herein specified; and shall not use or permit any use of the Demised Premises which is improper, offensive, contrary to law or ordinance, or which is liable to invalidate or increase the premium for any insurance on The Match Works or its contents or which is liable to render necessary any alterations or additions to the building.

         (c) Tenant covenants that it shall not obstruct in any manner any portion of the building, or the approaches to said building, or any windows or doors.

         (d) Tenant covenants that it shall conform to all reasonable rules and regulations now or hereafter promulgated by Landlord ("Landlord's Rules and Regulations") or applicable governmental authorities for the care and use of the building, its facilities and approaches.

         (e) Tenant covenants that it shall keep the Demised Premises equipped with all safety appliances and permits required by law or ordinance or any order or regulation of any public authority or insurer because of the use made of the Demised Premises by Tenant, and, if requested by Landlord, shall make all repairs, alterations, replacements or additions so required in the Demised Premises.

         (f) Tenant covenants that it shall save Landlord harmless and indemnified from any injury, loss, claim or damage to any person or property while on or in said Demised Premises and to any person or property anywhere occasioned by any omission, neglect or default of Tenant or of employees, agents, contractors or officers of Tenant.

         (g) Tenant covenants that, except for the negligence of Landlord, its agents and employees, Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Demised Premises or the building of which they shall be a part, or the land appurtenant thereto, including, but not limited to, claims for damage resulting from: (1) any equipment or appurtenances becoming out of repair; (2) injury done or occasioned by wind, rain or other force of nature; (3) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, compressed air and steam pipes, stairs, porches, railing or walks; (4) broken glass; (5) the backing up on any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Demised Premises; (7) the escape of steam, compressed air, natural gas or hot water; (8) water, snow or ice being upon or coming through the rood, skylight, trapdoor, stairs, doorways, walks or any other place upon or near such building or the Demised Premises or otherwise; (9) falling of any fixture, plaster, tile or stucco; and (10) any act, omission or negligence of co-tenants, licensees or of any other persons or occupants of said building or of persons, occupants and/or owners of adjoining or contiguous property.

         (h) Tenant covenants that it shall permit the Landlord and the Landlord's agents to enter and examine the Demised Premises at reasonable times and, if the Landlord shall so elect to make any repairs or additions the Landlord may reasonable deem necessary and , at the Tenant's expense, to remove any alterations, additions, signs, antennas or the like, not consented to by the Landlord in writing.

         (i) Tenant covenants that it shall pay the Landlord's expenses, including reasonable attorney's fees incurred in enforcing any obligations of Tenant under this Lease which are not complied with.

         (j) Tenant covenants that it shall not knowingly permit any employee or visitor of the Tenant to violate any covenant or obligation of the Tenant hereunder.

         (k) Tenant covenants that, in case the Tenant takes possession of the Demised Premises prior to the commencement of said term, it shall perform and observe all of the Tenant's covenants from and after the date upon which the Tenant takes possession.

         (l) Tenant covenants that it shall not assign this Lease or sublet any portion of the Demised Premises or enter into a space-sharing agreement without prior written consent of Landlord, such consent not to be unreasonable withheld, or mortgage or hypothecate this lease or license the Demised Premises or any portion thereof. No operation of law, including merger or consolidation, shall be effective to create an assignment or transfer without the written consent of Landlord, which shall not be unreasonably withheld.

         (m) Tenant covenants that it shall not make any alterations or additions in or to the Demised Premises without the prior written consent of Landlord.

         (n) Tenant covenants that it shall not erect or paint on any sign or other identification on any exterior window, any corridor or door to the exterior or door to a corridor or other common area.

         (o) Tenant covenants that it shall not misuse or abuse the plumbing system in the Demised Premises and shall be responsible for the cost of clearing discharge lines of objects or other material causing stoppage thereof, if such stoppage shall have been caused by Tenant or any of tenant's invitees, agents or employees.

         (p) Tenant shall maintain, in responsible companies approved by Landlord, liability insurance insuring Landlord and Tenant as their interest may appear against all claims, demands or actions for injury to or death of any one person in an amount of not less than One Hundred Thousand Dollars ($100,000) arising from one occurrence, and for injury to and/or death of more than one person arising from one occurrence in an amount of not less the Three Hundred Thousand Dollars ($300,000.), and for damage to property in an amount of not less than Fifty Thousand Dollars ($50,000.), made by or on behalf of any person or persons, firm or corporation, arising from, related to or connected with the conduct and operation of Tenant's business in the Demised Premises. Landlord may require copies of said insurance policies to be filed with it.

         (q) Tenant shall supply all light bulbs and fluorescent lights for the Demised Premises other than the initial light bulbs and fluorescent lights for the fixtures installed by Landlord, which initial lighting shall be furnished by Landlord at no expense to Tenant.

         9. FORCE MAJEURE Landlord shall not be liable to anyone for the cessation of or interruption of any service, including public utility services, rendered to Tenant pursuant to the Lease due to accident, or due to the making of repairs, alterations or improvements, or due to labor difficulties, or due to inability to obtain fuel, electricity, services or supplies from the sources from which they are usually obtained for the Match Works, or for any other reason whatsoever. Any such interruption of any of the above services shall never be deemed in eviction or disturbance of the Tenant's use of the Demised Premises or any part thereof, or render the Landlord liable to the Tenant for damage, or relieve the Tenant from performance of the Tenant's obligations under this Lease. Landlord, however, shall promptly take the necessary steps to terminate such interruptions as expeditiously as possible under the circumstances.

         10. DISPLAY OF PREMISES Tenant covenants and agrees that, for the period of three months prior to the expiration of the term of this lease, Landlord may show the Demised Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 6:00 p.m. on any day.

         11. SUBORDINATION This Lease shall be subject to and subordinate to any mortgages, easements or trust deeds that may hereafter be placed upon The Match Works and/or the land thereunder and all advances to be made under such mortgages or trust deeds and to the interest thereon, and all renewals, extensions and consolidations thereof. Tenant covenants that it shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and in the event Tenant fails to do so within ten (10) day after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do. Tenant acknowledges that said power of attorney is irrevocable and coupled with an interest. No easement created by Landlord shall in any way interfere with or disturb Tenants right of quiet enjoyment of the premises as hereinafter set forth.

         12. ESTOPPEL CERTIFICATES At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force as modified and stating the modifications) and the dates to which the rent and other charges have been paid.

         13. BROKERAGE Tenant warrants that it has had no dealings with any broker or agent other than Landlord's representative in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Landlord's personnel with respect to this Lease or the negotiation thereof.

         14. POSSESSION If the Landlord shall be unable to give possession of the Demised Premises on the date of the commencement of the term hereof by reason of substantial in completion of the construction of the Demised Premises or the holding over of any tenant or tenants or for any other reason beyond the control of the Landlord, then the rent shall not commence until possession of the premises is given or is available and the Tenant agrees to accept such allowance and abatement of rent as liquidated damages in full satisfaction for the failure of the Landlord to give possession of said premises on the commencement date and to the exclusion of all claims and rights which the Tenant may otherwise have by reason of possession of the Demised Premises not being given on the commencement date of the term hereof. No such failure to give possession on the date of the commencement of the term, shall in any event, extend or be deemed to extend, the term of this Lease. In the event that Tenant shall occupy the Demised Premises or a portion thereof prior to the term of this Lease with the Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the said premises, and rent shall be charged on a per diem basis at the rates specified in Section 2. hereof for the period prior to the commencement date of this Lease.

         15. HOLDING OVER Should the Tenant remain in possession of said premises after the date of the expiration of this Lease with or without the consent of the Landlord, then unless a new written lease agreement shall have been entered into between the parties hereto, the Tenant shall be a tenant from month-to-month, and such tenancy shall be otherwise subject to all the covenants and conditions of this Lease, except that the rent shall be at one hundred twenty-five percent (125%) of the monthly rate set forth in this Lease, unless otherwise agreed upon.

         16. UNTENANTABILITY If the Demised Premises or the building in which they are located are made unfit for occupancy by the elements, fire or other cause, the Landlord may elect to terminate this Lease as of the time when the premises or building are made unfit for occupancy, by notice to the Tenant within ninety (90) days after that occurrence. In the alternative, Landlord may elect to repair the building or the premises at the Landlord's expense within one hundred eighty (180) days after the Landlord is enabled to take possession of the damaged premises and undertake reconstruction or repairs, in which event this Lease shall not terminate, but rent shall be abated on a per diem basis, prorata, for the portion of the Demised Premises rendered unfit for occupancy. If the Landlord elects to so repair, restore or rehabilitate the building or the premises and does not substantially compete the work within said one hundred eighty (180) days period, excluding from said period loss of time caused by the delay beyond the control of the Landlord, then either party may terminate this Lease as of the time when the premises or the building were made unfit for occupancy, by notice to the other party not later than thirty (30) days after expiration of said one hundred eighty (180) day period, as so computed. In the event of termination of the Lease pursuant to this section, rent, including any escalation thereof, shall be apportioned on a per diem basis and shall be paid to the date of termination.

         Anything herein stated to the contrary notwithstanding, in the event that the building in which the Demised Premises are located shall be damaged in any way whatsoever, and the estimated cost of repairing such damage shall exceed one-half (1/2) of the value of the building at the time of the happening of such damage by reason of such damage, the Landlord may decide to demolish said building and rebuild the same and, in such event, the Landlord shall have the right to terminate this Lease by giving to the Tenant thirty (30) days' written notice of such termination.

         17. FIRE AND CASUALTY INSURANCE Insofar as it is able to do so without invalidating the fire and extended coverage insurance on the Demised Premises, Landlord agrees to and does hereby waive all rights of recovery and causes of action against Tenant, its employees, servants, agents and all parties claiming through or under the Tenant for any damage to the Demised Premises and the building in which they are located, caused by any of the perils covered by fire and extended coverage insurance policies, notwithstanding the fact that said damage to or destruction of said building and the Demised Premises by fire or other casualty shall be due to the negligence of Tenant. If the premium paid by the Landlord for said fire and extended coverage insurance during the term of this Lease are increased by reason of the foregoing, then Tenant has the option to pay said increase. Tenant's failure to pay said increase in insurance premiums, if any, after reasonable notice of Tenant, shall render the Landlord's waiver, as contained in this section, null and void.

         Landlord and Tenant agree to and do hereby waive all rights of recovery and causes of action against the other party and all parties claiming through or under such other party by reason of any fire and extended coverage insurance policies, for any damage to the Demised Premises, leasehold improvements or personal property contained therein, notwithstanding the fact that said damage to or destruction of Landlord's or Tenant's property by fire or other casualty shall be due to the negligence of the other party. Said waiver is and shall continue in full force and effect, irrespective of an increase in either party's fire and extended coverage insurance. Each party shall cause an appropriate rider to be affixed to its fire and extended coverage insurance policies, whereby such party's insurer shall waive all rights of recovery or causes of action against the other party arising from the payment of any damage or loss sustained by such party.

         18. EMINENT DOMAIN If the whole or any part of the Demised Premises shall be condemned or taken for any public or quasi public use or conveyed to a public authority or quasi public authority under threat of condemnation, and such taking and conveyance shall render the Demised Premises untenantable, this Lease shall wholly expire on the date that title shall vest in the condemning authority. In no event whatsoever shall Tenant have any claim against Landlord by reason of condemnation or taking or by reason of a conveyance under threat of condemnation or by taking of the whole or any part of the building or parking areas or associated facilities. Tenants shall not have any claim to the amount or any portion thereof which shall be awarded or paid to Landlord as a result of any condemnation or taking. Tenant hereby irrevocably assigns to Landlord all Tenant's right, title and interest in and to all amounts awarded or paid by reason of any condemnation or taking or any conveyance under thereat thereof.

         19. OPTION TO RENEW Landlord hereby grants to Tenant the option to renew this Lease for One (1) additional term of five (5) years ("Extended Term") commencing upon the expiration of the original Lease Term. The Extended Term shall be subject to all of the covenants, agreements, provisions, terms and conditions of this Lease, except that the monthly rental shall be $5,000 per month.

         Written notice of the exercise of this option shall be given by Tenant to Landlord by registered mail at least ninety (90) days before the expiration of the original term of this Lease and provided further that all rents have been fully paid and that all covenants, agreements, provisions, terms and conditions of this Lease to be performed by Tenant have been fully and faithfully performed, kept and observed.

         20. LANDLORD'S REMEDIES All rights and remedies of the Landlord herein set forth are in addition to any and all rights and remedies allowed by law and equity.

         (a) If any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event, Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or other action by Landlord, forthwith terminate this Lease and, notwithstanding any other provisions of this Lease, Landlord shall forthwith upon termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated term hereof, less the fair rental value of the premises for the residue of the stated term hereof.

         (b) If the Tenant is (i) in default in the payment of rent for ten (10) days, or is (ii) in default of the prompt or full performance of any other provisions of this Lease after thirty (30) days' written notice sent to the Tenant by the Landlord; or if the leasehold interest of the tenant be levied upon under execution or be attached or if the Tenant makes an assignment for the benefit of creditors, or if a receiver be appointed by or for the Tenant or if the Tenant abandons the Demised Premises, then and in any such event, the Landlord may, if the Landlord so elects, with or without notice of such election, except as herein provided, with or without demand, forthwith terminate this Lease and the Tenant's right to possession of the Demised Premises and retake possession of the Demised Premises by self-help or other summary proceeding; provided, however, that if the Landlord has notified the Tenant to cure non-monetary defaults by thirty (30) days notice as above provided and the curing of such defaults cannot be effected within said thirty (30) day period but has been commenced during said thirty (30) day period, and provided that once begun the Tenant proceeds diligently and in good faith to complete the necessary work to cure said defaults, then the Landlord shall not exercise the rights otherwise contained in this section.

         (c) If the Tenant abandons the Demised Premises or if the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease as above provided, the Landlord may remove from the premises any and all property found therein and such repossession shall not release the Tenant from Tenant's obligation to pay the rent herein reserved. After any such repossession by Landlord without termination of the Lease, the Landlord may, but need not, relet the Demised Premises or any part thereof as agent of the Tenant to any person, firm or corporation and for such time and upon such terms as the Landlord, in the Landlord's sole discretion may determine; the Landlord may make repairs, alterations and additions in and to the Demised Premises and redecorate the same to the extent deemed by the Landlord reasonably necessary or desirable and the Tenant, upon demand in writing, shall pay the cost thereof, together with the costs of such repairs, alterations, additions, redecorating and expenses. The Tenant shall pay to the Landlord the amount of each monthly deficiency, upon demand in writing, and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with such costs and expenses of Landlord, the Landlord at the end of the stated term of this Lease shall account for any surplus to the Tenant, upon demand in writing.

         (d) Any and all property which may be removed from the Demised Premises by the Landlord, in accordance with the terms of this Lease, may be handled, removed, stored or otherwise disposed of by the Landlord at the risk and expense of the Tenant; the Landlord in no event shall be responsible for the preservation or safekeeping of, or damage to, Tenant's property.

         Tenant shall pay all expenses incurred with such removal and all storage charges against such property. If any property shall remain upon the Demised Premises or in the possession of the Landlord and shall not be retaken by the Tenant within a period of thirty (30) days from and after the time when the Demised Premises are either abandoned by the Tenant or repossessed by the Landlord under terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by the Tenant.

         21. QUIET ENJOYMENT So long as the Tenant pays the rent and all charges to be paid by the Tenant and performs and observes all of the covenants and provisions herein, the Tenant shall quietly enjoy the Demised Premises subject, however, to the terms of this Lease, to the underlying leases, if any, leasehold mortgage and other mortgages herein mentioned and provided for or any defaults thereunder.

         22. WAIVER No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty to be observed by Tenant or co-tenant.

         23. NOTICE Any notice required or permitted to be given to either party hereunder shall be sufficiently given, if in writing, addressed to such party, and personally delivered or sent by nationally recognized overnight delivery service or mailed certified mail, return receipt requested, to such address as either party may from time to time designate for that purpose, which address initially is: 7001 Center Street, Mentor, Ohio 44060 for Tenant and 8500 Station Street, Mentor, Ohio 44060 for Landlord.

         24. SUCCESSORS AND ASSIGNS This lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefits of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.

         25. ENTIRE AGREEMENT This Lease contains the entire agreement between the parties hereto; any agreement hereafter or heretofore made shall not operate to change, modify, terminate or discharge this Lease, in whole or in part, unless such agreement is in writing and signed by each of the parties hereto. Landlord has made no representations or warranties with respect to the Demised Premises, except as herein expressly set forth.

         26. RECORDING Tenant agrees not to record this Lease. At the request of either party, a memorandum form of this Lease will be prepared in the form approved by Landlord and Tenant, executed and filed with the Recorder of Lake County, Ohio. The party requesting the memorandum form shall pay the cost of recording.

         27. TERMS Whenever herein the singular number is used, the same shall include the plural; and the neuter gender shall include the masculine and feminine genders.

         This Lease Agreement is executed as of the date and at the place first above written.

Signed and Acknowledged                     LANDLORD:
in the Presence of:                         OSAIR, INC.

                                            BY:
-----------------------------                   -------------------------------
(Signature of Witness)
                                                     ITS:
-----------------------------                             ---------------------
(Printed Name of Witness)


-----------------------------
(Signature of Witness)


-----------------------------
(Printed Name of Witness)

                                     TENANT:
                             LIBERTY SELF-STOR, INC.

                                            BY:
-----------------------------                   -------------------------------
(Signature of Witness)
                                                     ITS:
-----------------------------                             ---------------------

(Printed Name of Witness)


-----------------------------
(Signature of Witness)


-----------------------------
(Printed Name of Witness)

STATE OF OHIO           )
                        ) SS.
COUNTY OF ___________   )
         BEFORE ME, a Notary Public in and for said county and State personally appeared the above-named OSAIR, INC. by _________________, its ____________________ , who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my official hand and seal at _____________, Ohio, this _______, day of _______________, 19 _____.




                                                   ----------------------------
                                                           Notary Public


STATE OF OHIO           )
                        ) SS.
COUNTY OF ___________   )


         BEFORE ME, a Notary Public in and for said county and State personally appeared the above-named LIBERTY SELF-STOR, INC. by ______________________, its ______________________ , who acknowledged that he did sign the foregoing instrument and that the same is his free and voluntary act and deed.

         IN WITNESS WHEREOF, I have hereunto set my official hand and seal at ___________, Ohio, this ________ , day of _____________, 19 _____.


                                                ----------------------------
                                                        Notary Public

11

EXHIBIT "A"



NONE

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.      Indemnification of Directors and Officers


         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its Articles a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Liberty Self-Stor, Inc. ("Liberty") contain a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Articles of Liberty authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director, officer, agent and employee of Liberty or (b) any individual who, at the request of Liberty, serves or has served in any of these capacities another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Bylaws of Liberty obligate it, to the maximum extent permitted by Maryland law, to indemnify (which, consistent with the provisions of the Articles, Liberty considers to include the obligation to pay or reimburse reasonable expenses in advance of final disposition of a proceeding) (a) any present or former director or officer of Liberty or (b) any individual who, at the request of Liberty, serves or has served another corporation, partnership, joint venture, trust or other enterprise as a director or officer.

         The MGCL requires a corporation (unless its Articles provides otherwise, which Liberty's Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         Liberty will attempt to obtain claims made directors and officers liability insurance policy that insures the directors and officers of Liberty against loss from claimed insured wrongful acts and insures Liberty for indemnifying the trustees and officers against such loss.

Item 21.  Exhibits and Financial Statement Schedules


         (a)           Exhibits

              2.1 Form of Agreement and Plan of Merger, dated as of May __, 1999, by and among Meridian Point Realty Trust '83, Liberty Self-Stor Limited Partnership, and Liberty Self-Stor, Inc. (attached to this Proxy
                      Statement/Prospectus as Annex B)

              3.1 Form of Articles of Incorporation (attached to this Proxy Statement/Prospectus as Annex B)

              3.2     Form of Bylaws (attached to this Proxy
                      Statement/Prospectus as Annex B)

              4.1 1999 Stock Option and Award Plan (attached to this Proxy Statement/Prospectus as Annex F)

              5.1     Opinions of Kohrman Jackson & Krantz P.L.L.

              10.1 Form of Lease Agreement, dated as of May __, 1999, by and between OsAir, Inc. and Liberty Self-Stor, Inc. (attached to this Proxy Statement/Prospectus as Annex G)

              10.2 Formation Agreement, dated as of May 12, 1999 by and among Meridian Point Realty Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne, Thomas J. Smith, Diane Osborne, and Retirement Management Company (attached to this Proxy Statement/Prospectus as Annex C)

              10.3 Form of Agreement of Limited Partnership of LSS I Limited Partnership, dated as of ________, 1999, by and among Liberty Self-Stor, Inc., the general partner and the limited partners listed on Exhibit A attached thereto (attached to this Proxy Statement/Prospectus as Annex D)

              10.4 Employment Agreement, dated as of _________, 1999, between Liberty Self-Stor, Inc. and Thomas J. Smith

              23.1    Consent of Arthur Andersen LLP

              23.2    Consent of Tischler, Beard, Wallace & Co., Ltd.

              99.1    Appraisals by Robert A. Stanger & Co., Inc.

     (b)      Financial Statement Schedules

              All schedules are omitted as inapplicable.

     (c)      Appraisals

              Filed as Exhibit 99.1


Item 22. Undertakings


     (a)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 (the "Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES





     Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned hereunto duly authorized in the City of Cleveland, State of Ohio on May 13, 1999.


                                                 LIBERTY SELF-STOR, INC.



                                                  /s/ Richard M. Osborne
                                                 -------------------------------
                                                 By:  Richard M. Osborne
                                                 Its: Chairman of the Board and
                                                      Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated and on the dates indicated.




                 NAME                       POSITION                             DATE
                 ----                       --------                             ----



/s/ Richard M. Osborne           Chairman of the Board and Chief              May 13, 1999
--------------------------       Executive Officer
Richard M. Osborne


/s/ Ronald L. Ramer              Chief Financial Officer                      May 13, 1999
--------------------------
Ronald L. Ramer


/s/ Thomas J. Smith              President and Trustee                        May 13, 1999
--------------------------
Thomas J. Smith

/s/ Steven A. Calabrese          Trustee                                      May 13, 1999
--------------------------
Steven A. Calabrese

/s/ Mark D. Grossi               Trustee                                      May 13, 1999
--------------------------
Mark D. Grossi

/s/ Marc C. Krantz               Secretary and Trustee                        May 13, 1999
---------------------------
Marc C. Krantz


                                  EXHIBIT INDEX


No.           Description
---           -----------



2.1     *     Form of Agreement and Plan of Merger, dated as of May __, 1999, by and among Meridian Point Realty Trust '83, Liberty Self-Stor
              Limited Partnership, and Liberty Self-Stor, Inc. (attached to this
              Proxy Statement/Prospectus as Annex
              B)

3.1     *     Form of Articles of Incorporation (attached to this Proxy
              Statement/Prospectus as Exhibit A to Annex B)

3.2     *     Form of Bylaws (attached to this Proxy Statement/Prospectus as
              Exhibit B to Annex B)

4.1     *     1999 Stock Option and Award Plan (attached to this Proxy
              Statement/Prospectus as Annex F)

5.1           Opinions of Kohrman Jackson & Krantz P.L.L.

10.1    *     Form of Lease Agreement, dated as of May __, 1999, by and
              between OsAir, Inc. and Liberty Self-Stor, Inc. (attached to this
              Proxy Statement/Prospectus as Annex G)

10.2    *     Formation Agreement, dated as of May 12, 1999 by and among
              Meridian Point Realty Trust '83, Liberty Self-Stor, Inc., Liberty
              SelfStor, Ltd., Richard M. Osborne, Thomas J. Smith, Diane
              Osborne, and Retirement Management Company (attached to this
              Proxy Statement/Prospectus as Annex C)

10.3    *     Form of Agreement of Limited Partnership of LSS I Limited
              Partnership, dated as of ________, 1999, by and among Liberty
              Self-Stor, Inc., the general partner and the limited partners listed on Exhibit A attached thereto (attached to this Proxy
              Statement/Prospectus as Annex D)

10.4 Form of Employment Agreement, dated as of _________, 1999, between Liberty Self-Stor, Inc. and Thomas J. Smith

23.1    *     Consent of Arthur Andersen LLP

23.2    *     Consent of Tischler, Beard, Wallace & Co., Ltd.

99.1          Appraisals by Robert A. Stanger & Co., Inc.

-----------
* Filed herewith